   As filed with the Securities and Exchange Commission on February 10, 2000
                                                           Registration No. 333-
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 INSMED, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   Virginia                         2834                     54-1972729

(STATE OR OTHER              (PRIMARY STANDARD            (I.R.S. EMPLOYER
JURISDICTION OF                  INDUSTRIAL            IDENTIFICATION NUMBER)
INCORPORATION OR             CLASSIFICATION CODE
 ORGANIZATION)                    NUMBER)

                             800 East Leigh Street
                           Richmond, Virginia 23219
                                (804) 828-6893
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                Michael D. Baer
                            Chief Financial Officer
                                  Insmed, Inc.
                             800 East Leigh Street
                            Richmond, Virginia 23219
                                 (804) 828-6893
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:

    Edmund S. Ruffin, Jr., Esq.                  T. Justin Moore, III, Esq.
        Venture Law Group                            Hunton & Williams
       2800 Sand Hill Road                     Riverfront Plaza, East Tower
   Menlo Park, California 94025                     951 East Byrd Street
         (650) 854-4488                           Richmond, Virginia 23219
                                                      (804) 788-8464

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the reorganizations of Celtrix Pharmaceuticals, Inc. and Insmed Pharmaceuticals, Inc., whereby each of Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of the Registrant pursuant to the Amended and Restated Agreement and Plan of Reorganization dated as of February 9, 2000, described in the joint proxy statement/prospectus contained herein have been satisfied or waived. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_] If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
   OF SECURITIES            AMOUNT TO BE           OFFERING PRICE             AGGREGATE                AMOUNT OF
  TO BE REGISTERED          REGISTERED(1)             PER SHARE           OFFERING PRICE(2)        REGISTRATION FEE
  ----------------          -------------         ----------------        -----------------        ----------------
Common Stock, par value
$.01 per share...........     116,500,000                 N/A                $194,263,640             $51,286.00

(1) Represents the maximum number of shares of common stock of the Registrant that may be issued in exchange for up to 35,210,763 shares of Celtrix common stock, and 8,010 shares of Celtrix Series A Preferred Stock, and up to 19,866,491 shares of Insmed Pharmaceuticals common and preferred stock and warrants, as well as options which may be exercised before the reorganizations close to purchase up to 1,410,722 shares of Celtrix common stock and 1,703,534 shares of Insmed Pharmaceuticals common stock.

(2) This Registration Statement covers shares of common stock of the Registrant into which shares of the common and preferred stock of Celtrix and Insmed Pharmaceuticals will be converted pursuant to the terms of the reorganizations described herein at a conversion rate of one share of Registrant common stock for each outstanding share of Celtrix common stock, __ shares of Registrant common stock for each outstanding share of Celtrix preferred stock (that number of shares of Registrant common stock equal to the quotient of $1,000, plus all accrued and unpaid dividends with respect to each share of Celtrix preferred stock through the effective date of the reorganizations, divided by $2.006) and 3.5 shares of Registrant common stock for each outstanding share of Insmed Pharmaceuticals common and preferred stock. Pursuant to Rule 457(c) and Rule 457(f)(1) and (2) under the Securities Act of 1933, as amended, the registration fee is based upon the average of the high ($4.25) and low ($ 4.00) prices of the common stock of Celtrix as reported by The Nasdaq SmallCap Market on February 3, 2000 and upon $0.33, the book value of the Insmed Pharmaceuticals capital stock as of December 31, 1999. The proposed maximum aggregate offering price is estimated solely to determine the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

[Insmed Pharmaceuticals Logo]                          [Celtrix Logo]

Dear Insmed Pharmaceuticals, Inc. Shareholders and Celtrix Pharmaceuticals, Inc.
Stockholders:

     The boards of directors of Insmed Pharmaceuticals, Inc. and Celtrix Pharmaceuticals, Inc. have agreed on the reorganizations of Insmed Pharmaceuticals and Celtrix into a newly formed holding company, Insmed, Inc. Because of the reorganizations, Insmed Pharmaceuticals and Celtrix will become wholly-owned subsidiaries of Insmed, Inc. We believe that the combined strengths of the two companies will enable us to compete more effectively on a national basis. We are convinced that this transaction will enable the combined company to achieve its strategic goals and enhance its market position as a drug development company more quickly than either Insmed Pharmaceuticals or Celtrix could have achieved on their own.

     The reorganizations generally provide for (i) a tax-free merger in which Celtrix common stockholders will receive one share of Insmed, Inc. common stock for each share of Celtrix common stock and Celtrix preferred stockholders will receive approximately ______ shares of Insmed, Inc. common stock for each share of Celtrix preferred stock held, and (ii) a tax-free share exchange in which Insmed Pharmaceuticals common and preferred shareholders will receive 3.5 shares of Insmed, Inc. common stock for each Insmed Pharmaceuticals share held. Immediately following the transactions described above but before giving effect to the transaction described in the following sentence, former holders of Celtrix common and preferred stock collectively will hold approximately 43.2% of the outstanding common stock of Insmed, Inc. on a fully diluted basis and former holders of Insmed Pharmaceuticals common and preferred stock collectively will hold approximately 56.8% of the outstanding common stock of Insmed, Inc. on a fully diluted basis. Insmed Pharmaceuticals, Inc., and Insmed, Inc. have entered into a purchase agreement with certain investors which provides that subject to satisfaction of certain conditions the investors will for an aggregate consideration of $34.5 million purchase immediately prior to the closing of the reorganizations 5,632,678 shares of Insmed Pharmaceuticals common stock and warrants to purchase 6,901,344 shares of Insmed, Inc. common stock at a price of $2.25 per share. Assuming the financing is consummated immediately prior to the reorganizations, these new investors, the former holders of Celtrix common and preferred stock and the former holders of Insmed Pharmaceuticals common and preferred stock collectively will hold 22.0%, 33.7%, and 44.3%, respectively, of the outstanding common stock of Insmed, Inc., on a fully diluted basis, assuming exercise of all outstanding options and warrants.

     We cannot complete the reorganizations unless the stockholders of both of our companies adopt the reorganization agreement. Each of us will hold a meeting of our stockholders to vote on this reorganization proposal. Your vote is very important. Whether or not you plan to attend your stockholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card to us as instructed on the proxy form. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the reorganization agreement. Not returning your card or not instructing your broker how to vote any shares held for you in "street name," will have the same effect as a vote against the reorganizations.

     The dates, times and places of the meetings are as follows:

     For Insmed Pharmaceuticals Shareholders:                             For Celtrix Stockholders:
      ________, 2000, 1:00 p.m., local time                        ________, 2000, 10:00 a.m., local time
              800 East Leigh Street                                    2033 Gateway Place, Suite 600
             Richmond, Virginia 23219                                    San Jose, California 95110

This document provides you with detailed information about these meetings and the proposed reorganizations. You can also get information about Celtrix from publicly available documents that Celtrix has filed with the Securities and Exchange Commission or about Insmed Pharmaceuticals directly from Insmed Pharmaceuticals c/o Michael D. Baer, Insmed Pharmaceuticals, Inc., 800 East Leigh Street, Richmond, Virginia 23219 (804) 828-6893. We encourage you to read this entire document carefully and thoughtfully, including the section entitled "Risk Factors" on pages ___ through ___.

     Some of Celtrix's stockholders, who collectively hold on the record date for the Celtrix annual stockholders' meeting approximately 43.7% of the outstanding Celtrix common stock, have executed stockholder agreements in which they have agreed to vote all of their shares of common stock in favor of the reorganization agreement and some of Insmed Pharmaceuticals' shareholders, who collectively hold 44.0% of the outstanding Insmed Pharmaceuticals capital stock, and collectively 55.2% of the outstanding Insmed Pharmaceuticals Series A Preferred Stock and outstanding Insmed Pharmaceuticals Series B Preferred Stock, have executed stockholder agreements in which they have agreed to vote all of their shares of common stock and preferred stock in favor of the reorganization agreement. In addition, a holder of 4.9% of the outstanding Celtrix common stock on the record date for the Celtrix annual stockholders' meeting has agreed to vote its shares of Celtrix common stock in the same manner as are voted by a majority of the remaining shares of Celtrix common stock.

     We strongly support this combination of our companies and join with all the other members of our boards of directors in enthusiastically recommending that you vote in favor of the reorganizations.

           Geoffrey Allan, Ph.D.                      Andreas Sommer, Ph.D.
     Chairman of the Board, President                       President
        and Chief Executive Officer                and Chief Executive Officer
       Insmed Pharmaceuticals, Inc.               Celtrix Pharmaceuticals, Inc.

                            EACH VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.


================================================================================
Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved this document or the securities to be issued in the reorganizations or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.
================================================================================

       This joint proxy statement/prospectus is dated February ____, 2000 and it is first being mailed on or about ___________ ____, 2000

                             [Celtrix Letterhead]
                         _____________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         _____________________________

     The annual meeting of stockholders of Celtrix Pharmaceuticals, Inc. will be held at 10:00 a.m., Pacific Standard Time, on ___________, _________, 2000 at
2033 Gateway Place, Suite 600, San Jose, California 95110. The meeting is called for the following purposes:

     (1) To consider and vote upon a proposal to approve and adopt the Amended and Restated Agreement and Plan of Reorganization, dated as of February 9, 2000, by and among Celtrix, Insmed Pharmaceuticals, Inc., Insmed, Inc., a newly formed corporation and Celtrix MergerSub, Inc., a wholly-owned subsidiary of Insmed, Inc. Under the reorganization agreement,
         (i) Celtrix MergerSub will merge with and into Celtrix, with Celtrix as the surviving corporation and Celtrix will become a wholly-owned subsidiary of Insmed, Inc., and (ii) non-dissenting Insmed Pharmaceuticals shareholders will exchange their shares of Insmed Pharmaceuticals capital stock for Insmed, Inc. capital stock with Insmed Pharmaceuticals becoming a wholly-owned subsidiary of Insmed, Inc.;

     (2) To elect five directors of the board of directors to serve until the 2000 Annual Meeting of stockholders and until the earlier of the expiration of their terms or consummation of the reorganizations;

     (3) To ratify the appointment of Ernst & Young LLP as Celtrix's independent public accountants for the fiscal year ending March 31, 2000; and

     (4) To transact such other business as may properly come before the annual meeting, or any adjournments or postponements of the annual meeting.

     The board of directors of Celtrix has carefully considered the terms of the reorganization agreement and the reorganizations of Celtrix and Insmed Pharmaceuticals into wholly-owned subsidiaries of Insmed, Inc. and believes that the reorganizations are advisable, fair to, and in the best interests of, Celtrix and its stockholders. The board of directors of Celtrix has unanimously approved the reorganization agreement and unanimously recommends that stockholders vote "FOR" adoption of the reorganization proposal. Your board of directors also unanimously recommends that you vote to approve the other proposals before you.

     The board of directors has fixed the close of business on ___________ __, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination at the annual meeting and at Celtrix's offices at 2033 Gateway Place, Suite 600, San Jose, CA 95110, during ordinary business hours, after ___________, 2000, for the examination by any Celtrix stockholder for any purpose related to the annual meeting.

                    By Order of the Board of Directors,

                    Andreas Sommer, Ph.D., President and Chief Executive Officer

______________, 2000

  YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
                            PROXY CARD IMMEDIATELY.

     You are cordially invited to attend the annual meeting in person. Even if you plan to be present, you are urged to mark, date, sign and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote either in person or by your proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary a written revocation or a proxy with a later date or by voting your shares in person at the annual meeting.

          Please do not send stock certificates with your proxy card.

                      [Insmed Pharmaceuticals Letterhead]

                         _____________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        _____________________________

     The special meeting of shareholders of Insmed Pharmaceuticals, Inc. will be held at 1:00 p.m., Eastern Standard Time, on _____________, 2000 at 800 East Leigh Street, Richmond, Virginia. The meeting is called for the following purposes:

     (1) To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, including the related plan of exchange, dated as of February 9, 2000, by and among Insmed Pharmaceuticals, Celtrix Pharmaceuticals, Inc., Insmed, Inc., a newly formed corporation and Celtrix MergerSub, Inc., a wholly-owned subsidiary of Insmed, Inc. Under the reorganization agreement, (i) non-dissenting Insmed Pharmaceuticals shareholders will exchange their shares of Insmed Pharmaceuticals capital stock for Insmed, Inc. capital stock and Insmed Pharmaceuticals will become a wholly-owned subsidiary of Insmed, Inc., and (ii) Celtrix MergerSub will merge with and into Celtrix, with Celtrix as the surviving corporation and Celtrix will become a wholly-owned subsidiary of Insmed, Inc.

     (2) To transact such other business as may properly come before the special meeting, or any adjournments or postponements of the special meeting.

     The board of directors of Insmed Pharmaceuticals has carefully considered the terms of the reorganization agreement, including the related plan of exchange and the reorganizations of Celtrix and Insmed Pharmaceuticals into wholly-owned subsidiaries of Insmed, Inc. and believes that the reorganizations are advisable, fair to, and in the best interests of, Insmed Pharmaceuticals and its shareholders. The board of directors of Insmed Pharmaceuticals has unanimously approved the reorganization agreement, including the related plan of exchange, and unanimously recommends that shareholders vote "FOR" approval of the reorganization proposal, including the related plan of exchange.

     The board of directors has fixed the close of business on ___________ __, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting. A complete list of shareholders entitled to vote at the meeting will be available for examination at the special meeting and at Insmed Pharmaceuticals' offices at 800 East Leigh Street, Richmond, Virginia 23219, during ordinary business hours, after ___________, 2000, for the examination by any Insmed Pharmaceuticals shareholder for any purpose related to the special meeting

                         By Order of the Board of Directors,


                         Geoffrey Allan, Ph.D., Chairman of the Board, President and Chief Executive Officer

______________, 2000

 YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED
                            PROXY CARD IMMEDIATELY.

  You are cordially invited to attend the special meeting in person. Even if you plan to be present, you are urged to mark, date, sign and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote either in person or by your proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary a written revocation or a proxy with a later date or by voting your shares in person at the special meeting.

          Please do not send stock certificates with your proxy card.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATIONS................................................................................    1

RECENT DEVELOPMENTS............................................................................................................    4

SUMMARY........................................................................................................................    5
    The Companies..............................................................................................................    5
    The Reorganizations........................................................................................................    6
    General....................................................................................................................    6
    What Celtrix Stockholders and Insmed Pharmaceuticals Shareholders Will Receive in the Reorganizations......................    6
    Options, Warrants and Other Rights.........................................................................................    7
    The Meetings...............................................................................................................    7
    Annual Meeting of Celtrix Stockholders.....................................................................................    7
    Special Meeting of Insmed Pharmaceuticals Shareholders.....................................................................    7
    Votes Required.............................................................................................................    7
    Voting by Celtrix Directors and Executive Officers.........................................................................    8
    Voting by Insmed Pharmaceuticals Directors and Executive Officers..........................................................    8
    Recommendation to Stockholders.............................................................................................    9
    Interests of Common Stockholder and Director of Insmed Pharmaceuticals and Insmed, Inc.....................................    9
    Interests of Officers and Directors in the Reorganizations.................................................................    9
    Opinion of Celtrix's Financial Advisor.....................................................................................   10
    Conditions to the Reorganizations..........................................................................................   11
    Termination of the Reorganization Agreement................................................................................   12
    Termination Fee............................................................................................................   13
    Certain Federal Income Tax Consequences....................................................................................   13
    Accounting Treatment and Considerations....................................................................................   13
    Comparison of Stockholders' Rights.........................................................................................   14
    Appraisal Rights...........................................................................................................   14
    Celtrix Market Price Information...........................................................................................   14
    Insmed Pharmaceuticals Market Price Information............................................................................   14
    Listing of Insmed, Inc. Common Stock.......................................................................................   14
    Where You Can Find More Information........................................................................................   14
    Comparative Per Share Data.................................................................................................   16
    Celtrix Pharmaceuticals, Inc. --  Selected Historical Financial Data.......................................................   18
    Insmed Pharmaceuticals, Inc. -- Selected Historical Financial Data.........................................................   19
    Insmed, Inc. - Unaudited Selected Pro Forma Condensed Consolidated Financial Information...................................   20

RISK FACTORS...................................................................................................................   22
    The value of the consideration to be received in the reorganizations may fluctuate.........................................   22
    The costs of the reorganizations and the costs of integrating the Celtrix and Insmed Pharmaceuticals businesses are
     substantial...............................................................................................................   22
    Integration of companies...................................................................................................   22
    Risks Related to Insmed, Inc...............................................................................................   23

    Because our products are in an early stage of development, none has received regulatory approval or been released for
     commercial sale...........................................................................................................   23
    We have limited operating history and a history of operating losses........................................................   23
    Our proposed financing may not close; and if closed may result in significant dilution.....................................   24
    We need additional funds; and we face uncertainties with respect to access to capital......................................   24
    We face uncertainties related to clinical trials and our dependence on patient enrollment to complete our clinical trials..   24
    We face uncertainties related to regulatory approvals......................................................................   25
    There is no assurance of market acceptance for our potential products......................................................   26
    Uncertainty regarding third party reimbursement and healthcare cost containment initiatives may affect our revenue.........   26
    We currently have no manufacturing or marketing capability.................................................................   27
    Materials necessary to manufacture our products may not be available.......................................................   27
    We need corporate partners for success.....................................................................................   27
    Our growth strategy includes the acquisition of complementary businesses that may not be available to acquire or, if
     acquired, might not improve our business and results......................................................................   28
    We intend to conduct proprietary research programs, and any conflicts with our collaborators could harm our business.......   28
    There are risks associated with our license agreements.....................................................................   28
    We face uncertainties related to patents and proprietary technology........................................................   29
    We face substantial competition............................................................................................   30
    Rapid technological change could make our products obsolete................................................................   31
    We are dependent upon key personnel and others.............................................................................   31
    Our products involve the use of hazardous materials........................................................................   32
    We are subject to product liability claims and the availability of insurance...............................................   32
    Our business may be negatively impacted by computer failures in the Year 2000..............................................   32
    We expect that our stock price will be volatile............................................................................   33
    Celtrix and Insmed Pharmaceuticals have never paid dividends on their capital stock and we do not anticipate paying any
     cash dividends in the foreseeable future..................................................................................   33
    Certain provisions of Virginia law, our Articles of Incorporation and Amended and Restated Bylaws make a takeover by a
     third party difficult.....................................................................................................   33

A CAUTION ABOUT FORWARD-LOOKING STATEMENTS.....................................................................................   35

THE MEETINGS...................................................................................................................   37
   Times, Dates and Places....................................................................................................    37
    Purpose of the Meetings....................................................................................................   37
    Record Date; Voting Rights; Votes Required for Approval....................................................................   37
    Proxies....................................................................................................................   39
    Revocation of Proxies......................................................................................................   40
    Solicitation of Proxies....................................................................................................   40
    Availability of Accountants................................................................................................   41

THE REORGANIZATIONS............................................................................................................   42
    Results of the Reorganizations.............................................................................................   42
    Celtrix and Insmed Pharmaceuticals Stockholder Agreements..................................................................   43
    What Celtrix Stockholders and Insmed Pharmaceuticals Shareholders Will Receive.............................................   44
    Cash Payments for Fractional Shares of Insmed, Inc. Common Stock...........................................................   44
    Background and Negotiation of the Reorganizations..........................................................................   45

     Celtrix's Reasons for the Reorganizations.................................................................................   50
     Insmed Pharmaceuticals' Reasons for the Reorganizations...................................................................   53
     Recommendations of the Boards of Directors................................................................................   54
     Opinion of Celtrix's Financial Advisors...................................................................................   55
     Interests of Common Stockholders and Director of Insmed Pharmaceuticals and Insmed, Inc...................................   58
     Interests of Certain Persons in the Reorganizations.......................................................................   59
     Material Federal Income Tax Consequences..................................................................................   60
     Accounting Treatment......................................................................................................   62
     Procedures for Exchange of Stock Certificates.............................................................................   63
     Appraisal Rights..........................................................................................................   64
     Federal Securities Law Consequences; Resale Restrictions..................................................................   69

CERTAIN TERMS AND CONDITIONS OF THE REORGANIZATION AGREEMENT...................................................................   69
    The Reorganizations........................................................................................................   70
    Certain Representations and Warranties.....................................................................................   71
    Certain Covenants..........................................................................................................   72
    Conditions to the Reorganizations..........................................................................................   77
    Termination of the Reorganization Agreement................................................................................   79
    Effect of Termination......................................................................................................   80
    Termination Fees; Expenses.................................................................................................   80
    Amendments; No Waiver......................................................................................................   82

DESCRIPTION OF INSMED, INC. CAPITAL STOCK......................................................................................   83
     General...................................................................................................................   83
     Common Stock..............................................................................................................   83
     Preferred Stock...........................................................................................................   83
     Change of Control Provisions..............................................................................................   84
     Transfer Agent and Registrar..............................................................................................   85

COMPARISON OF STOCKHOLDERS' RIGHTS.............................................................................................   85
     Authorized Capital........................................................................................................   85
     Special Meetings of Stockholders..........................................................................................   86
     Stockholder Meetings......................................................................................................   86
     Advance Notice of Nominations of Directors................................................................................   87
     Merger, Share Exchanges and Sales of Assets...............................................................................   88
     Anti-takeover Statutes....................................................................................................   88
     Amendments to Charter.....................................................................................................   89
     Amendments to Bylaws......................................................................................................   90
     Appraisal Rights..........................................................................................................   90
     Transfer Restrictions.....................................................................................................   91
     Stockholder Action by Written Consent.....................................................................................   91
     Board of Directors........................................................................................................   92
     Limitation of Director Liability..........................................................................................   93
     Indemnification of Directors, Officers and Employees......................................................................   93

MANAGEMENT AND OPERATION OF INSMED, INC. AFTER THE REORGANIZATIONS.............................................................   95
     Insmed, Inc. Board of Directors...........................................................................................   95
     Board Observer............................................................................................................   97

     Committees.............................................................................................................     97
     Management..............................................................................................................    98
     Headquarters............................................................................................................    98

INSMED, INC. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.............................................................   99

MARKET PRICES AND DIVIDEND INFORMATION.........................................................................................  106

ELECTION OF DIRECTORS OF CELTRIX...............................................................................................  108
     Nominees..................................................................................................................  108
     Celtrix Board of Directors Meetings and Committees........................................................................  109
     Compensation of Celtrix Directors.........................................................................................  110
     Celtrix Compensation Committee Report On Executive Compensation...........................................................  111
     Compensation Committee Interlocks And Insider Participation...............................................................  112
     Section 16(a) Beneficial Ownership Reporting Compliance...................................................................  113
     Celtrix Performance Graph.................................................................................................  113
     Deadline for Receipt of Stockholder Proposals for 2000 Annual Meeting.....................................................  115

DESCRIPTION OF INSMED, INC.....................................................................................................  116
     Business Overview.........................................................................................................  116
     The Stock Incentive Plan..................................................................................................  116
     Summary of the Stock Incentive Plan.......................................................................................  116
     The Stock Purchase Plan...................................................................................................  119
     Financing Activity........................................................................................................  119

DESCRIPTION OF CELTRIX.........................................................................................................  120
     Business Overview.........................................................................................................  120
     Background: Medical Need..................................................................................................  121
     SomatoKine................................................................................................................  121
     Products Under Research And Development...................................................................................  123
     Clinical Development......................................................................................................  123
     Corporate Collaborations..................................................................................................  126
     Research And Development..................................................................................................  127
     Manufacturing.............................................................................................................  127
     Intellectual Property.....................................................................................................  127
     Government Regulation.....................................................................................................  128
     Insurance; Product Liability..............................................................................................  131
     Competition...............................................................................................................  131
     Employees and Properties..................................................................................................  131
     Legal Proceedings.........................................................................................................  132
     Selected Historical Financial Data........................................................................................  133
     Management's Discussion and Analysis of Financial Condition and Results of Operations.....................................  134
     Quantitative and Qualitative Disclosures About Market Risk................................................................  141
     Directors and Officers....................................................................................................  141
     Executive Officer Compensation............................................................................................  142
     Stock Option Plans........................................................................................................  143
     Certain Transactions......................................................................................................  144
     Security Ownership Of Certain Beneficial Owners And Management............................................................  145

DESCRIPTION OF INSMED PHARMACEUTICALS..........................................................................................  148
     Business Overview.........................................................................................................  148
     Medical Background........................................................................................................  148
     Scientific Background.....................................................................................................  149
     Current Treatment and Market Opportunities................................................................................  150
     Clinical Development and Regulatory Program for INS-1.....................................................................  151
     Competition...............................................................................................................  152
     Patents...................................................................................................................  154
     Government Regulation.....................................................................................................  154
     Legal Proceedings.........................................................................................................  156
     Properties And Employees..................................................................................................  156
     Selected Historical Financial Data........................................................................................  157
     Management's Discussion And Analysis Of Financial Condition And Results Of Operations.....................................  157
     Impact of Year 2000.......................................................................................................  159
     Quantitative and Qualitative Disclosures About Market Risk................................................................  159
     Directors and Officers....................................................................................................  159
     Executive Officer Compensation............................................................................................  159
     Stock Option Plans........................................................................................................  161
     Certain Transactions......................................................................................................  162
     Security Ownership of Certain Beneficial Owners and Management............................................................  162

LEGAL MATTERS..................................................................................................................  165

EXPERTS........................................................................................................................  165

WHERE YOU CAN FIND MORE INFORMATION............................................................................................  165

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.....................................................................................  F-1


ANNEX A -- AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AMONG INSMED PHARMACEUTICALS, INC., CELTRIX
 PHARMACEUTICALS, INC., CELTRIX MERGERSUB, INC. AND INSMED, INC................................................................  A-1

ANNEX B -- FAIRNESS OPINION OF CELTRIX'S INVESTMENT BANKER.....................................................................  B-1

ANNEX C -- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.................................................................  C-1

ANNEX D -- ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT....................................................................  D-1

ANNEX E -- INSMED PHARMACEUTICALS STOCKHOLDER AGREEMENT........................................................................  E-1

ANNEX G -- CELTRIX STOCKHOLDER AGREEMENT.......................................................................................  G-1

ANNEX H -- ARTICLES OF INCORPORATION OF INSMED, INC............................................................................  H-1

ANNEX I -- AMENDED AND RESTATED BYLAWS OF INSMED, INC..........................................................................  I-1

                QUESTIONS AND ANSWERS ABOUT THE REORGANIZATIONS

Q:   Why are Celtrix and Insmed Pharmaceuticals proposing the reorganizations?

A: We believe the combined strengths of the two companies will enable us to compete more effectively. The business combination of Insmed Pharmaceuticals and Celtrix will create a much stronger company that can compete more efficiently in the marketplace.

Q: What will happen to Celtrix and Insmed Pharmaceuticals because of the reorganizations?

A: If the reorganizations are completed, Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of Insmed, Inc. and the stockholders of Celtrix and Insmed Pharmaceuticals will become shareholders of Insmed, Inc. Insmed, Inc. will be a holding company whose only assets will be its 100% ownership of Celtrix and Insmed Pharmaceuticals. The shares of Insmed, Inc. common stock will trade on [the Nasdaq National Market] under the symbol "INSM."

Q:   What will I receive in the reorganizations?

A: Celtrix Common Stockholders: Under the terms of the reorganization agreement, you will receive one (1) share of Insmed, Inc. common stock for each share of Celtrix common stock you own.

     Celtrix Preferred Stockholder: Under the terms of the reorganization agreement, you will receive ________ shares of Insmed Inc. common stock for each share of Celtrix preferred stock you own.

     Insmed Pharmaceuticals Common and Preferred Shareholders: The reorganization agreement provides that you will receive 3.5 shares of Insmed, Inc. common stock for each share of Insmed Pharmaceuticals common stock and preferred stock you own.

Q:   How will the reorganizations affect my stock dividends?

A: Neither Celtrix nor Insmed Pharmaceuticals has historically paid dividends to its shareholders. Insmed, Inc. does not anticipate that it will pay dividends to its shareholders in the foreseeable future.

Q: When do Celtrix, Insmed Pharmaceuticals and Insmed, Inc. expect the reorganizations to be complete?

A: Celtrix, Insmed Pharmaceuticals and Insmed, Inc. are working to complete the reorganizations as quickly as possible. The companies expect to complete the reorganizations in the second calendar quarter of fiscal 2000.

Q: As a Celtrix or Insmed Pharmaceuticals shareholder, what do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, you should complete and sign the Celtrix or Insmed Pharmaceuticals proxy card, as the case may be, and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the annual meeting of Celtrix stockholders or the special meeting of Insmed Pharmaceuticals shareholders, as the case may be. If you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be counted "FOR" approval and adoption of the reorganization agreement. Failing to return a signed proxy card or otherwise vote at the meeting will have the same effect as a vote against the reorganization agreement.

Q. Are Celtrix or Insmed Pharmaceuticals shareholders entitled to appraisal or dissenters' rights?

A: Yes. Under Delaware law, which governs the rights of stockholders of Celtrix, Celtrix stockholders are entitled to appraisal rights for their shares by reason of the merger of Celtrix MergerSub into Celtrix. In addition, under Virginia law, which governs the rights of shareholders of Insmed Pharmaceuticals, Insmed Pharmaceuticals shareholders are entitled to dissenters' rights of appraisal for their shares by reason of the share exchange. Please read the more detailed description of your appraisal or dissenters' rights on pages ___ to ____.

Q:   Who must approve the reorganizations?

A: In addition to the approvals by the Celtrix, Insmed Pharmaceuticals and Insmed, Inc. boards of directors, which have already been obtained, the stockholders of Celtrix and Insmed Pharmaceuticals must approve and adopt the reorganization agreement.

Q: As an Insmed Pharmaceuticals or Celtrix stockholder, can I change my vote after I have mailed my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the annual meeting of Celtrix stockholders or the special meeting of Insmed Pharmaceuticals shareholders, as the case may be. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to Celtrix or Insmed Pharmaceuticals, as the case may be, at the address on page ___. Third, you can attend the annual meeting of Celtrix stockholders or the special meeting of Insmed Pharmaceuticals shareholders, as the case may be, and vote in person.

Q: If my shares are held in "street name" by my stock broker, will the broker vote these shares on the reorganization agreement on my behalf?

A: A broker will vote shares on the reorganization agreement only if you provide the broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote the shares.

Q:   Should I send in my stock certificates now?

A: No, you should not send in your stock certificates with your proxy. After the reorganizations are completed, Insmed, Inc. will send written instructions to you for exchanging your stock certificates.

Q:   Who can help answer my questions?

A: If you have any questions about the reorganizations or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:

     Celtrix Pharmaceuticals, Inc.
     2033 Gateway Place, Suite 600
     San Jose, CA  95110
     Attn.: Donald D. Huffman
     Telephone: (408) 988-2500


     Insmed Pharmaceuticals, Inc.
     800 E. Leigh St.
     Richmond, VA  23219
     Attn.: Michael D. Baer
     Telephone: (804) 828-6893

                               RECENT DEVELOPMENTS

     On January 13, 2000 Insmed, Inc. and Insmed Pharmaceuticals entered into a purchase agreement with certain investors which provides that, subject to certain conditions described below, the investors will purchase 5,632,678 shares of Insmed Pharmaceuticals common stock and 6,901,344 warrants of Insmed, Inc., with each warrant exercisable into one share of Insmed, Inc. common stock at a price of $2.25 for aggregate consideration of $34.5 million.

     The purchase agreement provides that the financing will be closed on the same date as, but immediately prior to, the closing of the reorganizations. Pursuant to the reorganization agreement, each share of Insmed Pharmaceuticals common stock purchased by the investors will be exchanged for 3.5 shares of Insmed, Inc. common stock. Assuming the financing is consummated and assuming exercise of the warrants issued to the investors immediately following the reorganizations, the investors will collectively hold approximately 22.0% of the outstanding common stock of Insmed, Inc. on a fully diluted basis, former holders of common and preferred stock of Insmed Pharmaceuticals, excluding the new investors, immediately following the reorganizations will collectively hold approximately 44.3% of the outstanding common stock of Insmed, Inc. on a fully diluted basis and former holders of common and preferred stock of Celtrix will collectively hold approximately 33.7% of the outstanding common stock of Insmed, Inc. on a fully diluted basis.

     The obligation of the investors to complete the financing is subject to the satisfaction of a number of conditions by Insmed Pharmaceuticals and Insmed, Inc., including:

     . the receipt of certificates by the investors from Insmed Pharmaceuticals and Insmed, Inc. certifying the truth of representations and warranties made by Insmed Pharmaceuticals and Insmed, Inc. in the purchase agreement governing the financing;

     . the receipt of certificates by the investors from Insmed Pharmaceuticals and Insmed, Inc. certifying that the conditions to closing the reorganizations set forth in the reorganization agreement have been satisfied or waived; provided that any waiver cannot have a material effect on the assets, business or operations of Insmed, Inc., Insmed Pharmaceuticals or Celtrix, taken as a whole;

     . the execution of a registration rights agreement among the investors, Insmed Pharmaceuticals and Insmed, Inc.;

     . the sale of the securities to the investors must be exempt from the registration requirements of the Securities Act of 1933 and state securities laws; and

     . the receipt by the investors of an opinion of Hunton & Williams, counsel to Insmed Pharmaceuticals and Insmed, Inc.

                                    SUMMARY

     This summary highlights selected material information from this joint proxy statement/prospectus. It does not contain all of the detailed information that is important to you. To understand the reorganizations and related transactions more fully, and for a more detailed description of the legal terms of the reorganizations, you should carefully read this entire document. Each item in this summary refers to the pages where that subject is discussed more fully.

     The Companies (See page ___)

Insmed, Inc.
800 East Leigh Street
Richmond, Virginia 23219
(804) 828-6893

     Insmed, Inc. is a newly-formed corporation. The only actions taken by Insmed, Inc. to date are the execution of the reorganization agreement, the formation of its wholly-owned subsidiary, Celtrix MergerSub, Inc., participation in the preparation of this joint proxy statement/prospectus, certain other matters contemplated by the reorganization agreement and negotiation and execution of a purchase agreement providing for the sale of 5,632,678 shares of Insmed Pharmaceuticals common stock and warrants to purchase 6,901,344 shares of Insmed, Inc. common stock at a price of $2.25. See "Recent Developments" above. As a result of the reorganizations, MergerSub will merge with and into Celtrix and non-dissenting Insmed Pharmaceuticals shareholders will exchange their shares of Insmed Pharmaceuticals capital stock for shares of Insmed, Inc. capital stock, such that Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of Insmed, Inc.

Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, California 95110
(408) 988-2500

     Celtrix is a biopharmaceutical company developing novel drug candidates to treat seriously debilitating, degenerative conditions primarily associated with aging, chronic diseases and severe trauma. Celtrix focuses on restoring lost tissues and bodily processes essential for the patient's health and quality of life. Celtrix's product development programs have targeted severe osteoporosis, including hip fracture surgery in the elderly, diabetes and acute traumatic injury as in severe burns. Other potential development programs may target protein wasting diseases (involving deterioration or degeneration of body tissue) associated with cancer, AIDS, advanced kidney failure and comparable life-threatening conditions.

Insmed Pharmaceuticals, Inc.
800 East Leigh Street
Richmond, Virginia 23219
(804) 828-6893

     Insmed Pharmaceuticals is a development stage pharmaceutical company that is developing drugs to treat metabolic and endocrine diseases associated with insulin resistance. Insmed Pharmaceuticals' first drug candidate, INS-1, is currently targeted towards the treatment of type 2 diabetes and polycystic ovary syndrome or "PCOS". Insmed Pharmaceuticals is currently conducting multi-center phase II clinical trials for both indications. Insmed Pharmaceuticals' objective is to establish a leading position in the treatment of metabolic and endocrine diseases. Insmed Pharmaceuticals intends to achieve this objective by: 1) gaining U.S. regulatory approvals for the use of INS-1 in the treatment of PCOS;
2) retaining U.S. marketing and distribution rights to INS-1 for PCOS; 3) entering into a strategic alliance to ensure the development and commercialization of INS-1 for PCOS outside the U.S. and type 2 diabetic population worldwide; and 4) acquiring and in-licensing additional products and technologies.

The Reorganizations (See page __)

     The reorganization agreement, as amended and restated as of February 9, 2000, is attached as Annex A to this joint proxy statement/prospectus and is
                     -------
incorporated by reference into this joint proxy statement/prospectus. Throughout this document, the amended and restated reorganization agreement will be referred to as the "reorganization agreement." Celtrix and Insmed Pharmaceuticals encourage their stockholders to read the reorganization agreement because it is the legal document that governs the reorganizations.

General

     Upon completion of the reorganizations, each of Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of Insmed, Inc. In the reorganizations, Celtrix MergerSub will be merged with and into Celtrix with Celtrix as the surviving corporation and the separate corporate existence of MergerSub will cease. Celtrix will thereby become a wholly-owned subsidiary of Insmed, Inc. In addition, Insmed Pharmaceuticals and Insmed, Inc. will conduct a share exchange whereby non-dissenting Insmed Pharmaceuticals shareholders will exchange their shares of Insmed Pharmaceuticals capital stock for shares of Insmed, Inc. capital stock. Following the share exchange, Insmed Pharmaceuticals will be a wholly-owned subsidiary of Insmed, Inc. Throughout this document, the merger of Celtrix MergerSub into Celtrix will be referred to as the merger and the exchange by non-dissenting Insmed Pharmaceuticals shareholders of Insmed Pharmaceuticals capital stock for Insmed, Inc. capital stock will be referred to as the share exchange, and the share exchange and the merger will be collectively referred to as the reorganizations.

     Certain directors, officers and affiliates of Celtrix, who collectively own as of the record date for the Celtrix annual stockholders' meeting approximately 43.7% of Celtrix's outstanding common stock, and certain directors, officers and affiliates of Insmed Pharmaceuticals, who collectively own as of the record date for the Insmed Pharmaceuticals special shareholders' meeting approximately 44.0% of Insmed Pharmaceuticals' outstanding capital stock and collectively 55.2% of Insmed Pharmaceuticals' outstanding Series A Preferred Stock and outstanding Series B Preferred Stock, have signed stockholders agreements to vote their shares of Celtrix and Insmed Pharmaceuticals capital stock, as the case may be, in favor of the reorganization proposal. In addition, a holder of 4.9% of the outstanding Celtrix common stock on the record date for the Celtrix annual stockholders' meeting has agreed to vote its shares in the same manner as are voted by a majority of the remaining shares of Celtrix common stock. See "Celtrix and Insmed Pharmaceuticals Stockholder Agreements" on page ___ for a more detailed description of the stockholder agreements.

     What Celtrix Stockholders and Insmed Pharmaceuticals Shareholders Will Receive in the Reorganizations (See page ___)

     If the merger is completed, each holder of Celtrix common stock will receive one (1) share of Insmed, Inc. common stock for each share of Celtrix common stock owned and approximately ______ shares of Insmed, Inc. common stock for each share of Celtrix preferred stock owned. If the share exchange is completed, Insmed Pharmaceuticals shareholders will receive 3.5 shares of Insmed, Inc. common stock for each share of Insmed Pharmaceuticals common stock owned and each share of Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock owned.

     Insmed, Inc. will not issue fractional shares in exchange for Insmed Pharmaceuticals capital stock or Celtrix capital stock. Cash will be paid instead of fractional shares. Instead of receiving a fractional share of Insmed, Inc. common stock, or Insmed, Inc. preferred stock, as the case may be, an Insmed Pharmaceuticals shareholder or a Celtrix stockholder will receive a check in an amount equal to the fractional share multiplied by the mean of the high and low sales price of Insmed, Inc. common stock on the first full day of trading on the [Nasdaq National Market] after completion of the reorganizations.

Options, Warrants and Other Rights (See Page __)

     Each outstanding option, warrant and other right to purchase shares of Celtrix common stock will be converted into a new option, warrant or other right, as appropriate, of Insmed, Inc., to purchase a number of shares of Insmed, Inc. common stock equal to the number of shares of Celtrix common stock that were subject to the option, warrant or other right. The exercise price per share for each new Insmed, Inc. option, warrant or other right will be equal to the exercise price of the Celtrix option, warrant or other right. All other terms will remain substantially unchanged.

     Each outstanding option, warrant and other right to purchase shares of Insmed Pharmaceuticals common stock will be converted into a new option, warrant or other right, as appropriate, of Insmed, Inc., to purchase a number of shares of Insmed, Inc. common stock equal to the number of shares of Insmed Pharmaceuticals common stock that were subject to the option, warrant or other right, multiplied by 3.5. The exercise price per share for each new Insmed, Inc. option, warrant or other right will be divided by 3.5 and rounded up to the nearest tenth of a cent. All other terms will remain substantially unchanged.

     Insmed, Inc. will not issue any options, warrants or other rights to purchase a fractional share of Insmed, Inc. common stock. Instead of receiving an option, warrant or other right to purchase a fractional share of Insmed, Inc. common stock, a holder of an Insmed Pharmaceuticals option, warrant or other right to purchase Insmed Pharmaceuticals common stock will receive a check in an amount equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Insmed, Inc. common stock on the first full day of trading on the [Nasdaq National Market] after completion of the reorganizations and (ii) the product of 3.5 multiplied by the exercise price per share of each Insmed Pharmaceuticals option, warrant or other right to purchase common stock.

                                 The Meetings

Annual Meeting of Celtrix Stockholders (See page __)

     At the annual meeting of Celtrix stockholders, Celtrix stockholders are being asked to vote upon the following:

  .  approval and adoption of the reorganization agreement;

  .  election of five directors of the board of directors;

  . ratification of the appointment of Ernst & Young LLP as Celtrix's independent public accountants for the fiscal year ending March 31, 2000; and

  .  transaction of such other business as may properly come before the meeting.

Special Meeting of Insmed Pharmaceuticals Shareholders (See page __)

     At the special meeting of Insmed Pharmaceuticals shareholders, Insmed Pharmaceuticals shareholders are being asked to vote upon the following:

  . approval of the reorganization agreement, including the related plan of exchange; and

  .  transaction of such other business as may properly come before the meeting.

Votes Required (See page __)

     Celtrix. The affirmative vote of the holders of a majority of the outstanding shares of Celtrix common stock is required to approve the proposal adopting the reorganization agreement. The five nominees for election to the board of directors receiving the greatest number of votes will be the persons elected as directors of Celtrix. The affirmative vote of a majority of the shares of Celtrix common stock, present in person or by proxy at the annual meeting and entitled to vote, is required to ratify the selection of Ernst & Young LLP as the independent public accountants of Celtrix. The affirmative vote of the holders of a majority of the common stock, present in person or by proxy at the meeting and entitled to vote, is required for the transaction of any other business, with some exceptions, properly brought before the meeting.

     Insmed Pharmaceuticals. The affirmative vote of the holders of (i) a majority of the outstanding shares of Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock voting together as a single voting group and (ii) more than two-thirds of the outstanding shares of Insmed Pharmaceuticals capital stock, voting as a single voting group, are required to approve the reorganization agreement and related plan of exchange. The affirmative vote of the holders of a majority of the common stock, Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, present in person or by proxy at the meeting and entitled to vote, is required for the transaction of any other business, with some exceptions, properly brought before the meeting.

Voting by Celtrix Directors and Executive Officers (See page ___)

     As of the record date, the directors, executive officers and affiliates of Celtrix had voting power with respect to a total of 14,955,752 shares of Celtrix common stock, or approximately 48.6% of the shares of Celtrix common stock outstanding at that date.

     Certain directors, officers and affiliates of Celtrix, who collectively own as of the record date for the Celtrix annual stockholders' meeting approximately 13,447,001 shares or 43.7% of Celtrix's outstanding common stock, have entered into a stockholder agreement with Insmed Inc. and Celtrix MergerSub requiring such persons to vote their Celtrix common stock "FOR" adoption of the reorganization agreement. Celtrix currently expects that all of its directors, executive officers and affiliates will vote their shares of Celtrix common stock "FOR" the proposal to adopt the reorganization agreement.

     One of the Celtrix directors is affiliated with a holder of 4.9% of the outstanding Celtrix common stock who has agreed to vote its shares in the same manner as are voted by a majority of the remaining shares of Celtrix common stock.

Voting by Insmed Pharmaceuticals Directors and Executive Officers (See page __)

     As of the record date, the directors, executive officers and affiliates of Insmed Pharmaceuticals had voting power with respect to a total of 7,162,870 shares of Insmed Pharmaceuticals capital stock or approximately 52.4% of the voting shares of the Insmed Pharmaceuticals capital stock outstanding at that date and collectively, 6,195,979 shares or approximately 63.7% of the aggregate voting shares of the Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock outstanding at that date.

     Certain directors, executive officers and affiliates of Insmed Pharmaceuticals, who collectively own as of the record date for the Insmed Pharmaceuticals special shareholders' meeting approximately 6,012,709 shares or 44.0% of Insmed Pharmaceuticals' outstanding capital stock, and collectively approximately 5,371,287 shares or 55.2% of Insmed Pharmaceuticals' outstanding Series A Preferred Stock and outstanding Series B Preferred Stock, have entered into a stockholder agreement with Celtrix requiring such persons to vote their Insmed Pharmaceuticals capital stock "FOR" approval of the reorganization agreement, including the related plan of exchange. Insmed Pharmaceuticals currently expects that all of its directors, executive officers and affiliates will vote their shares of Insmed Pharmaceuticals capital stock "FOR" the proposal to approve the reorganization agreement, including the related plan of exchange.

Recommendation to Stockholders (See page __)

     Celtrix. The board of directors of Celtrix believes that the reorganizations are advisable, fair to and in the best interests of Celtrix and its stockholders and unanimously recommends that Celtrix stockholders vote "FOR" the adoption of the reorganization agreement.

     In reaching its recommendation in favor of the reorganization agreement and the transactions contemplated thereby, the Celtrix board of directors considered the opportunities for Celtrix as a separate company and as combined with Insmed Pharmaceuticals and Insmed, Inc., or as combined with other possible companies, as well as other factors. See "Celtrix's Reasons for the Reorganizations" on page __.

     Insmed Pharmaceuticals. The board of directors of Insmed Pharmaceuticals believes that the reorganizations are advisable, fair to and in the best interests of Insmed Pharmaceuticals and its shareholders and unanimously recommends that Insmed Pharmaceuticals shareholders vote "FOR" approval of the reorganization agreement, including the related plan of exchange.

     In reaching its recommendation in favor of the reorganization agreement and the transactions contemplated thereby, the Insmed Pharmaceuticals board of directors considered the opportunities for Insmed Pharmaceuticals as a separate company and as combined with Celtrix and Insmed, Inc., as well as other factors. See "Insmed Pharmaceuticals' Reasons for the Reorganizations" on page __.

     Interests of Common Stockholder and Director of Insmed Pharmaceuticals and Insmed, Inc. (See page __)

     Edgar G. Engleman, a member of the Insmed Pharmaceuticals and Insmed, Inc. board of directors, is a General Partner of BioAsia Investments, LLC. BioAsia is the general partner of Biotechnology Development Fund, L.P. and Biotechnology Development Fund III, L.P. As of February 9, 2000, the Biotechnology Fund(s) owned (i) 917,500 shares of Insmed Pharmaceuticals Series B Preferred Stock,
(ii) 4,530,516 shares of Celtrix common stock, and (iii) a warrant to purchase 615,258 shares of Celtrix common stock at an exercise price of $2.68 which expires on April 1, 2000. In addition, BioAsia has the right to designate one person as a non-voting observer to attend all meetings of the Celtrix board of directors. Since November 1998 and through the date of this joint proxy statement/prospectus, Dr. Engleman has attended nine of thirteen of Celtrix's board of directors meetings as the BioAsia designee following the grant of board observer rights to BioAsia.

Interests of Officers and Directors in the Reorganizations (See page __)

     Celtrix. The Celtrix board of directors also considered the following interests of Celtrix officers and directors before approving the reorganization agreement:

  . Celtrix has entered into a consulting agreement with Andreas Sommer, Ph.D., that will become effective only if the reorganizations occur. Under the terms of the consulting agreement, Dr. Sommer would receive $6,000 per month for a period of eighteen months after the reorganizations;

  . upon closing of the reorganizations, Celtrix is obligated to pay a $50,000 transaction bonus to each of the current officers (and one former officer) of Celtrix;

  . Insmed, Inc. has entered into an arrangement with Malcolm J. McKay, Ph.D. that would become effective only if the reorganizations occur. Under the terms of this arrangement, Dr. McKay would receive 106.5% of the base salary he currently receives from Celtrix for a period terminating on December 31,

     2000, plus standard Insmed, Inc. employee benefits;

  . indemnification and limitation of liability provisions covering Celtrix directors and officers will be substantially the same in all material respects for Insmed, Inc. directors and officers after the effective time of the reorganizations;

  . at the effective time of the reorganizations, all outstanding options to purchase shares of Celtrix common stock, including those options held by Celtrix officers and directors, shall become fully vested and exercisable. Officers and directors hold options to purchase 1,130,000 of such shares, 603,199 of which were vested as of December 31, 1999; and

  . at the effective time of the reorganizations, each outstanding and unexercised option to purchase Celtrix common stock, including those held by directors and officers, will be converted into a new Insmed, Inc. option to purchase that number of shares of Insmed, Inc. common stock equal to the number of shares of Celtrix common stock that were subject to the option.

     Insmed Pharmaceuticals. The Insmed Pharmaceuticals board of directors also considered the following interests of Insmed Pharmaceuticals officers and directors before approving the reorganization agreement:

  . under the terms of the reorganization agreement, Geoffrey Allan, Ph.D., will be named President and Chief Executive Officer of Insmed, Inc.;

  . under the terms of the reorganization agreement, Michael D. Baer will be named Chief Financial Officer of Insmed, Inc.;

  . under the terms of the reorganization agreement, Celtrix and Insmed Pharmaceuticals agree to cause Geoffrey Allan, Ph.D., Gustav A. Christensen, Kenneth G. Condon, Graham K. Crooke, MB.BS, Dennis J. Dougherty, Steinar J. Engelsen, M.D. and Edgar G. Engleman, M.D. to be elected to the board of directors of Insmed, Inc.;

  . indemnification and limitation of liability provisions covering Insmed Pharmaceuticals directors and officers will be substantially the same in all material respects for Insmed, Inc. directors and officers after the effective time of the reorganizations; and

  . at the effective time of the reorganizations, each outstanding and unexercised option to purchase Insmed Pharmaceuticals common stock, including those held by directors and officers, will be converted into a new Insmed, Inc. option to purchase that number of shares of Insmed, Inc. common stock equal to the number of shares of Insmed Pharmaceuticals common stock that were subject to the option multiplied by 3.5, except that any resulting options in fractional shares of Insmed, Inc. will be exchanged for cash as described in "Cash Payments for Fractional Shares of Insmed, Inc. Common Stock" on page ___.

Opinion of Celtrix's Financial Advisor (See page __)

     Celtrix. In deciding to approve the reorganization agreement and the transactions contemplated thereby, the board of directors of Celtrix received and considered the opinion of Pacific Growth Equities, Inc. as to the fairness, from a financial point of view, of the consideration to be received upon consummation of the reorganizations as of November 29, 1999, the date the board of directors of Celtrix considered and approved the merger. On

February 9, 2000, the date the Celtrix board of directors approved the amended and restated reorganization agreement, Pacific Growth delivered a revised opinion which states that based upon its review of the amended and restated reorganization agreement and considering the matters discussed in its original letter, dated November 29, 1999, it believes that, as of November 29, 1999, the consideration to be received by the Celtrix shareholders is fair, from a financial point of view. The opinion of Pacific Growth was addressed solely to the directors of Celtrix. The opinion contains certain important qualifications and a description of assumptions made, matters considered, areas of reliance on others and limitations on the review undertaken by Pacific Growth. A copy of the opinion is attached as Annex B to this joint proxy statement/prospectus.
                       -------

Conditions to the Reorganizations (See page __)

     Celtrix and Insmed Pharmaceuticals. The consummation of the reorganizations is subject to the satisfaction of a number of conditions by Celtrix and Insmed Pharmaceuticals, including:

  . approval of the reorganization agreement by the Celtrix stockholders and the Insmed Pharmaceuticals shareholders;

  .  effectiveness of the registration statement filed by Insmed, Inc.;

  . the absence of any restraining order, injunction or other legal restraint preventing the consummation of the transactions contemplated by the reorganizations;

  .  receipt of all required governmental and other consents and approvals;

  . the shares of Insmed, Inc. common stock shall have been approved for inclusion on the Nasdaq National Market or The Nasdaq SmallCap Market, subject to official notice of issuance; and

  . receipt by each of Celtrix and Insmed Pharmaceuticals of written agreements from certain affiliates imposing restrictions on their disposition of Insmed, Inc. common stock to be issued in the reorganizations.

     Celtrix. The obligation of Celtrix to consummate the merger is subject to the satisfaction of a number of conditions, including:

  . the receipt of certificates by Celtrix from Insmed Pharmaceuticals certifying the truth of representations and warranties made by Insmed Pharmaceuticals in the reorganization agreement and certifying the performance of covenants made by Insmed Pharmaceuticals in the reorganization agreement;

  . receipt of listing approval from the Nasdaq National Market or The Nasdaq SmallCap Market, for Insmed, Inc. shares to be issued to Celtrix stockholders in the reorganizations;

  . receipt of a favorable tax opinion from Venture Law Group opining that (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 or as part of an exchange described in Section 351, and (2) Celtrix, Insmed, Inc. and Celtrix stockholders will not recognize gain or loss for federal income tax purposes as a result of the merger, other than with respect to any cash received by a Celtrix stockholder in lieu of a fractional share of Insmed, Inc. stock and except that no opinion needs to be expressed as to any Insmed, Inc. stock received by the Celtrix Series A

          Preferred stockholder with respect to accrued but unpaid dividends;

     . the absence of any events that could have a material adverse effect on Insmed Pharmaceuticals;

     . Insmed Pharmaceuticals shall have obtained all necessary consents, approvals, actions, registrations and filings; and

     . the reasonable satisfaction of Celtrix and Celtrix's counsel with the proceedings and documents executed by Insmed Pharmaceuticals in connection with the reorganizations.

        Insmed Pharmaceuticals. The obligation of Insmed Pharmaceuticals to consummate the share exchange is subject to the satisfaction of a number of conditions, including:

     . the receipt of certificates by Insmed Pharmaceuticals from Celtrix certifying the truth of representations and warranties made by Celtrix in the reorganization agreement and certifying the performance of covenants made by Celtrix in the reorganization agreement;

     . receipt of listing approval from the Nasdaq National Market or The Nasdaq SmallCap Market, for Insmed, Inc. shares to be issued to Insmed Pharmaceuticals shareholders in the reorganizations;

     .    receipt of a favorable tax opinion from Hunton & Williams opining that
          (1) the exchange of Insmed Pharmaceuticals stock for Insmed, Inc. common stock by Insmed Pharmaceuticals shareholders will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 or as part of an exchange described in Section 351 and (2) Insmed Pharmaceuticals, Insmed, Inc. and Insmed Pharmaceuticals shareholders will not recognize gain or loss for federal income tax purposes as a result of the share exchange, except for any cash received by an Insmed Pharmaceuticals shareholder in lieu of a fractional share of Insmed, Inc. stock;

     . the absence of any events that could have a material adverse effect on Celtrix;

     . Celtrix shall have obtained all necessary consents, approvals, actions, registrations and filings; and

     . the reasonable satisfaction of Insmed Pharmaceuticals and Insmed Pharmaceuticals' counsel with the proceedings and documents executed by Celtrix in connection with the reorganizations.

        Unless prohibited by law, either Celtrix or Insmed Pharmaceuticals could elect to waive a condition that has not been satisfied and complete the reorganizations.

Termination of the Reorganization Agreement
(See page __)

          Celtrix and Insmed Pharmaceuticals may mutually agree by written consent to terminate the reorganization agreement without completing the reorganizations. The reorganization agreement may also be terminated in certain other circumstances, including the following:

        By Celtrix or Insmed Pharmaceuticals:

     . if a court or government authority has acted to prevent the reorganizations or the reorganizations have not been completed by May 31, 2000.

        By Celtrix:

     . if the reorganization proposal does not receive the requisite shareholder votes at the Insmed Pharmaceuticals special meeting;

     . upon a material breach of a representation or warranty, covenant or agreement by Insmed Pharmaceuticals or Insmed, Inc. and the breach is not cured within 10 business days after notice by Celtrix;

     . if the board of directors of Insmed Pharmaceuticals fails to recommend to its shareholders approval of the reorganization proposal or such recommendation is withdrawn; or

     . if Celtrix enters into a binding written agreement with respect to a superior proposal.

        By Insmed Pharmaceuticals:

     . if the reorganization proposal does not receive the requisite stockholder votes at the Celtrix annual meeting;

     . upon a material breach of a representation or warranty, covenant or agreement by Celtrix and the breach is not cured within 10 business days after notice by Insmed Pharmaceuticals;

     . if the board of directors of Celtrix fails to recommend to its stockholders approval of the reorganization proposal or such recommendation is withdrawn; or

     . if Insmed Pharmaceuticals enters into a binding written agreement with respect to a superior proposal.

Termination Fee (See page __)

        If the reorganization agreement is terminated under certain circumstances, Celtrix may have to pay Insmed Pharmaceuticals or Insmed Pharmaceuticals may have to pay Celtrix a termination fee of $2,500,000 plus certain other fees and expenses not to exceed $250,000. See "Payment of Termination Fee by Celtrix" and "Payment of Termination Fee by Insmed Pharmaceuticals" on pages ___ and ____ for more information about when a termination fee may become payable.

Certain Federal Income Tax Consequences (See page __)

          The reorganizations are conditioned on the receipt of opinions from legal counsel that, among other things:

     . The merger and the share exchange each will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code or as part of an exchange described in Section 351 of the Internal Revenue Code; and

     . No gain or loss will be recognized by Celtrix's stockholders in connection with the merger, or by Insmed Pharmaceuticals' shareholders in connection with the share exchange, other than with respect to any cash received instead of fractional shares and except that no opinion needs to be expressed with respect to any Insmed Inc. shares received by the Celtrix Series A Preferred stockholder with respect to accrued but unpaid dividends on such preferred stock.

        Tax matters are complicated, and the tax consequences of the proposed transactions to you will depend on the facts of your own situation. You should consult your own tax advisors for a full understanding of the tax consequences to you because of the reorganizations.

Accounting Treatment and Considerations
(See page __)

        We expect the acquisition of Celtrix by Insmed, Inc. will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles.

The purchase price will be allocated among Celtrix's assets and liabilities based on their estimated fair values.

Comparison of Stockholders' Rights (See page __)

        Insmed, Inc. and Insmed Pharmaceuticals are each incorporated under the laws of the Commonwealth of Virginia. Celtrix is incorporated under the laws of the State of Delaware. Insmed Pharmaceuticals shareholders, whose rights are currently governed by Virginia law, the Insmed Pharmaceuticals Articles of Incorporation and the Insmed Pharmaceuticals Bylaws, will, upon consummation of the share exchange, become shareholders of Insmed, Inc., and their rights as such will be governed by Virginia law, Insmed, Inc.'s Articles of Incorporation and Insmed, Inc.'s Amended and Restated Bylaws. Celtrix stockholders, whose rights are currently governed by Delaware law and the Celtrix Certificate of Incorporation and Celtrix Bylaws, will, upon consummation of the merger, become shareholders of Insmed, Inc., and their rights as such will be governed by Virginia law, the Insmed, Inc. Articles of Incorporation and Insmed, Inc. Amended and Restated Bylaws. See "Comparison of Stockholders' Rights" on page
__.

Appraisal Rights (See page __)

        Celtrix. Under Delaware law, Celtrix stockholders will have appraisal rights with respect to the merger to receive payment in cash for the fair value of their shares of common stock. To preserve their rights, stockholders who wish to exercise their appraisal rights must follow specific procedures. Those procedures are described in this joint proxy statement/prospectus, and the Delaware law that grants appraisal rights and governs such procedures is attached as Annex C.
            -------

        Insmed Pharmaceuticals. Under Virginia law, Insmed Pharmaceuticals shareholders will have the right to dissent from the share exchange and to receive payment in cash for the fair value of their shares of common stock. To preserve their rights, shareholders who wish to dissent must follow specific procedures. Those procedures are described in this joint proxy statement/prospectus, and the Virginia law that grants dissenters' rights (sometimes called "appraisal rights") and governs such procedures is attached as Annex D.
-------

Celtrix Market Price Information (See page __)

        Celtrix common stock is listed on The Nasdaq SmallCap Market. On November 30, 1999, the last full trading day before the public announcement of the proposed reorganizations, Celtrix common stock closed at $1.563 per share. On ________, 2000, the last day for which such information could be calculated before the date of this joint proxy statement/prospectus, Celtrix common stock closed at $____ per share.

        Celtrix has not historically paid dividends to its stockholders. Insmed, Inc. does not anticipate that it will pay dividends to its shareholders in the foreseeable future.

Insmed Pharmaceuticals Market Price Information (See page __)

        No market currently exists for Insmed Pharmaceuticals common stock.

Listing of Insmed, Inc. Common Stock (See page __)

        Insmed, Inc. applied to list its stock on the Nasdaq National Market under the ticker symbol "INSM."

Where You Can Find More Information (See Page __)

        If you would like more information about Celtrix, it can be found in documents filed by Celtrix with the Securities and Exchange Commission. If you would like more information about Insmed Pharmaceuticals, it can be found in documents on file at Insmed Pharmaceuticals' headquarters.

                          Comparative Per Share Data

        The following table sets forth historical per share data for Insmed Pharmaceuticals and Celtrix as well as consolidated per share data on an unaudited pro forma basis after giving effect to the acquisition of Celtrix by Insmed, Inc. and accounting for that transaction under the purchase method of accounting. The Insmed, Inc. pro forma consolidated data has been computed using the historical Celtrix and Insmed Pharmaceuticals data. The table also provides "equivalent pro forma" information for Insmed Pharmaceuticals showing the expected per share data giving effect to the exchange ratio provided for in the reorganization agreement and the financing described under "Recent Developments" on page __, but assuming that Insmed Pharmaceuticals remained as a separate entity and did not become a wholly-owned subsidiary of Insmed, Inc. Celtrix "equivalent pro forma" data was not presented because applying the exchange ratio provided in the reorganization agreement to the historical data would not have produced a different result. No cash dividends were paid by Insmed Pharmaceuticals or Celtrix during any of the periods presented and Insmed, Inc. does not anticipate paying any cash dividends in the foreseeable future. You should read the table in conjunction with the selected historical financial information and the unaudited pro forma condensed consolidated financial information of Insmed Pharmaceuticals and Celtrix included in this joint proxy statement/prospectus. You should not rely on the pro forma financial information as an indication of the results that Insmed, Inc. would have achieved if the acquisition of Celtrix by Insmed, Inc. had taken place earlier or as an indication of the results of Insmed, Inc. after the acquisition of Celtrix by Insmed, Inc.

                                                               Year Ended
                                                            December 31, 1999
                                                         ------------------------
Insmed Pharmaceuticals -- Historical
  Basic and diluted net loss per share                          $    (2.16)
  Book value per common share/(1)/                              $    (4.80)

                                                               Year Ended               Nine Months Ended
                                                              March 31, 1999            December 31, 1999
                                                         ------------------------    ------------------------
Celtrix -- Historical
  Basic and diluted net loss per share                          $    (0.58)                 $    (0.39)
  Book value per common share/(1)/                              $     0.13                  $    (0.15)

                                                               Year Ended
                                                             December 31, 1999
                                                         ------------------------
Pro Forma Consolidated -- Insmed, Inc.
  Basic and diluted net loss per share                          $    (0.18)
  Book value per common share/(2)/                              $     0.36

                                                                Year Ended
                                                             December 31, 1999
                                                         ------------------------
Equivalent Pro Forma Consolidated --
  Per Insmed Pharmaceuticals, Inc. Share
  Basic and diluted net loss per share/(3)/                     $    (0.63)
  Book value per common share/(3)/                              $     1.26

(1) The historical book value per common share is computed by dividing stockholders' equity attributable to common stock (total stockholders' equity, less aggregate liquidation preferences of preferred stocks) by the number of shares of common stock outstanding at the end of the period.

(2) The pro forma consolidated book value per common share is computed by dividing pro forma stockholders' equity by the pro forma shares of common stock outstanding at the end of the period.

(3) Represents the pro forma consolidated amounts multiplied by the exchange ratio applicable to the Insmed Pharmaceuticals stock.

     Celtrix Pharmaceuticals, Inc. -- Selected Historical Financial Data

        In the table below, we provide you with selected historical financial data of Celtrix Pharmaceuticals, Inc. We have prepared this information using the consolidated financial statements of Celtrix Pharmaceuticals, Inc. as of and for the five years ended March 31, 1999 and as of and for the nine-month periods ended December 31, 1999 and 1998. The financial statements as of and for the five fiscal years ended March 31, 1999 have been audited by Ernst & Young LLP, independent auditors. The financial statements as of and for the nine-month periods ended December 31, 1999 and 1998 have not been audited.

        When you read this selected historical financial data, it is important that you also read the historical financial statements and related notes, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth on pages ______.

                                                                                                        Nine Months Ended
                                                             Year Ended March 31,                         December 31,
                                           -----------------------------------------------------      --------------------
                                              1995       1996       1997       1998       1999          1998      1999
                                           ---------  ---------  ---------  ---------  ---------      ---------  ---------
                                                      (In thousands, except per share data)
Historical Statement of  Operations Data:
Total revenues                             $   2,200  $   1,750  $     658  $     661  $     131      $      79  $     712
Operating expenses:
  Cost of sales                                  134         31          5          1         --             --         --
  Research and development                    18,091     10,990     11,999     13,006      6,830          6,432        629
  General and administrative                   3,459      2,063      1,814      1,985      2,272          1,725      1,424
  Restructuring costs                          2,108         --         --         --      5,160          5,178         --
                                           ---------  ---------  ---------  ---------  ---------      ---------  ---------
Total operating expenses                      23,792     13,084     13,818     14,992     14,262         13,335      2,053
                                           ---------  ---------  ---------  ---------  ---------      ---------  ---------
Operating loss                               (21,592)   (11,334)   (13,160)   (14,331)   (14,131)       (13,256)    (1,341)

  Equity loss in joint venture                    --         --         --         --         --             --     (8,973)
  Interest income, net                           843        625        464        681        132            121         74
  Gain on sale of investment                      --      3,463         --        737         --             --         --
  Proceeds from settlement agreement              --         --         --         --        600             --         --
Net loss                                   $ (20,749) $  (7,246) $ (12,696) $ (12,913) $ (13,399)     $ (13,135) $ (10,240)
                                           =========  =========  =========  =========  =========      =========  =========

Basic and diluted net loss per share:
  Net loss                                 $   (1.57) $   (0.51) $   (0.83) $   (0.61) $   (0.58)     $   (0.59) $   (0.39)
  Weighted average shares                     13,255     14,161     15,238     21,004     22,941         22,235     26,548

                                                                  March 31,                               December 31,
                                           -----------------------------------------------------      --------------------
                                              1995       1996       1997       1998       1999          1998      1999
                                           ---------  ---------  ---------  ---------  ---------      ---------  ---------
Historical Balance Sheet Data:
Cash, cash equivalents and investments     $  19,929  $  17,643  $   5,788  $   7,913  $   1,258      $   1,780  $   1,243
Total assets                                  35,024     30,145     16,956     17,876      4,501          5,312      4,407
Long-term obligations                            828        238         --         --         --             --         --
Convertible/exchangeable preferred stock          --         --         --         --         --             --      7,948
Stockholders' equity (deficiency)             29,436     26,786     14,210     14,744      3,280          3,568     (4,234)

      Insmed Pharmaceuticals, Inc. -- Selected Historical Financial Data

        In the table below, we provide you with selected historical financial data of Insmed Pharmaceuticals. We have prepared this information using the consolidated financial statements of Insmed Pharmaceuticals as of and for the five years ended December 31, 1999. The financial statements as of and for the five fiscal years ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors.

        When you read this selected historical financial data, it is important that you also read the historical financial statements and related notes, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth on pages ____.

                                                                             Year Ended December 31,
                                                      -----------------------------------------------------------------
                                                          1995        1996          1997          1998         1999
                                                      -----------  -----------  ------------  ------------  -----------
                                                                     (In thousands, except per share data)
Historical Statement of  Operations Data:
Total revenues                                            $   380      $   146      $     --       $   100      $   663
Operating expenses:
  Research and development                                    877        1,302         2,604         3,769        6,349
  General and administrative                                  666          943           979         1,626        2,445
                                                      -----------  -----------  ------------  ------------  -----------
Total operating expenses                                    1,543        2,245         3,583         5,395        8,794
                                                      -----------  -----------  ------------  ------------  -----------
Operating loss                                             (1,163)      (2,099)       (3,583)       (5,295)      (8,131)

  Interest income, net                                        (43)          11           103           486          338
Net loss                                                  $(1,206)     $(2,088)     $ (3,480)      $(4,809)     $(7,793)
                                                      ===========  ===========  ============  ============  ===========

Basic and diluted net loss per share:
  Net loss                                                $ (0.75)     $ (0.87)      $ (1.22)      $ (1.47)     $ (2.16)
  Weighted average shares                                   1,607        2,399         2,854         3,278        3,606


                                                                                  December 31,
                                                      ----------------------------------------------------------------
                                                          1995        1996          1997          1998         1999
                                                      -----------  -----------  ------------  ------------  ----------
Historical Balance Sheet Data:
Cash, cash equivalents and investments                    $    60      $ 2,106       $ 2,050       $11,677      $4,635
Total assets                                                  173        2,386         2,365        11,938       5,296
Convertible participating preferred stock                      --        5,294            --            --          --
Stockholders' equity (deficiency)                          (1,512)      (3,093)        2,151        11,661       4,462

      Insmed, Inc. - Unaudited Selected Pro Forma Condensed Consolidated
                             Financial Information

        The unaudited pro forma condensed consolidated financial information set forth below gives effect to the purchase of Celtrix by Insmed, Inc., assuming that each share of Insmed Pharmaceuticals' stock outstanding is exchanged for
3.5 shares of Insmed, Inc. common stock and each share of Celtrix common stock is exchanged for 1.0 share of Insmed, Inc. common stock and each share of Celtrix Series A Preferred Stock is exchanged for __ shares of Insmed, Inc. common stock. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999, combine the historical statements of operations of Insmed Pharmaceuticals and Celtrix as if the reorganizations had occurred January 1, 1999. The Celtrix financial information has been recast to conform to the December 31 fiscal year end of Insmed, Inc. The unaudited pro forma condensed consolidated balance sheet data as of December 31, 1999 gives effect to the acquisition of Celtrix by Insmed, Inc. and the $34.5 million equity financing described in "Recent Developments" on page _____ as if each occurred on December 31, 1999, and gives effect to the allocation of the purchase price to the Celtrix assets acquired, including in-process research and development, and liabilities assumed. This data should be read in conjunction with the selected historical financial information, the unaudited pro forma condensed consolidated financial statements and the separate historical financial statements of Insmed Pharmaceuticals and Celtrix included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the reorganizations been completed at January 1, 1999, and such information should not be construed as representative of future operating results or financial position. Information with regard to the pro forma adjustments are set forth on pages __ to __.

      Insmed, Inc. - Unaudited Selected Pro Forma Condensed Consolidated
                             Financial Information

                                                                              Year Ended December 31, 1999
                                                          -----------------------------------------------------------------
                                                                        Historical
                                                          ----------------------------------
                                                                   Insmed                        Pro Forma      Pro Forma
                                                              Pharmaceuticals      Celtrix      Adjustments      Combined
                                                          --------------------   -----------  ---------------  ------------
                                                                         (in thousands, except per share data)
STATEMENTS OF OPERATIONS DATA:
Total revenues                                                        $    663      $    763                       $  1,426
Costs and expenses:
  Research and development                                               6,349         1,027                          7,347
  General and administrative                                             2,445         1,953                          4,142
                                                          --------------------   -----------  ---------------  ------------
                                                                         8,794         2,980                         11,489
                                                          --------------------   -----------  ---------------  ------------
Operating loss                                                          (8,131)       (2,217)                       (10,063)

Equity in loss of joint venture                                             --        (8,973)                        (8,973)
Interest income, net                                                       338            85                            423
Proceeds from settlement agreement                                          --           600                            600
Net loss                                                              $ (7,793)     $(10,505)              --      $(18,013)
                                                          ====================  ============  ===============  ============

Net loss per share -- basic and diluted                               $  (2.16)     $  (0.40)                      $  (0.18)
                                                          ====================  ============  ===============  ============

Shares used in computing basic
  and diluted net loss per share                                         3,606        26,176                         99,306
                                                          ====================  ============  ===============  ============


                                                                                As of December 31, 1999
                                                          -----------------------------------------------------------------
                                                                       Historical
                                                          ------------------------------------
                                                                  Insmed                         Pro Forma      Pro Forma
                                                              Pharmaceuticals      Celtrix      Adjustments     Combined
                                                          ---------------------  -----------  ---------------  ------------
                                                                                    (in thousands)
BALANCE SHEET DATA:
Cash, cash equivalents and investments                                $   4,635  $     1,243     $     32,600    $   38,478
Total assets                                                              5,296        4,407           29,643        39,346
Convertible/exchangeable preferred stock                                     --        7,948           (7,948)           --
Total stockholders' equity (deficiency)                                   4,462       (4,234)          35,967        36,195

                                 RISK FACTORS

        An investment in the Insmed, Inc. common stock offered by this joint proxy statement/prospectus involves a high degree of risk. Before you decide to invest in the Insmed, Inc. common stock offered by this joint proxy statement/prospectus, you should carefully consider the following risk factors, together with the other information contained in this joint proxy statement/prospectus.

        You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing Insmed, Inc. Additional risks and uncertainties not presently known to Insmed, Inc. or that Insmed, Inc. currently deems immaterial may also impair Insmed, Inc.'s business operations.

        If any of the following risks actually occur, Insmed, Inc.'s business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of Insmed, Inc.'s common stock could decline and you could lose all or part of your investment.

Risks Related to the Reorganizations

The value of the consideration to be received in the reorganizations may fluctuate.

        At the effective time of the reorganizations, each outstanding share of Celtrix common stock will be converted into one share of Insmed, Inc. common stock, and each outstanding share of Celtrix Series A Preferred Stock will be converted into approximately ____ shares of Insmed, Inc., common stock and each outstanding share of common stock and preferred stock of Insmed Pharmaceuticals will be converted into 3.5 shares of Insmed, Inc. common stock. These exchange ratios will not increase or decrease due to fluctuations in the market price of Celtrix's common stock. Thus, the value of the shares of Insmed, Inc. common stock to be received by Celtrix stockholders and Insmed Pharmaceuticals shareholders in the reorganizations will depend upon the market price of Celtrix common stock at the effective time of the merger, which may be greater or less than the value at the time a stockholder votes on the merger. Celtrix common stock is subject to substantial price volatility and, therefore, the value of the merger consideration to be received by Celtrix stockholders is subject to the same volatility. Recent market prices of Celtrix common stock are set forth under the caption "Market Prices and Dividend Information" on page __. We encourage Celtrix stockholders and Insmed Pharmaceuticals shareholders to obtain current market quotations for Celtrix common stock.

The costs of the reorganizations and the costs of integrating the Celtrix and Insmed Pharmaceuticals businesses are substantial.

        We estimate that it will cost approximately $3.5 million to consummate the reorganizations. These costs will consist of transaction fees for investment bankers, attorneys, accountants and other costs incurred by Celtrix and Insmed Pharmaceuticals. There can be no assurance that we will not incur additional charges in excess of these amounts to reflect costs associated with the reorganizations, including the costs of integrating the Celtrix and Insmed Pharmaceuticals businesses.

Integration of companies.

        Following the reorganizations, Celtrix and Insmed Pharmaceuticals will become our wholly-owned subsidiaries. We will need to successfully integrate and streamline overlapping functions of the combined companies, part of which will include moving Celtrix's operations from its current headquarters in San Jose, California to Insmed Inc.'s headquarters in Richmond, Virginia. Celtrix and Insmed Pharmaceuticals have different systems and procedures in many operational areas that must be combined. It is possible that integration efforts will be neither smooth nor successful. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the reorganizations will require the dedication of management resources that may temporarily distract attention from the day-to-day business of the combined companies. Our failure to effectively accomplish the integration of Celtrix's and Insmed Pharmaceuticals' operations could have an adverse effect on our results of operations and financial condition.

Risks Related to Insmed, Inc.

Because our products are in an early stage of development, none has received regulatory approval or been released for commercial sale.

        The development of new pharmaceutical products is highly uncertain and subject to a number of significant risks. Potential products that appear promising at early stages of development may fail for a number of reasons, including the possibility that the products will be found to be ineffective, to cause harmful side effects and to be too expensive to manufacture on a large scale. Such products may also fail to receive regulatory approval. In addition, such products, even when approved by regulatory authorities, may fail to achieve market acceptance or be precluded from commercialization by the proprietary rights of third parties. All of our potential products and production technologies are in the research or development stages and we have generated no revenues from product sales. Such potential products will require significant additional development, laboratory and clinical testing and investment before their commercialization. Our long-term viability and growth will depend on successful commercialization of products resulting from our research activities. Therefore, in order to achieve profitable operations, we must, either alone or with others, successfully develop, obtain regulatory approval for, manufacture and market our development stage products.

        We can give you no assurances that we will be able to identify, develop or produce products with commercial potential or that our products will secure market acceptance. In addition, the research, development, testing, clinical trials and acquisition of the necessary regulatory approvals with respect to any given product will take many years and thus delay our receipt of revenues, if any, from any such products. We have not yet generated any revenues from the commercialization of our products. There can be no assurances that we will succeed in developing products with commercial applications.

We have limited operating history and a history of operating losses.

        We are at an early stage of development and we currently have no marketed products. To date, we have been engaged in research and development activities and have not generated any significant revenues from the sale of products. The process of developing our products requires significant pre-clinical testing and clinical trials as well as regulatory approvals. In addition, commercialization of our drug candidates will require the establishment of a sales and marketing organization and contractual relationships to enable product manufacturing and other related activity. These activities, together with our general and administrative expenses, are expected to result in substantial operating losses for the foreseeable future. We have incurred losses during our initial years of operations and expect to continue to incur operating losses for the foreseeable future since all of our resources will be devoted to the development and testing of our products. As of December 31, 1999, the accumulated deficit for Insmed

Pharmaceuticals was $22,780,309 and for Celtrix was $140,928,465, and for the year ended December 31, 1999, the net loss for Insmed Pharmaceuticals was $7,792,684 and for the nine months ended December 31, 1999, the net loss for Celtrix was $10,239,931. Our ability to achieve profitability will depend in part on our completing research and development of, and obtaining regulatory approvals for, our products and successfully commencing product commercialization.

Our proposed financing may not close; and if closed may result in significant dilution.

        As discussed in "Recent Developments" on p. __, Insmed Inc. has entered into a purchase agreement with certain investors which provides for Insmed Pharmaceuticals to issue 5,632,678 shares of its common stock and for Insmed, Inc. to issue warrants to purchase up to 6,901,344 shares of Insmed, Inc. common stock at any exercise price of $2.25 per share for an aggregate consideration of $34.5 million. This financing is subject to a number of conditions and no assurance can be given that the financing will actually occur. Further, if the financing does occur, shareholders of Insmed, Inc. at the time of the reorganizations may suffer significant dilution if the value of the Insmed, Inc. common stock is substantially higher at the time of the reorganizations than the price paid by the investors in this financing.

We need additional funds; and we face uncertainties with respect to access to capital.

        Including the funds received in connection with the financing discussed on page __, we believe that existing cash reserves, together with proceeds from the proposed financing will be sufficient to fund our activities for more than two years. If the proposed financing is not consummated, our existing cash reserves will be sufficient to fund our activities until September 2000. Our future capital requirements will continue to be substantial in order to continue to conduct the time consuming research and development, clinical studies and regulatory activities necessary to bring any potential therapeutic products to market and to establish production, marketing and sales capabilities. These future capital requirements will depend on many factors, including the progress of preclinical testing and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing and prosecuting patent applications and enforcing patent claims and the establishment of strategic alliances and activities required for product commercialization. There can be no assurance that our cash reserves together with any funding subsequently received will be sufficient to satisfy our capital requirements.

        We intend to seek additional funding through strategic alliances and may seek funding through private or public sales of our securities or by licensing all or a portion of our technology. Such funding may result in significant dilution to existing stockholders or may limit our rights to the technology we are currently developing. There can be no assurance, however, that additional funding will be available on reasonable terms, or at all. If adequate funds are not available, we may be required to curtail significantly our product development programs and/or relinquish rights to our technologies or product candidates.

We face uncertainties related to clinical trials and our dependence on patient enrollment to complete our clinical trials.

        Before obtaining regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through preclinical studies and clinical trials that the product is safe and effective for use in each target indication. The results from preclinical testing and early clinical trials may not be predictive of results obtained in later clinical trials and there can be no assurance that clinical trials we conducted, by contract research organizations retained by us or by corporate partners will demonstrate sufficient safety and effectiveness to obtain regulatory approvals. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in late stage clinical trials even after promising results in early stage development. Moreover, the rate of completion of our clinical trials is dependent on, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites and the eligibility criteria for the study. Delays in patient enrollment may result in increased costs and delays for the trial, which could have a material adverse effect on our business, financial condition and results of operations.

We face uncertainties related to regulatory approvals.

        The preclinical testing and clinical trials of any compounds we or our collaborative partners develop and the manufacturing and marketing of any drugs produced from such compounds are subject to regulation by numerous federal, state and local governmental authorities in the United States, principally the Food and Drug Administration, and by similar agencies in other countries in which drugs developed by us or our collaborative partners may be tested and marketed. Because our products are in an early stage of development, none has received regulatory approval or been released for commercial sale. Any compound we develop or our collaborative partners develop must receive approval from applicable regulatory agencies before it can be marketed as a drug in a particular country. Therefore, our success ultimately depends on our ability to obtain approval for one or more products from the Food and Drug Administration. No product can receive Food and Drug Administration approval unless it is shown to be safe and effective in human clinical trials. There can be no assurance that clinical testing will provide evidence of safety and effectiveness in humans or that regulatory approvals will be granted for any of our products or even, if granted, that those products can be brought to the market economically.

        The regulatory process, which includes preclinical testing and clinical trials of each compound in order to establish its safety and efficacy, can take many years and requires the expenditure of substantial resources. Data obtained from preclinical and clinical activities are subject to varying interpretations that could delay, limit or prevent regulatory agency approval. In addition, delays or rejections may be encountered based on changes in regulatory agency policies during the period in which a drug is being developed and/or the period required for review of any application for regulatory agency approval of a particular compound. Delays in obtaining regulatory agency approvals could adversely affect the marketing of any drugs we or our collaborative partners develop. Such delays could result in the imposition of costly procedures on our and on our collaborative partners' activities, diminish any competitive advantages that we or our collaborative partners may attain, and adversely affect our ability to receive royalties, any of which could have a material adverse effect on our business, financial condition and results of operations.

        There can be no assurance that, even after considerable time and funds have been expended, regulatory agency approvals will be obtained for any compounds we develop alone or in collaboration with partners. Moreover, if regulatory agency approval for a drug is granted, such approval may include limitations on the indicated uses for which the drug may be marketed and this could limit the potential market for any such drug. Furthermore, if we obtain approval for any of our products, the marketing and manufacture of such products remains subject to extensive regulatory requirements. Even if approval were granted, such approval would be subject to continual review, and later discovery of unknown problems could result in restrictions on the products for future use or their withdrawal from the market. Failure to comply with regulatory requirements could, among other things, result in fines, suspension of regulatory approvals, operating restrictions and criminal prosecution. In addition, regulatory agency approval of pricing is required in many countries and may be required for the marketing in such countries of any drug we or our collaborative partners develop.

        We cannot be certain that we will obtain any regulatory approvals in other countries. In order to market our products outside of the U.S., we and our corporate partners must comply with numerous and varying regulatory requirements of other countries regarding safety and quality. The approval procedures vary among countries and can involve additional testing. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries includes all of the risks associated with obtaining FDA approval set forth above. Approval by the FDA does not ensure approval by the regulatory authorities of any other country.

There is no assurance of market acceptance for our potential products.

        There can be no assurance that any products that we successfully develop, if approved for marketing, will achieve market acceptance. For example, physicians and health care payers could conclude that our products are not safe and effective. The products and therapies we are attempting to develop will compete with a number of well-established traditional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any products we develop will depend on a number of factors, including the establishment and demonstration in the medical community of the clinical efficacy and safety of our product candidates, their potential advantage over existing treatment methods, and reimbursement policies of government and third-party payers, including insurance companies. Our competitors may also develop new technologies or products which are more effective or less costly, or that are perceived to be more cost-effective than our products. There is no assurance that physicians, patients, third-party payers or the medical community in general will accept and use any products that we may develop. Our business, financial condition and results of operations may be materially adversely affected if our products do not receive market acceptance for any reason.

Uncertainty regarding third party reimbursement and healthcare cost containment initiatives may affect our revenue.

        Even if we and our corporate partners succeed in bringing any products to market, we cannot be certain that reimbursement will be available. Our commercial success will depend in part on third-party payers agreeing to reimburse patients for the costs of products. Reimbursement is generally provided by government health administration authorities, private health insurers and other organizations. Third-party payers frequently challenge the pricing of new drugs. Significant uncertainty exists as to the reimbursement status of newly approved health care products. We expect that our products will be very expensive. Third-party payers may not approve our products for reimbursement.

        If third-party payers do not approve an Insmed, Inc. product for reimbursement, sales will suffer as some patients will opt for a competing product that is approved for reimbursement. Even if reimbursement is available, payer's reimbursement policies may adversely affect our and our corporate partners' ability to sell such products on a profitable basis.

        In addition, the trend toward managed healthcare in the United States, the growth of organizations such as health maintenance organizations, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of healthcare services and products, resulting in lower prices and reducing demand for our products.

        If we succeed in bringing any of our proposed products to the market, we cannot assure you that they will be considered cost-effective or that third-party reimbursement will be available or sufficient. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and results of operations.

We currently have no manufacturing or marketing capability.

        We have no manufacturing experience. We intend to enter strategic alliances with other parties that have established manufacturing and marketing capabilities. There can be no assurance that we will be able to enter such strategic alliances on terms favorable to us, or at all. As an alternative, we may choose to pursue the commercialization of such products on our own which would require substantial additional funds.

        If we are permitted to commence commercial sales of products, we will face competition with respect to commercial sales, marketing and distribution, areas in which we have no experience. To market any of our products directly, we must develop a marketing and sales force with technical expertise and with supporting distribution capability. Alternatively, we may obtain the assistance of a pharmaceutical company with a large distribution system and a large direct sales force. There can be no assurance that we will be able to establish sales and distribution capabilities or be successful in gaining market acceptance for our proprietary products. To the extent we enter co-promotion or other licensing arrangements, any revenues we receive will be dependent on the efforts of third parties and there can be no assurance that such efforts will be successful.

Materials necessary to manufacture our products may not be available.

        Many of the materials that we will utilize in our operations are made at only a few facilities. A shutdown in any of these facilities due to technical, regulatory or other problems, resulting in an interruption in supply of these materials, could have an adverse impact on our financial results.

We need corporate partners for success.

        To a large extent, our strategy for development and commercialization of our products is predicated on entering strategic alliances with corporate partners. We intend to establish alliances to provide continued funding for clinical development as well as perform manufacturing and marketing functions. There can be no assurance that we will be able to enter such strategic alliances on terms favorable to us, or at all. Our failure to enter or maintain such alliances would have a material adverse effect on our business and financial condition.

        We will rely on a number of significant collaborative relationships with pharmaceutical companies for our manufacturing, research funding, clinical development and/or sales and marketing performance. Reliance on collaborative relationships poses a number of risks, including:

        . we will not be able to control whether our corporate partners will devote sufficient resources to our programs or products;

        . disputes may arise in the future with respect to the ownership of rights to technology developed with corporate partners;

        . disagreements with corporate partners could lead to delays in or termination of the research, development or commercialization of product candidates, or results in litigation or arbitration;

        . contracts with our corporate partners may fail to provide significant protection or may fail to be effectively enforced if one of these partners fails to perform;

        . corporate partners have considerable discretion in electing whether to pursue the development of any additional products and may pursue technologies or products either on their own or in collaboration with our competitors; and

        . corporate partners with marketing rights may choose to devote fewer resources to the marketing of our products than they do to products of their own development.

        Given these risks, there is a great deal of uncertainty regarding the success of our current and future collaborative efforts. If these efforts fail, our product development or commercialization of new products could be delayed or revenue from existing products could decline.

Our growth strategy includes the acquisition of complementary businesses that may not be available to acquire or, if acquired, might not improve our business and results.

        As part of our business strategy, we expect to pursue additional acquisitions. Nonetheless, we cannot assure you that we will identify suitable acquisitions or that such acquisitions can be made at an acceptable price. If we acquire additional businesses, those businesses may require substantial capital and we cannot assure you that such capital will be available in sufficient amounts or that financing will be available in amounts and on terms that we deem acceptable. Furthermore, the integration of acquired businesses may result in unforeseen difficulties that require a disproportionate amount of management's attention and our other resources. Finally, we cannot assure you that we will achieve productive synergies and efficiencies from these acquisitions.

We intend to conduct proprietary research programs, and any conflicts with our collaborators could harm our business.

        An important part of our strategy involves conducting proprietary research programs. We may pursue opportunities in fields that could conflict with those of our collaborators. Moreover, disagreements with our collaborators could develop over rights to our intellectual property. Any conflict with our collaborators could reduce our ability to obtain future collaboration agreements and negatively influence our relationship with existing collaborators, which could reduce our revenues.

        Certain of our collaborators could also become competitors in the future. Our collaborators could develop competing products, preclude us from entering into collaborations with their competitors, fail to obtain timely regulatory approvals, terminate their agreements with us prematurely or fail to devote sufficient resources to the development and commercialization of products. Any of these developments could harm our product development efforts.

There are risks associated with our license agreements.

        We have a license agreement with the University of Virginia Patent Foundation with respect to a number of our patents that obligates us to pay license fees and royalties. We are also required to pay filing and maintenance costs for the patent rights associated with the license agreement and any new patent applications. For the fiscal years ended December 31, 1999 and 1998, we paid $110,921 and $165,016, respectively, in patent and licensing fees associated with this license. If we fail to make payments required under the license agreements, then the license agreement, and our rights to the patents licensed to us, may be terminated.

We face uncertainties related to patents and proprietary technology.

        Our success will depend in part on our ability to obtain patent protection for our products, preserve trade secrets, prevent third parties from infringing on our patents, and refrain from infringing on the patents of others, both domestically and internationally. The patent positions of biopharmaceutical, pharmaceutical and biotechnology companies can be highly uncertain, and any patents that may be issued for our potential products will be subject to this uncertainty. We intend to actively pursue patent protection for products with significant potential commercial value arising in the course of our research and development activities. Nevertheless, it is possible that, in the patent application process, certain claims may be rejected or be so limited as to reduce the value of the patents. Further, there can be no assurance that any patents obtained will afford adequate protection. The patents currently licensed to us have not been tested in litigation and the cost of such litigation might be prohibitively expensive. In addition, any patents procured by us may require that we work with other companies holding related patents. A successful relationship may be difficult to conclude.

        In addition, patent law relating to the scope of claims in the technology fields in which we operate is still evolving. The degree of future protection for our proprietary rights is therefore uncertain. No consistent policy has emerged regarding the permissible breadth of coverage of claims in biotechnology patents. Therefore, no assurance can be given that any of our or our licensors' patent applications will issue as patents or that any such issued patents will provide competitive advantages for our products or will not be successfully challenged or circumvented by our competitors. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary technology that is not covered by our patents or that others will not be issued patents that may prevent the sale of our proposed products or require us to license technology from third parties and pay significant fees or royalties.

        It may be necessary for us to undertake costly litigation to enforce any patents issued or licensed to us or to determine the scope and validity of another party's proprietary rights. There can be no assurance that our issued or licensed patents would be held to be valid by a court of competent jurisdiction. An adverse outcome in litigation or an interference or other proceeding in a court or patent office could subject us to significant liabilities to other parties, require disputed rights to be licensed from other parties or require us to cease using such technology, any of which could have a material adverse effect on our business, financial condition and results of operations.

        We also rely on trade secrets to protect technology, especially where patent protection is not believed to be appropriate or obtainable. We attempt to protect our proprietary technology and processes in part by confidentiality agreements with employees, consultants and contractors. There can be no assurance that such agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or will be independently discovered by competitors in such a manner that we have no practical recourse. To the extent that we, our consultants, or our research collaborators use intellectual property owned by others in work performed for us, disputes may also arise as to the rights in related or resulting know-how and inventions.

        We are aware that at least three large biotechnology and pharmaceutical companies have been issued patents and/or have filed patent applications in the United States and abroad directed at the production of recombinant IGF-I by various methods and its use in various clinical indications. The earliest date of filing of these patent applications is April 25, 1983, but most are much more recent -- within the last five years. Unless and until all such applications issue, it is not possible for us to determine the breadth of our competitors' claims regarding processes for production of IGF-I or for the use of IGF-I for particular indications. Furthermore, a large biotechnology and pharmaceutical company with substantial financial and legal resources has a patent issued in the United States directed towards certain DNA molecules encoding BP3 and the corresponding BP3 protein. This same patent was previously granted in Europe, which Celtrix successfully opposed. However, this large biotechnology and pharmaceutical company has recently appealed the decision in Europe and there can be no assurance that the appeal will not be successful, nor is it possible to determine what, if any, claims will be reinstated or the breadth of such claims. In addition, we expect our competitors to defend their patent positions vigorously.

        We have developed a new process for the production of IGF and BP3 that we do not believe infringes other patents relating to recombinant protein production in general or other patents relating to the production of IGF and BP3 in particular, although there can be no assurance that a contrary position will not be asserted by our competitors. A large number of other companies have pending patent applications and/or issued patents that claim certain methods of use of IGF. There can be no assurance that third parties will not claim that our technology for IGF-I and INS-1, current or future products or manufacturing processes infringe their proprietary rights. If other companies were to successfully bring legal actions against us claiming patent or other intellectual property infringements, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to use the affected process or to manufacture or use the affected products, or alternatively, we could be required to cease using such products or process if enjoined by a court. Any such claim, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements, all of which could delay or otherwise adversely impact the development of our potential products for commercial use. If any licenses are required, there can be no assurance that we will be able to obtain them on commercially favorable terms, if at all, and if such licenses are not obtained, we might be prevented from pursuing the development of certain of our potential products. Our breach of an existing license, our failure to obtain, or our delay in obtaining a license to any technology that we require to commercialize our products may have a material adverse impact on our business, financial condition and results of operations.

We face substantial competition.

        We are engaged in a business characterized by extensive research efforts, rapid developments and intense competition. Competition can be expected to increase as technological advances are made and commercial applications broaden. In each of our potential product areas, competition from large pharmaceutical, biotechnology and other companies, universities and research institutions is substantial. Relative to us, most of these entities have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. Furthermore, we believe that our competitors have used, and may continue to use, litigation to gain a competitive advantage. Our competitors may use different technologies or approaches to the development of products similar to the products we are seeking to develop. Competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any developed by us.

There can be no assurance that our products will compete successfully or that research and development by others will not render our products obsolete or uneconomical.

        Any potential products that we successfully develop and for which we gain regulatory approval will have to compete for market acceptance and market share. For certain of our potential products, an important factor in such competition may be the timing of market introduction of competitive products. Accordingly, the relative speed with which we can develop products, complete the clinical testing and regulatory approval processes and supply commercial quantities of the product to the market are expected to be important competitive factors. We expect that competition will be based, among other things, on product efficacy, safety, reliability, availability, timing and scope of regulatory approval and price. There can be no assurance that our competitors will not succeed in developing technologies and products that are more effective than any that we are developing or that would render our technology and products obsolete or noncompetitive. In addition, many of our competitors may achieve product commercialization or patent protection earlier than we will. Our failure to compete effectively would have a material adverse effect on our business, financial condition and results of operations.

        Most of our competitors have more capital and substantially greater technical and human resources than us. In addition, many competitors have significantly greater experience than us in conducting preclinical testing and clinical trials of new pharmaceutical products and in obtaining regulatory approvals.

Rapid technological change could make our products obsolete.

        Biotechnology and related pharmaceutical technology have undergone and are subject to rapid and significant change. We expect that the technologies associated with biotechnology research and development will continue to develop rapidly. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any compounds, products or processes that we develop may become obsolete before we recover any expenses incurred in connection with developing these products.

We are dependent upon key personnel and others.

        We are highly dependent on the principal members of our scientific and management staff, the loss of whose services might significantly delay or prevent the achievement of research, development, or business objectives. Our success is dependent, in large part, on our ability to attract and retain qualified management, scientific and medical personnel, and on our ability to develop and maintain important relationships with commercial partners, leading research institutions and key distributors. Competition for such personnel and relationships is intense. There can be no assurance that we will be able to attract and retain such persons or maintain such relationships. The loss of key management or scientific personnel would have a material adverse effect on us.

        Our potential expansion into areas and activities requiring additional expertise, such as further clinical trials, governmental approvals, contract manufacturing and marketing, are expected to place additional requirements on our management, operational and financial resources. These demands are expected to require an increase in management and scientific personnel and the development of additional expertise by existing management personnel. The failure to attract and retain such personnel or to develop such expertise could materially adversely affect prospects for our success.

Our products involve the use of hazardous materials.

        Our research and development activities involve the use of hazardous materials and chemicals, including the use of radioactive materials. We believe that our procedures for handling hazardous materials comply with federal and state regulations; however, there can be no assurance that accidental injury or contamination from these materials will not occur. In the event of an accident, we could be held liable for any damages, which could exceed our available financial resources, including our insurance coverage.

        We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products. We may be required to incur significant costs to comply with environmental laws and regulations in the future.

We are subject to product liability claims and the availability of insurance.

        In testing, manufacturing and marketing our products, we risk liability from the failure of products to perform as expected. Such risks exist even with respect to those potential products, if any, that receive regulatory approval for commercial sale. Although we will seek to obtain product liability insurance and indemnification from licensees of the products, such insurance or indemnification may be inadequate, unobtainable or prohibitively expensive. Our insurance policies provide coverage for product liability on a claims made basis and general liability on an occurrence basis. These policies are subject to annual renewal. Such insurance may not be available in the future on acceptable terms or at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims brought against Insmed, Inc. in excess of its insurance coverage, if any, or a product recall may significantly impair our ability to test, manufacture and market our products.

        We cannot be certain that our present product liability insurance coverage is adequate. Such existing coverage will not be adequate as we further develop our products, and we cannot be certain that adequate insurance coverage against potential claims will be available in sufficient amounts or at a reasonable cost.

Our business may be negatively impacted by computer failures in the Year 2000.

       Many of our existing computer programs and systems use only two digits to identify the year in the date field. These programs may be unable to process date/time information between the twentieth and twenty-first centuries. This inability could cause the disruption or failure of such computer systems. We have identified two main areas of our Year 2000 risk:

        . Our internal computer systems could be disrupted or fail, causing an interruption or decrease in our ability to continue its operations; and

        . The computer systems of third parties with whom we regularly deal, including our suppliers, vendors, utilities and financial institutions, could be disrupted or fail, causing an interruption or decrease in our ability to continue its operations.

        If the business of any third party, including suppliers, vendors, utilizes or financial institutions, is significantly disrupted because such party is not Year 2000 compliant, such disruption could adversely affect our business. These disruptions could include, among other things:

        . a financial institution's inability to process checks drawn on our bank accounts, accept deposits or process wire transfers;

        . a client's, supplier's, vendor's or financial institution's business failure;

        . an interruption in deliveries of equipment and supplies from vendors;

        . a loss of voice and data connections we will use to share information;

        .      a loss of electric power to our facilities; or

        . other interruptions to the normal conduct of our business, the nature and extent of which we cannot foresee.

        We do not know whether or when any of the disruptions described above will actually occur. Even if they do occur, we cannot predict the effect they will have on our business.

We expect that our stock price will be volatile.

        There is no current public market for our common stock. Immediately following completion of the reorganizations, our common stock will be listed for trading on [the Nasdaq National Market]. Upon completion of the reorganizations, it is likely that our common stock will experience the significant volatility previously experienced by Celtrix common stock. The stock market, particularly in recent years, has experienced volatility that has been especially acute with respect to biopharmaceutical and biotechnology based stocks. The volatility of biopharmaceutical and biotechnology based stocks has often been unrelated to the operating performance of the companies represented by the stock. Factors such as announcements of the introduction of new products or services by us or our competitors, market conditions in the biotechnology sectors, rumors relating to us or our competitors and litigation or public concern as to safety of our potential products may have a significant impact on the market price of our stock.

Celtrix and Insmed Pharmaceuticals have never paid dividends on their capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

        Each of Celtrix and Insmed Pharmaceuticals historically has not paid cash dividends on Celtrix common stock or Insmed Pharmaceuticals common stock, as the case may be. We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and, therefore, we do not anticipate paying any cash dividends in the foreseeable future.

Certain provisions of Virginia law, our Articles of Incorporation and Amended and Restated Bylaws make a takeover by a third party difficult.

        Certain provisions of Virginia law and our Articles of Incorporation and Amended and Restated Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions include:

        . a provision allowing us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of the common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock;

        . the existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, and thereby expanding the time required to change the composition of a majority of directors and perhaps discouraging someone from making an acquisition proposal for us;

        . the Amended and Restated Bylaws' requirement that shareholders provide advance notice when nominating our directors;

        . the inability of shareholders to convene a shareholders' meeting without the meeting first being called by the Chairman of the Board, the President or a majority of the board of directors; and

        . the application of Virginia law prohibiting us from entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless certain criteria are met.

                  A CAUTION ABOUT FORWARD-LOOKING STATEMENTS

        The matters discussed throughout this joint proxy statement/prospectus that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

        These forward-looking statements may include, but are not limited to, future capital expenditures, acquisitions (including the amount and nature of acquisitions), future revenues, earnings, margins, costs, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. You can identify forward-looking statements by the use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan" and similar expressions. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, and markets for stock of Insmed, Inc., Celtrix and Insmed Pharmaceuticals.

        Any forward-looking statement speaks only as of the date on which the statement was made.

        Examples of factors that should be considered with respect to any forward-looking statements made throughout this joint proxy statement/prospectus include, but are not limited to, the following:

        . Legislative and regulatory initiatives that impact the provision of pharmaceutical products and services;

        . Market demand for pharmaceutical products and services, changes in the economies of areas served by the companies and catastrophic natural disasters;

        . The ability of Celtrix, Insmed Pharmaceuticals, Insmed, Inc., their suppliers and customers to successfully address Year 2000 readiness issues;

        . Unanticipated changes in operating expenses and capital expenditures;

        . General industry trends and the effects of vigorous competition in the biotechnology, biopharmaceutical and pharmaceutical industries;

        . Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission and similar agencies with regulatory oversight;

        . Employee workforce factors, including loss or retirement of key executives and scientists;

        . Technological developments resulting in competitive disadvantages and creating the potential for impairment of existing assets;

        . Unexpected costs or difficulties related to the integration of the businesses of Celtrix and Insmed Pharmaceuticals;

        . Regulatory delays or conditions imposed by regulatory bodies in approving the reorganizations;

        . General economic factors including inflation and capital market conditions; and

        .      Adverse changes in the securities markets.


        These factors are difficult to predict. They also contain uncertainties that may materially affect actual results, and may be beyond the control of Celtrix, Insmed Pharmaceuticals or Insmed, Inc. New factors may emerge from time to time and it is not possible for us to predict new factors, nor can we assess the effect of any new factors on Celtrix, Insmed Pharmaceuticals or Insmed, Inc.

        These forward-looking statements are found at various places throughout this joint proxy statement/prospectus. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. None of Celtrix, Insmed Pharmaceuticals or Insmed, Inc. undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                 THE MEETINGS

        This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of Celtrix common stock by the Celtrix board of directors for use at the annual meeting of Celtrix stockholders, and from the holders of Insmed Pharmaceuticals capital stock by the Insmed Pharmaceuticals board of directors for use at the special meeting of Insmed Pharmaceuticals shareholders. This joint proxy statement/prospectus and accompanying forms of proxy are first being mailed to the stockholders of Celtrix and Insmed Pharmaceuticals beginning on or about ________________, 2000.

Times, Dates and Places

        Celtrix. The annual meeting of Celtrix stockholders will be held at 10:00 a.m., local time, on [day of week], [date], 2000, at 2033 Gateway Place, Suite 600, San Jose, California 95110. It may be adjourned or postponed to another date and/or place for proper purposes.

        Insmed Pharmaceuticals. The special meeting of Insmed Pharmaceuticals shareholders will be held at 1:00 p.m., local time, on [day of week], [date], 2000 at 800 East Leigh Street, Richmond, Virginia 23219. It may be adjourned or postponed to another date and/or place for proper purposes.

Purpose of the Meetings

        Celtrix Annual Meeting. At the annual meeting of Celtrix stockholders (and any adjournment or postponement thereof), Celtrix stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt the reorganization agreement, (ii) to elect directors of the board of directors to serve until the earlier of the expiration of their term or consummation of the reorganizations, (iii) to ratify the appointment of Ernst & Young LLP as Celtrix's independent public accountants for the fiscal year ending March 31, 2000, and (iv) to transact such other matters as may properly come before the meeting.

        Insmed Pharmaceuticals Special Meeting. At the special meeting of Insmed Pharmaceuticals shareholders (and any adjournment or postponement thereof), Insmed Pharmaceuticals' shareholders will be asked to consider and vote upon a proposal to approve and adopt the reorganization agreement, including the related plan of exchange, and to transact such other matters as may properly come before the special meeting.

Record Date; Voting Rights; Votes Required for Approval

        Celtrix:

        Record Date. Celtrix's board of directors has fixed the close of business on ________, 2000, as the record date for the determination of the Celtrix stockholders entitled to receive notice of and to vote at the annual meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by the stockholders, during regular business hours, for a period of ten days before the meeting at the principal executive offices of Celtrix at 2033 Gateway Place, Suite 600, San Jose, California.

        Voting Rights. Only holders of record of shares of Celtrix common stock on the Celtrix record date are entitled to notice of and to vote at the annual meeting. Except with respect to the election of directors as described below, each holder of record of Celtrix common stock as of the Celtrix record date is entitled to cast one vote for each share of Celtrix common stock held on the Celtrix record date with regard to the proposal to adopt the reorganization agreement, the proposal to ratify the appointment of Ernst & Young LLP as Celtrix's independent public accountants and with respect to each other matter that may properly come before the Celtrix annual meeting.

        Every Celtrix common stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than five candidates. However, no Celtrix common stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote. As of the record date, there were 30,790,372 shares of Celtrix common stock outstanding, each of which is entitled to five votes at the annual meeting for the election of directors. Such votes may be cast for one nominee or distributed among two or more nominees up to a maximum of five nominees.

        Votes Required for Approval. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Celtrix common stock entitled to vote is necessary to constitute a quorum at the annual meeting. The affirmative vote of the holders of a majority of the outstanding shares of Celtrix common stock, voting as a single voting group, is required to approve the proposal adopting the reorganization agreement. Each nominee for election to the board of directors receiving the greatest number of votes, up to five directors, will be the persons elected as directors. The affirmative vote of the majority of the shares of Celtrix common stock, voting as a single voting group, present in person or by proxy at the annual meeting and entitled to vote, is required to ratify the selection of Ernst & Young LLP as the independent public accountants of Celtrix.

        Voting by Celtrix's Directors and Executive Officers. As of the record date, the directors, executive officers and affiliates of Celtrix had voting power with respect to a total of 14,955,752 shares of Celtrix common stock, or approximately 48.6% of the shares of Celtrix common stock outstanding at that date. Certain directors, officers and affiliates of Celtrix, who collectively own as of the record date for the Celtrix annual stockholders' meeting approximately 13,447,001 shares or 43.7% of Celtrix's outstanding common stock, have entered into a stockholder agreement with Insmed, Inc. and Celtrix MergerSub requiring such persons to vote their Celtrix common stock "FOR" adoption of the reorganization agreement. One of the Celtrix directors is affiliated with a holder of 4.9% of the outstanding Celtrix common stock who has agreed to vote its shares in the same manner as are voted by a majority of the remaining shares of Celtrix common stock. Celtrix currently expects that all of its directors, executive officers and affiliates will vote their shares of Celtrix common stock "FOR" the proposal to adopt the reorganization agreement. For additional information on the ownership and voting of Celtrix common stock, Celtrix directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management of Celtrix" on page __.

        Insmed Pharmaceuticals:

        Record Date. Insmed Pharmaceuticals' board of directors has fixed the close of business on ________, 2000, as the record date for Insmed Pharmaceuticals' shareholders entitled to notice of and to vote at the special meeting.

        Voting Rights. Only holders of record of shares of Insmed Pharmaceuticals common stock and Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, on the Insmed Pharmaceuticals record date, are entitled to notice of and to vote at the special meeting. Each holder of record of Insmed Pharmaceuticals common stock, Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, as of the Insmed Pharmaceuticals record date, is entitled to cast one vote per share on all matters submitted to Insmed Pharmaceuticals' shareholders. As of the record date, there were 3,933,390 shares of Insmed Pharmaceuticals common stock, 6,144,599 shares of Insmed Pharmaceuticals Series A Preferred Stock and 3,581,761 shares of Insmed Pharmaceuticals Series B Preferred Stock outstanding and entitled to vote at the special meeting.

        Votes Required for Approval. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Insmed Pharmaceuticals common stock, and the majority of the outstanding shares of Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, as separate voting groups, is necessary to constitute a quorum at the special meeting. The affirmative vote of the holders of more than two-thirds of the outstanding shares of Insmed Pharmaceuticals capital stock and the affirmative vote of the holders of a majority of the outstanding shares of Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, voting together as a single voting group, is required to approve and adopt the reorganization proposal. The affirmative vote of the holders of a majority of the outstanding shares of Insmed Pharmaceuticals common stock and Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, present in person or by proxy at the meeting and entitled to vote, is required for the transaction of any other business, with some exceptions, properly brought before the meeting.

        Voting of Insmed Pharmaceuticals' Directors and Executive Officers. As of the record date, the directors, executive officers and affiliates of Insmed Pharmaceuticals had voting power with respect to a total of 7,162,870 shares of Insmed Pharmaceuticals capital stock or approximately 52.4% of the voting shares of the Insmed Pharmaceuticals capital stock outstanding at that date and collectively, 6,195,979 shares or approximately 63.7% of the aggregate voting shares of the Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock outstanding at that date. Certain directors, executive officers and affiliates of Insmed Pharmaceuticals, who collectively own as of the record date for the Insmed Pharmaceuticals special shareholders' meeting approximately 6,012,709 shares or 44.0% of Insmed Pharmaceuticals' outstanding capital stock and collectively approximately 5,371,287 shares or 55.2% of Insmed Pharmaceuticals' outstanding Series A Preferred Stock and outstanding Series B Preferred Stock, have entered into a stockholder agreement with Celtrix requiring such persons to vote their Insmed Pharmaceuticals capital stock "FOR" approval of the reorganization agreement, including the related plan of exchange. Insmed Pharmaceuticals currently expects that all of its directors, executive officers and affiliates will vote their shares of Insmed Pharmaceuticals capital stock "FOR" the proposal to approve the reorganization agreement, including the related plan of exchange. For additional information on the ownership of Insmed Pharmaceuticals capital stock by Insmed Pharmaceuticals directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management of Insmed Pharmaceuticals" on page __.

Proxies

        All shares of Celtrix common stock, and Insmed Pharmaceuticals common stock, Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock, represented by properly executed proxies received prior to or at the annual meeting of Celtrix stockholders or the special meeting of Insmed Pharmaceuticals shareholders, as the case may be, and not revoked, will be voted in accordance with the instructions indicated in those proxies. If no instructions are indicated on a properly executed returned proxy, Celtrix and Insmed Pharmaceuticals will vote such proxy "FOR" the approval and adoption of the reorganization proposal and Celtrix will vote such proxy "FOR" the proposals regarding election of directors and appointment of an independent accountant.

        Abstentions may be specified with respect to any of the proposals being considered at the respective annual or special meetings, as the case may be. A properly executed proxy marked "ABSTAIN" will be counted as present for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting. Because the affirmative votes of a majority of the outstanding shares of the Celtrix common stock are required for adoption of the reorganization proposal, and in the case of Insmed Pharmaceuticals, the affirmative vote of more than two-thirds of the outstanding shares of Insmed Pharmaceuticals capital stock and a majority of the outstanding shares of Insmed Pharmaceuticals Series A Preferred Stock and Series B Preferred Stock, voting together as a single voting group, are required for approval of the reorganization proposal, a proxy marked "ABSTAIN" with respect to the reorganization proposal will have the effect of a vote "AGAINST" the reorganization proposal. In addition, the failure of a stockholder of Celtrix or Insmed Pharmaceuticals to return a proxy will have the effect of a vote "AGAINST" the reorganization proposal. Under Nasdaq rules, brokers who hold shares in street name for customers have the authority to vote on certain "routine" proposals when they have not received instructions from beneficial owners. Under Nasdaq rules, such brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters such as the reorganization proposal. Thus, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval and adoption of the reorganization proposal (i.e., "broker non-votes"), but may vote the Celtrix shares with respect to the election of directors and the appointment of an independent accountant. Since the affirmative votes described above are required for approval of the reorganization proposal, a "broker non-vote" with respect to the reorganization proposal will have the effect of a vote "AGAINST" the reorganization proposal. In addition, with regard to the other matters to be voted on at the meetings, a proxy marked "ABSTAIN" will have the same effect as a vote "AGAINST" a proposal.

Revocation of Proxies

        You may revoke your proxy at any time prior to its use by delivering to the Secretary of Celtrix or the Secretary of Insmed Pharmaceuticals, as the case may be, a signed notice of revocation or a later-dated, signed proxy, or by attending the meeting and voting in person. Merely attending the meeting does not mean you have revoked your proxy.

Solicitation of Proxies

        The solicitation of proxies of Celtrix stockholders and Insmed Pharmaceuticals shareholders is made by both the Celtrix board of directors and the Insmed Pharmaceuticals board of directors and is being paid for equally by Celtrix and Insmed Pharmaceuticals. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Both Celtrix and Insmed Pharmaceuticals will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. Neither Insmed Pharmaceuticals nor Celtrix expects to engage a firm to aid in the solicitation of proxies; however, should it later be determined necessary, Insmed Pharmaceuticals and Celtrix estimates that related fees will not exceed $10,000 (plus expenses). To the extent necessary in order to ensure sufficient representation at the respective meetings, Celtrix or Insmed Pharmaceuticals, as the case may be, or either company's respective proxy solicitor may request the return of proxy cards by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxy card immediately.

        You should not send in any stock certificates with your proxy card. As soon as practicable after the consummation of the reorganizations, a transmittal form will be sent to you with instructions for receiving Insmed, Inc. common stock in exchange for your Celtrix stock or Insmed Pharmaceuticals stock, as the case may be.

        As of the date of this joint proxy statement/prospectus, neither the Celtrix board of directors nor the Insmed Pharmaceuticals board of directors knows of any business to be presented at the meetings other than the proposals set forth above. If any other matters should properly come before either meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. Proxies voted "AGAINST" the reorganization proposal will not be used to vote for any adjournment pursuant to this authority.

Availability of Accountants

        Celtrix. A representative of Ernst & Young LLP, Celtrix's independent public accountants, is expected to be present at the annual meeting of Celtrix's stockholders and to be available to respond to appropriate questions. Such representative will have the opportunity to make a statement at the annual meeting if he or she so desires.

        Insmed Pharmaceuticals. A representative of Ernst & Young LLP, Insmed Pharmaceuticals' independent public accountants, is expected to be present at the special meeting of Insmed Pharmaceuticals' shareholders and be available to respond to appropriate questions. Such representative will have the opportunity to make a statement at the special meeting if he or she so desires.

                              THE REORGANIZATIONS

        The following information relating to the reorganizations is not intended to be a complete description of all the information relating to the reorganizations but is intended to include the material terms of the reorganizations. The discussion in this joint proxy statement/prospectus of the reorganizations and the principal terms of the reorganization agreement is subject to, and qualified in its entirety by reference to, the reorganization agreement, which is attached to this joint proxy statement/prospectus as Annex A
                                                                         -------
and is incorporated by reference in this joint proxy statement/prospectus. You are urged to read the reorganization agreement carefully for a complete description of the terms of the reorganizations.

Results of the Reorganizations

        The reorganization agreement provides that, as a part of the reorganizations, each of Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of Insmed, Inc. In the reorganizations, Celtrix MergerSub will be merged with and into Celtrix with Celtrix as the surviving corporation and the separate corporate existence of MergerSub will cease. Celtrix will thereby become a wholly-owned subsidiary of Insmed, Inc. Throughout this document, the merger of Celtrix MergerSub into Celtrix will be referred to as the merger. In addition, Insmed Pharmaceuticals and Insmed, Inc. will conduct a share exchange whereby non-dissenting Insmed Pharmaceuticals shareholders will exchange their shares of capital stock of Insmed Pharmaceuticals for shares of Insmed, Inc. capital stock. Following the share exchange, Insmed Pharmaceuticals will be a wholly-owned subsidiary of Insmed, Inc. Throughout this document, the exchange of Insmed Pharmaceuticals capital stock for Insmed, Inc. capital stock will be referred to as the share exchange, and the share exchange and the merger will be collectively referred to as the reorganizations. The reorganizations will become effective on the latter of, the date of filing of the certificate of merger with the Secretary of State of the State of Delaware or, the date of receipt of the certificate of exchange from the State Corporation Commission of the Commonwealth of Virginia, or at such other time as will be specified in the certificate of merger or articles of exchange. Immediately following completion of the reorganizations:

        . Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of Insmed, Inc.;

        . Geoffrey Allan, Ph.D., Kenneth G. Condon, Gustav A. Christensen, Graham K. Crooke, MB.BS, Dennis J. Dougherty, Steinar J. Engelsen, M.D., and Edgar G. Engleman, M.D. will be directors of Insmed, Inc. and Elan Corporation, plc will appoint an observer to the Insmed, Inc. board of directors as described on page __;

        . officers of Insmed, Inc. will include Geoffrey Allan, Ph.D., as Chief Executive Officer and President and Michael D. Baer as Chief Financial Officer;

        . former Celtrix common and preferred stockholders will collectively own approximately 40,819,626 shares of Insmed, Inc. common stock or 33.7% of Insmed, Inc. on a fully diluted basis;

        . former Insmed Pharmaceuticals common and preferred shareholders will collectively own approximately 53,593,215 shares of Insmed, Inc. common stock or 44.3% of Insmed, Inc. on a fully diluted basis;

        . the investors who purchase Insmed Pharmaceuticals common stock and Insmed, Inc. warrants in connection with the financing described on page __ just before the closing, will collectively own approximately 26,615,717 shares of Insmed, Inc. common stock or 22.0% of Insmed, Inc. on a fully diluted basis;

        . approximately 1,410,722 shares of Insmed, Inc. common stock will be issuable upon the exercise of converted Celtrix options; and

        . approximately 5,962,369 shares of Insmed, Inc. common stock will be issuable upon the exercise of converted Insmed Pharmaceuticals options.

Celtrix and Insmed Pharmaceuticals Stockholder Agreements

        The following information relating to the stockholder agreements is not intended to be a complete description of all of the information relating to the stockholder agreements, but is intended to include the material terms of the stockholder agreements. This description is qualified in its entirety by the stockholder agreements themselves, the forms of which are attached to this joint proxy statement/prospectus as Annex E and Annex G and are incorporated by
                              -------     -------
reference in this joint proxy statement/prospectus. You are encouraged to read both forms of stockholder agreements in their entirety.

        As a condition to the execution by Celtrix and Insmed Pharmaceuticals of the reorganization agreement, some of the shareholders who are affiliates of Insmed Pharmaceuticals, including certain members of management and the board of directors, entered into stockholder agreements for the benefit of Celtrix and some of the stockholders of Celtrix who are affiliates, including certain members of management and the board of directors, entered into stockholder agreements for the benefit of Insmed Pharmaceuticals.

        Pursuant to the stockholder agreements, the stockholders agreed to vote their shares of Celtrix or Insmed Pharmaceuticals capital stock, as the case may be, in favor of adoption or approval of the reorganization agreement and the transactions contemplated thereby and to cause anyone to whom they transferred their voting rights in the capital stock to do the same. The obligations under the stockholder agreements terminate automatically upon the termination of the reorganization agreement.

        The following holders of Celtrix common stock, representing 13,447,001 shares or approximately 43.7% of its outstanding common stock are parties to stockholder agreements for the benefit of Insmed Pharmaceuticals: Warburg, Pincus Investors, L.P., Genzyme Corporation, Biotechnology Development Fund, L.P., Biotechnology Development Fund, III, L.P., Veron International, Limited, Andreas Sommer, Ph.D., Malcolm J. McKay, Ph.D. and Henry E. Blair. For more information on these stockholders, see "Security Ownership of Certain Beneficial Owners and Management" on page ___.

        In addition, a holder of 1,508,751 shares of Celtrix common stock or approximately 4.9% of its outstanding common stock has agreed to vote all of its shares in the same manner as are voted by a majority of the remaining shares of Celtrix common stock.

        The following holders of Insmed Pharmaceuticals capital stock, representing 6,012,709 shares or approximately 44.0% of its outstanding capital stock and collectively 5,371,287 shares or approximately 55.2% of its outstanding Insmed Pharmaceuticals Series A Preferred Stock and outstanding Insmed Pharmaceuticals Series B Preferred Stock, are parties to stockholder agreements for the benefit of Celtrix: Geoffrey Allan, Ph.D., Boston University Nominee Partnership, Ticonderoga Associates III, L.L.C., Intersouth Associates III, LP, KS Teknoinvest V, BioAsia Investment, LLC, (on behalf of Biotechnology Development Fund, L.P. and Biotechnology Development Fund, III, L.P.) and Warburg Dillon Read, LLC.

What Celtrix Stockholders and Insmed Pharmaceuticals Shareholders Will Receive

        In connection with the reorganizations, (i) each holder of Celtrix common stock will receive one (1) share of Insmed, Inc. common stock for each outstanding share of Celtrix common stock, (ii) each holder of Celtrix Series A Preferred Stock will receive __________ shares of Insmed, Inc. common stock for each outstanding share of Celtrix Series A Preferred Stock held, and (iii) each shareholder of Insmed Pharmaceuticals will receive 3.5 shares of Insmed, Inc. common stock for each outstanding share of Insmed Pharmaceuticals common stock and Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock held. Cash will be paid instead of issuing fractional shares of Insmed, Inc. common stock. At the effective time of the reorganizations, each outstanding option, warrant or other right to purchase shares of Celtrix common stock and each outstanding option, warrant or other right to purchase shares of Insmed Pharmaceuticals common stock will be converted automatically into a new option, warrant or other right to purchase the number of shares of Insmed, Inc. common stock equal to the number of shares of Celtrix common stock or Insmed Pharmaceuticals common stock, as the case may be, issuable under the old option, warrant or other right multiplied by one (1) in the case of Celtrix stock options or other rights, and 3.5 in the case of Insmed Pharmaceuticals stock options, warrants or other rights, except that cash will be paid instead of issuing options, warrants or other rights to purchase fractional shares of Insmed, Inc. The per share exercise price of the new option, warrant or other right will be divided by one (1) in the case of Celtrix, or 3.5 (rounded up to the nearest tenth of a cent) in the case of Insmed Pharmaceuticals stock options, warrants or other rights. For more information on the designations and rights of the Insmed, Inc. stock options, see "Insmed, Inc. 2000 Stock Option Plan" on page ___.

Cash Payments for Fractional Shares of Insmed, Inc. Common Stock

        If the conversion of Insmed Pharmaceuticals and Celtrix shares of common stock and preferred stock into shares of Insmed, Inc. common stock results in any former Insmed Pharmaceuticals and Celtrix stockholder being entitled to receive a fraction of a share of Insmed, Inc. common stock, no fraction of a share of Insmed, Inc. common stock will be delivered. Rather than receiving a fraction of a share, former Insmed Pharmaceuticals and Celtrix common and preferred stockholders will receive a cash payment, without interest and subject to the payment of applicable withholding taxes, based on the mean of the high and low sales prices of Insmed, Inc. common stock as reported on [the Nasdaq National Market], on the first full day on which the Insmed, Inc. common stock is traded on [the Nasdaq National Market].

        Similarly, if the conversion of Insmed Pharmaceuticals options, warrants or other rights results in any former Insmed Pharmaceuticals shareholder being entitled to receive the right to purchase a fractional share of Insmed, Inc. common stock, no right to purchase a fractional share of common stock will be delivered. Instead of receiving an option, warrant or other right to purchase a fractional share of Insmed, Inc. common stock, a holder of an Insmed Pharmaceuticals option, warrant or other right to purchase Insmed Pharmaceuticals common stock will receive a check in an amount equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Insmed, Inc. common stock on the first full day of trading on [the Nasdaq National Market] after completion of the reorganizations and (ii) the product of 3.5 multiplied by the exercise price per share of each Insmed Pharmaceuticals option, warrant or other right to purchase common stock.

Background and Negotiation of the Reorganizations

        On October 5, 1998, the Celtrix board of directors held a regular meeting, at which, among other matters, it discussed the possibility of merging Celtrix with another biotechnology company as a corporate strategy to diversify the product portfolio and gain broader access to financial resources. The board recommended the retention of investment bankers to assist in these activities.

        On November 2, 1998, Andreas Sommer, President and Chief Executive Officer of Celtrix, and Thomas Dietz, a Managing Director of Pacific Growth Equities (Pacific Growth), discussed the possibility of merging with another company. The next day Drs. Sommer and Dietz discussed the formal engagement of Pacific Growth and possible merger candidates.

        At a meeting of the Insmed Pharmaceuticals' board of directors on November 18, 1998, Edgar Engleman, a member of the Insmed Pharmaceuticals board of directors, discussed with Dr. Geoffrey Allan, Chairman and Chief Executive Officer of Insmed Pharmaceuticals, whether Insmed Pharmaceuticals might be interested in acquiring Celtrix and another company in the BioAsia management portfolios.

        On November 20, 1998, Graham Crooke, a member of the Insmed Pharmaceuticals board of directors, contacted Andreas Sommer to discuss the business strategies and position of each company and the complementary nature of clinical programs. These discussions did not include financial terms.

        On November 23, 1998, Dr. Engleman discussed with Dr. Sommer the possibility of a merger between the two companies. Later that day, Dr. Allan telephoned Dr. Sommer to give a further description of Insmed Pharmaceuticals and discuss the desirability of a merger between the two companies.

        On November 28, 1998, Dr. Sommer and Donald Huffman, Vice President, Finance and Administration and Chief Financial Officer of Celtrix met with a mid-size public biotechnology company (Company A) to discuss the possible acquisition of Celtrix. The companies concluded that research and development activities were complementary and that each would be interested in further discussions.

        On November 30, 1998, Dr. Allan informed BancBoston Robertson Stephens that Insmed Pharmaceuticals was considering the acquisition of two companies.

        On December 3, 1998, Drs. Sommer, Allan and Crooke met at the offices of Ticonderoga Capital in San Francisco to discuss the issues and opportunities facing both Insmed Pharmaceuticals and Celtrix and the benefits of a business combination of the two companies. These discussions included a review of patents, manufacturing, cost of goods, business development and science, but did not include any discussion of financial terms. The following day Dr. Allan sent Dr. Sommer a financial overview of Insmed Pharmaceuticals. On the same day, Dr. Allan met separately with representatives of the other company that Dr. Engleman had mentioned at the board of directors meeting on November 18, 1998.

        On December 7, 1998, the Celtrix board of directors held a regular meeting, at which, among other matters, various merger possibilities were discussed, including the interest of Insmed Pharmaceuticals and Company A in a combination.

        On December 11, 1998, Celtrix and Insmed Pharmaceuticals exchanged confidentiality agreements. Dr. Allan sent a letter of interest to Celtrix that outlined possible terms for an acquisition of Celtrix by Insmed Pharmaceuticals. On December 14, 1998, Dr. Allan sent additional financial information regarding Insmed Pharmaceuticals to Celtrix.

        On December 14, 1998, the Insmed Pharmaceuticals board of directors discussed both acquisition opportunities in a telephonic meeting.

        On December 16, 1998, Celtrix engaged Pacific Growth as its financial advisor to assist in the process of a comprehensive evaluation of all merger possibilities. On the same day, Dr. Allan sent Dr. Sommer a copy of the Insmed Pharmaceuticals Clinical Investigator's Brochure (CIB). The following day Dr. Sommer provided a copy of the Celtrix CIB to Insmed Pharmaceuticals.

        On January 7, 1999, a representative of Company A informed Mr. Huffman that his firm had evaluated a number of acquisition candidates and that it had decided to focus its efforts in a different area of business from that discussed with Celtrix.

        On January 8, 1999, George Milstein, a Managing Director of Pacific Growth provided a list of potential merger partners to Celtrix. Also that day, Dr. Allan of Insmed Pharmaceuticals met with representatives of BancBoston Robertson Stephens to discuss acquisition strategies.

        On January 11, 1999, Dr. Sommer visited Dr. Allan at Insmed Pharmaceuticals' offices to discuss the clinical programs of each company.

        On January 14, 1999, Dr. Sommer, Mr. Huffman and Dr. Dietz and Mr. Milstein of Pacific Growth met with representatives of a private, developmental stage biotechnology company (Company B) at the offices of Pacific Growth in San Francisco. The parties exchanged confidentiality agreements and had a comprehensive discussion of the clinical programs, business opportunities and strategies of each company. The companies agreed to have further discussions as the clinical plans and overall business strategies of the companies appeared to be complementary. After the meeting, Dr. Dietz of Pacific Growth provided an updated list of potential merger partners to Celtrix.

        On January 20, 1999, Dr. Sommer visited a public mid-size biotechnology company (Company C) for discussions regarding the possibility of a merger of the two companies.

        On January 25, 1999, Dr. Allan again met with BancBoston Robertson Stephens representatives to discuss acquisition strategies.

        On January 28, 1999, Dr. Sommer met with representatives of Elan Corporation, plc regarding the possibility of a corporate collaboration in the area of osteoporosis.

        On February 11, 1999, the Insmed Pharmaceuticals board of directors discussed potential merger or acquisition candidates, including Celtrix.

        On February 12, 1999, Dr. Allan spoke with representatives of Pacific Growth and provided them with preliminary information regarding Insmed Pharmaceuticals.

        On February 16, 1999, Drs. Sommer and Allan met in the offices of Pacific Growth for further discussions regarding the possible merger of the companies.

        On February 26, 1999, Dr. Sommer and Dr. Desmond Mascarenhas, Director of Research and Intellectual Property at Celtrix, gave a further presentation at the Company B offices covering various topics including the patent positions of both companies.

        On March 9, 1999, Dr. Sommer met with Elan to discuss the possibility of a corporate collaboration that involved funding of Celtrix's osteoporosis program and an investment by Elan in Celtrix.

        On March 10, 1999, Celtrix and Elan continued collaboration discussions. Later that day representatives of Company B made a presentation of the company's programs and business strategy to Dr. Sommer, Mr. Huffman, Dr. Malcolm McKay, Vice President Regulatory Affairs and Quality Assurance and Dr. Mascarenhas. The parties concluded that a business combination could be mutually beneficial.

        On March 12, 1999, Dr. Sommer visited Insmed Pharmaceuticals in Richmond, Virginia and performed preliminary due diligence on Insmed Pharmaceuticals.

        On March 16, 1999, the Celtrix board of directors held a regularly scheduled meeting at which the progress of discussions with Insmed Pharmaceuticals and Company B were reviewed. Mr. Milstein reviewed possible deal structures and Dr. Dietz reviewed the business prospects of each company.

        On March 18, 1999, Company C informed Dr. Sommer that, while there was interest in a merger due to the attractiveness of Celtrix's technology, it could not advance discussions in the near term (in 1999) because of other corporate goals.

        On March 30, 1999, Celtrix received letters of intent from Insmed Pharmaceuticals and Company B regarding their desire to merge with Celtrix. Celtrix also received a proposal from Elan to purchase $2.5 million of Celtrix common shares and provide additional funding to support a Phase IIb clinical trial in osteoporosis. Company B expressed concern that if Celtrix were to conclude a corporate partnership with Elan, or any other firm, prior to completing a merger, it would potentially diminish their desire to merge with Celtrix.

        On March 31, 1999, the board of directors of Celtrix held a special meeting to evaluate the letters of intent and the Elan proposal for collaboration. The board discussed the possibility of completing a transaction with each company and Elan, the possible terms, the status of discussions, timing and related matters. The board decided that it was in the best interests of Celtrix to accept Elan's firm proposal to conclude a partnership and executed a binding letter agreement with Elan.

        On April 6, 1999, the Insmed Pharmaceuticals board of directors discussed the acquisition of Celtrix and agreed that discussions and due diligence should continue.

        On April 21, 1999, Celtrix and Elan executed the definitive agreement governing the Elan joint venture.

        On May 4, 1999, Dr. Sommer, Mr. Huffman, and Drs. McKay and Mascarenhas met with representatives of a public biotechnology company (Company D) at their offices to discuss a possible business combination.

        On May 25, 1999, Dr. Sommer, Mr. Huffman, and Drs. McKay and Mascarenhas met with representatives of a public, mid-size medical device company (Company
E) to discuss the possibility of a collaboration or merger.

        On May 28, 1999, Company B reiterated its interest in Celtrix, but again expressed concern that the partnership completed with Elan diminished their desire to merge with Celtrix.

        On June 3, 1999, Hany Awadalla, a Managing Director of BancBoston Robertson Stephens, spoke with Mr. Milstein regarding the continued interest of Insmed Pharmaceuticals to merge with Celtrix.

        On June 7, 1999, Drs. Sommer and Allan met at Celtrix to resume discussions regarding a merger.

        On June 9, 1999, a representative of Company D called to inform Celtrix that it was not prepared to proceed with merger discussions in the near term. Further, that its interests in pursuing a merger in the longer term would now depend upon the outcome of clinical trials in which it was currently involved.

        On June 22, 1999, the Celtrix board of directors at its regularly scheduled meeting discussed, among other matters, the status of possible merger partners and in the case of Insmed Pharmaceuticals, terms and conditions of a merger.

        On June 24, 1999, a representative from Company E informed Celtrix that its objectives were to continue to concentrate its efforts in the device area for the foreseeable future.

        On June 29, 1999, Drs. Sommer and Allan met in New York with Messrs. Milstein and Awadalla to discuss an appropriate plan of action to proceed with a merger.

        Between July and August, Celtrix and Insmed Pharmaceuticals and their respective financial advisors held numerous conversations regarding the business opportunities of both companies.

        On August 4, 1999, the Insmed Pharmaceuticals board of directors retained BancBoston Robertson Stephens to act as Insmed Pharmaceuticals' exclusive investment banker with respect to its acquisition of Celtrix.

        On August 23, 1999, at its regularly scheduled meeting, the Celtrix board of directors reviewed Insmed Pharmaceuticals' merger proposal including proposed valuation, ratios and related terms. The board then instructed Mr. Milstein and the officers of Celtrix to continue negotiations with Insmed Pharmaceuticals in accordance with the board's instructions.

        At the meeting of the Insmed Pharmaceuticals board of directors on September 14, 1999, BancBoston Robertson Stephens and Insmed Pharmaceuticals management reviewed the terms of a proposed merger with Celtrix and Insmed Pharmaceuticals management presented the results of its due diligence of Celtrix. The Insmed Pharmaceuticals board of directors directed Insmed Pharmaceuticals management to continue due diligence and to begin preparation of documents necessary to effect the merger.

        On September 20, 1999, at its regularly scheduled meeting, the Celtrix board of directors discussed the proposed merger with Insmed Pharmaceuticals, its proposed terms, certain other strategic matters and related matters. The board agreed to continue negotiations with Insmed Pharmaceuticals, assuming that Insmed Pharmaceuticals would consummate a collaboration agreement with a major corporate partner.

     On September 28, 29 and 30, 1999, management representatives from Celtrix and Insmed Pharmaceuticals together with their legal advisors met in Richmond, Virginia to negotiate the terms of a definitive merger agreement.

     In the month of October, Insmed Pharmaceuticals and Celtrix conducted due diligence on each other.

     On November 18, 1999, Dr. Allan informed Dr. Sommer that Insmed Pharmaceuticals had decided not to pursue a collaboration agreement with a major corporate partner at this time. Since the Celtrix decision to proceed with the merger partially was based on Insmed Pharmaceuticals concluding such a transaction, the Celtrix board discussed this situation at a telephonic meeting held on November 23, 1999. The board then discussed the current status of Celtrix's business and that of Insmed Pharmaceuticals as well as the strength of the combined business, with or without a major collaboration at this time. The board instructed management to continue discussions with Insmed Pharmaceuticals regarding a merger, but at a reduced exchange ratio.

     On November 23, 1999, following the Celtrix board meeting, Insmed Pharmaceuticals was informed of the Celtrix board's decision to request a modification of the exchange ratio. Insmed Pharmaceuticals rejected the request for the change but made a counter offer, which was conveyed to Celtrix.

     On November 24, 1999, the Celtrix board had a telephonic meeting to discuss the revised Insmed Pharmaceuticals proposal. It also discussed the financial position of both companies and the ability of the combined companies to obtain additional financing. The board instructed Pacific Growth to reiterate its position to Insmed Pharmaceuticals on what it believed was a fair exchange ratio.

     On November 29, 1999, the board of Insmed Pharmaceuticals met in New York to discuss the Celtrix transaction. The board of directors of Insmed Pharmaceuticals approved the reorganization at the exchange ratio proposed on November 24, 1999, by Celtrix. After consideration and discussions, the Insmed Pharmaceuticals board unanimously (i) determined that the terms of the reorganizations were desirable to Insmed Pharmaceuticals, (ii) approved the terms of the reorganization agreement, (iii) authorized Insmed Pharmaceuticals' officers to undertake all acts necessary or desirable to effectuate the reorganizations, (iv) ratified and approved all actions taken previously by any officer or director of Insmed Pharmaceuticals in connection with the reorganizations and (v) recommended approval of the reorganization agreement by the holders of the Insmed Pharmaceuticals common stock and preferred stock.

     Insmed Pharmaceuticals informed Celtrix of its decision to accept the Celtrix board's revised exchange ratio. The Celtrix board met telephonically later that day to discuss the proposed reorganizations. A representative from Pacific Growth delivered its oral opinion (which was subsequently confirmed in writing) that, as of such date, the consideration to be received by the holders of Celtrix common stock and preferred stock pursuant to the terms of the reorganization agreement was fair to such holders from a financial point of view. Celtrix's financial advisor and legal counsel reviewed the final draft of the reorganization agreement. After consideration and discussion of the presentations of its financial and legal advisors, the Celtrix board unanimously
(i) determined that the terms of the reorganizations were fair to, and in the best interests of, the holders of the Celtrix common stock from a financial point of view, (ii) approved the terms of the reorganization agreement, (iii) authorized Celtrix's officers to undertake all acts necessary or desirable to effectuate the reorganizations, (iv) ratified and approved all actions taken previously by any officer or director of Celtrix in connection with the reorganizations and (v) recommended approval of the reorganization agreement by the holders of the Celtrix common stock.

     On November 30, 1999, the reorganization agreement was signed.

     On January 13, 2000, the purchase agreement with respect to the financing was executed.

     On February 4, 2000, the Insmed Pharmaceuticals board of directors met telephonically to discuss the proposed amendment and restatement of the reorganization agreement. After consideration and discussions, the Insmed Pharmaceuticals board unanimously (i) determined that the terms of the reorganizations were desirable to Insmed Pharmaceuticals, (ii) approved the terms of the amended and restated reorganization agreement, (iii) authorized Insmed Pharmaceuticals' officers to undertake all acts necessary or desirable to effectuate the reorganizations, (iv) ratified and approved all actions taken previously by any officer or director of Insmed Pharmaceuticals in connection with the reorganizations and (v) recommended approval of the amended and restated reorganization agreement by the holders of the Insmed Pharmaceuticals common stock and preferred stock.

     On February 9, 2000, the Celtrix board of directors met telephonically to discuss the proposed amendment and restatement of the reorganization agreement. A representative from Pacific Growth delivered an updated written opinion that, as of November 29, 1999, the consideration to be received by the holders of Celtrix common stock and preferred stock pursuant to the terms of the amended and restated reorganization agreement was fair to such holders from a financial point of view. After consideration and discussion of the presentations of its financial and legal advisors, the Celtrix board unanimously (i) determined that the terms of the reorganizations were fair to, and in the best interests of, the holders of the Celtrix common stock from a financial point of view, (ii) approved the terms of the amended and restated reorganization agreement, (iii) authorized Celtrix's officers to undertake all acts necessary or desirable to effectuate the reorganizations, (iv) ratified and approved all actions taken previously by any officer or director of Celtrix in connection with the reorganizations and (v) recommended approval of the amended and restated reorganization agreement by the holders of the Celtrix common stock.

     On February 9, 2000, the amended and restated reorganization agreement was signed.

Celtrix's Reasons for the Reorganizations

     In reaching its decision to approve the reorganization agreement, the Celtrix board of directors consulted with Celtrix senior management about strategic and operational matters. Celtrix also sought the advice of its legal counsel and independent accountants regarding (1) the legal duties of the Celtrix board of directors, (2) regulatory, tax and accounting matters, (3) the terms of the reorganization agreement, (4) the other definitive agreements contemplated by that agreement and (5) other relevant matters. The Celtrix board of directors also consulted with Pacific Growth Equities, Inc. regarding the overall fairness from a financial point of view of the aggregate consideration to be received by Celtrix stockholders pursuant to the reorganization agreement. While the Celtrix board of directors did not assign any relative weight to the various factors it considered, some of the more important factors considered by Celtrix's board of directors in approving the reorganization agreement were the following:

     . the fact that the consideration contained in the reorganization agreement would enable Celtrix stockholders to hold approximately 43.2% of the outstanding common stock of Insmed, Inc. on a fully diluted basis (based on ownership prior to completion of the $34.5 million financing described under "Recent Developments" on page __);

     . the opinion of Pacific Growth, dated as of February 9, 2000, the day the amended and restated reorganization was executed, that as of November 29, 1999, the day before the original reorganization agreement was executed, the consideration to be received by the Celtrix stockholders, as provided for in the amended and restated reorganization agreement was fair to Celtrix stockholders from a financial point of view. A copy of that opinion, which sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others and limitations is attached as Annex B, and a summary description is included in "Opinion of
          -------
          Celtrix's Financial Advisor" on page ___;

     . the consolidation taking place among biotechnology companies suggests that large companies will be better able to compete in this industry and that it is an attractive time for smaller companies to consider strategic alternatives. For example, the Celtrix board believes it would be beneficial for Celtrix to be part of a larger organization with greater market potential and offer its products as part of a broader range of products for treating a variety of metabolic disorders;

     . the value of Celtrix continuing as a stand-alone entity compared to the prospects for a combined company. In this context, the following factors were particularly compelling: (1) the reorganizations offered a strategic fit between Celtrix's and Insmed Pharmaceuticals' core businesses; and (2) the reorganizations would afford Celtrix stockholders the chance, as equity holders of Insmed, Inc., to participate in the continued growth of a more effective competitor with greater financial resources, increased business opportunities and expanded earnings potential than would be possible for Celtrix as an independent company;

     . the lack of any substantial impediments to the ability of the Celtrix board to entertain alternative proposals for a business combination transaction, negotiate and give information to third parties and terminate the reorganization agreement in the event of an alternative proposal, if required by the Celtrix board's fiduciary duties to its stockholders;

     . the opportunity to raise additional capital in order to continue clinical trials for SomatoKine in existing indications;

     . Celtrix management's assessment of possible strategic alternatives, including remaining a separate company, entering joint ventures or merging with a third party;

     . the fact that, although Celtrix did not conduct a formal auction, the Celtrix board believed that a more attractive offer would not be available based on previous merger discussions with five other companies;

     . the potential to pursue additional indications for Celtrix's main product;

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

     . the reduction of strategic risk inherent in an expanded product portfolio;

     . the reorganizations provide the opportunity for the combined entity to achieve potential cost synergies, through consolidation and integration of certain manufacturing, research, development, sales and administrative operations and functions;

     .    recent and historical market prices of Celtrix common stock;

     . the larger market capitalizations of Insmed, Inc. compared to Celtrix and the corresponding increase in trading liquidity of the Insmed, Inc. common stock compared to the Celtrix common stock should benefit the former Celtrix stockholders;

     . the likelihood that the reorganizations will be completed, including the likelihood of satisfying the conditions to completion of the reorganizations, the experience, reputation and financial condition of Insmed Pharmaceuticals and the risks to Celtrix if the reorganizations are not completed; and

     . the other terms and attributes of the reorganizations, including the tax-free nature of the transaction with respect to Celtrix stockholders.

     The Celtrix board also considered a number of potentially negative factors in its deliberations concerning the reorganizations, including, but not limited to:

     . the loss of control over the future operations of Celtrix following the merger and the resulting potential for disruption in operations arising from the change in control of Celtrix, including the possible change to or cessation of Celtrix's SomatoKine clinical and development programs;

     . the benefits sought to be achieved in the merger may be delayed or may not be achieved;

     . the potential disruption of Celtrix's business that might result from employee uncertainty and lack of focus following announcement of the merger and during the combination of operations;

     . the possibility that the merger would not be consummated and the effect of the public announcement of the merger on Celtrix's operations, its ability to attract and retain employees and the effects on its public stock price from the public announcement of a termination of the reorganization agreement;

     .    the substantial expenses to be incurred in connection with the merger;

     .    the risk that key personnel may not remain employed by Insmed, Inc.;
          and

     .    the other risks described under "Risk Factors" on page __.

     After due consideration, the Celtrix board concluded that the benefits of the transaction to Celtrix and its stockholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the information and factors considered by the Celtrix board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Celtrix board of directors.

     Insmed Pharmaceuticals' Reasons for the Reorganizations

     Insmed Pharmaceuticals' board of directors has unanimously approved the reorganizations and the reorganization agreement. It believes the reorganizations are beneficial to Insmed Pharmaceuticals and its shareholders for the following reasons:

     . the reorganizations will increase our product development opportunities. The combined entity will have a clinical stage product portfolio that includes drugs for type 1 and type 2 diabetes, polycystic ovary syndrome, hip fracture, osteoporosis, severe burns and wound healing. Insmed Pharmaceuticals' board of directors believes that the expanded product portfolio should increase business development activities and financial results;

     . the increased number of products increases the opportunity for commercial success while decreasing the potential adverse financial impact that could result from failure of individual products to perform successfully in clinical development;

     . the reorganizations will cause illiquid shares of privately held Insmed Pharmaceuticals to be exchanged for liquid shares of a publicly held company. The shares in the new company will be traded on a major U.S. exchange. This improves Insmed Pharmaceuticals shareholders' liquidity;

     . the reorganizations will enable the combined company to pursue a number of potential product opportunities that Insmed Pharmaceuticals and Celtrix would otherwise be unable to pursue as stand-alone companies;

     . the combined company may be able to obtain better commercial terms in partnering and other transactions due to its increased size, product development portfolio and bargaining power;

     . the reorganizations will enable the companies to combine their research and development programs and should thereby enable the combined entity to achieve greater operating synergies;

     . the combined company will have greater financial resources to develop its products than either individual company on a stand-alone basis;

     . the core technologies of Insmed Pharmaceuticals and Celtrix are complementary; and

     . the combined company will have greater leverage in obtaining financing for its operations.

     The Insmed Pharmaceuticals board also considered a number of potentially negative factors in its deliberations concerning the reorganizations, including, but not limited to:

     .    the dilutive effects of the issuance of shares in the reorganizations;

     . the potential disruption to the business of both companies following announcement of the reorganizations, including the effects of employee uncertainty, the possibility that key employees may leave Insmed Pharmaceuticals or Celtrix, and the possibility that corporate partners may not approve of the reorganizations or may decide to terminate their relationship with the combined company;

     . additional potential problems and costs associated with the integration of both companies into a single enterprise;

     .    the possibility that the merger would not be completed; and

     .    the other risks described under "Risk Factors" on page __.

     After due consideration, the Insmed Pharmaceuticals' board concluded that the benefits of the transaction to Insmed Pharmaceuticals and its shareholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the information and factors considered by the Insmed Pharmaceuticals board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Insmed Pharmaceuticals board of directors.

Recommendations of the Boards of Directors

     Celtrix. In view of the wide variety of factors considered by the Celtrix board, it did not find it practicable to quantify, or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, after taking into account all factors set forth above, the Celtrix board of directors has unanimously approved and adopted the reorganization agreement. The Celtrix officers and directors believe that the reorganization agreement and the transactions related to it are advisable and in the best interests of Celtrix and the Celtrix stockholders, and the Celtrix board unanimously recommends that Celtrix stockholders vote "FOR" adoption of the reorganization agreement. In approving and adopting the reorganization agreement, the Celtrix board of directors took into account the potential conflicts of interest of certain officers and directors of the companies resulting from their future employment with Insmed, Inc. See "Interests of Certain Persons in the Reorganizations" on page ____.

     Insmed Pharmaceuticals. In view of the wide variety of factors considered by the Insmed Pharmaceuticals board, it did not find it practicable to quantify, or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, after taking into account all factors set forth above, the Insmed Pharmaceuticals board of directors has unanimously approved and adopted the reorganization agreement. The Insmed Pharmaceuticals officers and directors believe that the reorganization agreement and the transactions related to it are in the best interests of Insmed Pharmaceuticals and the Insmed Pharmaceuticals shareholders, and the Insmed Pharmaceuticals board unanimously recommends that Insmed Pharmaceuticals shareholders vote "FOR" approval of the reorganization agreement, including the related plan of exchange. In approving the reorganization agreement, the Insmed Pharmaceuticals board of directors took into account the potential conflicts of interest of certain officers and directors of the companies resulting from their future employment with Insmed, Inc. See "Interests of Certain Persons in the Reorganizations" on page ____.

Opinion of Celtrix's Financial Advisors

     Celtrix retained Pacific Growth Equities, Inc. to evaluate the terms of the merger, as set forth in the Agreement and Plan of Reorganization dated November 30, 19999 (the "Original Agreement") and render an opinion as to its fairness. On November 29, 1999, Pacific Growth rendered its oral opinion (subsequently confirmed in writing) to the board of directors of Celtrix to the effect that, as of November 29, 1999, and based on and subject to matters stated in the opinion, the terms of the merger are fair from a financial point of view to Celtrix stockholders.

     On February 9, 2000, Celtrix, Insmed, Inc. and Insmed Pharmaceuticals executed an amended and restated form of the agreement and plan of reorganization (the "Amended Agreement") and on the same day Pacific Growth rendered its oral opinion, which was confirmed in writing that day to the effect that as of November 29, 1999, the terms of the merger as reflected in the Amended Agreement are fair from a financial point of view to Celtrix stockholders.

     THE FULL TEXT OF PACIFIC GROWTH'S REVISED WRITTEN OPINION DATED FEBRUARY 9, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF CELTRIX COMMON STOCK ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE ENGAGEMENT OF PACIFIC GROWTH AND ITS OPINION ARE FOR THE BENEFIT OF THE CELTRIX BOARD OF DIRECTORS AND ITS OPINION WAS DELIVERED TO THE CELTRIX BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. PACIFIC GROWTH'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO CELTRIX, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CELTRIX COMMON STOCK AS TO HOW TO VOTE WITH RESPECT TO THE MERGER.

In connection with the Pacific Growth opinion, Pacific Growth:

     . reviewed certain publicly available financial information and other information concerning Celtrix and Insmed Pharmaceuticals and certain internal analyses and other information furnished to it by Celtrix and Insmed Pharmaceuticals; and

     . held discussions with the members of senior management of Celtrix and Insmed Pharmaceuticals regarding the businesses and prospects of their respective companies and the joint prospects of a combined company.

In addition, Pacific Growth:

     . reviewed the historical reported prices and trading activity for Celtrix common stock;

     . compared certain financial information for both Celtrix and Insmed Pharmaceuticals with similar information for selected companies whose securities are publicly traded;

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

     . compared certain stock market information and valuations for Celtrix and Insmed Pharmaceuticals with similar information for certain companies whose securities are publicly traded;

     . analyzed and compared certain financial information for Insmed Pharmaceuticals about certain public traded companies at time of their initial public offering; and

     . performed such other studies and analyses and considered such other factors as it deemed appropriate.

     In conducting its review and arriving at its opinion, Pacific Growth assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for the purposes of rendering its opinion. Pacific Growth assumed, with the consent of Celtrix, that the Merger would be accounted for as a purchase of Celtrix by Insmed Pharmaceuticals and as a tax-free transaction for the stockholders of Celtrix for federal income tax purposes, and that the merger would be consummated in accordance with the terms of the Amended and Restated Agreement and Plan of Reorganization dated February 9, 2000. Pacific Growth did not make an independent evaluation or appraisal of the assets of Celtrix or Insmed Pharmaceuticals nor was Pacific Growth furnished with any such evaluations or appraisals. The Pacific Growth opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter.

     The following is a summary of the analyses performed and factors considered by Pacific Growth in connection with rendering of the Pacific Growth Opinion.

     Historical Financial Position. In rendering its opinion, Pacific Growth reviewed and analyzed the historical financial position of Celtrix and Insmed Pharmaceuticals which included (i) an assessment of each of Celtrix's and Insmed Pharmaceuticals' recent financial statements; (ii) an analysis of each of Celtrix's and Insmed Pharmaceuticals' revenue, growth and operating performance trends; and (iii) an assessment of Celtrix's and Insmed Pharmaceuticals' balance sheet information.

     Historical Stock Price Performance. Pacific Growth reviewed and analyzed the daily closing per share market prices and trading volume for Celtrix common stock from November 4, 1999 through November 24, 1999. Pacific Growth also reviewed the daily closing prices per share of Celtrix common stock and compared the movement of such daily closing prices with the movement of the AMEX Biotechnology Index, Nasdaq Biotechnology Index and the S&P 500 Index for the period November 1, 1998 through November 19, 1999.

     Analysis of Selected Publicly Traded Companies at the time of IPO. This analysis examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies at the time of IPO. Pacific Growth compared certain financial information (based on the commonly used valuation measurements described below) relating to Insmed Pharmaceuticals to certain corresponding information for a group of selected publicly traded companies (together, the Selected Publicly Traded Company Comparables). The eight publicly traded companies included in this analysis in alphabetical order were Biomarin Pharmaceutical, Inc. (Nasdaq: BMRN); Biopure Corporation (Nasdaq: BPUR); Collateral Therapeutics, Inc. (Nasdaq: CLTX); Combichem, Inc. (Nasdaq: CCHM); Curagen Corporation (Nasdaq: CRGN); Immtech International, Inc. (Nasdaq: IMMT); Iomed, Inc. (NYSE: IOX); and Vaxgen, Inc. (Nasdaq: VXGN). Such financial information included, among other things (i) share price at time of initial public offering and (ii) common equity market capitalization at time of initial public offering. The financial information used in connection with the analysis provided below with respect to Insmed Pharmaceuticals was based on information furnished to us by Insmed Pharmaceuticals. In the case of the Selected Publicly Traded Company Comparables, the financial information used in connection with the analysis provided below was based on the most recent publicly available income statement and balance sheet information. Pacific Growth noted that, based on the reported financial information, the mean market capitalization of selected comparable companies was $160 million for Insmed Pharmaceuticals, compared to the mean excluding the high and low of $132 million of companies selected as comparable to Insmed.

     Analysis of Selected Publicly Traded Companies. This analysis examines a company's valuation in the public market as compared to the valuation in the public market of other selected publicly traded companies. Pacific Growth compared certain financial information (based on the commonly used valuation measurements described below) relating to Celtrix to certain corresponding information for a group of selected publicly traded companies (together, the "Selected Public Traded Company Comparables"). The 17 publicly traded companies included in this analysis in alphabetical order were Advanced Tissue Sciences, Inc. (Nasdaq: ATIS); Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN); Alteon, Inc. (Nasdaq: ALTNC); Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN); Anika Therapeutics (Nasdaq: ANIK); AutoImmune, Inc. (Nasdaq: AIMM); Connetics Corporation (Nasdaq: CNCT); Corixa Corporation (Nasdaq: CRXA); Cubist Pharmaceuticals, Inc. (Nasdaq: CBST); Ergo Science Corporation (Nasdaq: ERGO); GelTex Pharmaceuticals, Inc. (Nasdaq: GELX); Ligand Pharmaceuticals, Inc. (Nasdaq: LGND); Medarex, Inc. (Nasdaq: MEDX); Neurocrine Biosciences, Inc. (Nasdaq: NBIX); Noven Pharmaceuticals, Inc. (Nasdaq: NOVN); Regeneron, Inc. (Nasdaq: REGN); and Scios, Inc. (Nasdaq: SCIO). Such financial information included, among other things (i) common equity market capitalization; (ii) cash position; (iii) ratios adjusted for cash or technology value; (iv) ratios of market capitalization to cash; (v) ratios of market capitalization to technology value; and (vi) discount of common stock market price relative to 52-week high per share market price. The financial information used in connection with the analysis provided below with respect to Celtrix was based on publicly available information. In the case of the Selected Publicly Traded Company Comparables, the financial information used in connection with the analysis provided below was based on the most recent publicly available income statement and balance sheet information. Pacific Growth noted that, based on the reported financial information and most recent common equity prices as of November 29, 1999, the multiple of market capitalization to cash was 22.4x for Celtrix, compared to the mean excluding the high and low of 7.5x for companies selected as comparable to Celtrix; the multiple for market capitalization to technology value was 1.0x for Celtrix, compared to the mean excluding the high and low of 1.1x for companies selected as comparable to Celtrix. The discount to 52-week high was 41.1% for Celtrix compared to a mean excluding the high and low of 32.2% of companies comparable to Celtrix.

     Analysis of Discounted Cash Flow. Pacific Growth analyzed the cash flows and terminal value for Insmed Pharmaceuticals using financial and operating data made available from the internal records of Insmed Pharmaceuticals for projections of Insmed Pharmaceuticals' Calendar years 1999 through 2008.
Pacific Growth used a terminal multiple of eight times revenue, based upon an analysis of publicly traded comparable companies and discount rates from 30% to 40%. The implied value of the company was $92.2 million compared with the proposed transaction value in the merger.

     No company used in the above analysis of Selected Publicly Traded Company Comparables nor any transaction used in the analysis of Selected Transactions summarized above is identical to Celtrix, Insmed, or the merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Companies and other factors that would affect the public trading value and acquisition value of the Selected Companies.

     While the foregoing summary describes analyses and factors that Pacific Growth deemed material in its presentation to Celtrix's board, it is not a comprehensive description of all analyses and factors considered by Pacific Growth. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Pacific Growth believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying Pacific Growth's opinion. In performing its analyses, Pacific Growth considered general economic, market and financial conditions and other matters, many of which are
beyond the control of Celtrix and Insmed Pharmaceuticals.   The analyses
performed by Pacific Growth are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly such analyses are subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of Celtrix common stock may trade at any future time.

     Pursuant to a letter agreement dated December 16, 1998, between Celtrix and Pacific Growth, the fees payable to Pacific Growth for rendering the Pacific Growth opinion shall, in the event the reorganizations described in the reorganization agreement (or any other acquisition transactions described in the Pacific Growth letter agreement) are consummated, consist of a "performance fee" equal to $450,000 plus 1% of the value of the acquisition transaction that exceeds $15 million. Based on the reorganizations described in this joint proxy statement/prospectus, the performance fee has been calculated to be $879,003 of which $15,000 was paid as a retainer to Pacific Growth and of which $864,003 will be payable upon consummation of the reorganizations. In addition to the fee provided for above, Celtrix agreed to promptly reimburse Pacific Growth, upon request, for all of Pacific Growth's reasonable and accountable out-of-pocket expenses (including, without limitation, travel expenses, charges for public reference documents and database services, statistical analysis data and legal fees and expenses) incurred by Pacific Growth in connection with the performance of its services pursuant to the letter agreement, up to a maximum of $50,000. Celtrix has agreed to indemnify Pacific Growth and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement.

     The Celtrix board retained Pacific Growth based upon Pacific Growth's qualifications, reputation, experience and expertise. Pacific Growth, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, public equity underwritings, private placements and valuations for corporate and other purposes. Pacific Growth maintains a market in the common stock of many publicly traded biotechnology and other companies and regularly publishes research reports regarding the biotechnology industry and publicly traded companies in the biotechnology industry.

Interests of Common Stockholders and Director of Insmed Pharmaceuticals and Insmed, Inc.

     Edgar G. Engleman, a member of the Insmed Pharmaceuticals and Insmed, Inc. board of directors, is a General Partner of BioAsia Investments, LLC. BioAsia is the general partner of Biotechnology Development Fund, L.P. and Biotechnology Development Fund III, L.P. As of February

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

9, 2000, the Biotechnology Fund(s) owned (i) 917,500 shares of Insmed Pharmaceuticals Series B Preferred Stock, (ii) 4,530,516 shares of Celtrix common stock, and (iii) a warrant to purchase 615,258 shares of Celtrix common stock at an exercise price of $2.68 which expires on April 1, 2000. In addition, BioAsia has the right to designate one person as a non-voting observer to attend all meetings of the Celtrix board of directors. Since November 1998 and through the date of this joint proxy statement/prospectus, Dr. Engleman has attended nine of thirteen of Celtrix's board of directors meetings as the BioAsia designee following the grant of board observer rights to BioAsia.

Interests of Certain Persons in the Reorganizations

     In considering the recommendation of the Celtrix board of directors and Insmed Pharmaceuticals board of directors with respect to the reorganizations, Celtrix stockholders and Insmed Pharmaceuticals shareholders should be aware that certain directors and officers of Celtrix and Insmed Pharmaceuticals have interests in respect of the reorganizations that are in addition to, or different from, their interests as stockholders generally. In connection with their approval of the reorganization agreement and the transactions contemplated by that agreement, the Celtrix board of directors and the Insmed Pharmaceuticals board of directors also considered the interests of Celtrix management and directors and Insmed Pharmaceuticals management and directors described below. See also "Interests of Common Stockholder and Director of Insmed Pharmaceuticals and Insmed, Inc." immediately preceding this section.

     Considerations of the Celtrix Board of Directors and Officers:

     . Celtrix has entered into a consulting agreement with Andreas Sommer, Ph.D. that would become effective only if the reorganizations occur. Under the terms of the consulting agreement, Dr. Sommer would receive a monthly retainer of $6,000 for a period of eighteen months after the reorganizations;

     . Insmed, Inc. has entered into an arrangement with Malcolm J. McKay, Ph.D.
       that would become effective only if the reorganizations occur. Under the terms of this arrangement, Dr. McKay would receive 106.5% of the base salary he currently receives from Celtrix for a period terminating on December 31, 2000, plus standard Insmed, Inc. employee benefits;

     . upon closing of the reorganizations, Celtrix is obligated to pay a $50,000 transaction bonus to each of the current officers (and one former officer) of Celtrix.

     . indemnification and limitation of liability provisions covering Celtrix directors and officers will be substantially the same in all material respects for Insmed, Inc. directors and officers after the effective time of the reorganizations;

     . at the effective time of the reorganizations, all outstanding options to purchase shares of Celtrix common stock, including those options held by Celtrix officers and directors, shall become fully vested and exercisable. As of December 31, 1999, there were outstanding options to purchase 1,410,722 shares of Celtrix common stock, of which 802,767 were vested. Officers and directors hold options to purchase 1,130,000 of such shares, 603,199 of which were vested as of December 31, 1999; and

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

     . at the effective time of the reorganizations, each outstanding and unexercised option to purchase Celtrix common stock, including those held by directors and officers, will be converted into a new option to purchase a number of shares of Insmed, Inc. common stock equal to the number of Celtrix shares covered by the option immediately prior to the reorganizations.

     Considerations of the Insmed Pharmaceuticals Board of Directors:

     . under the terms of the reorganization agreement, Geoffrey Allan, Ph.D.
       will be named Chief Executive Officer and President of Insmed, Inc.

     . under the terms of the reorganization agreement, Michael D. Baer will be named Chief Financial Officer of Insmed, Inc.;

     . under the terms of the reorganization agreement, Celtrix and Insmed
       Pharmaceuticals agree to cause Geoffrey Allan, Ph.D., Gustav A. Christensen , Kenneth G. Condon, Graham K. Crooke, MB.BS, Dennis J. Dougherty, Steinar J. Engelsen, M.D. and Edgar G. Engleman, M.D. to be elected to the Insmed, Inc. board of directors;

     . Insmed, Inc. has entered into an arrangement with Malcolm J. McKay, Ph.D.
       that would become effective only if the reorganizations occur. Under this arrangement, Dr. McKay would receive 106.5% of the base salary he currently receives from Celtrix for a period terminating on December 31, 2000, plus standard Insmed, Inc. employee benefits;

     . indemnification and limitation of liability provisions covering Insmed
       Pharmaceuticals directors and officers will remain substantially the same in all material respects for Insmed, Inc. officers and directors after the effective time of the reorganizations; and

     . at the effective time of the reorganizations, each outstanding and unexercised option to purchase Insmed Pharmaceuticals common stock, including those held by directors and officers, will be converted into a new option or new warrant, as the case may be, to purchase the number of shares of Insmed, Inc. common stock equal to the same number of shares covered by the option or warrant, as the case may be, immediately prior to the reorganizations multiplied by 3.5. The directors and officers of Insmed Pharmaceuticals held options and warrants to purchase 734,166 shares (363,331 of which are exercisable) of Insmed Pharmaceuticals common stock as of December 31, 1999.

Material Federal Income Tax Consequences

     The following summarizes the material federal income tax consequences of the merger to Celtrix stockholders or the share exchange to Insmed Pharmaceuticals shareholders. This summary and the legal opinions described below are based on current law, which is subject to change at any time, possibly with retroactive effect. This summary and the legal opinions are not a complete description of all tax consequences of the reorganizations and, in particular, do not address all of the federal income tax consequences applicable to the personal circumstances of Celtrix or Insmed stockholders or to taxpayers that are subject to special treatment under federal income tax law including, but not limited to, the Celtrix Series A Preferred stockholder to the extent it receives Insmed, Inc. common stock in exchange for accrued but unpaid dividends. In addition, this summary and the legal opinions do not address the tax consequences of the reorganizations under applicable state, local or foreign laws. You should consult with your own tax advisor about the tax consequences of the merger or the share exchange, as applicable, in light of your particular circumstances, including the application of any state, local or foreign law.

     In the opinion of Venture Law Group, a Professional Corporation, counsel to Celtrix, the merger will qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code and subject to the limitations referred to above:

     . Celtrix and Insmed, Inc. will not recognize gain or loss upon completion of the merger;

     . a Celtrix stockholder will not recognize gain or loss upon the exchange of his or her Celtrix stock for Insmed, Inc. common stock in the merger, except with respect to the receipt of cash instead of a fractional share;

     . the aggregate tax basis of the shares of Insmed, Inc. common stock received in the merger by a Celtrix stockholder, including any fractional share interest, will be the same as the aggregate tax basis of the shares of Celtrix stock surrendered by the stockholder in the merger;

     . the holding period of the shares of Insmed, Inc. common stock received in the merger by a Celtrix stockholder, including any fractional share interest, will include the holding period of the shares of Celtrix stock surrendered by the stockholder in the merger, if the shares of Celtrix stock are held as capital assets at the effective time of the merger; and

     . a Celtrix stockholder who receives cash instead of a fractional share of Insmed, Inc. common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the Insmed, Inc. common stock that is allocable to the fractional share; the gain or loss recognized by a Celtrix stockholder generally will constitute capital gain or loss, if the Celtrix stock is held as a capital asset at the effective time of the merger.

     In the opinion of Hunton & Williams, counsel to Insmed Pharmaceuticals, the Insmed Pharmaceuticals shareholders' exchange of Insmed Pharmaceuticals stock for Insmed, Inc. common stock will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or as part of an exchange within the meaning of Section 351 of the Internal Revenue Code; and:

     . Insmed Pharmaceuticals and Insmed, Inc. will not recognize gain or loss upon completion of the share exchange;

     . an Insmed Pharmaceuticals shareholder will not recognize gain or loss upon the exchange of his or her Insmed Pharmaceuticals stock for Insmed, Inc. common stock in the share exchange, except with respect to the receipt of cash instead of a fractional share;

     . the aggregate tax basis of the shares of Insmed, Inc. common stock received in the share exchange by an Insmed Pharmaceuticals shareholder, including any fractional share interest, will be the same as the aggregate tax basis of the shares of Insmed Pharmaceuticals stock surrendered by the shareholder in the share exchange;

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

     . the holding period of the shares of Insmed, Inc. common stock received in the share exchange by an Insmed Pharmaceuticals shareholder will include the holding period of the shares of Insmed Pharmaceuticals stock surrendered by the shareholder in the share exchange, if the shares of Insmed Pharmaceuticals stock are held as capital assets at the effective time of the share exchange; and

     . an Insmed Pharmaceuticals shareholder who receives cash instead of a fractional share of Insmed, Inc. common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the Insmed, Inc. common stock that is allocable to the fractional share; the gain or loss recognized by an Insmed Pharmaceuticals shareholder generally will constitute capital gain or loss, if the Insmed Pharmaceuticals stock is held as a capital asset at the effective time of the share exchange.

     Receipt by Celtrix of a tax opinion of Venture Law Group, a Professional Corporation as of the closing date of the merger, and receipt by Insmed Pharmaceuticals of a tax opinion of Hunton & Williams as of the closing date of the share exchange are conditions to completion of each of the reorganizations. The opinions of Venture Law Group, a Professional Corporation and Hunton & Williams are based on, and the opinions to be given as of the respective closing dates of the merger and the share exchange will be based on, customary assumptions and representations made by Insmed, Inc., Celtrix, and Insmed Pharmaceuticals. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court, and no rulings will be sought from the Internal Revenue Service concerning the merger or the share exchange. If the merger and the share exchange do not qualify as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code or as parts of an exchange within the meaning of Section 351 of the Internal Revenue Code, the exchange of Celtrix stock in the merger and the exchange of Insmed Pharmaceuticals stock in the share exchange would be taxable to Celtrix stockholders or Insmed Pharmaceuticals shareholders, as the case may be. In such case, stockholders would recognize gain or loss in the same amount as if they had received cash in the amount of the fair market value of the Insmed, Inc. common stock received.

     The receipt of cash pursuant to the exercise of dissenters' or appraisal rights by a Celtrix stockholder or an Insmed Pharmaceuticals shareholder will be a taxable transaction. Any Celtrix stockholder or an Insmed Pharmaceuticals shareholder considering the exercise of dissenters' or appraisal rights, should consult a tax advisor to determine the tax consequences of exercising his or her dissenters' or appraisal rights.

     For federal income tax purposes, both Celtrix and Insmed Pharmaceuticals have significant net operating loss carryforwards. After consummation of the Celtrix merger and the Insmed Pharmaceuticals share exchange, each corporation's ability to use its net operating loss carryforwards will be restricted under federal income tax law. However, for financial accounting purposes, neither Celtrix nor Insmed Pharmaceuticals has attributed any value to the future use of its net operating loss carryforwards.

Accounting Treatment

     We expect the acquisition of Celtrix by Insmed, Inc. will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. The purchase price will be allocated among Celtrix's consolidated assets and liabilities based on their estimated fair values.

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

Procedures for Exchange of Stock Certificates

     Insmed, Inc. has appointed First Union National Bank as exchange agent in connection with the reorganizations. Immediately prior to the effective time of the reorganizations, Insmed, Inc. will deposit with First Union National Bank, in trust for the benefit of former Celtrix stockholders and former Insmed Pharmaceuticals shareholders, certificates representing shares of Insmed, Inc. common stock to be issued and the cash to be paid instead of fractional shares under the terms of the reorganization agreement.

     Promptly after the reorganizations are consummated, First Union National Bank will send to each former stockholder of Celtrix and Insmed Pharmaceuticals a letter and instructions for exchanging the stockholder's Celtrix or Insmed Pharmaceuticals stock certificates for the stock certificates of Insmed, Inc. After the reorganizations become effective, shares of Celtrix common and preferred stock and Insmed Pharmaceuticals common and preferred stock will represent only the right to receive:

     . certificates representing shares of Insmed, Inc. common stock into which the stockholder's shares of Celtrix common stock or Celtrix preferred stock or Insmed Pharmaceuticals common stock or Insmed Pharmaceuticals preferred stock are converted; and

     . a check for any fractional share interests and any dividends or distributions as described below.

     The Insmed, Inc. common stock certificates and any checks will be delivered to each former Celtrix stockholder and each former Insmed Pharmaceuticals shareholder on receipt by First Union National Bank of certificates representing the stockholder's shares of Celtrix common stock or Celtrix preferred stock or Insmed Pharmaceuticals common stock or Insmed Pharmaceuticals preferred stock, along with a properly completed letter transmitting the certificates. If any of the certificates of Celtrix common stock or Celtrix preferred stock or Insmed Pharmaceuticals common stock or Insmed Pharmaceuticals preferred stock have been lost, stolen or destroyed, the stockholder must deliver a bond reasonably satisfactory to Insmed, Inc. and First Union National Bank. No interest will be paid on any cash to be paid instead of fractional shares.

________________________________________________________________________________
You should not send in your certificates representing Celtrix common stock or Celtrix preferred stock or Insmed Pharmaceuticals common stock or Insmed Pharmaceuticals preferred stock until you receive instructions from First Union National Bank.
________________________________________________________________________________

     None of Celtrix, Insmed Pharmaceuticals, Insmed, Inc. or First Union National Bank will be liable to any former Celtrix stockholder or former Insmed Pharmaceuticals shareholder for any shares or cash delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Until their outstanding certificates representing Celtrix common stock or Celtrix preferred stock or Insmed Pharmaceuticals common stock or Insmed Pharmaceuticals preferred stock are surrendered, former stockholders of Celtrix and former shareholders of Insmed Pharmaceuticals will not receive any dividends payable to Insmed, Inc. shareholders for any period after the reorganizations become effective. When Celtrix stockholders and Insmed Pharmaceuticals shareholders surrender their certificates formerly representing Celtrix common stock, Celtrix preferred stock and Insmed Pharmaceuticals common stock and Insmed Pharmaceuticals preferred stock, the certificates will be canceled and exchanged for certificates of Insmed, Inc. common stock and cash representing fractional shares. In addition, when Insmed, Inc. stock certificates are issued to former common and preferred stockholders of Celtrix and Insmed Pharmaceuticals, any dividend declared by Insmed, Inc. with a record date for common shareholders entitled to receive the dividend on or after the reorganizations becomes effective and a date of payment prior to the date the Celtrix or Insmed Pharmaceuticals certificates are surrendered will be paid promptly to the former common and preferred stockholders. No interest will be paid on these dividends.

     First Union National Bank may deduct any amounts required to be withheld under federal, state, local or foreign income tax laws from any shares of common stock or cash payments made to a former Celtrix or Insmed Pharmaceuticals shareholder. For federal income tax purposes, former Celtrix stockholders and former Insmed Pharmaceuticals shareholders will be treated as having received any amounts withheld by First Union National Bank.

Appraisal Rights

     Celtrix. Celtrix is a Delaware corporation. Under Delaware law, certain stockholders have appraisal rights with respect to a merger and the right to receive payment in cash for their shares of common stock. A stockholder of a Delaware corporation is entitled to an appraisal by the Court of Chancery of the State of Delaware of the "fair value" of his or her shares in the event of the consummation of a merger or consolidation to which the corporation is a party, provided that either one of the following is true:

     . approval by the stockholders of the corporation is required for a merger or consolidation pursuant to Delaware law or the corporation's certificate of incorporation and the stockholder is entitled to vote on adoption of such merger or consolidation; or

     . the corporation is a subsidiary being merged with its parent or another subsidiary of the parent pursuant to a particular provision under Delaware law for such transactions and all of the stock of the corporation is not owned by the parent corporation.

     With respect to shares of any class or series that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held by at least 2,000 record stockholders, appraisal rights are not available to the holders of such shares by reason of a merger or consolidation unless the holders thereof are required by the terms of an agreement of merger or consolidation to accept for such stock anything except the following types of consideration:

     (1) cash in lieu of fractional shares;

     (2) shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held by more than 2,000 record stockholders; or

     (3) a combination of (1) and (2).

     Celtrix Stockholders. Celtrix stockholders have a statutory appraisal right granted under Delaware law, as described above. A Celtrix stockholder who desires to receive payment of the "fair value" of his shares must follow the specific procedural requirements set forth under Delaware law in order to maintain such right and obtain such payment.

     Section 262 of the Delaware General Corporation Law addresses stockholders' appraisal rights and is reprinted in its entirety in Annex C to this joint proxy
                                                     -------
statement/prospectus. The following discussion is a summary of the material terms of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. Celtrix stockholders should review this discussion and
                -------
Annex C carefully if they wish to exercise statutory appraisal rights, or
-------
preserve their right to dissent because failure to comply with the procedures set forth in this discussion and in the statute will result in the loss of appraisal rights.

     A Celtrix stockholder who wishes to exercise appraisal rights generally must dissent with respect to all of the shares he or she owns or over which he or she has power to direct the vote. However, if a record stockholder is a nominee for several beneficial stockholders, some of whom wish to dissent and some of whom do not, then the record stockholder may dissent with respect to all the shares beneficially owned by any one person by notifying Celtrix in writing of the name and address of each person on whose behalf the record stockholder asserts appraisal rights. A beneficial stockholder may assert appraisal rights directly by submitting to Celtrix the record stockholder's written consent to the dissent and by dissenting with respect to all the shares of which the stockholder is the beneficial stockholder or over which the stockholder has power to direct the vote.

     A Celtrix stockholder wishing to exercise his or her appraisal rights must deliver a written demand of appraisal to Celtrix before the taking of the vote on the reorganization agreement at the annual meeting of Celtrix stockholders. The written demand must:

     (1) state the stockholder's desire to exercise his appraisal rights; and

     (2) reasonably inform Celtrix of the stockholder's identity.

     The written demand should be sent to the following address:

          Celtrix Pharmaceuticals, Inc.
          2033 Gateway Place, Suite 600
          San Jose, California 95110
          (408) 988-2500
          Attn: Donald D. Huffman

     If the merger is completed, Insmed, Inc., as the parent company of Celtrix, will, within 10 days after the effective date of the merger, deliver a written notice to all stockholders who properly exercised their appraisal rights. Within 120 days after the effective date of the merger, Insmed, Inc. or any stockholder who has properly exercised his or her appraisal rights may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the value of the stock of all such stockholders. A stockholder who has properly exercised his or her appraisal rights may withdraw his or her demand for appraisal rights and accept the reorganization consideration at any time within 60 days of the effective date of the merger.

     Within the 120-day period after the effective date of the merger, any Celtrix stockholder who properly exercised his or her appraisal right may, by written notice, request from Insmed, Inc. a statement setting forth the aggregate number of shares of Celtrix stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Insmed, Inc. will mail the requested information to the stockholders who requested the information within 10 days of receiving the written request or within 10 days after expiration of the period, for delivery of demands for appraisal, whichever occurs later.

     If a stockholder files a petition with the Court of Chancery of the State of Delaware to exercise his or her appraisal rights, a copy of the petition will be served on Insmed, Inc. Within 20 days of receiving service, Insmed, Inc. will file a list of names and addresses of all Celtrix stockholders seeking appraisal rights who have not settled with Insmed, Inc. on a fair price for their shares.

     If Insmed, Inc., rather than a stockholder, files the petition with the Court of Chancery of the State of Delaware, Insmed, Inc. will at the same time provide the list of names and addresses of stockholders.

     The Court of Chancery of the State of Delaware may order a hearing to be held to determine the fair value of the Celtrix stock. Upon determination of the fair price and the surrender to Insmed, Inc. of any Celtrix share certificates still held by Celtrix stockholders, the Court of Chancery of the State of Delaware shall order payment of the fair value of the shares, together with interest, if any, by Insmed, Inc. to the stockholders entitled thereto.

     Insmed Pharmaceuticals. Insmed Pharmaceuticals is a Virginia corporation. Under Virginia law, certain shareholders have the right to dissent from a reorganization and receive payment in cash for their shares of common stock. A shareholder of a Virginia corporation is entitled to an appraisal by the Circuit Court of the "fair value" of his shares in the event of the consummation of a merger, consolidation or share exchange to which the corporation is a party, provided that either one of the following is true:

     . approval by the shareholders of the corporation is required for a merger, share exchange or sale of substantially all assets pursuant to Virginia law or the corporation's articles of incorporation, bylaws or by directors' resolution and the shareholder is entitled to vote; or

     . the corporation is a subsidiary being merged with its parent or another subsidiary of the parent pursuant to a particular provision under Virginia law for such transactions and all of the stock of the corporation is not owned by the parent corporation.

     With respect to shares of any class or series that are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held by at least 2,000 record shareholders, rights to dissent are not available to the holders of such shares by reason of a merger, share exchange or sale of substantially all assets unless the holders thereof are required by the terms of an agreement of a merger, share exchange or sale of substantially all assets to accept for such stock anything except the following types of consideration:

     (1) cash in lieu of fractional shares;

     (2) shares of the surviving corporation or shares of any other corporation that are listed on a national securities exchange or held by more than 2,000 record shareholders; or

     (3) a combination of (1) and (2).

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

     Insmed Pharmaceuticals Shareholders. Insmed Pharmaceuticals shareholders have a statutory right to dissent granted under Virginia law, as described above. An Insmed Pharmaceuticals shareholder who desires to receive payment of the "fair value" of his shares must follow the specific procedural requirements set forth under Virginia law in order to maintain such right and obtain such payment.

     Article 15 of the Virginia Stock Corporation Act addresses shareholders' rights to dissent and is reprinted in its entirety in Annex D to this joint
                                                      -------
proxy statement/prospectus. The following discussion is a summary of the material terms of the law relating to rights to dissent and is qualified in its entirety by reference to Annex D. Insmed Pharmaceuticals shareholders should
                         -------
review this discussion and Annex D carefully if they wish to exercise their
                           -------
statutory right to dissent, or preserve their right to dissent because failure to comply with the procedures set forth in this discussion and in the statute will result in the loss of the right to dissent to the reorganizations.

     An Insmed Pharmaceuticals shareholder who wishes to exercise rights to dissent generally must dissent with respect to all of the shares he or she owns or over which he or she has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders, some of whom wish to dissent and some of whom do not, then the record shareholder may dissent with respect to all the shares beneficially owned by any one person by notifying Insmed Pharmaceuticals in writing of the name and address of each person on whose behalf the record shareholder asserts such rights to dissent. A beneficial shareholder may assert their rights directly by submitting to Insmed Pharmaceuticals the record shareholder's written consent to the dissent and by dissenting with respect to all the shares of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

     An Insmed Pharmaceuticals shareholder wishing to exercise his or her right to dissent must deliver a written payment demand to Insmed Pharmaceuticals before the taking of the vote on the reorganization proposal at the special meeting of Insmed Pharmaceuticals shareholders. A shareholder who wishes to assert dissenters' rights must:

     (1) state the shareholder's intent to demand payment for his shares if the proposed action is effectuated; and

     (2) not vote such shares in favor of the proposed action.

     The written demand should be sent to the following address:

          Insmed Pharmaceuticals, Inc.
          800 East Leigh Street
          Richmond, Virginia  23219
          Attn: Michael D. Baer

     If the share exchange is completed, Insmed, Inc., as the parent company of Insmed Pharmaceuticals, will, within 10 days after the effective time of the share exchange, deliver a written notice to all shareholders who properly exercised their rights. The notice delivered by Insmed, Inc. will: (i) state where payment demand is to be sent and where and when certificates for the shares subject to the shareholders' dissent are to be deposited; (ii) supply a form for demanding payment that includes the date (December 1, 1999) of the first announcement to the news media of the share exchange, and requires that the person asserting dissenters' rights certify whether or not such person acquired beneficial ownership of such person's shares subject to the shareholders' dissent before or after such date; (iii) set a date by which Insmed, Inc. must receive the payment demand, which date may not be less than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and (iv) be accompanied by a copy of Article 15 of the Virginia Stock Corporation Act.

     A shareholder's dissenters' notice shall demand payment, certify that such holder acquired beneficial ownership of such holder's shares of Insmed Pharmaceuticals common stock before, on or after December 1, 1999, and deposit the certificates representing such holder's shares of Insmed Pharmaceuticals common stock in accordance with the dissenters' notice. A shareholder who deposits such holder's shares as described in the dissenters' notice retains all other rights as a holder of Insmed Pharmaceuticals common stock except to the extent such rights are canceled or modified by the consummation of the share exchange. A shareholder who does not demand payment and deposit his share certificates where required, each by the date set forth in the dissenters' notice, is not entitled to payment for such holder's shares under Article 15 of the Virginia Stock Corporation Act.

     Except as provided below with respect to after-acquired shares, within thirty days after receipt of a payment demand, Insmed, Inc. shall pay the dissenter the amount that Insmed, Inc. estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of Insmed, Inc. to make such payment may be enforced: (1) by the Circuit Court for the City of Richmond, Virginia; or (2) at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has such office. The payment by Insmed, Inc. will be accompanied by: (1) Insmed Pharmaceuticals' balance sheet as of the end of a fiscal year ended not more than sixteen months before the effective time of the reorganizations, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) an explanation of how Insmed, Inc. estimated the fair value of the shares and of how the interest was calculated; (3) a statement of the dissenter's right to demand payment as described below; and (4) a copy of
Article 15 of the Virginia Stock Corporation Act.

     Insmed, Inc. may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares subject to such rights to dissent on December 1, 1999 in which case Insmed, Inc. will estimate the fair value of such after-acquired shares, plus accrued interest, and will offer to pay such amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. Insmed, Inc. will send with such offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment as described below.

     Within thirty days after Insmed, Inc. makes or offers payment as described above, a dissenter may notify Insmed, Inc. in writing of the dissenter's own estimate of the fair value of the shares and the amount of interest due, and demand payment of such estimate (less any payment by Insmed, Inc.) or reject Insmed, Inc.'s offer and demand payment of such estimate.

     If any such demand for payment remains unsettled, within sixty days after receiving the payment demand, Insmed, Inc. will petition the Circuit Court for the City of Richmond, Virginia to determine the fair value of the shares and the accrued interest and make all dissenters whose demands remain unsettled parties to such proceeding, or pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to such proceeding is entitled to a judgment for: (i) the amount, if any, by which the court finds that the fair value of the shares, plus interest, exceeds the amount paid by Insmed, Inc.; or
(ii) the fair value, plus accrued interest, of the dissenter's after-acquired shares for which Insmed, Inc. elected to withhold payment. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and assess the costs against

Insmed, Inc., or against all or some of the dissenters to the extent the court finds the dissenters did not act in good faith in demanding payment.

     The foregoing is only a summary of the rights of a dissenting holder of Insmed Pharmaceuticals common stock. Any holder of Insmed Pharmaceuticals common stock who intends to dissent from the reorganizations should carefully review the text of the applicable provisions of Article 15 of the Virginia Stock Corporation Act set forth in Annex D to this joint proxy statement/prospectus
                             -------
and should also consult with such holder's attorney.

     The failure of a holder of Insmed Pharmaceuticals common stock to follow precisely the procedures summarized above, and set forth in Annex D, may result
                                                            -------
in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of Insmed Pharmaceuticals common stock, except as indicated above or otherwise required by law.

     In general, any dissenting shareholder who perfects such holder's right to be paid the fair value of such holder's Insmed Pharmaceuticals common stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See "Certain Federal Income Tax Consequences" on page ___.

Federal Securities Law Consequences; Resale Restrictions

     All shares of Insmed, Inc. common stock that will be distributed to stockholders of Celtrix and Insmed Pharmaceuticals in the reorganizations will be freely transferable, except for certain restrictions applicable to "affiliates" of Celtrix and Insmed Pharmaceuticals. Shares of Insmed, Inc. common stock received by persons who are deemed to be affiliates of Celtrix or Insmed Pharmaceuticals may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed affiliates of Celtrix or Insmed Pharmaceuticals generally include certain officers, directors and significant stockholders of Celtrix and Insmed Pharmaceuticals. The reorganization agreement requires Celtrix and Insmed Pharmaceuticals to cause each of their affiliates to execute a written agreement to the effect that such persons will not sell or dispose of any of the shares of Insmed, Inc. common stock issued to them in the reorganizations unless the sale or disposition of such shares has been registered under the Securities Act of 1933, is in conformity with Rule 145 or is otherwise exempt from the registration requirements under the Securities Act of 1933.

         CERTAIN TERMS AND CONDITIONS OF THE REORGANIZATION AGREEMENT

     This section describes the material provisions of the amended and restated reorganization agreement, dated as of February 9, 2000. Throughout this document, the amended and restated reorganization agreement will be referred to as the reorganization agreement. This description does not purport to be complete and is entirely qualified by reference to the reorganization agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A,
                                                                        -------
and which is incorporated in this document by reference. All stockholders are urged to read the entire reorganization agreement carefully in its entirety.

The Reorganizations

      Structure. In the reorganizations, Celtrix MergerSub will be merged with and into Celtrix with Celtrix as the surviving corporation and the separate corporate existence of MergerSub will cease. Celtrix will thereby become a wholly-owned subsidiary of Insmed, Inc. In addition, Insmed Pharmaceuticals and Insmed, Inc. will conduct a share exchange whereby non-dissenting Insmed Pharmaceuticals shareholders will exchange their shares of Insmed Pharmaceuticals capital stock for shares of Insmed, Inc. capital stock. Following the share exchange, Insmed Pharmaceuticals will be a wholly-owned subsidiary of Insmed, Inc.

      Effective Time. The reorganizations will become effective on the latter of, the date of filing of certificate of merger relating to the merger with the Secretary of State of the State of Delaware or, the date of receipt of the certificate of exchange relating to the share exchange from the State Corporation Commission of the Commonwealth of Virginia, or at such other date and time as is specified in the certificate of merger and articles of exchange. The certificate of merger and articles of exchange are expected to be filed as soon as practicable after the stockholders of Celtrix and Insmed Pharmaceuticals have approved the reorganization proposal and all of the other conditions set forth in the reorganization agreement have been satisfied or waived. Insmed Pharmaceuticals and Celtrix anticipate that the effective time of the reorganizations will occur in the second calendar quarter of 2000.

      Share Conversion. Under the terms and subject to the conditions of the reorganization agreement, each holder of Celtrix common stock will receive one
(1) share of Insmed, Inc. common stock in exchange for each share of Celtrix common stock held and each holder of Celtrix Series A Preferred Stock will receive ___ shares of Insmed, Inc. common stock in exchange for each share of Celtrix preferred stock held. Each Insmed Pharmaceuticals shareholder will receive 3.5 shares of Insmed, Inc. common stock for each share of Insmed Pharmaceuticals common stock and Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock held. Cash will be paid instead of issuing fractional shares of Insmed, Inc. common stock.

      Stock Options and Warrants. Each outstanding option to purchase Celtrix common stock as of the effective time of the merger will become a new option to acquire a number of shares of Insmed, Inc. common stock equal to the number of shares purchasable under the Celtrix option at a per share price equal to the exercise price under the Celtrix option. Pursuant to their terms, warrants exercisable for 1,938,047 shares of Celtrix common stock will expire as of April 1, 2000. In addition, the remaining outstanding warrants to purchase 970,000 shares of Celtrix common stock will terminate upon the earlier to occur of November 20, 2001 or the sale of substantially all of Celtrix's property or business, Celtrix's merger into or consolidation with another corporation, or any other transaction or series of transactions in which more than 50% of the voting power of Celtrix is disposed. Each outstanding option or warrant to purchase Insmed Pharmaceuticals common stock as of the effective time of the exchange will become a new option or warrant, as the case may be, to acquire a number of shares of Insmed, Inc. common stock equal to the number of shares purchasable under the Insmed Pharmaceuticals option or warrant multiplied by 3.5 at a per share price equal to the exercise price under the Insmed Pharmaceuticals option or warrant, as the case may be, divided by 3.5 and rounded up to the nearest tenth of one cent. If the conversion of Insmed Pharmaceuticals options and warrants would result in an option holder or warrant holder being entitled to the right to receive a fractional share of Insmed, Inc. common stock, that option holder or warrant holder will receive cash in lieu of the option, warrant or other right that would have been convertible into a fractional share. For more information on the designations and rights of the Insmed, Inc. stock options. See "Insmed, Inc. 2000 Stock Option Plan" on page
__.

Certain Representations and Warranties

     In the reorganization agreement, Insmed Pharmaceuticals and Celtrix make customary representations and warranties to each other relating to, among other things:

     . organization and authority;

     . capitalization;

     . corporate authorization to effect the reorganizations;

     . recommendation of the board of directors;

     . consents and approvals required in connection with the reorganizations;

     . absence of certain changes or events;

     . legal actions and proceedings;

     . employee benefit matters;

     . labor matters;

     . tax matters;

     . compliance with applicable laws;

     . absence of certain undisclosed liabilities and adverse changes;

     . joint proxy statement and prospectus;

     . absence of defaults under certain agreements;

     . Year 2000 compliance;

     . material contracts;

     . absence of other reorganizations discussions;

     . accounting and tax treatment of the reorganizations;

     . certain business practices;

     . no existing discussions;

     . transactions with affiliates;

     . vote required to approve the reorganizations;

     . board approval;

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

     . accuracy and delivery of financial statements;

     . accuracy of information provided;

     . absence of undisclosed liabilities;

     . environmental laws and regulations;

     . properties;

     . intellectual property;

     . the applicability of state takeover statutes relating to the reorganizations;

     . insurance matters;

     . accuracy and truth of representations and warranties; and

     . fees and expenses of brokers and others.

     In addition, Celtrix has made certain additional representations and warranties to Insmed Pharmaceuticals in the reorganization agreement with respect to, among other things, reports with the Securities and Exchange Commission and receipt of an opinion of their financial advisor that the consideration to be received by Celtrix stockholders is fair from a financial point of view.

     The representations and warranties in the reorganization agreement do not survive the effective time of the reorganizations.

Certain Covenants

     Interim Operations of Celtrix. From the date of signing the reorganization agreement until the effective time of the reorganizations, Celtrix is required to conduct its business in the ordinary course consistent with past practice, to seek to preserve intact its current business organization, to keep available the service of its current officers and employees and to preserve its relationships with customers, suppliers and others with whom it does business. In addition, Celtrix, its subsidiaries and the partnerships in which it has any interest may not, subject to certain limited exceptions, take certain other actions during this period, including the following:

     . amend their certificates of incorporation or Bylaws, partnership or joint venture agreements;

     . declare or pay any dividends;

     . authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any capital stock;

     . redeem, recapitalize, split, combine or reclassify any of their capital stock;

     . purchase, redeem or otherwise acquire any shares of Celtrix's capital stock;

     . adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganizations of Celtrix (other than the merger provided for in the reorganization agreement);

     . (1) incur or assume any debt or issue any debt securities; (2) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person; (3) make any loans, advances or capital contributions to, or investments in, any other person; (4) pledge or otherwise encumber shares of capital stock of Celtrix; or (5) mortgage or pledge any material assets or create any material liens on the assets (other than tax liens for taxes not yet due);

     . except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect on the date of the reorganization agreement;

     . acquire, sell, lease, sell/leaseback, license or dispose of any material properties or assets or enter into any agreement to do so;

     . except as may be required as a result of a change in law or in GAAP, change any accounting principles or practices or make any material change to financial statements, or prepay any indebtedness, change depreciation or amortization methods, delay incurring budgeted expenses or deviate from usual and customary terms with suppliers, lessors, customers or buyers;

     . revalue in any material respect any assets;

     . (1) acquire any interest in any corporation, partnership or other business organization; (2) enter into any contract or agreement which would be material to Celtrix; (3) authorize any new capital expenditure or expenditures;

     . settle or compromise any pending or threatened suit, action or claim which relates to the reorganizations or which could have a material adverse effect on Celtrix;

     . commence any material research and development project or terminate any material research and development project that is currently ongoing, except pursuant to the terms of existing contracts;

     . fail to conduct its business only in the ordinary course or fail to maintain and preserve its organization, goodwill and properties;

     . make or rescind any material election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending March 31, 1998, except as may be required by applicable law; and

     . take, or agree to take any of the actions listed above which would make any of the representations or warranties of Celtrix contained in the reorganization agreement untrue or incorrect.

     Interim Operations of Insmed Pharmaceuticals. From the date of signing the reorganization agreement until the effective time of the reorganizations, Insmed Pharmaceuticals is required to conduct its business in the ordinary course consistent with past practice, to seek to preserve intact its current business organization, to keep available the service of its current officers and employees and to preserve its relationships with customers, suppliers and others with whom they do business. In addition, Insmed Pharmaceuticals, its subsidiaries and the partnerships in which it has any interest may not, subject to certain limited exceptions, take certain other actions during this period, including the following:

     . amend their Articles of Incorporation or Bylaws, partnership or joint venture agreements;

     . authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any capital stock;

     . redeem, recapitalize, split, combine or reclassify any of their capital stock;

     . purchase, redeem or otherwise acquire any shares of Insmed Pharmaceuticals' capital stock;

     . adopt a plan of complete or partial liquidation, dissolution, reorganizations, consolidation, restructuring, recapitalization or other reorganizations of Insmed Pharmaceuticals (other than the share exchange provided for in the reorganization agreement);

     . settle or compromise any pending or threatened suit, action or claim which relates to the reorganizations or which could have a material adverse effect on Insmed Pharmaceuticals; and

     . take, or agree to take any of the actions that would make any of the representations or warranties of Insmed Pharmaceuticals contained in the reorganization agreement untrue or incorrect.

     Interim Operations with Respect to the Elan Joint Venture. From the date of signing the reorganization agreement until the effective time of the reorganizations, Celtrix on behalf of the Elan joint venture will not, subject to certain limited exceptions, take certain actions during this period, including the following:

     . amend the agreement governing the Elan joint venture or other similar governing instruments;

     .    adopt or agree to a budget for the Elan joint venture;

     . authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of Celtrix Series B Preferred Stock to provide capital to the Elan joint venture;

     . engage in any material undertakings with respect to the Elan joint venture;

     . consent to, or enter into on behalf of the Elan joint venture any agreement or commitment as to clinical trials with respect to drugs under development by the Elan joint venture;

     . consent to, or enter into on behalf of the Elan joint venture, any agreement, commitment or understanding that could reasonably be expected to impose a liability on Celtrix or any of its subsidiaries of $25,000 or more; and

     . take or agree to take any of the actions listed above which would make any of the representations or warranties of Celtrix contained in the reorganization agreement untrue or incorrect.

     No Solicitation. Neither Celtrix nor Insmed Pharmaceuticals may directly or indirectly, institute, pursue, encourage or continue any discussions, or negotiations or agreements relating to any public or private offering of equity, or any merger, share exchange, acquisition, purchase or sale of a significant amount of shares or assets or other business combination or change in control of Celtrix or Insmed Pharmaceuticals, respectively, or a similar transaction involving Celtrix or Insmed Pharmaceuticals. If either Celtrix or Insmed Pharmaceuticals receives an unsolicited merger, share exchange, acquisition or other offer, it must notify the other party as to the details of the unsolicited offer.

     Notwithstanding the preceding paragraph, the boards of directors of each of Celtrix and Insmed Pharmaceuticals must comply with the state and federal laws concerning an acquisition proposal. The Celtrix and Insmed Pharmaceuticals boards also may furnish information or enter into negotiations regarding an unsolicited proposal if the following conditions are met:

     . the board of directors of either company believes in good faith (after consultation with its financial advisor) that such an acquisition is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the reorganizations and the prospects of Celtrix and Insmed Pharmaceuticals as a combined company, would, if consummated, result in a transaction more favorable to its stockholders over the long term than the transactions contemplated by the reorganization agreement and the board of directors determines in good faith, taking into account the advice of outside counsel, that furnishing information or entering into negotiations with a third party is required for the board of directors to comply with its fiduciary duties to its stockholders;

     . prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the board of directors of the party receiving such proposal receives from such person or entity an executed confidentiality and standstill agreement;

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     .    the party receiving the proposal notifies the other party within 24 hours after receipt by such party (or any of its advisors) of any acquisition proposal or any request for nonpublic information in connection with an acquisition proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an acquisition proposal, the identity of the person making the proposal and the party's intention to provide information or commence discussions; and

     . the party receiving the proposal keeps the other party informed of the status of the discussions with the third party.

     Confidentiality. Each party has agreed that it will hold, and will cause its representatives to hold, in confidence, all information received in connection with the transactions contemplated by the reorganization agreement. The parties will not be subject to this obligation with respect to any information:

     . that is or becomes generally available to the public other than as a result of a disclosure of the party receiving the information in connection with the reorganization agreement;

     . that was previously available to the party receiving the information on a non-confidential basis; or

     . that becomes available to the party on a non-confidential basis from an outside source that is not known to the party receiving the information to be contractually or legally prohibited from disclosing the information.

If the reorganization agreement is terminated, each party will use its best efforts to cause the documents and other materials subject to the confidentiality obligations to be destroyed or returned.

     Stockholders Meetings. Celtrix and Insmed Pharmaceuticals have agreed to call, give notice of and hold the stockholders meetings as promptly as practicable for the purpose of voting upon the approval and adoption of the reorganization agreement and any related matters.

     Indemnification. Insmed, Inc. has agreed to indemnify, defend and hold harmless the directors, officers and employees of Celtrix and Insmed Pharmaceuticals, and their subsidiaries, against all claims, damages, liabilities or expenses arising out of the person's position within Celtrix, Insmed Pharmaceuticals or any of their subsidiaries, or arising out of the reorganizations or related transactions.

     Nasdaq Listing. Insmed, Inc. will apply to be listed on the Nasdaq National Market under the trading symbol "INSM." Insmed, Inc., Celtrix and Insmed Pharmaceuticals have agreed to use all reasonable efforts to have the Insmed, Inc. common stock approved for listing on the Nasdaq National Market or, if such shares do not satisfy the necessary listing requirements, then on The Nasdaq SmallCap Market, subject to official notice of issuance, before the effective time of the reorganizations.

     Stockholder Voting Agreements. Certain stockholders of Celtrix and Insmed Pharmaceuticals have agreed to vote their shares of capital stock "FOR" the approval and adoption of the reorganization proposal pursuant to letter agreements executed before the effective time of the reorganizations. See "Celtrix and Insmed Pharmaceuticals Stockholder Agreements" on page __ for more information on the stockholder voting agreements.

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

     Certain Other Covenants. Celtrix and Insmed Pharmaceuticals have agreed to certain other customary covenants in the reorganization agreement, including covenants relating to obtaining necessary consents and approvals; cooperating with each other to obtain antitrust clearances; assisting in the preparation of this joint proxy statement/prospectus and the filing of the registration statement by Insmed, Inc.; providing access to and furnishing information; providing notices of certain events and consulting with each other regarding public statements and filings; obtaining opinions from each of the parties' accountants; obtaining agreements from affiliates relating to stock trading; and certain employee and employee benefits matters.

Conditions to the Reorganizations

     Conditions to Each Party's Obligations. The obligations of Celtrix and Insmed Pharmaceuticals to consummate the reorganizations are subject to the satisfaction of the conditions set forth in the reorganization agreement, including:

     . approval of the reorganization agreement by the Celtrix stockholders and the Insmed Pharmaceuticals shareholders as required by law;

     . the absence of any order, ruling, injunction, decree or other legal restraint from any governmental entity preventing the consummation of the reorganizations;

     .    receipt of all required governmental and other consents and approvals;

     . effectiveness of the registration statement filed by Insmed, Inc. of which this document is a part and obtaining all necessary state securities and blue sky law authorizations;

     . approval for listing of the Insmed, Inc. common stock to be issued pursuant to the reorganization agreement on the Nasdaq National Market or The Nasdaq SmallCap Market; and

     . receipt by each of Celtrix and Insmed Pharmaceuticals of written agreements from certain affiliated persons imposing restrictions on their disposition of Insmed, Inc. common stock to be received in the reorganizations.

     Additional Conditions to Obligations of Celtrix. The obligations of Celtrix to consummate the merger are subject to the satisfaction or waiver by Celtrix at or before the effective time of the reorganizations of the following additional conditions:

     . receipt of certificates by Celtrix from Insmed Pharmaceuticals certifying the truth of representations and warranties made by Insmed Pharmaceuticals in the reorganization agreement and certifying the performance of covenants made by Insmed Pharmaceuticals in the reorganization agreement;

     . receipt of listing approval from the Nasdaq National Market or The Nasdaq SmallCap Market for Insmed, Inc. shares to be issued to Celtrix stockholders in the merger;

     . receipt by Celtrix of a favorable tax opinion from Venture Law Group, a Professional Corporation, opining that (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 or as part of an exchange described in Section 351 of the Internal

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          Revenue Code, and (2) Celtrix, Insmed, Inc. and Celtrix stockholders will not recognize gain or loss for federal income tax purposes, other than for cash received by a Celtrix stockholder in lieu of a fractional share of Insmed, Inc. stock except that no opinion needs to be expressed with respect to any Insmed, Inc. shares received by the Celtrix Series A Preferred stockholder with respect to accrued but unpaid dividends on such preferred stock;

     . Insmed Pharmaceuticals shall have obtained all necessary consents, approvals, actions, registrations and filings; and

     . the absence of any events that could have a material adverse effect on Insmed Pharmaceuticals; and

     . the reasonable satisfaction of Celtrix and Celtrix's counsel with the proceedings and documents executed by Insmed Pharmaceuticals concerning the reorganizations.

     Additional Conditions to Obligations of Insmed Pharmaceuticals. The obligations of Insmed Pharmaceuticals to consummate the share exchange are subject to the satisfaction or waiver by Insmed Pharmaceuticals at or before the effective time of the reorganizations of the following additional conditions:

     . the receipt of a certificate by Insmed Pharmaceuticals from Celtrix certifying the truth of representations and warranties made by Celtrix in the reorganization agreement and certifying the performance of covenants made by Celtrix in the reorganization agreement;

     . receipt of listing approval from the Nasdaq National Market or The Nasdaq SmallCap Market for Insmed, Inc. shares to be issued to Insmed Pharmaceuticals shareholders in the share exchange;

     . receipt by Insmed Pharmaceuticals of a favorable tax opinion from Hunton & Williams opining that (1) the share exchange will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 or as part of an exchange described in Section 351 of the Internal Revenue Code, and (2) Insmed Pharmaceuticals, Insmed, Inc. and Insmed Pharmaceuticals shareholders will not recognize gain or loss for federal income tax purposes, except for cash received by an Insmed Pharmaceuticals shareholder in lieu of a fractional share of Insmed, Inc. stock;

     . Celtrix shall have obtained all necessary consents, approvals, actions, registrations and filings;

     . the absence of any events that could have a material adverse effect on Celtrix; and

     . the reasonable satisfaction of Insmed Pharmaceuticals and Insmed Pharmaceuticals' counsel with the proceedings and documents executed by Celtrix concerning the reorganizations.

     Unless prohibited by law, either Celtrix or Insmed Pharmaceuticals could elect to waive a condition that has not been satisfied and complete the reorganizations.

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

Termination of the Reorganization Agreement

     Rights to Terminate. At any time before the effective time of the reorganizations, the reorganization agreement may be terminated and the transactions contemplated may be abandoned as follows (any of the following rights to terminate may be waived by the party possessing the right):

     .    by the mutual written consent of Celtrix and Insmed Pharmaceuticals;
          and

     .    by either Celtrix or Insmed Pharmaceuticals if:

          .. any court or other governmental authority has issued an order, decree or ruling permanently enjoining, restraining or otherwise prohibiting the reorganizations; or

          .. the reorganizations shall not have been consummated by May 31, 2000, unless the failure to consummate the reorganizations by that time has been caused by or is the result of the failure to fulfill any obligation under the reorganization agreement by the party seeking to terminate the reorganization agreement; and

     .    by Celtrix if:

          .. the transactions contemplated in the reorganization agreement shall have been voted on by Insmed Pharmaceuticals' shareholders at a meeting duly convened therefore, and the votes shall not have been sufficient to approve the reorganization agreement;

          .. there has been a material breach by Insmed Pharmaceuticals or Insmed, Inc. of any representation, warranty, covenant or agreement set forth in the reorganization agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach;

          .. the board of directors of Insmed Pharmaceuticals should fail to recommend to its shareholders approval of the transactions contemplated by the reorganization agreement or such recommendation shall have been made and subsequently withdrawn; or

          .. Celtrix, (1) based on the advice of its outside legal counsel and financial advisors, (2) after notice to Insmed Pharmaceuticals and
              (3) after an opportunity by Insmed Pharmaceuticals to amend the reorganization agreement, enters into a binding written agreement concerning a superior transaction to the transaction contemplated by the reorganization agreement; and

     .    by Insmed Pharmaceuticals if:

          .. the transactions contemplated in the reorganization agreement shall have been voted on by Celtrix's stockholders at a meeting duly convened therefore, and the votes shall not have been sufficient to approve the reorganization agreement;

          .. there has been a material breach by Celtrix of any representation, warranty, covenant or agreement set forth in the reorganization agreement, which breach

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

               has not been cured within ten business days following receipt by the breaching party of notice of such breach;

          .. the board of directors of Celtrix should fail to recommend to its shareholders approval of the transactions contemplated by the reorganization agreement or such recommendation shall have been made and subsequently withdrawn; or

          .. Insmed Pharmaceuticals, (1) based on the advice of its outside legal counsel and financial advisors, (2) after notice to Celtrix and (3) after an opportunity by Celtrix to amend the reorganization agreement, enters into a binding written agreement concerning a superior transaction to the transaction contemplated by the reorganization agreement.

Effect of Termination

     If the reorganization agreement is terminated and the reorganizations are not completed, the reorganization agreement will become void and have no effect, without any liability on the part of either of Celtrix or Insmed Pharmaceuticals or their directors, officers or stockholders, except that termination of the reorganization agreement will not:

     . terminate the obligations of the parties in the reorganization agreement regarding confidentiality;

     . terminate the obligations of the parties in the reorganization agreement regarding the payment of fees and expenses associated with the reorganizations and the termination of the reorganization agreement; or

     . relieve a breaching party from liability for any breach of the reorganization agreement.

Termination Fees; Expenses

     Except as described below, whether or not the reorganizations or other transactions contemplated by the reorganization agreement are consummated, all costs and expenses incurred in connection with the reorganization agreement and the transactions contemplated thereby will be paid by the party incurring such costs or expenses. Except as described below, however, Insmed Pharmaceuticals and Celtrix will each be responsible for 50% of the registration fees and printing costs incurred in connection with this joint proxy statement/prospectus.

     Payment of Termination Fee by Celtrix. Celtrix will pay Insmed Pharmaceuticals a termination fee of $2,500,000 and shall reimburse Insmed Pharmaceuticals for all out of pocket expenses not to exceed $250,000 if:

     . Insmed Pharmaceuticals terminates the reorganization agreement because the Celtrix stockholders fail to adopt the reorganization agreement;

     . there has been a material breach by Celtrix of any representation, warranty, covenant or agreement set forth in the reorganization agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach;

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

     . the board of directors of Celtrix should fail to recommend to its shareholders approval of the reorganization agreement or such recommendation shall have been made and subsequently withdrawn;

     . Celtrix terminates the reorganization agreement to pursue a superior proposal for Celtrix as described above; or

     .    Celtrix shall fail to obtain certain shareholder affiliate letters;
          and

     . in each of the above cases, Celtrix shall not be required to pay the termination fee in the event that:

          .. Insmed Pharmaceuticals shareholders have failed to adopt the reorganization agreement;

          .. there has been a material breach by Insmed Pharmaceuticals or Insmed, Inc. of any representation, warranty, covenant or agreement set forth in the reorganization agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or

          .. the board of directors of Insmed Pharmaceuticals has failed to recommend to its shareholders approval of the transactions contemplated by the reorganization agreement or such recommendation was made and subsequently withdrawn.

     Payment of Termination Fee by Insmed Pharmaceuticals. Insmed
Pharmaceuticals will pay Celtrix a termination fee of $2,500,000 and shall reimburse Celtrix for all out of pocket expenses not to exceed $250,000 if:

     . Celtrix terminates the reorganization agreement because the Insmed Pharmaceuticals shareholders fail to adopt the reorganization agreement;

     . there has been a material breach by Insmed Pharmaceuticals or Insmed, Inc. of any representation, warranty, covenant or agreement set forth in the reorganization agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach;

     . the board of directors of Insmed Pharmaceuticals should fail to recommend to its shareholders approval of the reorganization agreement or such recommendation shall have been made and subsequently withdrawn;

     . Insmed Pharmaceuticals terminates the reorganization agreement to pursue a superior proposal for Insmed Pharmaceuticals as described above; or

     . Insmed Pharmaceuticals shall fail to obtain certain shareholder affiliate letters; and

     . in each of the above cases, Insmed shall not be required to pay the termination fee in the event that:

          .. Celtrix shareholders have failed to adopt the reorganization agreement;

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

          .. there has been a material breach by Celtrix of any representation, warranty, covenant or agreement set forth in the reorganization agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or

          .. the board of directors of Celtrix has failed to recommend to its stockholders approval of the transactions contemplated by the reorganization agreement or such recommendation was made and subsequently withdrawn.

Amendments; No Waiver

     Any provision of the reorganization agreement may be amended or waived, in writing, before the effective time of the reorganizations. Following the approval of the reorganization agreement by the stockholders of Celtrix, no amendment or waiver will be made that by applicable law would require the further approval of the stockholders of Celtrix without first obtaining approval from the stockholders of Celtrix. Following the approval of the reorganization agreement by the shareholders of Insmed Pharmaceuticals, no amendment or waiver will be made that by applicable law would require the further approval of the shareholders of Insmed Pharmaceuticals without first obtaining approval from the shareholders of Insmed Pharmaceuticals. No failure of any party to exercise a right or privilege under the reorganization agreement operates as a waiver of that right or privilege.

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                   DESCRIPTION OF INSMED, INC. CAPITAL STOCK

General

     This summary of the characteristics of Insmed, Inc.'s capital stock is qualified in all respects by reference to the Insmed, Inc. Articles of Incorporation and Amended and Restated Bylaws, copies of which are attached to this joint proxy statement/prospectus as Annex H and Annex I, and incorporated
                                         -------     -------
herein by reference.

     Presently the authorized capital stock of Insmed, Inc. consists of 500,000,000 shares of Insmed, Inc. common stock and 200,000,000 shares of Insmed, Inc. preferred stock. There are 100 shares of Insmed, Inc. common stock outstanding, all of which are owned by the incorporator of Insmed, Inc. No shares of Insmed, Inc. preferred stock are outstanding. Assuming consummation of the proposed financing as described in "Recent Developments" on page __, immediately prior to the effectiveness of the reorganizations there shall be outstanding warrants to purchase 6,901,344 shares of Insmed, Inc. common stock at a price of $2.25 per share.

     Immediately following the effective time of the reorganizations, but before giving effect to the proposed financing described in "Recent Developments" on page __, former holders of Celtrix common stock and Celtrix preferred stock collectively will hold approximately 43.2% of the outstanding shares of Insmed, Inc. common stock on a fully diluted basis; and former holders of Insmed Pharmaceuticals common stock and Insmed Pharmaceuticals preferred stock collectively will hold approximately 56.8% of the outstanding shares of Insmed, Inc. common stock on a fully diluted basis.

     Assuming the proposed financing is consummated, immediately prior to the effective time of the reorganizations, the new investors, the former holders of Celtrix common and preferred stock and options exercisable into Celtrix common stock and the former holders of Insmed Pharmaceuticals' common and preferred stock and options and warrants to purchase Insmed Pharmaceuticals' common stock will hold 22.0%, 33.7% and 44.3%, respectively, of the outstanding common stock of Insmed, Inc. on a fully diluted basis.

Common Stock

     Each share of Insmed, Inc. common stock entitles the holder to one vote in the election of directors and on all other matters submitted to a vote of shareholders. Holders of Insmed, Inc. common stock have no conversion or redemption rights and no preemptive or other rights to subscribe for securities of Insmed, Inc. Holders of Insmed, Inc. common stock have no right to cumulate votes in the election of directors. Holders of Insmed, Inc. common stock are entitled to receive dividends when, as and if declared by the Insmed, Inc. board of directors out of funds legally available for distribution. Upon the liquidation of Insmed, Inc., holders of Insmed, Inc. common stock will be entitled, subject to the rights of the holders of any outstanding Insmed, Inc. preferred stock, to receive pro rata all assets, if any, of Insmed, Inc. available for distribution after payment of necessary expenses and all prior claims.

     Insmed, Inc. has applied to have its common stock listed on the Nasdaq National Market under the trading symbol "INSM."

Preferred Stock

     The preferred stock may be issued, from time to time in one or more series, and the Insmed, Inc. board of directors, without further approval of the shareholders, is authorized to fix the dividend rights

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

and terms, redemption rights and terms, liquidation preferences, conversion rights, voting rights and sinking fund provisions applicable to each such series of preferred stock. If Insmed, Inc. issues a series of preferred stock in the future that has voting rights or preferences over Insmed, Inc. common stock with respect to the payment of dividends and upon Insmed, Inc.'s liquidation, dissolution or winding up, the rights of the holders of Insmed, Inc. common stock offered hereby may be adversely affected. Insmed, Inc. may amend from time to time the Insmed, Inc. Articles of Incorporation to increase the number of authorized shares of preferred stock. This type of amendment would require the approval of the holders of a majority of the outstanding shares of each series of preferred stock, if any, that is adversely affected by the amendment, voting separately by group and the approval of more than two-thirds of all the voting capital stock of Insmed, Inc., voting as a single voting group. The issuance of shares of preferred stock could be utilized, under certain circumstances, in an attempt to prevent an acquisition of Insmed, Inc. As of the date of this joint proxy statement/prospectus, Insmed, Inc. has no shares of preferred stock outstanding.

Change of Control Provisions

     Other provisions that are intended to affect any attempted change of control in Insmed, Inc. govern the rights of Insmed, Inc. shareholders.

     Board of Directors. Celtrix and Insmed Pharmaceuticals agreed in the reorganization agreement to provide for three classes of directors of Insmed, Inc. One-third of the directors will be in each class, and one class of directors would be up for election at each annual meeting.

     Advance Notice Requirements for Shareholder Proposals. The Insmed, Inc. Amended and Restated Bylaws require a shareholder desiring to bring a proposal before an annual meeting of Insmed, Inc. shareholders to give proper written notice to the Secretary of Insmed, Inc. Notice will be deemed proper if, in case of the 2001 annual meeting, it is delivered by November 6, 2000, and in case of subsequent annual meetings, it is delivered not later than 90 days nor more than 120 days before the first anniversary of the date of mailing of the Insmed, Inc.'s proxy statement in connection with the last preceding year's annual meeting. The written notice delivered to the Secretary must include certain information and be in the proper form as specified in the Insmed, Inc. Amended and Restated Bylaws.

     Advance Notice Requirements for Nomination of Directors. The Insmed, Inc. Amended and Restated Bylaws require a shareholder desiring to nominate a director for election at an annual meeting of Insmed, Inc. shareholders to give proper written notice to the Secretary of Insmed, Inc. Notice will be deemed proper if, notice is given not later than 90 days nor more than 120 days prior to the first anniversary date of the previous year's annual meeting. The written notice delivered to the Secretary must include certain information and be in the proper form as specified in the Insmed, Inc. Amended and Restated Bylaws.

     Meetings of Shareholders. The Insmed, Inc. Amended and Restated Bylaws permit the President, a majority of the board of directors, or the Chairman of the Board of Insmed, Inc. to call a special meeting of shareholders. The Amended and Restated Bylaws specifically deny the shareholders the right to convene a special meeting of shareholders.

     Amendment of Articles of Incorporation or Bylaws. Subject to Virginia law, the Insmed, Inc. Articles of Incorporation generally may be amended by the affirmative vote of the holders of a majority of the outstanding votes entitled to be cast by each voting group entitled to vote. However, certain provisions of the Articles of Incorporation may only be amended or repealed by the affirmative vote of

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

the holders of 75 percent of the outstanding votes entitled to be cast by each voting group entitled to vote. The Insmed, Inc. Amended and Restated Bylaws may be amended by the affirmative vote of a majority of the board of directors, unless otherwise required by the Articles of Incorporation or Virginia law. If shareholder voting is required for an amendment to the Bylaws, 75 percent of the then outstanding stock voting together as a single voting group must vote in the affirmative to approve the amendment.

     Certain Business Combinations. Certain provisions of Virginia law will make takeover of Insmed, Inc. more difficult. See "Comparison of Stockholders' Rights--Anti-takeover Statutes" on page ___.

Transfer Agent and Registrar

     The transfer agent and registrar for the Insmed, Inc. common stock is First Union National Bank.

                      COMPARISON OF STOCKHOLDERS' RIGHTS

     Insmed, Inc. and Insmed Pharmaceuticals are incorporated under the laws of the Commonwealth of Virginia. Celtrix is incorporated under the laws of the State of Delaware. Insmed Pharmaceuticals shareholders, whose rights are currently governed by Virginia law and the Insmed Pharmaceuticals Articles of Incorporation and Bylaws, will, upon consummation of the share exchange, become shareholders of Insmed, Inc., and their rights as such will be governed by Virginia law and Insmed, Inc.'s Articles of Incorporation and Bylaws. Celtrix stockholders, whose rights are currently governed by Delaware law and the Celtrix Certificate of Incorporation and Bylaws, will, upon consummation of the share exchange, become shareholders of Insmed, Inc., and their rights as such will be governed by Virginia law, the Insmed, Inc. Articles of Incorporation and Amended and Restated Bylaws.

     Set forth below are the material differences between the rights of Celtrix stockholders under Celtrix's Certificate of Incorporation, Bylaws and Delaware law, and Insmed Pharmaceuticals shareholders and Insmed, Inc. shareholders under their respective Articles of Incorporation, Bylaws and under Virginia law. The description set forth below summarizes the material differences that may affect the rights of stockholders of Celtrix and Insmed Pharmaceuticals but does not purport to be a complete statement of all such differences. Celtrix stockholders and Insmed Pharmaceuticals shareholders should read the relevant provisions of the laws and documents discussed below, including the Insmed, Inc. Articles of Incorporation and Amended and Restated Bylaws which are attached to this joint proxy statement/prospectus as Exhibit G and Exhibit H in their
                                         ---------     ---------
entirety.

Authorized Capital

     Insmed, Inc. Insmed, Inc. authorized capital is described under "Description of Insmed, Inc. Capital Stock" on page ___.

     Celtrix. The total number of authorized shares of capital stock of Celtrix is 70,000,000 shares, consisting of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock, 10,000 shares of which have been designated as Celtrix Series A Preferred Stock and 9,000 shares of which have been designated as Celtrix Series B Preferred Stock.

     Insmed Pharmaceuticals. The total number of authorized shares of capital stock of Insmed Pharmaceuticals is 37,000,000 shares, consisting of 20,000,000 shares of common stock and 17,000,000 shares of preferred stock, 7,000,000 shares of which have been designated as Insmed Pharmaceuticals

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

Convertible Participating Preferred Stock, Series A and 5,000,000 shares of which have been designated as Insmed Pharmaceuticals Convertible Preferred Stock, Series B.

Special Meetings of Stockholders

     Celtrix. Under Delaware law, unless provided in the Certificate of Incorporation or Bylaws of a corporation, stockholders of a public corporation do not have the right to call a special meeting of stockholders. The Celtrix Bylaws provide that a special meeting of Celtrix stockholders may be called for any purpose by the board of directors, the Chairman of the Board, the President or by a stockholder holding ten percent of more of the aggregate number of shares entitled to vote at the special meeting.

     Insmed Pharmaceuticals. Under Virginia law, unless provided in the Articles of Incorporation or Bylaws of the corporation, the shareholders of a corporation do not have a right to call a special meeting of shareholders. The Insmed Pharmaceuticals Bylaws provide that a special meeting of the shareholders may be called for any purpose at any time by the President or by a majority of the board of directors.

     Insmed, Inc. Under Virginia law, unless provided in the articles of incorporation or Bylaws of a corporation, shareholders of a public corporation do not have the right to call a special meeting of shareholders. The Insmed, Inc. Amended and Restated Bylaws provide that a special meeting of Insmed, Inc. shareholders may be called for any purpose by the President, the Chairman of the Board or by a majority of the board of directors.

Stockholder Meetings

     Celtrix. On any issue to be determined at any meeting of stockholders, each Celtrix common stockholder is entitled to one vote for each share of common stock owned by the stockholder, and each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock that the holder would have received if the holder had converted the preferred stock into common stock immediately prior to the vote. Holders of Celtrix preferred stock are not entitled to vote; except that holders of Celtrix Series A Preferred Stock are entitled to vote as a separate voting group upon any amendment to the Certificate of Incorporation that would create any series of stock that would be senior to the Celtrix Series A Preferred Stock or would change the rights of the holders of the Celtrix Series A Preferred Stock. In all elections of directors, directors are elected by an affirmative vote of the holders of the plurality of the shares present or represented by proxy and entitled to vote in the election of directors, unless there is cumulative voting. Cumulative voting is permitted under the Celtrix Certificate of Incorporation with respect to the election of directors. Cumulative voting means that each share is entitled to a number of votes equal to the number of directors to be elected. Such votes may be cast for one nominee or distributed among two or more nominees. Thus each nominee for election to the board of directors receiving the greatest number of votes, up to the number of directors then to be elected, will be the persons elected as directors of Celtrix. Except as specifically provided in the Celtrix Certificate of Incorporation, Bylaws or Delaware law, the vote of a majority of common shares represented at a meeting and entitled to vote at a meeting at which a quorum exists is generally required to approve other actions requiring stockholder approval.

     Insmed Pharmaceuticals. On any issue to be determined at any meeting of shareholders, each Insmed Pharmaceuticals common shareholder is entitled to one vote for each share of common stock owned by such shareholder, and each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock that the holder would have received if the holder had converted the preferred stock into common stock immediately prior to the vote. Holders of Insmed Pharmaceuticals preferred stock vote together with the holders of common stock, including in the election of directors; except that the holders of the preferred stock vote together as a single voting group on certain matters, including, but not limited to, the redemption, creation or change in the rights of any series of preferred stock not junior to the Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock. Cumulative voting is not permitted under the Insmed Pharmaceuticals Articles of Incorporation. In all elections of directors, directors are elected by an affirmative vote of the holders of the plurality of the shares entitled to vote in the election of directors at a meeting at which a quorum exists. Except as specifically provided in the Insmed Pharmaceuticals Articles of Incorporation, Bylaws or Virginia law, the vote of a majority of shares represented at a meeting and entitled to vote at a meeting at which a quorum exists is generally required to approve other actions requiring shareholder approval.

     Insmed, Inc. Insmed, Inc. common shareholders are entitled to one vote per share on all matters to be voted on by shareholders. Cumulative voting is not permitted under the Insmed, Inc. Articles of Incorporation. Except as specifically provided in the Insmed, Inc. Articles of Incorporation or Virginia law, the vote of a majority of shares represented at a meeting and entitled to vote at a meeting at which a quorum exists is generally required to approve other actions requiring shareholder approval. In all elections of directors, directors are elected by an affirmative vote of the holders of the plurality of the shares entitled to vote in the election of directors at a meeting at which a quorum exists.

Advance Notice of Nominations of Directors

     Celtrix. Celtrix stockholders can nominate candidates for the Celtrix board of directors if the stockholders follow the advance notice provisions contained in the Celtrix Bylaws. The Celtrix Bylaws require a stockholder nomination be in writing and delivered to or mailed and received by the Secretary of the corporation not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that if the meeting is called upon less than 60 days' notice, the stockholder nomination must be received by the Secretary of the corporation not less than 10 days after the notice of the meeting was mailed or public disclosure of the meeting was made. The stockholder nomination must provide the specific information about the candidate and the stockholder set forth in the Bylaws. If a stockholder nomination of a candidate for director does not comply with the provisions set forth in the Bylaws, the chairman of the meeting shall declare that the nomination was not made in accordance with the Celtrix Bylaws and is null, void and of no effect.

     Insmed Pharmaceuticals. The Insmed Pharmaceuticals Bylaws do not have special procedures for shareholders' submissions of nominations of candidates for the board of directors.

     Insmed, Inc. Insmed, Inc. shareholders can nominate candidates at an annual meeting for the Insmed, Inc. board of directors if the shareholder follows the advance notice provisions contained in the Insmed, Inc. Amended and Restated Bylaws. The Insmed, Inc. Amended and Restated Bylaws require a shareholder nomination be in writing and delivered to the Secretary of Insmed, Inc. not later than 90 days nor more than 120 days before the anniversary of the date of the first mailing of Insmed, Inc.'s proxy statement for the immediately preceding year's annual meeting. The shareholder nomination must provide the specific information about the candidate and the shareholder set forth in the Bylaws. If a shareholder nomination of a candidate for director does not comply with the provisions set forth in the Bylaws, the chairman of the board of directors shall have the power and duty to declare that the nomination was not made in accordance with the Insmed, Inc. Amended and Restated Bylaws and that such defective proposal shall be disregarded.

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

Merger, Share Exchanges and Sales of Assets

     Celtrix. Delaware law generally requires that any merger, share exchange or sale of all or substantially all the assets of a corporation not in the ordinary course of business be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote, unless a different vote is required by the Certificate of Incorporation or Bylaws. The Certificate of Incorporation of Celtrix does not specifically address mergers, share exchanges or sales of assets; therefore, an affirmative vote of the majority of the issued and outstanding shares of common stock, which is the only class of voting stock, is required to approve the merger.

     Insmed Pharmaceuticals and Insmed, Inc. Virginia law generally requires that any merger or share exchange be approved by an affirmative vote of more than two-thirds of all the issued and outstanding shares of stock of each voting group entitled to vote, unless a different vote is required by the Articles of Incorporation; provided, however, that shareholder action by the acquiring corporation in a share exchange is normally not required. The Articles of Incorporation of Insmed, Inc. do not specifically address mergers and share exchanges; therefore, a vote of the Insmed, Inc. sole shareholder is not required. The Insmed Pharmaceuticals Articles of Incorporation provide for separate class voting in the event of a merger or consolidation. Accordingly, an affirmative vote of more than two-thirds of the outstanding Insmed Pharmaceuticals' capital stock and of a majority of the outstanding shares of Insmed Pharmaceuticals' Series A Preferred Stock and Insmed Pharmaceuticals' Series B Preferred Stock, voting together as a single voting group, is required to approve the share exchange with Insmed, Inc.

Anti-takeover Statutes

     Celtrix. Delaware law contains certain provisions that may have the effect of delaying or discouraging a hostile takeover. Delaware law prohibits a Delaware corporation from entering into a business combination with the beneficial owner of 15% or more of the corporation's outstanding voting stock, or its affiliates, for a period of three years after the 15% beneficial owner achieved this level of ownership. Delaware law permits a business combination with a 15% beneficial owner if: (i) prior to the date the stockholder becomes a 15% beneficial owner, the board of directors of the corporation approves either the business combination or the transaction that will result in the person or entity becoming a 15% beneficial owner, (ii) the interested stockholder acquires at least 85% of the corporation's outstanding voting stock (excluding shares owned by persons who are directors, officers and by certain employee stock plans) in the same transaction in which the stockholder becomes a 15% beneficial owner or (iii) on or subsequent to the date of the transaction by which the stockholder becomes a 15% beneficial owner, the board of directors approves the business combination and the holders of two-thirds of the corporation's outstanding voting stock approve the transaction (not including shares owned by the 15% beneficial owners). In general, a Delaware corporation must specifically elect, through an amendment to its Bylaws or Certificate of Incorporation, not to be governed by these provisions. Celtrix has not made such an election and, therefore, is currently subject to these provisions of the Delaware law.

     Insmed Pharmaceuticals and Insmed, Inc. Virginia law contains two statutory provisions that may have the effect of delaying or discouraging a hostile takeover. Under the first statutory provision, if a person acquires 10% or more of the stock of a Virginia corporation without the prior approval of the corporation's board of directors, the person is deemed an "interested shareholder" and may not engage in certain transactions with the corporation (including a merger and a sale or exchange of greater than 5% of the corporation's net worth) for a period of three years, and then only with the specified supermajority shareholder vote, disinterested director approval or fair price and procedural protections. The three year prohibition on an affiliated transaction does not apply if prior to the affiliated transaction, a majority of the disinterested directors and holders of at least two-thirds of the outstanding voting shares other than shares beneficially owned by the interested person approve the transaction. Virginia law permits a corporation to exempt itself from this statutory provision by placing a statement to that effect in its Articles of Incorporation. Furthermore, this statutory provision regarding affiliated transactions does not apply to corporations with fewer than 300 shareholders. Neither the Insmed Pharmaceuticals Articles of Incorporation nor the Insmed, Inc. Articles of Incorporation specifically address the Virginia statute regarding affiliated transactions; therefore, both corporations are subject to this provision.

     Under the second statutory provision, Virginia law requires an interested person who acquires a threshold percentage of stock in the target corporation to obtain the approval of disinterested shareholders before the interested person may exercise its voting rights with respect to the acquired shares. Under the Virginia statute, certain notice and informational filings and special shareholder voting and meeting procedures must be followed prior to consummation of the purchase of stock that will provide the interested shareholder with the power to vote in excess of 20%, 33% or 50% of the outstanding voting stock of the company. Assuming compliance with notice and information filing requirements, the purchased stock will not provide the interested purchaser with any voting rights with respect to the stock until a majority of the outstanding disinterested shares vote to restore the voting rights to the purchased stock. The Insmed Pharmaceuticals Articles of Incorporation do not specifically address the Virginia statute regarding control share acquisitions; therefore, Insmed Pharmaceuticals is subject to this provision. The Insmed, Inc. Articles of Incorporation, however, provide that this second statutory provision does not apply to Insmed, Inc.; therefore, Insmed, Inc. is not subject to this provision.

Amendments to Charter

     Celtrix. Delaware law provides generally, unless otherwise provided in the Certificate of Incorporation, that a Delaware corporation's Certificate of Incorporation may be amended by the board of directors and by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter. The Celtrix Certificate of Incorporation does not specifically address amendments to the Certificate of Incorporation; therefore, the Celtrix Certificate of Incorporation may be amended as provided under Delaware law.

     Insmed Pharmaceuticals. Virginia law provides generally that, unless otherwise specified in a corporation's Articles of Incorporation, a Virginia corporation's Articles of Incorporation may be amended by the board of directors for certain minor alterations and otherwise upon recommendation of the board of directors and by the affirmative vote of the holders of more than two-thirds of the outstanding shares of each voting group entitled to vote on the matter. Generally under the Insmed Pharmaceutical Articles of Incorporation, an affirmative vote of more than two-thirds of the issued and outstanding shares of the Insmed Pharmaceuticals Convertible Participating Preferred Stock, Series A, the Insmed Pharmaceuticals Convertible Preferred Stock, Series B and the Insmed Pharmaceuticals common stock entitled to vote, voting together as a single voting group, is required to amend the Articles of Incorporation. The Insmed Pharmaceuticals Articles of Incorporation also provides that amendments specific to the rights, preferences and interests of the preferred stock must also be approved by at least a majority of the Insmed Pharmaceuticals' Series A Preferred Stock and Insmed Pharmaceuticals' Series B Preferred Stock voting together as a single voting group.

     Insmed, Inc. Virginia law provides generally that, unless otherwise specified in a corporation's Articles of Incorporation, a Virginia corporation's Articles of Incorporation may be amended by the

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

board of directors and by the affirmative vote of the holders of more than two-thirds of the outstanding shares of each voting group entitled to vote on the matter. The Articles of Incorporation of Insmed, Inc. provide that a majority of the issued and outstanding shares of each voting group entitled to vote is required to amend the Articles of Incorporation.

Amendments to Bylaws

     Celtrix. Delaware law provides that the board of directors of a corporation may amend the Bylaws of the corporation if such authority is granted in the Certificate of Incorporation. The Celtrix Certificate of Incorporation does not grant the power to amend the Bylaws to the board of directors.

     Insmed Pharmaceuticals. The Insmed Pharmaceuticals Bylaws provide generally that the Insmed Pharmaceuticals Bylaws may be amended by the Insmed Pharmaceuticals board of directors; provided, however, that any provision of the Insmed Pharmaceuticals Bylaws adopted or required to be adopted pursuant to Virginia law, by the shareholders of Insmed Pharmaceuticals, may only be amended by the affirmative vote of the majority of the holders of the outstanding capital stock of Insmed Pharmaceuticals entitled to vote thereon.

     Insmed, Inc. The Insmed, Inc. Articles of Incorporation and Amended and Restated Bylaws provide generally that the Insmed, Inc. Bylaws may be amended by the Insmed, Inc. board; provided, however, that any provision of the Insmed, Inc. Bylaws adopted or required to be adopted pursuant to Virginia law by the shareholders of Insmed, Inc., may only be amended by the affirmative vote of at least 75 percent of the holders of the outstanding capital stock of Insmed, Inc. entitled to vote thereon, voting as a single voting group.

Appraisal Rights

     Celtrix. Celtrix is a Delaware corporation. Under Delaware law, certain stockholders have a right to dissent from a merger or reorganization and receive payment in cash for their shares of common stock. However, dissenters' rights (sometimes referred to as "appraisal rights") are not available to stockholders of a corporation whose securities are listed on a national securities exchange or held by at least 2,000 record stockholders and whose stockholders are not required to accept in exchange for their stock anything other than stock of another corporation listed on a national securities exchange and cash in lieu of fractional shares. Because Celtrix common stock is not traded on a national securities exchange or on the Nasdaq National Market and is not held by more than 2,000 record stockholders, Celtrix stockholders will have appraisal rights with respect to the reorganizations. To exercise their appraisal rights, Celtrix stockholders must follow specific procedural requirements set forth under Delaware law. See "Dissenters' Rights" on page ___.

     Insmed Pharmaceuticals. Insmed Pharmaceuticals is a Virginia corporation. Under Virginia law, shareholders have a right to dissent from, and receive payment of the fair value of their shares in case of a merger, share exchange or similar corporate event if the shareholders are entitled to vote with respect to the corporate action. Dissenters' rights are not available, however, to shareholders of a corporation whose securities are listed on a national securities exchange or on the Nasdaq National Market or are held by at least 2,000 record shareholders, unless the shareholders are required to accept in exchange for their stock something other than cash or stock of the surviving corporation or any other corporations that are either listed on a national securities exchange or held by at least 2,000 record shareholders. Because Insmed Pharmaceuticals stock is not traded on a national securities exchange or on the Nasdaq National Market and is not held by at least 2,000 record shareholders, Insmed

Pharmaceuticals shareholders will have appraisal rights with respect to the share exchange. To exercise their appraisal rights, Insmed Pharmaceuticals shareholders must follow the specific procedural requirements set forth under Virginia Law. See "Dissenters' Rights" on page ___.

Transfer Restrictions

     Insmed, Inc., Celtrix and Insmed Pharmaceuticals. Each of the Insmed, Inc. Articles of Incorporation, the Celtrix Certificate of Incorporation and the Insmed Pharmaceuticals Articles of Incorporation does not establish transfer restrictions on the original issuance or transfer of shares of Insmed, Inc. common stock, Celtrix common stock or Insmed Pharmaceuticals common stock, as the case may be.

     With respect to the Insmed Pharmaceuticals common stock, however, there is no public trading market. The shares of Insmed Pharmaceuticals common stock are not registered under the Securities Act of 1933 or under other applicable federal and state securities laws. Insmed Pharmaceuticals common stock may not be transferred in the absence of an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel, acceptable to Insmed Pharmaceuticals, that the transfer of Insmed Pharmaceuticals common stock is exempt from state and federal registration requirements.

     All shares of Insmed, Inc. common stock that will be distributed to stockholders of Celtrix and Insmed Pharmaceuticals in the reorganizations will be freely transferable, except for certain restrictions applicable to "affiliates" of Celtrix and Insmed Pharmaceuticals. Shares of Insmed, Inc. common stock received by persons who are deemed to be affiliates of Celtrix or Insmed Pharmaceuticals may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed affiliates of Celtrix or Insmed Pharmaceuticals generally include certain officers, directors and significant stockholders of Celtrix and Insmed Pharmaceuticals. The reorganization agreement requires Celtrix and Insmed Pharmaceuticals to cause each of their affiliates to execute a written agreement to the effect that such persons will not sell or dispose of any of the shares of Insmed, Inc. common stock issued to them in the reorganizations unless the sale or disposition of such shares has been registered under the Securities Act of 1933, is in conformity with Rule 145 or is otherwise exempt from the registration requirements under the Securities Act of 1933.

Stockholder Action by Written Consent

     Celtrix. The Bylaws of Celtrix permit the stockholders to take any action required to be taken or that may be taken at any annual or special meeting of stockholders to be taken by written consent without a meeting. The written consent must be signed by the stockholders owning not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Insmed Pharmaceuticals. The Bylaws of Insmed Pharmaceuticals permit the shareholders to take any action required to be taken or that may be taken at any annual or special meeting of shareholders to be taken by written consent without a meeting. The written consent must be signed by all of the shareholders entitled to vote on the action.

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

     Insmed, Inc. Pursuant to Virginia law, any action required to be taken or that may be taken at any annual or special meeting of Insmed, Inc., may be taken by written consent without a meeting. The written consent must be signed by all of the shareholders entitled to vote on the action.

Board of Directors

     Celtrix. The Celtrix board of directors currently consists of five directors. The Celtrix Bylaws provide that there shall be five directors on the board of the company. Celtrix directors stand for reelection at each annual meeting. Under Delaware law, directors are elected by a plurality of the shares present in person or represented by proxy at a meeting, at which a quorum is present, and entitled to vote on the election of directors, unless there is cumulative voting. The Certificate of Incorporation and Bylaws of Celtrix provide for cumulative voting in the election of directors. Cumulative voting allows each stockholder to multiply the number of votes that the stockholder is entitled to cast by the number of directors for whom the stockholder is to vote and cast all of the votes for a single nominee or distribute the votes amongst the nominees. Under Celtrix's Bylaws, any vacancy, whether the result of death, resignation, retirement, disqualification, removal from office for cause or an increase in the number of directors, shall be filled by a majority of the board of directors then in office, though less than a quorum, or by a sole remaining director. The term of any director elected to fill a vacancy shall be the same remaining term as that of his or her predecessor. The stockholders of Celtrix may remove a director, with or without cause, upon the affirmative vote of the majority of the shares entitled to vote at an election of directors; provided, however, that if less than the entire board is removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors.

     Insmed Pharmaceuticals. The Insmed Pharmaceuticals board currently consists of seven directors. The Articles of Incorporation and Bylaws provide that the board of directors may increase or decrease the number of directors by a number that is 30% or less of the number of directors last elected by shareholders. Insmed Pharmaceuticals directors stand for reelection at each annual meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Under both Virginia law and Insmed Pharmaceuticals' Bylaws, vacancies, whether by resignation, death or removal or because of an increase in the size of the board, may be filled by the remaining members of the board of directors although less than a quorum. A director elected to fill a vacancy will serve until the next shareholders' meeting at which directors are elected. Insmed Pharmaceuticals' Bylaws provide that directors may be removed with or without cause by the vote of a majority of the shares of the voting groups that elected such director entitled to vote at an election of directors.

     Insmed, Inc. Under the Insmed, Inc. Articles of Incorporation and Amended and Restated Bylaws, the board will consist of seven directors. Insmed, Inc. directors stand for reelection at each annual meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Under Virginia law, vacancies, whether by resignation, death or removal or because of an increase in the size of the board, may be filled by the remaining members of the board of directors although less than a quorum. A director elected to fill a vacancy will serve until the next shareholders' meeting at which directors are elected. Virginia law provides that directors may be removed with or without cause by the vote of a majority of the shares of the voting groups that elected such director entitled to vote at an election of directors.

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

Limitation of Director Liability

     Insmed, Inc. and Insmed Pharmaceuticals. The Articles of Incorporation of Insmed, Inc. and Insmed Pharmaceuticals contain provisions that limit the liability of the directors and officers of Insmed, Inc. and Insmed Pharmaceuticals as permitted under Virginia law. The provisions eliminate the liability of the Insmed, Inc. directors and officers to Insmed, Inc. or its shareholders and eliminate the liability of the Insmed Pharmaceuticals directors and officers to Insmed Pharmaceuticals and its shareholders for monetary damages for negligent or grossly negligent acts or omissions in their capacity as directors or officers, as the case may be. The provisions in the Articles of Incorporation of Insmed, Inc. and Insmed Pharmaceuticals do not, however, eliminate or limit the liability of a director or officer resulting from such person's willful misconduct or knowing violation of the criminal law or any federal or state securities law.

     Pursuant to the Articles of Incorporation of Insmed, Inc. and Insmed Pharmaceuticals, the limitation of liability of directors and officers will not be affected by any amendment or repeal of the applicable provisions in the Articles of Incorporation of Insmed, Inc. or Insmed Pharmaceuticals, as the case may be.

     Celtrix. The Certificate of Incorporation of Celtrix contains a provision that limits the liability of Celtrix's directors for breaches of fiduciary duty as permitted under Delaware law. The provision eliminates the liability of a director to Celtrix or its stockholders for monetary damages to the fullest extent permitted by Delaware law.

     Pursuant to the Certificate of Incorporation, the directors' exculpation from liability will not be limited or eliminated by any amendment of the Certificate of Incorporation.

     Indemnification of Directors, Officers and Employees

     Celtrix. Delaware law permits corporations to indemnify their directors, officers and employees for liabilities incurred by them because of service as directors, officers or employees of their corporations or of other corporations and entities at the request of their corporations. Celtrix has entered into separate indemnification agreements with each of its directors and executive officers that may require Celtrix, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses as incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms. Under Delaware law, indemnification is permitted if the indemnitee acted in good faith and in a manner the person reasonably believed to be in the corporation's best interest, and in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The Certificate of Incorporation and Bylaws of Celtrix provide that the directors, officers and employees of Celtrix shall be indemnified to the fullest extent permitted or required by Delaware law. Delaware law does not permit indemnification in the following circumstances:

     . for breach of a director's duty of loyalty to a corporation or its stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

     .    for unlawful distributions; and

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

     . in respect of any transaction from which a director received an improper personal benefit.

     Insmed, Inc. and Insmed Pharmaceuticals. Virginia law permits a corporation to provide indemnification of reasonable expenses for officers, directors, employees or agents of the corporation (or any such person serving in such capacities for another entity at the request of the corporation) who are parties or are threatened to be made parties to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses, judgments, fines and amounts paid in settlement that are actually and reasonably incurred. Indemnification is permitted in all instances, except indemnity against willful misconduct or knowing violation of the criminal law. Each of the Insmed, Inc. and Insmed Pharmaceuticals Articles of Incorporation provides for the indemnification of liabilities of each person incurred by reason of serving as a director, officer, employee or agent or by reason of serving as a director, officer, trustee, or in some similar capacity, of another corporation in all instances, except, in the case of Insmed Pharmaceuticals, in a criminal proceeding unless the indemnitee had no reasonable cause to believe that the conduct was unlawful and in the case of Insmed, Inc., where the indemnitee engaged in willful misconduct or a knowing violation of the criminal law. Virginia law does not permit indemnification in the following circumstances:

     . in respect of a proceeding by and in the right of the corporation, in which the director is determined to be liable to the corporation; and

     . in respect of any transaction from which a director received an improper personal benefit.

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

      MANAGEMENT AND OPERATION OF INSMED, INC. AFTER THE REORGANIZATIONS

Insmed, Inc. Board of Directors

     It is expected that the Insmed, Inc. board, at the effective time of the reorganizations, will consist of the seven individuals listed below. The Insmed, Inc. board will be divided into three classes, with the initial term of office of the first, second and third classes expiring at the first, second and third annual meetings of the shareholders of Insmed, Inc., respectively. The three classes of directors will be as nearly equal in number as possible.

           Name                    Age       Class                     Position
           ----                    ---       -----                     --------
Geoffrey Allan, Ph.D............   46                    President, Chief Executive Officer, and
                                                         Chairman, board of directors
Kenneth G. Condon...............   52                    Member, board of directors
Gustav A. Christensen...........   52                    Member, board of directors
Graham K. Crooke, MB.BS.........   41                    Member, board of directors
Dennis J. Dougherty.............   51                    Member, board of directors
Steinar J. Engelsen, M.D........   49                    Member, board of directors
Edgar G. Engleman, M.D..........   54                    Member, board of directors

     Geoffrey Allan, Ph.D., will be President, Chief Executive Officer and Chairman of the board of directors of Insmed, Inc. Dr. Allan has been President, Chief Executive Officer and director of Insmed Pharmaceuticals since 1994. Dr. Allan joined Insmed Pharmaceuticals in January 1994 and has 20 years of experience in pharmaceutical drug development, most recently as Vice President, Drug Development at Whitby Research, Inc. Dr. Allan has extensive experience in pre-clinical and clinical drug development and the new drug approval process. While at Whitby Research, Dr. Allan was responsible for building a drug development division in the areas of Clinical Research, Regulatory Affairs and Pharmaceutical Sciences. Before his association with Whitby Research, Dr. Allan was the Head of the Cardiovascular Section at Wellcome Research Laboratories, where he was responsible for building a Cardiovascular Research Department. Dr. Allan holds several patents and has over seventy publications in the area of cardiovascular research and therapeutic drug development. Dr. Allan received his Ph.D. in Pharmacology from Cornell University Medical College.

     Kenneth G. Condon, will be a director of Insmed, Inc. Mr. Condon has been a director of Insmed Pharmaceuticals since 1997. Mr. Condon serves as the Vice President for Financial Affairs and Treasurer at Boston University, a position he has held from 1986 to present. He is also a Trustee and the Chairman of Audit/Finance Committee of Newbury College and Chairman of the Educational and Cultural Division of the United Way Mass Bay. He was formerly Chairman of the Board of BayFunds, a $1.8 billion mutual fund family, a former director of BayBank Harvard Trust, a former member of the BankBoston Advisory Board, a former director of the BayBank Trust Board, a former director of Seragen, Inc., a biotechnology firm, and former director, Chapter Secretary, Treasurer and President of the Financial Executives Institute of Massachusetts. Before 1975, Mr. Condon was a Senior Accountant with the CPA firm of Arthur Anderson & Co. in Boston. He received his B.A. degree in Economics and Mathematics from Tufts University, and an MBA in Finance from the Wharton School of Finance, University of Pennsylvania. Mr. Condon is both a Certified Public Accountant and a Certified Financial Planner.

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

     Gustav A. Christensen, will be a director of Insmed, Inc. Mr. Christensen has been a director of Insmed Pharmaceuticals since 1996. Mr. Christensen is Chairman of Primedica, Corporation, an international preclinical contract research organization and subsidiary of Genzyme Transgenic Corp. From 1992 to 1999, Mr. Christensen served as Chairman of Alpha-Beta Technology, Inc., a biotechnology company. On January 28, 1999, Alpha-Beta Technology, Inc. announced that it would be pursuing an out-of-court liquidation conducted by a common law Assignment for the Benefit of Creditors. Before 1990, Mr. Christensen served as President and Chief Executive Officer of ImmuLogic Pharmaceutical Corporation, as Vice President Business Development and Senior Vice President Commercial Affairs at Genetics Institute, and as Vice President of Operations at Baxter Travenol Laboratories. Mr. Christensen is a founder and director of Phytera, Inc., a private biotechnology research company, and serves on the Advisory Board of BioVentures Investors, L.P. Mr. Christensen formerly served on the board of Diatide, Inc., a biotechnology company which was recently acquired by Schering A.G. He received a Cand. Oecon. Degree in Economics from the University of Aarhus (Denmark) and a Master's degree in Business Administration from Harvard University.

     Graham K. Crooke, MB.BS, will be a director of Insmed, Inc. Dr. Crooke has been a director of Insmed Pharmaceuticals since 1996. Since September 1997, Dr. Crooke has been a principal of Ticonderoga Capital, Inc., formerly Dillon Read Venture Capital, a venture capital firm. From April 1992 to September 1997, Dr. Crooke held various positions with Dillon Read Venture Capital, most recently as Vice President. Dr. Crooke serves on the board of directors of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Crooke is also a director of several privately held companies. Dr. Crooke earned his medical degree from the University of Western Australia and an M.B.A. from the Stanford Graduate School of Business.

     Dennis J. Dougherty, will be a director of Insmed, Inc. Mr. Dougherty has been a director of Insmed Pharmaceuticals since 1996. Mr. Dougherty is a general partner of Intersouth Partners, a venture capital investment firm which he founded in 1985. Mr. Dougherty manages the life science portfolio for Intersouth. Mr. Dougherty was formerly Office Partner-in-Charge with Touche Ross (Deloitte & Touche) and director of Small Business Services for Raleigh/Durham. Before entering the field of accounting and finance, Mr. Dougherty was in marketing with UNOCAL, in Chicago, for industrial products and chemicals. Mr. Dougherty currently serves on the boards of directors of Biolex, Inc., a private protein manufacturing company, Cogent Neuroscience, Inc., a private neurological target and drug discovery company, Encelle Inc., an emerging biotechnology company, Paradigm Genetics, Inc., a private agricultural biotechnology company, Xanthon, Inc., a private geonomics technology company, Concept Fabrics, Inc., a private fabric manufacturing company and Structure House, Inc. He has previously served on the boards of five public companies and a number of private companies. Mr. Dougherty received his B.S. in Marketing from Oklahoma City University in 1970.

     Steinar J. Engelsen, M.Sc., M.D., will be a director of Insmed, Inc. Dr. Engelsen has been a director of Insmed Pharmaceuticals since 1998. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest Management AS, a venture capital firm based in Norway. From 1989 until September 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until September 1996. Effective January 1, 2000, Dr. Engelsen was appointed acting chief executive officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also serves as chairman of the board of directors of Centaur. Dr. Engelsen is also a director of several privately-held companies. Dr. Engelsen received an M.Sc. in nuclear chemistry and an M.D. from the University of Oslo, and is a Certified European Financial Analyst.

     Edgar G. Engleman, M.D., will be a director of Insmed, Inc. Dr. Engleman has been a director of Insmed Pharmaceuticals since 1999. Dr. Engleman joined BioAsia Investments in 1997 and is currently a General Partner of BioAsia Investments, L.L.C., a venture investment company investing in life sciences and healthcare information companies. Dr. Engleman has been a Professor of Medicine and Pathology of the Stanford University School of Medicine since 1990. He is a co-founder of Cetus Immune, Inc., Genelabs Technologies, Inc., National Medical Audit, Dendreon Corporation, and CellGate Technologies, LLC. Dr. Engleman serves on the board of directors of InterMune Pharmaceuticals, Inc., a public biopharmaceutical company, Pepgen Corporation, a private biopharmaceutical company and Med-e-Commerce, a private medical supply company, Advanced Pathology Systems, Inc., a private biotechnology company, GlycoDesign, Inc., (formerly Vascular Therapeutics Inc.), a private biopharmaceutical company, Phoenix Pharmacologies, Inc., a private biopharmaceutical company, and CellGate, Technologies, LLC, a private wireless IP service provider. He received his B.S. from Harvard University, and an M.D. from Columbia University School of Medicine. Dr. Engleman completed post-graduate training at the University of California, San Francisco and the National Institutes of Health. Dr. Engleman is trained as an internist and immunologist. A holder of multiple patents, he is credited as the inventor of the first generation AIDS test for use in screening blood donors, and the discoverer of the therapeutic agents for systemic lupus, AIDS, and malignant tumors which are currently in clinical trials.

Board Observer

     Pursuant to a letter agreement dated November 30, 1999, Insmed Inc. granted Elan Corporation, plc power to appoint an observer to attend meetings of the board of directors in which the activities of the joint venture between Celtrix and Elan would be discussed. See "Corporate Collaborations" on page __ for more information on the joint venture. Those observer rights extend until completion of the clinical trials to be conducted by the joint venture and for a reasonable period of not more than six months thereafter to analyze the trial data.

Committees

     The board of directors of Insmed Inc. will have an executive committee, an audit committee, a compensation committee and a governance committee.

     The executive committee will consist of the Chairman of the Board and at least two directors free of any material business or professional relationship with the company or its management, also known as outside directors. The committee will have all powers of the board of directors except that it will not be authorized to 1) approve or recommend shareholder action, 2) fill vacancies on the board of directors or committees, 3) amend the Articles of Incorporation,
4) amend or repeal the Bylaws, 5) approve a plan of merger, 6) approve a distribution or 7) approve the sale or determine the rights or designations of stock. The members of the executive committees will be appointed by the board after the effective date of the reorganizations.

     The audit committee will consist of not less than three outside directors. The committee will primarily 1) recommend the selection of independent accountants and auditors, 2) review the scope of the accountants' audit and approval of any non-audit services to be performed by the independent accountants and 3) review annual audits and accounting practices. The initial members of the audit committee will be Messrs. Condon (Chair), Christensen and Dougherty.

     The compensation committee will consist of not less than two outside directors. This committee will review and make recommendations to the board of directors regarding the compensation and benefits of all officers of Insmed, Inc. and will review policy matters relating to compensation and benefits of employees of Insmed, Inc. The initial members of the compensation committee will be Messrs. Crooke (Chair), Christensen and Engleman.

     The governance committee shall consist of not less than three outside directors and the Chairman of the Board. The committee will primarily 1) review the composition of the board of directors to insure that there is a balance of appropriate skills and characteristics reflected on the board including age, diversity and experience, 2) develop criteria for director searches and make recommendations to the board of directors for the addition of any new board members after proper search and investigation, 3) review in consultation with the Chairman of the Board, each director's continuation on the board every three years prior to that director's standing for re-election, 4) monitor procedures for corporate decision-making, 5) evaluate shareholder proposals, 6) review public policy issues which affect the image of Insmed, Inc. within its customer service areas, 7) recommend actions to increase the board's effectiveness and 8) review annually the format used by the corporation's management to report to the board of directors. The initial members of the governance committee will be appointed by the board after the effective date of the reorganizations.

Management

     The principal officers of Insmed, Inc. at the effective time of the reorganizations will be as follows:

     Name                          Age                           Position
     ----                          ---                           --------
Geoffrey Allan, Ph.D.............   46       President, Chief Executive Officer, and Chairman of
                                             the board of directors
Michael D. Baer..................   55       Chief Financial Officer

     For biographical information on Geoffrey Allan, Ph.D. see page ___.

     Michael D. Baer, will be Chief Financial Officer of Insmed, Inc. Mr. Baer has been Chief Financial Officer of Insmed Pharmaceuticals since May 1999 and in such capacity oversees all financial activities at Insmed Pharmaceuticals. He has more than 25 years experience in financial management, most recently as Controller, Vice President and Chief Financial Officer of InSite Vision Incorporated, a biopharmaceutical company, from 1995 to 1998. Before that position, he served as Chief Financial Officer for the U.S. operations of Simsmetal Limited, a publicly-held Australian recycling company, from 1993 to 1994, as the regional Financial and Administrative Officer for the public accounting firm, Deloitte & Touche from 1990 to 1993, and as the partner in charge of the Sacramento office of Deloitte, Haskins & Sells from 1984 to 1990. He is a Certified Public Accountant and holds an MBA in Finance from the University of California, Berkeley.

     The Insmed, Inc. board may elect other officers after completion of the reorganizations.

Headquarters

     Insmed, Inc.'s corporate offices will be located in Richmond, Virginia.

                                 INSMED, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon and should be read in conjunction with the historical consolidated financial statements of Insmed Pharmaceuticals and Celtrix, including the notes thereto, which are attached beginning on page F-1 in this joint proxy statement/prospectus. The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not (a) purport to represent what the results of operations actually would have been if the acquisition of Celtrix by Insmed, Inc. and the other transactions described below had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain nonrecurring charges expected to result from the transaction.

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1999 gives effect to the reorganizations and related transactions as if such transactions had occurred on January 1, 1999. Celtrix's fiscal year end is March 31, 1999. Therefore, for the purpose of the historical data included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1999, the unaudited financial data from the nine months ended December 31, 1999, was combined with the unaudited financial data for the three months ended March 31, 1999.

     The acquisition of Celtrix will be accounted for using the purchase method of accounting, so the total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to the companies. Insmed Pharmaceuticals and Celtrix are not aware of any significant unrecorded obligations or contingencies, and do not believe that the final purchase price allocation will differ materially from that included in the pro forma financial information contained herein. The final allocation of the purchase price will be made based upon valuations and other studies that have not been completed.

     It is expected that Insmed, Inc. will incur certain expenses as a result of combining the companies; however, the unaudited pro forma earnings per share data does not reflect any of these anticipated expenses.

                                 Insmed, Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of December 31, 1999
                                (in thousands)

                                                       Historical            Pro Forma       References         Pro
                                                   Insmed      Celtrix      Adjustments       (Note 2)         Forma
                                              --------------------------  ---------------  -------------  ---------------
Assets
Current assets:
  Cash and cash equivalents                       $    317     $   1,243        $ 32,600        (G)            $ 34,160
  Marketable securities                              4,318            --                                          4,318
  Prepaids and other current assets                     43           159                                            202
                                              ------------  ------------  ---------------  -------------  ---------------
Total current assets                                 4,678         1,402          32,600                         38,680

Property and equipment, net                            242            75                                            317
Assets held for sale                                    --           349                                            349
                                              ------------  ------------  ---------------                 ---------------
Other assets                                           376         2,581          (2,957)    (A), (H)                --
                                              ------------  ------------  ---------------                 ---------------
Total assets                                      $  5,296     $   4,407        $ 29,643                       $ 39,346
                                              ============  ============  ===============                 ===============

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other liabilities            $    834     $     693        $  1,624        (A)            $  3,151
                                              ------------  ------------  ---------------                 ---------------
Total current liabilities                              834           693           1,624                          3,151

Convertible/Exchangeable preferred stock                --         7,948          (7,948)       (B)                  --

Stockholders' equity (deficiency):
  Preferred stocks                                      97            --             (97)       (C)                  --
  Common stocks                                         39           272             682   (B)-(D), (G)             993
Additional capital                                  27,181       136,141         (51,650)     (A)-(H)           111,672
Cumulative preferred stock dividend                     --           281            (281)       (B)                  --
Notes receivable from stock sale                       (64)           --              --                            (64)
Accumulated deficit                                (22,780)     (140,928)        140,928        (E)
                                                                                 (53,615)       (F)             (76,395)
Accumulated other comprehensive loss                   (11)           --              --                            (11)
                                              ------------  ------------  ---------------                 ---------------
Total stockholders' equity (deficiency)              4,462        (4,234)         35,967                         36,195
                                              ------------  ------------  ---------------                 ---------------
Total liabilities and stockholders' equity        $  5,296     $   4,407        $ 29,643                       $ 39,346
                                              ============  ============  ===============                 ===============

                                 Insmed, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Year Ended December 31, 1999
                     (in thousands, except per share data)

                                                              Historical          Pro Forma      Pro Forma
                                                       -----------------------
                                                          Insmed    Celtrix      Adjustments     Combined
                                                       ----------- ----------- --------------- -------------
Total revenues                                             $   663    $    763       $      --      $  1,426
Costs and expenses:
  Research and development                                   6,349       1,027                         7,347
  General and administrative                                 2,445       1,953                         4,142
                                                       ----------- ----------- --------------- -------------
                                                             8,794       2,980                        11,489
                                                       ----------- ----------- --------------- -------------
Operating loss                                              (8,131)     (2,217)             --       (10,063)

Equity in loss from joint venture                                       (8,973)                       (8,973)
Interest income, net                                           338          85                           423
Proceeds from settlement agreement                              --         600                           600
                                                       ----------- ----------- --------------- -------------
Net loss                                                   $(7,793)   $(10,505)      $      --      $(18,013)
                                                       =========== =========== =============== =============

Net loss per share -- basic and diluted                    $ (2.16)     $(0.40)                     $  (0.18)
                                                       =========== ===========                 =============

Shares used in computing basic
  and diluted net loss per share                             3,606      26,176                        99,306
                                                       =========== ===========                 =============

 Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1

The unaudited pro forma condensed consolidated financial statements reflect the conversion of all of the outstanding shares of Celtrix and Insmed Pharmaceuticals common and preferred stock into approximately 79,591,268 shares of Insmed, Inc. common stock and the sale of 5,632,678 shares of Insmed Pharmaceuticals common stock which will convert into 19,714,373 shares of Insmed, Inc. common stock. The sale of these shares is fully described in "Recent Developments" on page ____. This calculation is based on respective companies' capitalization at December 31, 1999 using the conversion ratio of 1 share of Insmed, Inc. common stock for each share of Celtrix common stock and
3.5 shares of Insmed, Inc. common stock for each share of Insmed Pharmaceuticals stock.

In connection with the purchase of Celtrix, Insmed, Inc. expects approximately $53.6 million of the purchase price to be allocated to in-process research and development. Insmed Pharmaceuticals management has engaged an independent third-party appraisal company to perform a valuation of the intangible assets acquired. The valuation is expected to be completed at closing. It is expected that Insmed, Inc. will enter into various corporate collaborations and agreements to manufacture, market, distribute, and develop the in-process research and development acquired in the purchase of Celtrix. The terms and conditions of these agreements could differ substantially from the assumptions made by management. It is also likely that the terms and conditions of existing corporate collaboration agreements could be amended or terminated, which could also significantly effect the assumptions associated with the in-process projects.

The value assigned to purchased in-process research and development was determined by estimating the costs to develop the purchased in-process research and development into commercially viable products; estimating the resulting net cash flows from such projects; and discounting the net cash flows back to their present value.

The nature of the efforts to develop the purchased in-process research and development into commercially viable products, principally relates to the completion and/or acceleration of existing development programs, including the mandatory completion of several phases of clinical trials and the general and administrative costs necessary to manage the projects and trials. Assuming the approval of the drug by the FDA, costs related to the wide scale manufacturing, distribution, and marketing of the drugs are included in the projection. The resulting net cash flows from such projects are based on Insmed, Inc. management's estimates of revenues, cost of sales, research and development costs, sales and marketing, general and administrative, and the anticipated income tax effect.

The discounting of net cash flows back to their present value is based on the weighted average cost of capital (WACC). The WACC calculation produces the average required rate of return of an investment in an operating enterprise, based on various required rates of return from investments in various areas of that enterprise. The discount rates utilized in discounting the net cash flows from purchased in-process research and development range from 33% to 45%. These discount rates may be higher than the WACC due to the inherent uncertainties surrounding the successful development of the purchased in-process research and development.

The forecast data employed in the analyses was based upon internal product level forecast information maintained by Celtrix management in the ordinary course of managing its business. Insmed, Inc. management has reviewed and challenged the forecast data and related assumptions and utilized the information in analyzing in-process research and development. The forecast data and assumptions are inherently uncertain and unpredictable. However, based upon the information available at this time Insmed, Inc. management believes the forecast data and assumptions to be reasonable. These assumptions may be incomplete or inaccurate, and no assurance can be given that unanticipated events and circumstances will not occur. Accordingly, actual results may vary from the forecasted results. Any such variance may result in a material adverse effect on Insmed, Inc.'s financial condition and results of operations.

A brief description of in-process research and development projects is set forth below including an estimation of when management believes Insmed, Inc. may realize royalties from the sale of these products in the respective application.

SomatoKine:  Diabetes

Diabetes is typically characterized by the inadequate production or utilization of insulin. Insulin is a vital hormone needed by the body for normal control of blood glucose levels. The findings from a Phase II study in 12 patients to treat patients with Type-I diabetes suggests that SomatoKine is a potential therapeutic for improving insulin sensitivity in both Type-I and Type-II diabetes and helping patients to manage their disease, thereby avoiding the complications which ultimately accompany the disease. A discount rate of 35% was utilized in discounting these estimated cash flows.

SomatoKine:  Severe Osteoporosis

Osteoporosis is a chronic, debilitating disorder in which the bones become increasingly porous, brittle and subject to fracture. Management believes the findings from a Phase II feasibility study in hip fracture patients present an argument for further development of SomatoKine for the treatment of severe osteoporosis. The Phase II study suggests that a relatively short period of treatment with SomatoKine offers the potential to restore the patient's bone mineral density and improve supportive muscle strength as opposed to current treatments which are used primarily to prevent further bone loss. A discount rate of 34% was utilized in discounting these estimated cash flows.

SomatoKine:  Severe Burns

In persons suffering from traumatic burns over at least 20% of their body surface, very low levels of IGF-I, along with major tissue damage are associated with the disruption of biological processes that are essential for healing and protections from burn complications. In a Phase II study conducted within this population patients who received SomatoKine through two skin graft cycles indicated substantial improvement in restoring the balance between protein synthesis and degradation which is a prerequisite for accelerated wound healing and reduced hospital stay. A discount rate of 33% was utilized in discounting these estimated cash flows.

SomatoKine:  Protein Wasting

Many critically ill patients suffer from serious protein wasting conditions, which contribute to physical weakness and increase their risk of morbidity and mortality. The results for the Phase II study conducted in burn patients demonstrates potential efficacy for SomatoKine to treat serious medical conditions associated with muscle and weight loss, and provides further evidence supporting the use of SomatoKine to treat wasting diseases associated with cancer cachexia, AIDS and advanced kidney failure. A discount rate of 45% was utilized in discounting these estimated cash flows.

TGF-beta-2:  Dermal Ulcer

Celtrix entered into a product development, license and marketing agreement with Genzyme in June 1994 for TGF-beta-2. The objective is to commercialize this product for tissue repair and treatment of systemic applications. A discount rate of 34% was utilized in discounting these estimated cash flows.

The total cost of the proposed reorganizations is estimated to be approximately $55.6 million, determined as follows (in thousands):

Fair value of Insmed, Inc. shares (calculated using the
 per share fair value at the date of the reorganization
 agreement)                                                       $   53,566

Insmed Pharmaceuticals transaction costs, consisting
 primarily of financial advisory, legal and accounting fees            2,000
                                                                ------------

                                                                  $   55,566
                                                                ============

Based upon preliminary estimate of the valuation of tangible and intangible assets acquired and liabilities assumed, Insmed Pharmaceuticals has allocated the total cost of the purchase to the net assets of Celtrix, as follows (in thousands):

                                                                December 31,
                                                                    1999
                                                                ------------
Tangible assets acquired                                          $    2,796
In-process research and development                                   53,615
Liabilities assumed                                                     (845)
                                                                ------------
                                                                  $   55,566
                                                                ============

The Celtrix research and development programs currently in process were valued as follows:

SomatoKine:  Diabetes                                                 35,304
SomatoKine:  Osteoporosis                                             12,650
SomatoKine:  Severe Burns                                         $    1,224
SomatoKine:  Protein Wasting                                           3,169
TGF-beta-2:  Dermal Ulcer                                              1,268
                                                                ------------
                                                                  $   53,615
                                                                ============

The in-process research and development has been written off against the consolidated accumulated deficit. Because the charge is nonrecurring, it has not been reflected in the pro forma condensed consolidated statement of operations.

Note 2

The pro forma condensed consolidated balance sheet includes the adjustments necessary to give effect to the reorganizations as if the reorganizations had occurred on December 31, 1999 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including a charge to accumulated deficit for acquired in-process research and development and the elimination of Celtrix and Insmed Pharmaceuticals' equity accounts. Adjustments included in the pro forma condensed consolidated balance sheet are summarized as follows (in thousands except share and per share amounts):

(A) Increase the accrual for Insmed Pharmaceuticals' estimated transaction-related costs to $2,000, principally for investment banking, legal and accounting services.

(B) Conversion of Celtrix preferred stock and cumulative dividends into 4,133,050 shares of Insmed, Inc. common stock at the exchange ratio prescribed in the Celtrix Certificate of Incorporation.

(C) Conversion of Insmed Pharmaceuticals Convertible Participating Preferred Stock, Series A and Convertible Preferred Stock, Series B into 34,042,260 shares of Insmed, Inc. common stock.

(D) Conversion of Insmed Pharmaceuticals and Celtrix common stock into 41,415,958 shares of Insmed, Inc. common stock.

(E)  Elimination of Celtrix accumulated deficit.

(F)  Charge to operations for in-process research and development of $53,615.

(G) Sale of 5,632,678 shares of Insmed Pharmaceuticals common stock before the merger which will convert into 19,714,373 shares of Insmed, Inc. common stock and sale of warrants to purchase 6,901,344 shares of common stock of Insmed, Inc. Proceeds, net of estimated transaction costs, are expected to approximate $32.6 million.

(H)  Adjustment of net assets based upon purchase price allocation.

Note 3

Pro forma basic and diluted net loss per share amounts for the year ended December 31, 1999, are based upon the estimated weighted-average number of shares expected to be outstanding subsequent to the reorganizations. The impact of outstanding options and warrants, including Insmed Pharmaceuticals and Celtrix options converted is not included in the calculation of basic and diluted net loss per share as the effect would be antidilutive.

                    MARKET PRICES AND DIVIDEND INFORMATION

     Celtrix. Celtrix common stock is traded on The Nasdaq SmallCap Market under the symbol "CTRX." The table below sets forth the high and low quarterly sales prices for the common stock of Celtrix as reported in published financial sources for each fiscal quarter during the last two years.

                                                 Celtrix

          Fiscal Year 2000            High              Low
             Fourth Quarter           $5.88            $2.50
             (through February 8)
             Third Quarter..........   3.00             1.13
             Second Quarter.........   1.81             1.13
             First Quarter..........   1.63             0.81

          Fiscal Year 1999            High              Low
             Fourth Quarter.........  $2.00            $0.91
             Third Quarter..........   2.97             0.50
             Second Quarter.........   2.19             1.00
             First Quarter..........   3.75             1.75

          Fiscal Year 1998            High              Low
             Fourth Quarter.........  $3.88            $1.72
             Third Quarter..........   2.63             1.66
             Second Quarter.........   2.94             2.00
             First Quarter..........   3.00             2.00

     On November 30, 1999, the last full trading day before the joint public announcement by Insmed Pharmaceuticals and Celtrix of the signing of the reorganization agreement, the closing sale price per share of Celtrix common stock as reported by The Nasdaq SmallCap Market was $1.563. On _______, 2000, the closing sale price per share of Celtrix common stock as reported by The Nasdaq SmallCap Market was $_____.

     Celtrix has never declared or paid any cash dividends on its common stock. Insmed, Inc. currently intends to retain future earnings, if any, to fund the development and growth of its businesses and, therefore, does not anticipate paying any cash dividends in the foreseeable future. Any future decision concerning the payment of dividends on common stock of Insmed, Inc. will depend upon the results of operations, financial condition and capital expenditure plans of Insmed, Inc., as well as such other factors as the Insmed, Inc. board of directors, in its sole discretion, may consider relevant.

     The number of Celtrix stockholders is approximately 6,000.

     Insmed Pharmaceuticals. There is no public market for Insmed Pharmaceuticals common stock.

     Insmed Pharmaceuticals has never declared or paid any cash dividends on its common stock. Insmed, Inc. currently intends to retain all of its earnings, if any, for the future operation and expansion of its business and does not contemplate distributing any dividends to stockholders. Any future decision concerning the payment of dividends on the common stock of Insmed, Inc. will depend upon the results of operations, financial condition and capital expenditure plans of Insmed, Inc., as well as such other factors as the Insmed, Inc. board of directors, in its sole discretion, may consider relevant.

     Insmed, Inc. There is not yet a public market for Insmed, Inc. common stock. However, following the reorganizations, Insmed, Inc. common stock will be traded on the Nasdaq National Market or, if such shares do not qualify for listing, on The Nasdaq SmallCap Market, and Celtrix common stock will cease to be traded on The Nasdaq SmallCap Market and will represent only the right to receive Insmed, Inc. common stock under the reorganization agreement. Insmed, Inc. has applied with the Nasdaq National Market to be traded on the Nasdaq National Market under the symbol "INSM."

     Insmed, Inc. currently intends to retain all of its earnings, if any, for the future operation and expansion of its business and does not contemplate distributing any dividends to stockholders. Any future decision concerning the payment of dividends on the common stock of Insmed, Inc. will depend upon the results of operations, financial condition and capital expenditure plans of Insmed, Inc., as well as such other factors as the Insmed, Inc. board of directors, in its sole discretion, may consider relevant.

                       ELECTION OF DIRECTORS OF CELTRIX

Nominees

     At the Celtrix annual meeting, five directors are to be elected to serve until the earlier of the expiration of their term or the consummation of the merger. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Celtrix's five nominees named below, all of whom are currently directors of Celtrix. In the event that any nominee of Celtrix is unable or declines to serve as a director at the time of the Celtrix annual meeting, the proxies will be voted for any nominee who shall be designated by the present Celtrix board of directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee listed below will be unable or will decline to serve as a director. Assuming a quorum is present, the five nominees for director receiving the greatest number of votes cast at the Celtrix annual meeting will be elected. The term of office of each person elected as a director will continue until the earlier of the consummation of the merger and the next Celtrix annual meeting of Celtrix stockholders or until his successor has been elected and qualified.

     The nominees' names and ages as of December 31, 1999, and certain information about them are set forth below:


            Name of Nominee                  Age               Principal Occupation                  Director Since
            ---------------                  ---               --------------------                  --------------
Henry E. Blair.........................       56  Chairman and Chief Executive Officer of                  1995
                                                  Dyax Corporation; Co-Founder and
                                                  Consultant, Genzyme Corporation and
                                                  Director of Celtrix

Stuart D. Sedlack......................       35  Director of Corporate Business                           1999
                                                  Development, Elan Corporation, plc

Barry M. Sherman, M.D..................       57  Executive Vice President and Chief Medical               1997
                                                  Officer, Pain Therapeutics, Inc. and
                                                  Director of Celtrix

Andreas Sommer, Ph.D...................       58  Chief Executive Officer, President and                   1994
                                                  Director of Celtrix

James E. Thomas........................       39  Chairman of the board of directors of                    1993
                                                  Celtrix; Managing Director of E.M.
                                                  Warburg, Pincus & Co., Inc.

     Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There are no family relationships among the directors or executive officers of Celtrix.

     Henry E. Blair.   Mr. Blair was elected to the board of directors of
Celtrix in January 1995. Since April 1997, he has served as Chairman and Chief Executive of Dyax Corporation. He was a co-founder of Genzyme Corporation in 1981 and served as Genzyme's Senior Vice President, Manufacturing, Research and Development until 1988. He continues to serve on Genzyme's Board of Directors and as a consultant. He is also a director of Genzyme Transgenic Corporation, DynaGen Inc. and several privately-held companies.

     Stuart D. Sedlack. Mr. Sedlack was elected to the board of directors in August 1999. He has served as Director of Corporate Business Development of Elan Corporation, plc, since June 1997, and from July 1994 until May 1997, he served as Director, Licensing and Technology Development of the University of Maryland Medical School in Baltimore, Maryland. Previously, from November 1991 until June 1994, Mr. Sedlack served as Vice President, Natho Corporation, Paris, France.

     Barry M. Sherman, M.D.   Dr. Sherman was elected to the board of directors
of Celtrix in December 1997. He currently serves as Executive Vice President and Chief Medical Officer of Pain Therapeutics Inc., and has been a Clinical Professor of Internal Medicine at Stanford University since 1986. Previously, Dr. Sherman served as President and Chief Executive Officer of Anergen, Inc. and Senior Vice President and Chief Medical Officer at Genentech, Inc.

     Andreas Sommer, Ph.D. Dr. Sommer was appointed Chief Executive Officer and President of Celtrix in April 1995 and has served as a director of Celtrix since May 1994. Previously, Dr. Sommer served as Senior Vice President of Celtrix since July 1993 and as Vice President, Research of Celtrix since 1992, following Celtrix's merger with BioGrowth, Inc. From 1989 to 1991, Dr. Sommer served as Vice President, Research and Development of BioGrowth.

     James E. Thomas. Mr. Thomas was elected Chairman of the Board of Celtrix in April 1995 and has served as a director of Celtrix since November 1993. He has been a Managing Director of E.M. Warburg, Pincus & Co., Inc. since January 1994 and has held various other positions at Warburg since 1989. He is also a director of Menley & James Laboratories, Inc., Scientific Learning Company, Transkaryotic Therapies, Inc., and several privately-held companies.

Celtrix Board of Directors Meetings and Committees

     The board of directors of Celtrix held a total of nine meetings during the year ended March 31, 1999. The Celtrix board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The audit committee of the Celtrix board of directors currently consists of directors Blair and Thomas, the chairman of the Celtrix audit committee. The Celtrix audit committee held no meetings during fiscal 1999. The Celtrix audit committee recommends engagement of Celtrix's independent auditors, and is primarily responsible for approving the services performed by Celtrix's independent auditors and for reviewing and evaluating Celtrix's accounting principles and its system of internal accounting controls.

     The compensation committee of the Celtrix board of directors currently consists of directors Thomas and Blair, the chairman of the Celtrix compensation committee. Dr. Sommer attends Celtrix compensation committee meetings in an unofficial capacity. The Celtrix compensation committee held two meetings during fiscal 1999. The Celtrix compensation committee is responsible for setting and administering the policies for executive compensation, Celtrix's 1991 Stock Option Plan and Celtrix 1991 Employee Stock Purchase Plan and short-term and long-term incentive programs.

     In fiscal 1999, no incumbent director attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which he serves.

Compensation of Celtrix Directors

     Celtrix directors are reimbursed for out-of-pocket travel expenses associated with their attendance at board meetings. During fiscal 1999, independent non-employee directors, Messrs. Blair and Sherman received a fee of $1,500 for each meeting of the board of directors attended. In accordance with internal policies at Warburg, director Mr. Thomas does not receive compensation for attending Celtrix's board meetings. Independent non-employee directors holding less than 2% of Celtrix's common stock participate in Celtrix's 1991 Directors' Option Plan, pursuant to which such directors are automatically granted options to purchase shares of common stock on the terms and conditions set forth in the Celtrix 1991 Directors' Option Plan. Additionally, at the discretion of the board, non-employee directors may also receive option grants under the Celtrix 1991 Stock Option Plan. During the year ended March 31, 1999, director Mr. Blair was granted options to purchase 3,333 shares and 40,000 shares of Celtrix common stock under the Celtrix directors' plan at an exercise price of $2.875 per share and $1.688 per share, respectively, and an additional option to purchase 10,001 shares under the Celtrix 1991 Stock Option Plan at an exercise price of $2.875. Director Sherman was granted an option to purchase 40,000 shares under the Celtrix directors' plan at an exercise price of $1.688, and an additional option to purchase 5,000 shares under the Celtrix stock option plan at an exercise price of $2.875 per share. Except for the option grant of 3,333 shares to director Blair, the options granted under the Celtrix directors' plan during the fiscal year ended March 31, 1999, are exercisable with respect to 1/4th of the shares granted on the first anniversary of the grant date, and 1/48th per month thereafter. The 3,333 options granted to director Blair under the Celtrix Directors' Option Plan are exercisable on the third anniversary of the grant date. Options granted under the Celtrix 1991 Stock Option Plan are exercisable with respect to 12% of the shares granted six months after the grant date, and 2% per month thereafter. Mr. Sedlack has not received stock or option grants under either the Celtrix directors' plan or the Celtrix 1991 Stock Option Plan.

     At the effective time of the reorganizations, all outstanding options to purchase shares of Celtrix common stock, including those options held by Celtrix officers and directors, shall become fully vested and exercisable. Officers and directors hold options to purchase 1,130,000 of such shares, 603,199 of which were vested as of December 31, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE TO SERVE AS DIRECTORS UNTIL THE EARLIER OF EITHER (I) THE ENSUING ONE YEAR TERM AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED OR (II) THE CONSUMMATION OF THE MERGER.

     Notwithstanding anything to the contrary set forth in any of Celtrix's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this joint proxy statement/prospectus, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph on page__ shall not be incorporated by reference into any such filings.

Celtrix Compensation Committee Report On Executive Compensation

     The Celtrix compensation committee of the board of directors is responsible for setting and administering the policies for executive salaries and short-term and long-term incentive programs. The committee currently consists of Henry E. Blair and James E. Thomas, non-employee directors of Celtrix. Andreas Sommer, Celtrix's President and CEO, attends meetings of the Celtrix compensation committee in an unofficial capacity.

     Compensation Philosophy. The executive compensation program is designed to motivate and retain executives of outstanding ability who contribute to the long-term success of Celtrix and is based on the following guiding principles:

     . Integrate executives' compensation with accomplishment of Celtrix's strategic plan and business objectives.

     . Provide a compensation package that is competitive with comparable companies in the biotechnology industry.

     . Assure that executives are focused on the enhancement of stockholder value.

     Compensation Program. Compensation for Celtrix's Chief Executive Officer and other officers is based on individual performance as measured against clearly defined corporate objectives. The board of directors approves corporate objectives at the beginning of the fiscal year and reviews progress throughout the year. The Celtrix compensation committee determines executive compensation based on the accomplishment of those objectives. Corporate objectives for fiscal 1999 were identified in the areas of product development, strategic corporate alliances, and financing milestones. Executives' performance was measured against these specific objectives.

     The primary components of executives' compensation are (1) base salary, (2) long-term equity incentives, and (3) cash bonus. The Celtrix compensation committee's goal in setting annual base salaries is to be at the median salary level for similar positions in companies of comparable size, geographic location (San Francisco Bay Area) and industry sector (biopharmaceuticals) within the biotechnology industry. To determine these levels, the committee refers to compensation survey data from a select group of companies participating in the Radford Biotechnology Salary Survey. All of these companies are also in the Nasdaq Pharmaceutical Stocks Index used in Celtrix's stock price performance graph set forth in the section entitled "Celtrix Performance Graph" on page ___. Each year, the list of companies participating in the survey is reviewed, and additions or deletions are made to the select group of companies based on the three criteria used (size, geographic location, industry sector).

     Stock option awards are intended to align the interests of the executives with those of the stockholders and provide significant incentive to meet Celtrix's long-term goals and enhance stockholder value. Stock options are granted at fair market value and vest over a 50-month period. In determining the size of the option grants, several factors are considered: size of previous awards made to executives, competitive practices at similar companies within the industry and perceived long-term contribution.

     In addition to the award of stock options, the Celtrix compensation committee also awarded cash bonuses to the officers of Celtrix in April 1997 in recognition of each individual's unique contribution with respect to attainment of certain corporate and individual milestones. When evaluating and deciding on cash bonuses, the Celtrix compensation committee gives consideration to the individual's contribution towards Celtrix's success and for progress made towards the development of pharmaceutical products. Accordingly, in March 1998, the Celtrix compensation committee approved cash bonuses to officers and certain senior managers for their achievement of company objectives during fiscal 1998; the bonuses were paid in April 1998. There were no cash bonuses paid to officers in the fiscal year ended March 31, 1999.

     Compensation of the Celtrix Chief Executive Officer. The CEO's compensation is determined based on a number of factors, including comparative salaries of CEOs of the select group of companies identified above, the CEO's individual performance and Celtrix's performance as measured against the stated objectives discussed above. Current base salary for the CEO is in line with the median for similarly situated executives in other companies of comparable size in the biotechnology industry. The CEO's total compensation package includes stock option grants and cash bonus with the goal of motivating leadership for long-term company success and providing significant reward upon achievement of company objectives and enhancing stockholder value. As with other executives, size of option grants is also based on a review of competitive survey data.

     Deductibility of Executive Compensation. The Celtrix compensation committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets the requirements for the performance-based exception to the general rule. Since the cash compensation paid by Celtrix to each of its executive officers is expected to be well below $1 million and the committee believes that options granted under the Celtrix 1991 Stock Option Plan will meet the requirements for the "performance-based" exemption of Section 162(m), the committee believes that this section will not affect the tax deductions available to Celtrix. It will be the Celtrix compensation committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

     From the members of the Compensation Committee of Celtrix:

               COMPENSATION COMMITTEE

               Henry E. Blair -- Chairman
               James E. Thomas

Compensation Committee Interlocks And Insider Participation

     Dr. Sommer, Celtrix's President and CEO, while not a member of Celtrix's Compensation Committee, attends all meetings of the Compensation Committee in an unofficial capacity. He does not vote on any matters on which action is being taken by the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Celtrix's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of Celtrix's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Celtrix common stock and other equity securities of Celtrix. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish Celtrix with copies of all Section 16(a) forms they file.

     To Celtrix's knowledge, based solely upon review of the copies of such reports furnished to Celtrix and written representations from officers and directors that no other reports were required, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

Celtrix Performance Graph

     The following graph summarizes cumulative total stockholder return data (assuming reinvestment of dividends) for the period commencing on March 31, 1994 and ending on March 31, 1999. The graph assumes that $100 was invested on March 31, 1994 (i) in the common stock of Celtrix Pharmaceuticals, Inc. at a price per share of $7.38, (ii) in the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) in the Nasdaq Pharmaceutical Stocks Index. The stock price performance shown on the following graph is not necessarily indicative of future stock price performance.

---------------------------------------------------------------------------------------------------------

                        3/31/94        4/30/94       5/31/94       6/30/94       7/31/94       8/31/94

---------------------------------------------------------------------------------------------------------
Nasdaq Stock            235.343         232.29       232.871       224.382       228.982       243.572
NASDAQ TOTAL                100     98.7027445    98.9496182    95.3425426    97.2971365    103.496599
Nasdaq Pharm.           234.297        224.872       221.836       204.509       210.696       233.559
NASDAQ PHARM                100    95.97732792    94.6815367    87.2862222    89.9268877    99.6850152
Celtrix stock price    $   7.38   $       6.00   $      6.88   $      6.25   $      6.00   $      7.88
CELTRIX                     100     81.3559322     93.220339    84.7457627    81.3559322    106.779661
                           5.36%       --18.64%        14.58%       --9.09%       --4.00%        31.25%

----------------------------------------------------------------------------------------------------------------------

                        9/30/94       10/31/94      11/30/94      12/31/94       1/31/95       2/28/95       3/31/95
----------------------------------------------------------------------------------------------------------------------
Nasdaq Stock            242.952        247.686       239.446       240.179       241.515       254.232       261.641
NASDAQ TOTAL         103.233153     105.244685    101.743413    102.054873    102.622555    108.026158    111.174329
Nasdaq Pharm.           230.336        222.465       223.446       216.205       228.174       236.794       233.405
NASDAQ PHARM         98.3094107     94.9499994    95.3686987    92.2781768    97.3866503    101.065741    99.6192866
Celtrix stock price $      7.13    $      2.44   $      3.00   $      2.63   $      2.75   $      1.88   $      1.50
CELTRIX              96.6101695     33.0508475    40.6779661    35.5932203    37.2881356    25.4237288    20.3389831
                         --9.52%       --65.79%        23.08%      --12.50%         4.76%      --31.82%      --20.00%

--------------------------------------------------------------------------------------------------------

                           4/28/95       5/31/95       6/30/95       7/31/95       8/31/95       9/30/95

--------------------------------------------------------------------------------------------------------
Nasdaq Stock               270.035       277.104       299.106       320.672       327.276       341.659
NASDAQ TOTAL            114.741038    117.744739    127.093646    136.257293     139.06341    145.174915
Nasdaq Pharm.              239.962       242.986       271.456       294.828       329.698        339.11
NASDAQ PHARM            102.417871    103.708541    115.859785    125.835158    140.717978    144.735101
Celtrix stock price    $      1.38   $      1.62   $      2.56   $      2.50   $      2.38   $      2.44
CELTRIX                 18.7118644    21.9661017    34.7118644    33.8983051    32.2711864    33.0847458
                            --8.00%        17.39%        58.02%       --2.34%       --4.80%         2.52%

--------------------------------------------------------------------------------------------------------

                          10/31/95      11/30/95      12/31/95       1/31/96       2/29/96       3/31/96

--------------------------------------------------------------------------------------------------------
Nasdaq Stock               339.711       347.658       345.795       347.384       360.647       361.794
NASDAQ TOTAL            144.347187     147.72396     146.93235    147.607535    153.243139    153.730512
Nasdaq Pharm.              326.433       342.812       395.456       429.353       421.538       411.597
NASDAQ PHARM            139.324447    146.315147    168.784065    183.251599    179.916089    175.673184
Celtrix stock price    $      2.00   $      1.81   $      2.56   $      2.25   $      2.44   $      2.50
CELTRIX                 27.1186441    24.5423729    34.7118644    30.5084746    33.0847458    33.8983051
                           --18.03%       --9.50%        41.44%      --12.11%         8.44%         2.46%

--------------------------------------------------------------------------------------------------------

                           4/30/96       5/31/96       6/30/96      7/31/96       8/31/96       9/30/96

-------------------------------------------------------------------------------------------------------
Nasdaq Stock               391.904       409.903       391.419      356.557       376.531       405.331
NASDAQ TOTAL            166.524605    174.172591    166.318522    151.50525    159.992437    172.229894
Nasdaq Pharm.              432.851       447.508       399.817      356.293       382.113         408.8
NASDAQ PHARM            184.744576    191.000312    170.645377   152.068955    163.089156      174.4794
Celtrix stock price    $      2.44   $      3.38   $      3.38  $      2.38   $      2.25   $      2.44
CELTRIX                 33.0576271    45.7627119    45.7627119   32.2033898    30.5084746    33.0576271
                            --2.48%        38.43%                   --29.63%       --5.26%         8.36%

--------------------------------------------------------------------------------------------------------

                          10/31/96      11/30/96      12/31/96       1/31/97       2/28/97       3/31/97

--------------------------------------------------------------------------------------------------------
Nasdaq Stock               400.853       425.641       425.197       455.336       430.222       402.211
NASDAQ TOTAL             170.32714    180.859851    180.671191    193.477605    182.806372     170.90417
Nasdaq Pharm.              390.351       384.786       396.609       429.835       432.718       376.676
NASDAQ PHARM            166.605206    164.230016    169.276175    183.457321    184.687811    160.768597
Celtrix stock price    $      1.88   $      2.06   $      2.00   $      3.50   $      3.00   $      2.44
CELTRIX                 25.4237288    27.9728814    27.1186441    47.4576271    40.6779661    33.0576271
                           --23.09%        10.03%       --3.05%        75.00%      --14.29%      --18.73%

--------------------------------------------------------------------------------------------------------

                           4/30/97       5/30/97       6/30/97       7/31/97       8/29/97       9/30/97

--------------------------------------------------------------------------------------------------------
Nasdaq Stock               414.486       461.476       475.597       525.801       525.001       556.061
NASDAQ TOTAL            176.119961    196.086563    202.086741     223.41901     223.07908    236.276838
Nasdaq Pharm.              354.392       407.799       406.693        418.27         413.3         456.2
NASDAQ PHARM            151.257592    174.052165    173.580114    178.521279    176.400039    194.710133
Celtrix stock price    $      2.00   $      3.00   $      2.31   $      2.38   $      2.06   $      2.63
CELTRIX                 27.1186441    40.6779661    31.3627119    32.2033898    27.9728814    35.5932203
                           --17.97%        50.00%      --22.90%         2.68%      --13.14%        27.24%

--------------------------------------------------------------------------------------------------------

                          10/31/97      11/30/97      12/31/97       1/31/98      2/27/98       3/31/98

-------------------------------------------------------------------------------------------------------
Nasdaq Stock               527.276       529.917       521.608       538.166      588.713        610.43
NASDAQ TOTAL            224.045754    225.167946    221.637355    228.673043   250.151056    259.378864
Nasdaq Pharm.              432.979       419.508       409.572       405.797      419.031       450.596
NASDAQ PHARM            184.799208    179.049668    174.808896    173.197694    178.84608    192.318297
Celtrix stock price    $      2.13   $      2.38   $      1.81   $      1.81  $      2.88   $      2.69
CELTRIX                 28.8135593    32.2033898    24.5830508    24.5830508   38.9830508    36.4474576
                           --19.05%        11.76%      --23.66%                     58.58%       --6.50%

--------------------------------------------------------------------------------------------------------

                           4/30/98       5/29/98       6/30/98       7/31/98       8/31/98       9/30/98

--------------------------------------------------------------------------------------------------------
Nasdaq Stock                620.05       585.626       626.527       619.205       496.809       565.777
NASDAQ TOTAL            263.466515    248.839354    266.218668    263.107464    211.099969    240.405281
Nasdaq Pharm.              440.313        424.93       417.828       421.101       322.801       394.185
NASDAQ PHARM            187.929423    181.363825    178.332629    179.729574    137.774278    168.241591
Celtrix stock price    $      2.81   $      2.88   $      2.06   $      1.88   $      1.19   $      1.00
CELTRIX                 38.1016949    38.9830508    27.9322034    25.4237288    16.1355932     13.559322
                              4.54%         2.31%      --28.35%       --8.98%      --36.53%      --15.97%

--------------------------------------------------------------------------------------------------------

                          10/30/98      11/30/98      12/31/98       1/29/99       2/26/99       3/31/99

--------------------------------------------------------------------------------------------------------
Nasdaq Stock               590.203       649.905       734.202       840.969       765.589       821.277
NASDAQ TOTAL            250.784175    276.152254    311.971038    357.337588    325.307742    348.970226
Nasdaq Pharm.              420.644       441.383       522.507       570.607       534.932       573.377
NASDAQ PHARM.           179.534522    188.386108    223.010538    243.540037    228.313636    244.722297
Celtrix stock price    $      0.69   $      1.72   $      1.69   $      1.63   $      1.50   $      1.09
CELTRIX                  9.3559322    23.3220339    22.9152542    22.1016949    20.3389831     14.779661
                           --31.00%       149.28%       --1.74%       --3.55%       --7.98%      --27.33%

Deadline for Receipt of Stockholder Proposals for 2000 Annual Meeting

     Proposals of stockholders of Celtrix that are intended to be presented by such stockholders at Celtrix's 2000 Annual Meeting of Stockholders must be received by Celtrix no later than June 15, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                          DESCRIPTION OF INSMED, INC.

Business Overview

     Insmed, Inc. is a newly formed Virginia corporation that has not, to date, conducted any activities other than those incident to its formation, its execution of the reorganization agreement and related documents, its preparation of this joint proxy statement/prospectus, the adoption of the Insmed, Inc. 2000 Stock Incentive Plan and the Insmed Inc. 2000 Stock Purchase Plan described below and the negotiation and execution of the financing described under "Recent Developments" on page __. Because of the reorganizations, Insmed, Inc. will become a holding company for Celtrix and Insmed Pharmaceuticals such that Celtrix and Insmed Pharmaceuticals will become wholly-owned subsidiaries of Insmed, Inc. and each of Celtrix and Insmed Pharmaceuticals will continue to conduct the businesses that they are currently conducting. Insmed, Inc.'s headquarters will be at 800 East Leigh Street, Richmond, Virginia 23219 and its telephone number will be (804) 828-6893.

The Stock Incentive Plan

     The board of directors of Insmed, Inc. has adopted and the sole shareholder of Insmed, Inc. has approved the Insmed, Inc. 2000 Stock Incentive Plan, subject to the approval of the reorganizations by the Insmed Pharmaceuticals shareholders and the Celtrix stockholders and completion of the reorganizations. The purpose of the Stock Incentive Plan is to attract and retain executive officers, key employees, non-employee directors and other non-employee advisors and service providers, and to align more closely the interests of those persons with the interests of shareholders.

     The following paragraphs summarize the principal features of the Stock Incentive Plan. This summary is subject, in all respects, to the terms of the Stock Incentive Plan. Insmed, Inc. will provide promptly, upon request and without charge, a copy of the full text of the Stock Incentive Plan to any person to whom a copy of this joint proxy statement/prospectus is delivered.

Summary of the Stock Incentive Plan

     Administration. The Stock Incentive Plan is administered by the Insmed, Inc. board of directors and the Insmed Inc. compensation committee (or such other committee of the Insmed Inc. board of directors which is composed solely of persons who satisfy the "non-employee director" and "outside director" requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the
Code) although the Insmed, Inc. board of directors, the Insmed Inc. compensation committee or such other committee may delegate its authority and responsibilities under the Stock Incentive Plan to one or more officers of Insmed, Inc., but the Insmed, Inc. board of directors, the Insmed Inc. compensation committee or such other committee may not delegate authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term "Administrator" means the Insmed, Inc. board of directors, the Insmed Inc. compensation committee or such other committee or a delegate, as appropriate. The Administrator generally has the authority, within limitations described in the Stock Incentive Plan, (i) to establish rules and policies concerning the Stock Incentive Plan, (ii) to determine the persons to whom stock options, awards of Insmed, Inc. common stock and performance shares may be granted, (iii) to fix the number of shares of Insmed, Inc. common stock to be covered by each award, and (iv) to set the terms of each award. Each type of award is described below.

     Eligibility. Each employee of Insmed, Inc. or a subsidiary corporation of Insmed, Inc., including an employee who is a member of Insmed, Inc.'s board of directors, each non-employee member of the

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Insmed, Inc. board of directors, and each other non-employee advisor or service provider of Insmed, Inc. or a subsidiary corporation is eligible to participate in the Stock Incentive Plan. The Administrator selects the individuals who will participate in the Stock Incentive Plan. Under the Stock Incentive Plan, no Stock Incentive Plan participant may be granted, in any calendar year, options for more than 1,000,000 shares of Insmed, Inc. common stock. Further, no Stock Incentive Plan participant may be granted, in any calendar year, an award of more than 500,000 shares of Insmed, Inc. common stock or an award of more than 500,000 performance shares.

     Options. A stock option entitles a Stock Incentive Plan participant to purchase shares of Insmed, Inc. common stock from Insmed, Inc. at the option price. The option price may be paid in cash, with shares of Insmed, Inc. common stock, with a combination of cash and shares of Insmed, Inc. common stock, or by instructing a broker to deliver the exercise price to Insmed, Inc. through the sale of shares of Insmed, Inc. common stock purchased under the option. The option price is fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant in the case of an option intended to qualify as an incentive stock option under Section 422 of the Code. Options granted under the Stock Incentive Plan may be ISOs or nonqualified options. The differences between these two types of options are discussed below under "Federal Income Taxes."

     If provided in the option agreement, the Administrator may grant nonqualified options that are transferable to a Stock Incentive Plan participant's spouse, children or grandchildren, to trusts for the benefit of such persons, or to partnerships in which those persons are the only partners, or to such other persons or entities as the Administrator may permit, on such terms and conditions as may be permitted from time to time under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The option will continue to be subject to the same terms and conditions following the transfer, and no such transferee may transfer the option other than by will or the laws of descent and distribution.

     Stock Awards. Stock Incentive Plan participants may be awarded shares of restricted Insmed, Inc. common stock and stock awards not subject to restrictions. A Stock Incentive Plan participant's rights in a restricted stock award are nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator, in its discretion, are satisfied. These conditions may include, for example, a requirement that the Stock Incentive Plan participant continue employment or service with Insmed, Inc. or a subsidiary corporation for a specified period, or that Insmed, Inc., a subsidiary corporation, or the Stock Incentive Plan participant achieve stated, performance-related objectives such as those measured with respect to fair market value of Insmed, Inc. common stock, Insmed, Inc. common stock price appreciation, gross, operating, net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development, peer group comparisons of any of the foregoing, or other measures the Administrator may select.

     Performance Share Awards. The Stock Incentive Plan also provides for the award of performance shares. A performance share award entitles the Stock Incentive Plan participant to receive a payment equal to the fair market value of a specified number of shares of Insmed, Inc. common stock if certain standards are met. The Administrator prescribes the requirements that must be satisfied before a performance share award is earned. Those requirements may be based on the fair market value of Insmed, Inc. common stock, Insmed, Inc. common stock price appreciation, gross, operating, net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development,

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peer group comparisons of any of the foregoing, or other measures as the
Administrator may select. To the extent that performance shares are earned, the obligation may be settled in cash, in shares of Insmed, Inc. common stock, or by a combination of the two. If provided in the performance shares agreement, the Administrator may also grant performance shares that are transferable, subject to the same general conditions described above under "Options."

     Change of Control. All options, stock awards and performance shares will become exercisable, vested or earned, as applicable, upon a change of control of Insmed, Inc. Events constituting a change of control are defined in the Stock Incentive Plan.

     Share Authorization. All awards made under the Stock Incentive Plan are evidenced by written agreements between Insmed, Inc. and the Stock Incentive Plan participant. The maximum number of shares of Insmed, Inc. Insmed, Inc. common stock that may be issued under the Stock Incentive Plan upon its adoption by the board of directors of Insmed, Inc. is 12,000,000 shares. That maximum will be increased each January 1 during the term of the Stock Incentive Plan by a number of shares equal to 1.0% of the number of shares of Insmed, Inc. common stock outstanding on the preceding December 31. In no event, however, may the annual increases cause the maximum number of shares issued under the Stock Incentive Plan to exceed 25,000,000 shares. The maximum share authorization, the individual annual award limits, and the terms of outstanding awards will be adjusted as the Administrator determines is appropriate in the event of a stock dividend, stock split, combination, reclassification, recapitalization, reorganization or similar event.

     Termination and Amendment. No award may be granted under the Stock Incentive Plan more than ten years after the earlier of the date that the Stock Incentive Plan was adopted by Insmed, Inc.'s board of directors or the date that it was approved by Insmed, Inc.'s sole shareholder. Insmed, Inc.'s board of directors may amend or terminate the Stock Incentive Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially increases the aggregate number of shares of Insmed, Inc. common stock that may be issued under the Stock Incentive Plan (other than equitable adjustments on certain corporate transactions).

     Awards. Shares issued under the Stock Incentive Plan will include those issued pursuant to Insmed Inc.'s assumption of the obligations of Insmed Pharmaceuticals and Celtrix under stock options outstanding immediately prior to the completion of the reorganizations. In connection with the reorganizations, Insmed Pharmaceuticals and Celtrix will amend their outstanding options to provide that those options will be exercisable for Insmed, Inc. common stock following the completion of the reorganizations. For information on the Celtrix option plans, see "Description of Celtrix Stock Option Plans" on page ___. For information on the Insmed Pharmaceuticals option plan, see "Description of Insmed Pharmaceuticals Stock Option Plans." Up to 7,373,091 shares of Insmed, Inc. common stock may be issued on the exercise of former Insmed Pharmaceuticals and Celtrix options. [Options for an additional [number, if any, of Insmed, Inc. options that will be granted as of the effective time of the reorganizations] shares of Insmed, Inc. common stock have been approved by the Administrator and will be granted as of the effective date of the reorganizations.]

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     Federal Income Taxes. No income is recognized by a Stock Incentive Plan participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Stock Incentive Plan participant's exercise of the option. Income is recognized by a Stock Incentive Plan participant when he disposes of shares acquired under an ISO. ISOs may be granted only to employees of Insmed, Inc. and its subsidiaries. The exercise of a nonqualified option generally is a taxable event that requires the Stock Incentive Plan participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     A Stock Incentive Plan participant will recognize income on account of a stock award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Stock Incentive Plan participant is equal to the fair market value of the shares of Insmed, Inc. common stock received on that date.

     A Stock Incentive Plan participant will recognize income on account of the settlement of a performance share award. A Stock Incentive Plan participant will recognize income equal to any cash that is paid and the fair market value of shares of Insmed, Inc. common stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that are received in settlement of the award.

     The employer (either Insmed, Inc. or a subsidiary corporation) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a stock award and the settlement of a performance share award. The amount of the deduction is equal to the ordinary income recognized by the Stock Incentive Plan participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of shares of Insmed, Inc. common stock acquired upon the exercise of an ISO.

The Stock Purchase Plan

     The board of directors of Insmed, Inc. has adopted and the sole shareholder of Insmed, Inc. has approved the Insmed, Inc. 2000 Stock Purchase Plan. Under the Stock Purchase Plan, eligible employees of Insmed, Inc. and its subsidiary corporations (other than certain employees who are also shareholders) will be able to purchase Insmed, Inc. common stock directly from Insmed, Inc. Purchases may be made through payroll deduction, with an annual limit on purchases equal to the lesser of 15% of an employee's base salary or a number of shares with a fair market value (at the time the right to purchase shares is made available) of $25,000. The price per share purchased under the Stock Purchase Plan will be the lesser of 85% of the fair market value of a share of Insmed, Inc. common stock at the beginning of each annual offering period, or 85% of the fair market value on the date the purchase is made. No income will be recognized by the employees at the time Insmed, Inc. common stock is purchased under the Stock Purchase Plan, but the employee may recognize ordinary income (and the employer may claim a corresponding federal income tax deduction) on account of certain dispositions of shares acquired under the Stock Purchase Plan. A maximum of 1,000,000 shares of Insmed, Inc. common stock may be purchased under the Stock Purchase Plan.

Financing Activity

     On January 13, 2000 Insmed, Inc. and Insmed Pharmaceuticals entered into a purchase agreement with certain investors which provides that subject to certain conditions described below the investors will purchase 5,632,678 shares of Insmed Pharmaceuticals common stock

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and 6,901,344 warrants, with each warrant exercisable into one share of Insmed,
Inc. common stock at a price of $2.25 for each share of Insmed, Inc. common stock. The aggregate consideration to be received by Insmed, Inc. and Insmed Pharmaceuticals pursuant to this financing is $34.5 million. See "Recent Developments" on page _____ for more information on the financing.

                            DESCRIPTION OF CELTRIX

Business Overview

     Celtrix is a biopharmaceutical company developing novel drug candidates to treat seriously debilitating, degenerative conditions primarily associated with aging, chronic diseases and severe trauma. Celtrix's focus is on restoring lost tissues and bodily processes essential for the patient's health and quality of life. Celtrix's product development programs have targeted severe osteoporosis, including hip fracture surgery in the elderly, diabetes, and acute traumatic injury as in severe burns. Other potential development programs may target protein wasting diseases (involving deterioration or degeneration of body tissue) associated with cancer, AIDS, advanced kidney failure, and comparable life-threatening conditions.

     Celtrix's leading drug candidate is SomatoKine, a naturally occurring complex comprised of the tissue-producing (or anabolic) hormone insulin-like growth factor-I (IGF-I) and its primary binding protein, BP3. IGF-I is known to play a major role in diverse biological processes, including bone and muscle formation, tissue repair, and endocrine regulation. However, IGF-I does not naturally exist in quantity free of its binding proteins, and limitations associated with administering free IGF-I therapeutically have proven significant. Early studies, using free IGF-I (without the benefit of the binding protein present in SomatoKine) were complicated by side-effects brought on by the use of the free form of the molecule. When IGF-I is bound to BP3, as it is in nature, it does not display these acute limitations. BP-3 is critical in regulating the availability of IGF-I to the body's cells.

     Celtrix completed a Phase II clinical feasibility study in December 1998 using SomatoKine to treat severely osteoporotic patients recovering from hip fracture surgery. Final results from the Phase II study suggest that SomatoKine has the potential to amplify bone metabolism and reverse the loss of bone mineral density that usually occurs following a hip fracture and improves the patient's functional independence. In April 1999, Celtrix established a corporate partnership with Elan Corporation, plc and Elan International Services, Ltd. to form a new jointly owned subsidiary that will continue global development of SomatoKine for treatment of severe osteoporosis, including recovery from hip fracture surgery.

     Celtrix has also conducted a Phase II feasibility study in patients with severe burns. Data from the study show that SomatoKine has a normalizing effect on protein metabolism and patients treated with SomatoKine recorded improvements in several measures of their immune systems and heart functions. Celtrix believes that SomatoKine has the potential to provide severely burned patients with critical protection from serious infection, and it may speed their recovery and reduce their hospital stay. Recently the United States Food and Drug Administration notified Celtrix that SomatoKine qualifies for orphan drug status in treatment of severe burns. Orphan drug status will guarantee Celtrix seven years of market exclusivity in the United States following the FDA approval of SomatoKine for the treatment of severe burns.

     In January 1999, Celtrix completed a Phase II study in patients with Type I diabetes. Final data revealed that average daily insulin requirements for patients who received SomatoKine decreased

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significantly and these patients' average daily glucose levels declined. Based on such findings, Celtrix believed that SomatoKine has potential to improve insulin sensitivity and help diabetics manage their disease, and in so doing avoid complications which ultimately accompany diabetes.

     Celtrix also has a product development, license and marketing agreement with Genzyme Corporation for TGF-beta-2. Genzyme is currently developing TGF-beta-2 for tissue repair and the treatment of systemic indications.

     As part of Celtrix's corporate restructuring announced in September 1998, Celtrix discontinued the manufacture of SomatoKine at its Santa Clara facility. Currently, Celtrix has sufficient quantities of the drug to conduct clinical trials through the remainder of Year 2000. Celtrix believes that its future requirements for SomatoKine, beyond the drug already in inventory, can be met through contract manufacturing. Celtrix has the ability to transfer the necessary technology to a contract manufacturer to supply SomatoKine.

     Celtrix's principal executive offices are located at 2033 Gateway Place, Suite 600, San Jose 95110 and Celtrix's telephone number is (408) 988-2500.

Background: Medical Need

     Many of the body's physiological functions, such as growth of bone and muscle, tissue healing, immune processes and endocrine functions are controlled by regulatory proteins (growth factors, cytokines, and protein hormones) that bind to specific cells to modulate their function. When the body produces appropriate levels of these proteins and when the target cells respond properly, the body functions normally. When the body encounters adverse situations such as trauma, infection, or chronic disease, the production and regulation of these factors can become unbalanced. Normally, the body has the ability to naturally modulate the production of these regulating proteins to return to a balanced physiological state (homeostasis). However, when the ability to make these changes is impaired, it can result in a number of undesirable consequences including, but not limited to, poor nutritional status, an impaired ability to maintain and repair tissues and organs normally, and impaired immune and endocrine functions. Celtrix, alone or in collaboration with others, is developing biopharmaceuticals based on such naturally occurring, regulating proteins.

SomatoKine

     SomatoKine is a human recombinant equivalent to the naturally occurring complex formed by insulin-like growth factor-I (IGF-I) and its primary binding protein (BP3). The potential use of SomatoKine to treat certain medical conditions stems from a variety of demonstrated bioactivities in which IGF-I is involved which include:

          .    Bone formation;

          .    Muscle formation;

          .    Prevention of muscle degradation;

          .    Tissue and organ repair;

          .    Nutrient utilization;

          .    Hormonal regulation of insulin and growth hormone;

          .    Immune system stimulation; and

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          .    Neurotrophic activity.

     The metabolic activities of IGF-I suggest that SomatoKine may provide a safe and effective therapeutic approach to treating debilitating conditions associated with adverse metabolic, immune and hormonal functions. Clinical and preclinical studies have demonstrated that circulating IGF-I levels are often lower than normal in a variety of conditions including aging, chronic disease, and severe trauma. Low levels of IGF-I are often associated with destructive metabolic processes (catabolism) causing bone and muscle loss, delaying healing, and increasing the patient's risk of life-threatening complications and infections. Low levels of IGF-I may also exacerbate immunocompromised and diabetic conditions. The overall development of SomatoKine is aimed at elevating the circulating reservoir of IGF-I thereby overcoming these destructive metabolic processes.

     Once in the bloodstream, the SomatoKine complex attaches to a third naturally occurring protein known as an acid labile subunit, or ALS. The resulting larger complex emulates what is observed in nature, safely storing and transporting IGF-I throughout the patient's body with an extended half life compared to free IGF-I. The BP3 contains important biological information used by the body in regulating IGF-I bioavailability and biodistribution. In addition, IGF-I can separate from this circulating reservoir and bind to target cells whenever the body needs it. Through its specific receptor, IGF-I then stimulates essential metabolic activities important for regeneration of bone and muscle, tissue repair, regulation of blood glucose levels and other critical biological processes.

     Although other biopharmaceutical companies may have development programs involving IGF-I, Celtrix does not believe that any other company is currently developing the IGF-BP3 (SomatoKine) complex. This complex is of key importance because most naturally occurring IGF-I does not circulate in its free form, but is bound to its primary binding protein, BP3. The natural association of the two molecules appears to be of fundamental biological significance.

     Preclinical experimentation, including toxicology studies, indicates that SomatoKine substantially improves IGF-I safety and efficacy. In addition, a variety of biological effects has been demonstrated with SomatoKine that could not be demonstrated upon the administration of IGF-I alone. This is believed to be related to the observation that SomatoKine significantly removes the known dose limitations associated with free (unbound) IGF-I. By removing dosage limitations and improving safety while still providing the benefits of IGF-I, SomatoKine has the potential to serve as a superior IGF-I therapeutic composition for a wide range of applications.

     Realization of the therapeutic potential of IGF-I, although pursued by several companies over the past years, has been hampered by a number of limitations mainly associated with the administration of IGF-I in its free form. As demonstrated in preclinical and clinical studies, SomatoKine given over a range of doses is well tolerated, whereas equivalent doses of IGF-I without BP3 can cause serious side effects, such as hypoglycemia, joint pain and swelling, and parotid discomfort. Human clinical studies with IGF-I, administered without BP3, have shown that IGF-I by itself must be administered in low-dose daily injections in order to avoid acute side effects and this, in turn, may limit the observed clinical efficacy. In contrast, Celtrix's Phase I clinical data suggested that injectable, higher doses of SomatoKine are feasible and provide the benefits of IGF-I without dose-limiting side effects. The higher safety margins of SomatoKine, in combination with potentially less frequent dosing, should make it possible to use SomatoKine to treat a variety of conditions that may be difficult to treat successfully with IGF-I alone.

     Because IGF-BP3 is involved in a variety of essential biological processes, Celtrix believes that SomatoKine therapy could have broad range potential. This potential is supported by preclinical

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laboratory and animal and clinical studies conducted by Celtrix's scientists and other academic collaborations.

Products Under Research And Development

     The following table summarizes potential products currently under research and development, alone and in collaboration with others.

                   CELTRIX PRODUCT PORTFOLIO: SOMATOKINE(R)

PATIENT INDICATION       BIOLOGICAL ACTION                       STATUS                        POPULATION(U.S./WORLD)
-----------------        -----------------                       ------                        ----------------------
Diabetes                 Improve glycemic control                Phase IIA Study               9,100,000(2)/
                         Reduce insulin usage                    Completed 1/99                57,000,000
                         (increase insulin sensitivity)

Severe Osteoporosis      Build bone and muscle                   Assessing bone formation      1,500,000(1)/
                         strength                                & muscle strength in hip      5,000,000
                                                                 fracture study
                                                                 Completed 12/98
                                                                 (See Corporate Partners)

Recovery from            Build bone and muscle                   Phase IIA Study               300,000/
Hip Fracture Surgery     Prevent muscle loss                     Completed 12/98               1,700,000
                                                                 (See Corporate Partners)

Severe Burns             Reverse catabolic condition             Phase IIA Study               10,000/
                         Stimulate tissue repair                 Completed 9/98                30,000

-----------------------------------------------------------------------------------------------------------------------------------
INDICATION (Corporate Partners)   PRODUCT (DELIVERY)            BIOLOGICAL ACTION                        STATUS
-----------------------------------------------------------------------------------------------------------------------------------
Severe Osteoporosis               SomatoKine                    Build bone and muscle strength           Phase IIB  Clinical Trial
(Elan Corporation, plc)           (subcutaneous infusion)       Prevent loss of bone mineral density

Dermal Ulcers                     TGF-beta-2 in a collagen      Stimulate local tissue repair;           Phase II -- Clinical Trial
(Genzyme Corporation)             matrix (local)                accelerate healing

_______________
1 Of the estimated 24 million people in the United States with osteoporosis, there are an estimated 1.5 million fractures per year due to osteoporosis.

2 This population size represents the diagnosed cases of Type I and Type II diabetes.


Clinical Development

     Recovery from Hip Fracture Surgery. Celtrix's initial treatment targets have been elderly patients who have undergone hip fracture surgery, a subset of the severe osteoporosis patient population. Each year approximately 300,000 patients in the United States (1.7 million worldwide) undergo hip surgery to repair fractures of the femur that have occurred during falls. Studies have shown that blood levels of IGF-I drop significantly following hip fracture surgery. These osteoporotic elderly patients begin to rapidly lose even further bone and lean body mass. These losses can prolong patient immobility, further threaten recovery and survival, interfere with quality of life and add to the high cost of hip repair and rehabilitation. Celtrix's goal is to provide SomatoKine as a short-term therapeutic treatment to prevent bone loss, improve muscle strength, restore mobility, and increase the patient's functional independence.

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     In January 1997, Celtrix initiated a multi-center Phase II clinical feasibility study in osteoporotic women (ages 65-90) who have undergone hip fracture surgery. This study, performed in Belgium, evaluated approximately 26 patients (approximately eight patients per dose group), who received either SomatoKine or a placebo over a period of eight weeks. Multiple dosage levels were tested. End points evaluated included change in the patient's body composition (bone, lean mass and fat mass), muscle function (measured by grip strength), trends in measures of daily activity (ADL, or activities of daily living scores) and bone metabolism markers.

     Results from this Phase II study demonstrated important trend information. Hip fracture patients typically suffer an accelerated loss (5-9%) of hip bone mineral density. In fact, at six months following fracture, the hip bone mineral density of placebo-treated patients had declined approximately 6% from baseline value. Following an initial characteristic loss, SomatoKine-treated patients who were administered drug for eight weeks at 1.0 mg/kg per day, regained a substantial portion of their hip bone mineral density. At the six-month time point (four months post-treatment), SomatoKine-treated patients showed a hip bone mineral density average decrease of less than 2% from baseline value. Hip bone mineral density is a strong predictor of fracture risk where loss of hip bone mineral density predisposes hip fracture patients to a high risk of refracture; population studies show that a 5% decrease in hip bone mineral density increases the risk of fracture by approximately 25%.

     Results also demonstrated that hand grip strength improved approximately 10% from baseline value for patients treated with 1.0 mg/kg dose of SomatoKine, versus an approximately 10% loss for those receiving the placebo. Whether improved grip strength is related to the anabolic effects of SomatoKine on muscle remains to be determined. Preclinical studies, however, suggest SomatoKine has an effect on building lean body mass. There also appeared to be a positive trend in parameters indicative of functional independence.

     Based on findings from Celtrix's Phase II clinical feasibility study, Celtrix established a joint venture with Elan Corporation, plc in April 1999 to continue the global development of SomatoKine for osteoporosis and recovery from hip fracture surgery. The joint venture brings together Celtrix's drug technology and Elan's MEDIPAD(TM) delivery system. MEDIPAD is a state of the art, disposable micro-infusion pump, worn by the patient in a manner similar to a transdermal patch that will facilitate the administration of SomatoKine to this indication.

     Severe Osteoporosis. Osteoporosis is a chronic, debilitating disorder in which the bones become increasingly porous, brittle and subject to fracture. Severe osteoporosis (defined by the number of patients suffering osteoporotic fractures) affects approximately 1.5 million elderly people in the United States (5 million worldwide). Celtrix believes the findings from the Phase II feasibility study in hip fracture patients present a strong argument for development of SomatoKine for the short-term treatment of severe osteoporosis. This patient population consists largely of post-menopausal women who already have lost a substantial quantity of bone and are at high risk of fractures of the hip, wrist or spine. In fact, it is estimated that 25% of all women over age 60 will suffer an osteoporosis-related fracture. While estrogens, calcitonins, bisphosphonates and other therapies are prescribed for osteoporosis, these treatments are used primarily to prevent further bone loss rather than to form new bone in this population. A relatively short period of treatment with SomatoKine offers the potential to substantially restore the patient's bone mineral density and improve supportive muscle strength, thus reducing fracture risk and improving the patient's strength and mobility. SomatoKine could provide a much needed therapeutic complement to the existing preventative therapies. Celtrix has established a corporate collaboration with Elan Corporation, plc for continued global development of SomatoKine for the treatment of severe osteoporosis, including recovery from hip fracture surgery.

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     Diabetes. Diabetes is typically characterized by the inadequate production or utilization of insulin, a vital hormone needed by the body for normal control of blood glucose levels. It afflicts over 5% of the populations of Europe, Japan and North America. In the United States alone, an estimated 9.1 million people have been diagnosed with diabetes. The endocrine activities of IGF-I suggest that SomatoKine may provide an effective therapeutic approach to treating diabetes patients. A number of clinical studies conducted by other researchers have shown that administration of free IGF-I can significantly increase insulin sensitivity and glucose tolerance in patients with diabetes, and IGF-I treatment substantially reduced the requirement for injected insulin and improved glycemic control. In a number of studies, the use of free IGF-I, however, without its primary binding protein, resulted in substantial side effects that limited the therapeutic value of the molecule.

     Celtrix conducted a Phase II study in 12 patients to determine whether the SomatoKine complex provided similar beneficial therapeutic effects on glycemic control as free IGF-I without its limiting side effects. The study began in July 1998 to treat patients with Type I diabetes. These patients typically produce little or no insulin of their own, and although they require frequent insulin injections, their tissue may become partially resistant to insulin over time. They also have low blood levels of IGF-I due to lack of normal insulin secretion. Celtrix completed the Phase II study in patients with Type I diabetes in January 1999. Final data revealed significant treatment results in several key measurements. In treated patients, the average daily insulin requirements decreased 49% and average daily blood glucose levels were decreased by 23%. Serum growth hormone was reduced 77% and cholesterol levels were reduced 12% in treated patients. These findings suggest that SomatoKine is a potential therapeutic for improving insulin sensitivity in both Type-I and Type-II diabetes and helping patients to manage their disease, thereby avoiding the complications that ultimately accompany the disease. Celtrix intends to find a corporate partner(s) for the continued worldwide development of SomatoKine for the treatment of diabetes.

     Severe Burns. Another treatment target is severe burns. Annually, approximately 10,000 people in the United States (30,000 worldwide) suffer from traumatic burns over greater than 20% of their body surface. Very low IGF-I levels, along with major tissue damage, are associated with disruption of biological processes that are essential for efficient and successful healing and protection from burn complications. Furthermore, the length of time spent in a burn trauma center is directly related to the time required to conduct the skin grafting required to heal the burn wound. Research has shown that IGF-I plays a significant role in tissue repair and that IGF-I supplementation can potentially promote the healing process and reduce hospital stay.

     In July 1997, Celtrix initiated a Phase II feasibility trial in severely burned patients, collaborating with leaders in burn care at key burn trauma centers throughout the United States. In addition to their standard burn care, approximately 60 patients, both children and adults, received systemic SomatoKine and/or placebo through two skin graft cycles.

     Data provided evidence supporting the use of SomatoKine to attenuate the degradation of muscle tissue (protein wasting) that is associated with severe trauma such as burn injury. In burn patients, the balance between protein synthesis and degradation is shifted towards degradation, leading to muscle and weight loss that in turn leads to delayed wound healing and increases in infectious complications and mortality. Data obtained from SomatoKine treated patients indicate substantial improvement in restoring the balance between protein synthesis and degradation which is a prerequisite for accelerated wound healing and reduced hospital stay.

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

     Additionally, data indicate that SomatoKine may have a positive effect on the immune system of severely burned patients. After severe burn, patients typically experience immune system effects that impair their ability to resist infection (i.e. an adverse shift in cytokines produced by T-cell lymphocytes). However, lymphocytes collected from six severely burned SomatoKine-treated patients (ages 2-18) showed an approximately 280% increase in the production of interleukin-2 and a 25-90% increase in the production of interferon gamma, both vital immune system proteins.

     SomatoKine appears to have a normalizing effect on immune functions and protein synthesis which offers the potential to provide critical protection from serious infection and protein wasting response that occur in severe burn patients.

Corporate Collaborations

     Elan Corporation, plc. In April 1999, Celtrix entered into an agreement with Elan Corporation, plc to establish a joint venture for the development of SomatoKine to treat osteoporosis using Elan's MEDIPAD Delivery System. As part of the agreement, Elan purchased $8 million of Celtrix Series A Convertible Exchangeable Preferred Stock. Celtrix used the proceeds of the Celtrix Series A Convertible Exchangeable Preferred Stock sale to fund its share of the joint venture's initial capitalization and research and development costs. Celtrix may also issue up to $4.8 million of Series B Convertible Preferred Stock to Elan to fund its share of the joint venture's ongoing research and development costs. Elan has agreed to commit $1.2 million of additional funds to the joint venture to support its share of operating costs.

     The joint venture is initially 80.1% owned by Celtrix and 19.9% by Elan and Elan, at its option, has the right either to convert the Celtrix Series A Convertible Exchangeable Preferred Stock it purchased into Celtrix common stock or exchange into additional ownership in the new joint venture. Elan may convert shares of Series B Convertible Preferred Stock into common shares of Celtrix.

     The joint venture paid a license fee to Elan for the use of the MEDIPAD technology while Celtrix will have an 80% share in any future proceeds related to the further development and commercialization of the osteoporosis product (e.g. upfront payments, milestones or royalties) received by the joint venture, regardless of ownership, until it is paid $10 million. Thereafter, Celtrix and Elan will share the joint venture's proceeds in accordance with their ownership interest. In a separate transaction, in April 1999 Celtrix issued 1,508,751 shares of common stock to Elan International Services, Ltd. at a price of $1.657 per share, for a total of $2.5 million.

     Genzyme Corporation. In June 1994, Celtrix entered into a product development, license and marketing agreement with Genzyme on TGF-beta-2 which included equity investments, milestone payments and potential royalties to Celtrix. The objective was to commercialize TGF-beta-2 for tissue repair and treatment of systemic applications. Genzyme has been granted exclusive commercialization rights for all systemic applications and select local applications of TGF-beta-2. In December 1997, under amended terms, Celtrix granted Genzyme expanded territory rights to TGF-beta-2 to include Japan, China, Korea and Taiwan. In exchange, Genzyme released Celtrix from certain service and royalty obligations under the original agreement. Celtrix has retained all rights to applications of TGF-beta-2 concerning ophthalmic disease and has the option to reacquire rights to other product applications not pursued by Genzyme. Genzyme has completed a 15-center, double-blinded, randomized Phase II clinical study to evaluate the treatment of approximately 177 diabetic patients suffering from neurotrophic diabetic foot ulcers.

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

     Additionally, in December 1997, under a separate license agreement, Genzyme was granted a worldwide royalty-bearing license to TGF-beta antibodies and receptor technology. Under the terms of the agreement, Genzyme will assume the licensing and royalty obligations of Celtrix related to TGF-beta receptor. In October 1999, this agreement was amended to indicate that the receptor technology sublicense is effective until the end of the full term(s) for which the patent rights are issued.

     Genentech, Inc. In March 1993, Celtrix entered into a cross-license agreement with Genentech. Under the terms of the agreement, Genentech granted Celtrix rights to certain process patents that may have application in the manufacturing of TGF-beta-2 and TGF-beta receptors, in return for a $4.0 million licensing fee and future product royalties. Celtrix granted Genentech patent rights to TGF-beta for certain fields of use for future product royalties. The license fee was balanced by an equity purchase by Genentech of 572,450 shares of newly issued Celtrix common stock for a total value of $4.0 million, resulting in a non-cash transaction.

Research And Development

     Celtrix has substantial accumulated or retained expertise with IGF-I and BP3. Through an extensive collaboration program with leading scientists worldwide, research and development efforts are focused on demonstrating the safety and effectiveness of SomatoKine (IGF-I in combination with BP3) in human clinical studies that are relevant to the indications being evaluated. Studies to evaluate optimal formulations, doses and dosing frequencies are being conducted to aid in the development of SomatoKine. These collaborative efforts have effectively contributed to Celtrix's understanding of the underlying causes and potential treatment strategies for conditions leading to muscle and bone loss and other catabolic conditions. Celtrix is continuing to expand collaborations into other fields where SomatoKine therapy may be beneficial.

     Advances by Celtrix's research staff in the development of a novel protein expression technology for SomatoKine provided Celtrix with a proprietary manufacturing method that will position Celtrix for large-scale commercial manufacturing. Efforts in this area will continue to focus on ways that this technology can advance the SomatoKine program. Celtrix believes that this technology not only provides benefits to Celtrix programs, but also offers a potential option to other biopharmaceutical companies in need of novel protein expression technology. Celtrix intends to evaluate its options to license such technology to other biopharmaceutical companies in the future.

Manufacturing

     Celtrix manufactured human recombinant SomatoKine according to current Good Manufacturing Practices (cGMP) at its Santa Clara location. Since Celtrix believed it had a supply of SomatoKine sufficient for future, large scale Phase II studies, it ceased manufacturing as part of its September 1998 restructuring. When larger-scale manufacturing is needed, Celtrix will arrange to resume manufacturing efforts through collaborative relationships or contract manufacturers.

Intellectual Property

     Proprietary protection for Celtrix's potential products is important to Celtrix's business. Celtrix's policy is to protect its technology by filing patent applications for technology that it considers important to the development of its business. Celtrix intends to file additional patent applications, when appropriate, relating to improvements in its technology and other specific products that it develops. In the United States, Celtrix currently holds a total of 29 issued or allowed patents (42 worldwide) related to

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

the composition, production, antibodies and methods of use for SomatoKine, including one patent with claims to a BP3 composition-of-matter, 12 therapeutic use patents for SomatoKine, IGF-I or BP3, nine patents regarding novel expression and production methods which may be used for the manufacture of SomatoKine and two issued patents relating to methods of predicting drug response. Celtrix has 23 families of applications, pending in the U.S. or abroad, regarding the therapeutic use of BP3, antibodies to BP3 and their uses, and therapeutic uses and production of the complex, SomatoKine. These applications are in various stages of review. In Europe, Celtrix has an issued patent with claims to: a BP3 composition-of-matter; certain therapeutic uses of that BP3; and certain therapeutic uses of a complex of IGF and the claimed BP3. Celtrix has received a European patent with claims to: recombinantly produced BP3; therapeutic uses of BP3; and therapeutic uses of the complex, SomatoKine. Another company has opposed this patent.

     Celtrix also owns or co-owns 27 issued patents regarding the composition-of-matter, methods of purification, and therapeutic uses of TGF-beta-2 and antagonists of TGF-beta-2. Celtrix also owns the rights to a patent application relating to therapeutic uses of TGF-beta antagonists.

     Celtrix seeks patent protection for its inventions and discoveries which Celtrix believes are patentable in the United States and, in most instances, in at least Australia, Canada, Japan and various countries in Europe. As with any pending patent application, there can be no assurance that any of these applications will be issued in the United States or foreign countries, nor can there be any assurance that any United States or foreign patents issuing from any of these applications will not later be held invalid or unenforceable.

     At least three large biotechnology and pharmaceutical companies with substantial financial and legal resources have patent applications on file in the United States and abroad directed at the production of recombinant IGF-I by various methods. The earliest date of filing of these patent applications is April 25, 1983. Unless and until these applications issue in the United States, it is not possible to determine the breadth of these claims regarding a process for IGF-I production. Furthermore, a large biotechnology and pharmaceutical company with substantial financial and legal resources has a patent issued in the United States directed toward certain DNA molecules encoding BP3 and the corresponding BP3 protein. This same patent was granted in Europe and was successfully opposed by Celtrix. However, this large biotechnology and pharmaceutical company has recently appealed the decision and there can be no assurance that the appeal will not be successful, and it is not possible to determine what, if any, claims will be reinstated or the breadth of such claims. In addition, this large biotechnology company has been issued a patent directed toward the subcutaneous bolus administration of IGF-BP3 for certain limited areas of use. Each of the referenced companies can be expected to defend its patent position vigorously.

     Celtrix has developed a new process for the production of IGF and BP3 which it does not believe will infringe on other patents relating to recombinant protein production in general or on other patents relating to the production of IGF and BP3 in particular, although there can be no assurance that a contrary position will not be asserted. A large number of other companies have pending patent applications and/or issued patents that claim certain methods of use of IGF.

Government Regulation

     The research and development, production and marketing of Celtrix's products are and will be subject to substantial regulation by numerous governmental authorities in the United States and other countries. The regulatory process, which includes preclinical testing and clinical trials of each

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

compound in order to establish its safety and efficacy, can take many years and requires the expenditure of substantial resources.

     In the United States, pharmaceutical products are subject to rigorous Food and Drug Administration regulation. The Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as well as other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, effectiveness, labeling, storage, record-keeping, approval, advertising and promotion of Celtrix's potential products. The steps required before a pharmaceutical product may be marketed in the United States include (i) preclinical laboratory and animal tests, (ii) the submission to the FDA of an Investigational New Drug (IND) application, which must become effective before human clinical trials may commence, (iii) the conduct of adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug product for its intended indications, (iv) the submission to the FDA of a New Drug Application (NDA) for pharmaceuticals, and (v) FDA approval of the NDA prior to any commercial shipment or sale of the product.

     Although SomatoKine is a DNA-derived protein complex and is manufactured using biotechnology techniques, the FDA has indicated to Celtrix that products containing SomatoKine will fall into the category of hormones and will be reviewed as a drug. The review has been assigned to the Division of Endocrine and Metabolism Products, Center for Drug Evaluation and Research (CDER). During the investigation phase, the IND requirements will govern the development of the drug. Before marketing, FDA approval of products containing SomatoKine will be based on submission of an NDA containing the results of preclinical and clinical studies, and complete manufacturing and controls information. Furthermore, NDA approval requires preapproval inspection by the FDA of the proposed commercial manufacturing facilities to assess compliance with cGMP.

     Before the commencement of clinical trials for its potential products, Celtrix must conduct preclinical tests of its products, which include laboratory characterization of the products and the conduct of animal studies to assess preliminarily the safety and pharmacological effect of the products. The preclinical safety tests must be conducted in compliance with FDA regulations regarding good laboratory practices. The results of preclinical tests must be submitted to the FDA as part of the IND application and reviewed by the FDA during the course of the agency's determination as to whether the clinical trials described in the IND application may commence. There is no certainty that submission of an IND application will result in FDA authorization to commence clinical trials.

     Clinical trials involve the administration of the investigational compound to healthy volunteers or to patients under the supervision of a qualified principal investigator. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND application. Further, each clinical study must be conducted under the auspices of an independent Institutional Review Board at the institution at which the study will be conducted, and informed consent must be obtained from each clinical subject.

     Clinical trials of drug products are typically conducted in three phases, but the phases may overlap. In Phase I, the product is tested for safety (adverse effects) and may include dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. Phase II involves studies in a limited patient population to (i) determine the efficacy of the product for specific, targeted indications, (ii) determine dosage tolerance and optimal dosage, and
(iii) identify possible adverse effects and safety risks. When a compound is found to be effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further confirm clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical study sites. There can be no assurance that Phase I, Phase II or Phase III testing will be completed successfully within any specified time period, if at all, with respect to any of Celtrix's products subject to such testing. Furthermore, Celtrix or the FDA may suspend clinical trials at any time if it is felt that the subjects or patients are being exposed to an unacceptable health risk.

     The results of the product development efforts, preclinical studies and clinical studies are submitted to the FDA in the form of a NDA for approval to permit marketing and commercial shipment and sales of the pharmaceutical product. The testing and approval process is likely to require substantial time and effort and there can be no assurance that any approval will be granted on a timely basis, if at all. The FDA may deny an NDA if applicable regulatory criteria are not satisfied, may require additional testing or information if it does not view the NDA as containing adequate evidence of the safety and efficacy of the product, or may require post-marketing testing and surveillance to monitor the safety of Celtrix's products. Notwithstanding the submission of such data, the FDA may ultimately decide that the application does not satisfy its regulatory criteria for approval. Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing.

     Among the conditions for NDA approval is the requirement that the manufacturer's manufacturing procedures and quality control must comply with the FDA regulations as published in the current GMP regulations, as well as any additional standards or guidelines issued for specific drug or biological products. The FDA monitors compliance with these requirements by requiring all drug manufacturers to register with the FDA, which subjects them to biennial FDA inspections of manufacturing facilities. In addition, a precondition for NDA approval is that the FDA conducts an inspection of the manufacturing facility and determines that it complies with all applicable regulatory requirements. In order to assure compliance with those requirements, manufacturers must continue to expend time, resources and effort in the areas of production and quality control to ensure full technical compliance.

     For marketing outside the United States, Celtrix is also subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs. Celtrix has conducted clinical trials in Europe and the considerations set forth above also apply to European clinical trials; for example, clinical trials must be conducted in several phases and there can be no assurance that such phases of testing in Europe will be completed successfully within any specified time period, if at all, with respect to Celtrix's product. Although the new drug approval process has been centralized for the European Union, clinical research is still controlled at the national level. For clinical trials in certain European countries, Celtrix is required to give a simple notification process and no submission is required. Other European countries may require the submission of a Clinical Trial Exemption, which is the equivalent of the United States IND and which must be effective before human clinical trials may be commenced. Once submitted, the review and approval process typically takes three months, although there can be no assurance that an approval will be obtained within that time, or at all.

     For the marketing and commercial shipment and sales of new biotechnology products, the European Union has centralized the process for new drug approval. The centralized approval process involves the submission of a Marketing Application, the equivalent of a United States NDA, to the European Medicines Evaluation Authority (EMEA). The EMEA uses the centralized scientific body of reviewers from the Committee for Proprietary Medicinal Products to assess the new drug product and obtains a recommendation whether or not to approve the new product. A single approval from the centralized EMEA is typically applicable to the entire European Community.

     Because Celtrix intends to have its products marketed in certain foreign countries in the future, approval by these countries' regulatory authorities may need to be obtained. The approval procedures vary from country to country, and the time required for approval may be longer or shorter than that required for FDA approval. Even after foreign approvals are obtained, further delays may be encountered before products may be marketed. For example, many countries require additional government approval for price reimbursement under national health systems. Such approvals can be critical to any extensive marketing of drug products in such countries.

Insurance; Product Liability

     Celtrix currently has in force general liability and product liability insurance. Celtrix's insurance policies provide coverage for product liability and general liability on a claims made and on an occurrence basis, respectively. These policies are subject to annual renewal.

Competition

     In each of the areas targeted by Celtrix's potential products, including osteoporosis, diabetes, severe burns, and protein wasting caused by diseases such as cancer, AIDS and kidney failure, Celtrix faces competition from larger pharmaceutical companies, biotechnology companies, universities and other research institutions. Relative to Celtrix, most of these entities have greater capital resources, research and development staffs and facilities, experience in conducting clinical trials and obtaining regulatory approvals, and manufacturing and marketing of pharmaceutical products. Celtrix believes that success within this competitive environment will be based, among other things, on product efficacy, safety, reliability, availability, timing and scope of regulatory approvals, as well as price.

Employees and Properties

     As of December 31, 1999, Celtrix employed seven full-time employees. Since the September 1998 restructuring, Celtrix utilizes consultants as necessary to assist in various research and development activities. Celtrix plans to add staff as necessary to manage the clinical and related activities planned by the Celtrix/Elan joint venture.

     Celtrix is highly dependent on the principal members of its management and scientific staff as well as consultants. Its future success depends in large part upon its ability to attract and retain highly qualified scientific and management personnel. Celtrix faces significant competition for such personnel from other companies, academic institutions, government entities and other organizations. There can be no assurance that Celtrix will be successful in hiring or retaining requisite personnel.

     Celtrix leases administrative offices at 2033 Gateway Place, San Jose, California 95110. In the fourth calendar quarter of 1998, Celtrix ceased manufacturing operations and administrative functions at its Santa Clara facility. The Santa Clara facility was designed to address Celtrix's anticipated manufacturing needs to provide its initial drug supply for clinical studies. In the future, Celtrix plans to subcontract its manufacturing operations to supply drugs for Phase III clinical studies and commercialization. However, there can be no assurance that Celtrix or any other party will be able to arrange to manufacture any of its current or future products on a commercial scale, or that such products can be manufactured by Celtrix or any other party at a cost or in quantities to make commercially viable products.

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

Legal Proceedings

     As of the date hereof, there are no legal proceedings involving Celtrix or its assets that, in the opinion of management, could result in a materially adverse change in the business or financial condition of Celtrix.

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

Selected Historical Financial Data

     The following results of operations and balance sheet data as of and for the end of fiscal years 1995, 1996, 1997, 1998 and 1999 have been derived from Celtrix's audited consolidated financial statements. The selected financial data as of and for the nine months ended December 31, 1998 and 1999 have been derived from unaudited consolidated financial statements of Celtrix. The information set forth below should be read in conjunction with Celtrix's consolidated financial statements and related notes and other financial information in this joint proxy statement/prospectus.

                                                                                                             Nine Months Ended
                                                                  Year Ended March 31,                          December 31,
                                             ------------------------------------------------------------   -----------------------
                                                1995       1996       1997         1998        1999          1998         1999
                                             ------------------------------------------------------------   -----------------------
                                                            (In thousands, except per share data)
Historical Statement of Operations Data:
Total revenues                               $  2,200   $  1,750    $    658    $    661    $    131      $     79     $    712
Operating expenses:
  Cost of sales                                   134         31           5           1          --            --           --
  Research and development                     18,091     10,990      11,999      13,006       6,830         6,432          629
  General and administrative                    3,459      2,063       1,814       1,985       2,272         1,725        1,424
  Restructuring costs                           2,108         --          --                   5,160         5,178           --
                                             --------   --------    --------    --------    --------      --------     --------
Total operating expenses                       23,792     13,084      13,818      14,992      14,262        13,335        2,053
                                             --------   --------    --------    --------    --------      --------     --------
Operating loss                                (21,592)   (11,334)    (13,160)    (14,331)    (14,131)      (13,256)      (1,341)

  Equity loss in joint venture                     --         --          --          --          --            --       (8,973)
  Interest income, net                            843        625         464         681         132           121           74
  Gain on sale of investment                       --      3,463          --         737          --            --           --
  Proceeds from settlement agreement               --         --          --                     600            --           --
                                             --------   --------    --------    --------    --------      --------     --------
Net loss                                     $(20,749)  $ (7,246)   $(12,696)   $(12,913)   $(13,399)     $(13,135)    $(10,240)
                                             ========   ========    ========    ========    ========      ========     ========

Basic and diluted net loss per share:
  Net loss                                   $  (1.57)  $  (0.51)   $  (0.83)   $  (0.61)   $  (0.58)     $  (0.59)    $  (0.39)
  Weighted average shares                      13,255     14,161      15,238      21,004      22,941        22,235       26,548


                                                                   March 31,                                    December 31,
                                             ----------------------------------------------------------   ----------------------
                                                1995       1996       1997         1998        1999          1998         1999
                                             ----------  ---------  ----------  ---------   -----------   ---------   ----------
Historical Balance Sheet Data:
Cash, cash equivalents and investments       $ 19,929   $ 17,643    $  5,788    $  7,913    $  1,258      $  1,780      $ 1,243
Total assets                                   35,024     30,145      16,956      17,876       4,501         5,312        4,407
Long-term obligations                             828        238          --          --          --            --           --
Convertible/exchangeable preferred stock           --         --          --          --          --            --        7,948
Stockholders' equity (deficiency)              29,436     26,786      14,210      14,744       3,280         3,568       (4,234)

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

Management's Discussion and Analysis of Financial Condition and Results of Operations

     Nine Months Ended December 31, 1999, Compared to the Nine Months Ended December 31, 1998

          General. On December 1, 1999, Celtrix announced that it had entered into a definitive agreement for Insmed Pharmaceuticals to acquire Celtrix. The following discussion is presented on the basis of Celtrix as an independent entity. References to future activities are subject to change based upon completion of the reorganizations.

     Celtrix is a biopharmaceutical company developing novel therapeutics for the treatment of seriously debilitating, degenerative conditions primarily associated with severe trauma, chronic diseases or aging. Celtrix's focus is on regenerating lost tissue and metabolic processes essential for the patient's health and quality of life. Ongoing product development programs target severe osteoporosis (recovery from hip fracture surgery) and diabetes. Other potential indications include traumatic burns and protein wasting diseases associated with cancer, AIDS, advanced kidney failure and other life-threatening conditions.

     Celtrix's development focus is on SomatoKine, a naturally occurring complex comprised of the anabolic hormone insulin-like growth factor-I (IGF-I) and its primary binding protein, BP3. IGF-I is known to play a major role in diverse biological processes, including muscle and bone formation, tissue repair and endocrine regulation. However, limitations associated with administering free IGF-I therapeutically have proven significant because IGF-I does not naturally exist in quantity free of its binding proteins. SomatoKine delivers IGF-I complexed with BP3, which contains biological information important for the body's natural regulation of IGF-I bioavailability and biodistribution, and the resulting complex does not display the acute limitations seen in free IGF-I administration.

     Results from Celtrix's three earlier Phase I studies demonstrated that the repeated or continuous administration of SomatoKine safely delivers IGF-I at substantially higher dosage levels than have ever been achievable with free IGF-I, increasing the peak blood concentration of IGF-I up to 35-times its normal level. Furthermore, the elevated levels substantially stimulated bone and connective tissue metabolism.

     In early 1997, Celtrix initiated a Phase II clinical feasibility study using SomatoKine to treat severe osteoporosis patients recovering from hip fracture surgery. Following the trauma of hip fracture, patients typically suffer an accelerated loss of hip bone mineral density (BMD) which predisposes them to a high risk of refracture. Final data from this Phase II clinical feasibility study reveal significant treatment results in several key measurements including hip bone mass and tests of functional ability. The results suggest that SomatoKine amplifies the body's natural bone metabolism and that short-term treatment with SomatoKine appears to have sustained effects. The findings suggest the potential usefulness of SomatoKine for the treatment of osteoporosis.

     Based on these promising findings, in April 1999 Celtrix entered into an agreement with Elan Corporation, plc to establish a joint venture company for the development of SomatoKine to treat osteoporosis using Elan's MEDIPAD Delivery System. The joint venture company is initially owned 80.1% by Celtrix and 19.9% by Elan. The joint venture company has licensed SomatoKine technology from Celtrix and MEDIPAD technology from Elan. Celtrix initially invested $8.01 million in the joint venture and Elan invested $1.99 million. At the time of closing, Elan International Services, Ltd. (EIS) purchased $8.01 million of Celtrix Series A Convertible/Exchangeable Preferred Stock, which, with all accrued and unpaid dividends, is convertible into Celtrix common stock at a price of $2.006 per share or exchangeable for an incremental 30.1% ownership in the joint venture to a total of 50.0%. If the exchange right is exercised, the Series A Convertible/Exchangeable Preferred Stock will be cancelled. Celtrix anticipates the Series A Convertible/Exchangeable Preferred Stock will be converted to Insmed, Inc. common stock, in accordance with the terms of the agreement with Elan, at the time of the proposed reorganizations. The Series A Convertible Exchangeable Preferred Stock pays a 5% annual in-kind dividend. Although Celtrix owns 80.1% of the joint venture the joint venture is accounted for under the equity method of accounting because Elan has substantive participating rights that give them the ability to block significant decisions proposed by Celtrix. In addition, Elan actively participates in directing and carrying out the operating and capital activities of the joint venture's business.

     The agreement with Elan also provides at Celtrix's option for EIS to purchase from time to time Series B Convertible Preferred Stock up to an amount of $4.8 million, the proceeds from which sale will be used by Celtrix to fund its share of the joint venture's operating expenses. Celtrix and Elan will be reimbursed by the joint venture for research and development and administrative work performed on behalf of the joint venture. The Series B Convertible Preferred Stock is convertible into Celtrix common stock at a price of $2.006 per share and pays a 9% annual in-kind dividend. Currently, there are no shares of Celtrix Series B Convertible Preferred Stock outstanding.

     Elan received a $10 million license payment from the joint venture for the use of MEDIPAD technology while Celtrix will have an 80% share in any future proceeds related to the further development and commercialization of the osteoporosis product (e.g. upfront payments, milestones or royalties) received by the joint venture, regardless of ownership, until Celtrix is paid $10 million. Thereafter, Celtrix and Elan will share the joint venture's proceeds in accordance with their ownership interests.

     In April 1999, in a separate transaction, Celtrix issued 1,508,751 shares of common stock to Elan International Services, Ltd. at a price of $1.657 per share, amounting to $2.4 million (net of expenses).

     In mid-1997, Celtrix began a Phase II clinical feasibility study in severely burned patients. Severe burns patients typically have low IGF-I levels which may be connected to the disruption of the biological processes that are essential for efficient and successful healing and protection from complications. Results provided evidence that SomatoKine improved the metabolic processes involved in maintaining muscle protein. In addition, SomatoKine appeared to have a positive effect on the heart function and immune system of these severely burned patients. Clinical findings from this study may be used to establish corporate partnership(s) for future development of SomatoKine in severe burns.

     Based upon the results of this Phase II clinical feasibility study in severely burned patients, Celtrix applied for orphan drug status to the Food and Drug Administration (FDA). In July 1999, Celtrix received notification from the FDA that SomatoKine qualified for orphan designation for the treatment of major burns that require hospitalization.

     Other potential indications include protein wasting conditions associated with cancer cachexia, AIDS, advanced kidney failure, and other life-threatening conditions. Celtrix plans to pursue the use of SomatoKine in these areas through corporate collaborations. SomatoKine's anabolic effects offer the potential to preserve and restore muscle strength and mobility which are important for these patients' survival and quality of life.

     In July 1998, Celtrix initiated a Phase II feasibility study in Type I diabetes. This 12-patient study investigated SomatoKine's potential to increase sensitivity to insulin and improve blood glucose

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

control. In a cross-over study, patients served as their own control group. All patients reacted positively to SomatoKine. On average, while using SomatoKine, patients reduced exogenous insulin by 49% and recorded a 23% reduction in blood sugar levels, while improving glycemic control.

     Celtrix has a product development, license and marketing agreement with Genzyme Corporation for TGF-beta-2, a potential pharmaceutical based on a naturally occurring compound which appears to play an important role in regulating healthy cell functions. In December 1997, under amended terms, Celtrix granted Genzyme Corporation expanded territory rights to TGF-beta-2 to include Japan, China, Korea and Taiwan. Additionally, under a separate license agreement, Genzyme Corporation was granted a worldwide royalty-bearing license to TGF-beta antibodies and receptor technology. In October 1999, this agreement was amended to indicate that the receptor technology sublicense is effective until the end of the full term(s) for which the patent rights are issued. Genzyme Corporation is conducting a Phase II clinical study in dermal ulcers; Celtrix is not currently pursuing an in-house TGF-beta-2 program.

     Celtrix has not earned substantial revenues from product sales since inception and at December 31, 1999, had an accumulated deficit of $141.0 million. Celtrix's revenues to date consist principally of licensing and milestone payments from pharmaceuticals, research and development funding, related party revenue, and to a lesser extent, sales of products for use in research and assay applications. Celtrix expects to incur additional operating losses, which may fluctuate quarter to quarter, for at least the next several years as Celtrix continues its development activities, including clinical trials.

     In November 1998, Celtrix received notice from the Nasdaq Stock Market that it failed to comply with two Nasdaq Stock Market continued listing requirements-the minimum net tangible assets requirement and the minimum bid price requirement. In January 1999, Nasdaq Stock Market officials confirmed that Celtrix had regained compliance with the minimum bid price requirement, but that it would be subject to delisting if it failed to comply with the minimum net tangible assets requirement. In response, Celtrix requested an oral hearing before a Nasdaq Listing Qualifications Panel to present its plan to regain compliance with the minimum net tangible assets requirement. Such plan was presented at an oral hearing on April 1, 1999, and on July 6, 1999, the Nasdaq Listing Qualifications Panel informed Celtrix that its listing would be moved from the Nasdaq National Market to The Nasdaq SmallCap Market effective July 8, 1999, subject to its continued compliance with The Nasdaq SmallCap Market listing requirements.

     There can be no assurance that Celtrix will ever achieve either significant revenues from product sales or profitable operations. To achieve profitable operations, Celtrix, alone or with others, must successfully develop, obtain regulatory approval for and market its potential products. No assurance can be given that Celtrix's product development efforts will be successfully completed, that required regulatory approvals will be obtained, or that any products, if developed and introduced, will be successfully marketed or achieve market acceptance.

     Results of Operations.   Celtrix incurred a net loss of $1.1 million and
$10.2 million for the three- and nine-month periods ended December 31, 1999, compared to $1.1 million and $13.1 million for the same periods in 1998. Net loss per share was $0.04 for the three-month periods ended December 31, 1999 and 1998. The reduction of operating expenses in the three-month period ended December 31, 1999 was offset by Celtrix's share of losses attributable to the joint venture company formed by Celtrix and Elan Corporation, plc in April 1999. Net loss per share decreased to $0.39 per share for the nine-month period ended December 31, 1999, compared to $0.59 for the same period in 1998. The decrease in net loss and basic and diluted net loss per share for the nine-month period ended December 31, 1999 reflects both the reduction of operating expenses since the September 1998 restructuring of Celtrix, and

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

the absence of one-time restructuring charges associated with that event. The decrease in net loss for the nine-month period ended December 31, 1999 is partially offset by Celtrix's 80.1% share of the joint venture company's losses, including the $10 million one-time license fee paid by the joint venture company to Elan for the use of Elan's MEDIPAD Delivery System technology.

     Revenues increased to $622,000 and $712,000 for the three- and nine-month periods ended December 31, 1999 from $21,000 and $79,000 for the same periods in 1998. The increase is due primarily to related party revenue from the joint venture formed by Celtrix and Elan Corporation, plc, which includes revenues for services performed on behalf of the joint venture and the sale of SomatoKine drug substance to the joint venture for use in the clinical trial currently planned by the joint venture.

     Operating expenses decreased to $779,000 and $2.1 million for the three-and nine-month periods ended December 31, 1999 from $1.1 million and $13.3 million for the same periods in 1998. The decrease results from the restructuring plan implemented by Celtrix in September 1998, which included the discontinuation of manufacturing and a reduction of workforce.

     Net interest income increased to $21,000 for the three-months ended December 31, 1999 from $14,000 for the same period in 1998, and decreased to $74,000 for the nine-months ended December 31, 1999 from $121,000 for the same period in 1998, due primarily to the increase and decrease, respectively, in average cash, cash equivalent and short-term investment balances.

     In September 1998, Celtrix announced a restructuring of Celtrix to focus on the clinical development of SomatoKine, and to significantly reduce its cash burn rate. Since sufficient clinical grade SomatoKine has been manufactured for the conduct of clinical trials over the next two years, Celtrix discontinued its manufacturing operations. As part of the restructuring, Celtrix reduced its work force by 69 employees, or approximately 90%, by the end of calendar year 1998. The reduction in work force affected all levels of staff in manufacturing and other functions. Celtrix terminated its 69,000 square foot facility lease in November 1998, and relocated to offices in San Jose, California to support ongoing clinical and business development activities.

     As a result of the restructuring, Celtrix recognized a $5.2 million one-time charge in the quarter ended September 30, 1998, which included a net $4.5 million non-cash charge for the write-off of leasehold improvements, $358,000 for severance and benefit expenses, $250,000 related to certain operating lease obligations and $75,000 in other restructuring-related charges.

     Fiscal Year Ended March 31, 1999 Compared to the Fiscal Year Ended March 31, 1998

     Results of Operations.   Celtrix incurred net losses of $13.4 million,
$12.9 million, and $12.7 million in fiscal 1999, 1998, and 1997, respectively. Basic and diluted net losses per share for these years were $0.58, $0.61, and $0.83, respectively. Celtrix has not earned substantial revenues from product sales since inception and at March 31, 1999 had an accumulated deficit of $130.4 million. Celtrix's revenues to date consist principally of licensing and milestone payments from pharmaceuticals, research and development funding, related party revenue, and to a lesser extent, sales of products for use in research and assay applications. Celtrix expects to incur additional operating losses, which may fluctuate quarter to quarter, for at least the next several years as Celtrix continues its development activities, including clinical trials.

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

     Revenues consist of licensing revenue and miscellaneous product sales. Revenues were $131,000, $661,000 and $658,000 in fiscal 1999, 1998 and 1997, respectively. The 80% decrease in revenues from 1998 to 1999 is due primarily to loss of licensing revenue resulting from the termination of the Yoshitomi license agreement.

     Operating expenses decreased 5% to $14.3 million in 1999 from $15.0 million in 1998 due to the reduction of expenses since the September 1998 restructuring of Celtrix, offset by the one-time restructuring charge of $5.2 million recorded in September 1998. At year-end, Celtrix had reduced its expenditure level to approximately $2.4 million per year, and it expects to maintain this rate of expenditure for its corporate activities for the next 12 months. Clinical and administrative expenditures anticipated by the Celtrix/Elan joint venture are the responsibility of each party in proportion to their ownership shares. The joint venture agreement provides for Celtrix to obtain funds for its share of such expenditures through the sale of additional equity securities to Elan. Operating expenses increased 9% to $15.0 million in 1998 from $13.8 million in 1997 due primarily to increased costs associated with the Phase II clinical trials, and additional staffing to support increased SomatoKine manufacturing and clinical activities.

     Interest income, net of interest expense, decreased 81% to $132,000 in 1999 from $681,000 in 1998 due primarily to the lower average cash, cash equivalents and short-term investment balances in 1999. Net interest income increased 47% to $681,000 in 1998 from $464,000 in 1997 primarily because of an increase in average cash, cash equivalents and short-term investments resulting from net proceeds received from Celtrix's April 1997 private equity financing of approximately $13.3 million. Interest expense was $1,000, $24,000, and $89,000 in 1999, 1998, and 1997, respectively.

     In 1999, Celtrix received a $600,000 payment from Yoshitomi, as a settlement related to the termination of the Green Cross license agreement. In 1998, Celtrix reported a gain on investment of $737,000 from the sale of preferred stock in Prograft Medical, Inc. (Prograft), held by Celtrix since 1993.

     At March 31, 1999, Celtrix had net operating loss and tax credit carryforwards for federal income tax purposes of approximately $127.7 million and $4.3 million, respectively, expiring in the years 2006 through 2019. Due to ownership changes as defined by the Internal Revenue Code, Celtrix's utilization of its net operating loss carryforwards and tax credits is subject to substantial annual limitations. Celtrix has determined that a valuation allowance for deferred tax assets of $51.2 million and $45.8 million at March 31, 1999 and 1998, respectively, is required to reduce the deferred tax assets to the amount realizable, zero, based upon Celtrix's earnings history of losses.

     In September 1998, Celtrix announced a restructuring to focus on the clinical development of SomatoKine, and to significantly reduce its cash burn rate. Since Celtrix believes that sufficient clinical grade SomatoKine has been manufactured for the conduct of clinical trials over the next two years, it discontinued its manufacturing operations. As part of the restructuring, Celtrix reduced its work force by 59 employees, or approximately 80%, in September 1998. Celtrix further reduced its work force by the end of the calendar year, for a total reduction of approximately 90%. The reduction in work force affected all levels of staff in manufacturing and other functions. Celtrix terminated its 69,000 square foot facility lease effective November 30, 1998, and relocated to offices in San Jose, California to support ongoing clinical and business development activities.

     As a result of the restructuring, Celtrix recognized a $5.2 million one-time charge in the quarter ended September 30, 1998, which included a net $4.5 million non-cash charge for the write-off of

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

leasehold improvements, $358,000 for severance and benefit expenses, $250,000 related to certain non-cancelable operating lease obligations and $75,000 in other restructuring-related charges.

     Fiscal Year Ended March 31, 1998 Compared to the Fiscal Year Ended March 31, 1997

     General. Celtrix has not earned substantial revenues from product sales since inception and at March 31, 1998 had an accumulated deficit of $117.0 million. Celtrix's revenues to date consist principally of licensing and milestone payments from pharmaceuticals, research and development funding, related party revenue, and to a lesser extent, sales of products for use in research and assay applications. Celtrix expects to incur additional operating losses, which may fluctuate quarter to quarter, for at least the next several years as Celtrix expands its development activities, including clinical trials and manufacturing.

     There can be no assurance that Celtrix will ever achieve either significant revenues from product sales or profitable operations. To achieve profitable operations, Celtrix, alone or with others, must successfully develop, obtain regulatory approval for and market its potential products. No assurance can be given that Celtrix's product development efforts will be successfully completed, that required regulatory approvals will be obtained, or that any products, if developed and introduced, will be successfully marketed or achieve market acceptance.

     Results of Operations.   Celtrix incurred net losses of $12.9 million,
$12.7 million, and $7.2 million in fiscal 1998, 1997, and 1996, respectively. Basic and diluted net losses per share for these years were $0.61, $0.83, and $0.51, respectively. Revenues, consisting of licensing revenue from Yoshitomi and miscellaneous product sales, were $661,000 and $658,000, respectively, for 1998 and 1997. Operating expenses increased 9% to $15.0 million in 1998 from $13.8 million in 1997 due primarily to increased costs associated with the Phase II feasibility clinical trials, and additional staffing to support increased SomatoKine manufacturing and clinical activities.

     Interest income, net of interest expense, increased 47% to $681,000 in 1998 from $464,000 in 1997 due primarily to an increase in average cash, cash equivalents and short-term investments resulting from net proceeds received from Celtrix's April 1997 private equity financing of approximately $13.3 million. Net interest income decreased 26% in 1997 from $625,000 in 1996 due primarily to the lower average cash, cash equivalents and short-term investment balances, partly offset by lower interest expense. Interest expense was $24,000 and $89,000 in 1998 and 1997, respectively.

     In 1998, Celtrix reported a gain on investment of $737,000 from the sale of preferred stock in Prograft Medical, Inc. (Prograft), held by Celtrix since 1993. At March 31, 1998, Celtrix had net operating loss and tax credit carryforwards for federal income tax purposes of approximately $113.4 million and $4.1 million, respectively, expiring in the years 2006 through 2013. Due to ownership changes as defined by the Internal Revenue Code, Celtrix's utilization of its net operating loss carryforwards and tax credits is subject to substantial annual limitations. Celtrix has determined that a valuation allowance for deferred tax assets of $45.8 million and $41.0 million at March 31, 1998 and 1997, respectively, is required to reduce the deferred tax assets to the amount realizable, zero, based upon Celtrix's earnings history of losses.

     Liquidity and Capital Resources.   Celtrix has funded its activities with
proceeds from private offerings, research and development revenues from collaborative arrangements, lease and debt financing arrangements, proceeds from liquidating its equity investments and, to a lesser extent, other revenues and product sales.

     Celtrix's cash and cash equivalents were approximately $1.2 million at both December 31, 1999 and March 31, 1999. Net proceeds of $10.7 million received from the issuance of common stock and preferred stock and proceeds from the sale of fixed assets were offset by cash outlays which included $9.2 million used for investing activities, primarily in connection with the joint venture company formed with Elan in April 1999, and $1.5 million used in operating activities.

     In April 1999, in connection with the closing of a joint venture agreement with Elan Corporation, plc, Elan International Services, Ltd. purchased 1,508,751 shares of Celtrix common stock at a purchase price of $1.657 per share, resulting in net proceeds to Celtrix of $2.4 million, which is included in the $10.7 million described above.

     In February 2000, an investor in the $14.0 million April 1997 private placement financing exercised 820,344 warrants at an exercise price of $2.6818 per share, which generated approximately $2.2 million in additional cash for Celtrix.

     At December 31, 1999, Celtrix had working capital of $0.7 million and an accumulated deficit of $141.0 million, and incurred a net loss of $1.1 million for the quarter ended December 31, 1999. Celtrix has reduced its burn rate to approximately $200,000 per month not including reimbursable expenditures attributed to the joint venture formed by Celtrix and Elan Corporation, plc. Accordingly, Celtrix expects its working capital, plus $2.2 million in proceeds from the February 2000 exercise of warrants from the April 1997 private placement financing, will be sufficient to fund operations into the first half of 2001. Celtrix will be required to seek additional funds to finance operations beyond that period. The joint venture transaction with Elan Corporation, plc provides, at Celtrix's option, for the purchase by Elan of additional Celtrix equity securities, the proceeds from which will be used to fund Celtrix's share of anticipated clinical expenses associated with the joint venture's large-scale trial in osteoporosis (recovery from hip fracture surgery).

     To minimize future dilution to stockholders from additional equity financing, Celtrix plans to concentrate on establishing additional corporate partner arrangements and other opportunities that will enable the continued development of SomatoKine. Merger opportunities that are consistent with Celtrix's clinical development of SomatoKine will also be considered. There can be no assurance that Celtrix will be able to raise additional funds or enter into further collaborative arrangements on terms favorable to Celtrix. Notwithstanding the foregoing, on December 1, 1999, Celtrix announced its intention to merge with Insmed Pharmaceuticals.

     Celtrix anticipates that it will be necessary to expend significant capital resources to support further clinical development. Capital resources may also be required for the acquisition of complementary businesses, products or technologies. Celtrix's future capital requirements will depend on many factors, including progress with its clinical trials, the time and costs involved in obtaining regulatory approvals, the time and costs involved in filing, prosecuting, enforcing and defending patent claims, competition in technological and market developments, the establishment of and changes in collaborative relationships and the cost of commercialization activities and arrangements. Celtrix anticipates that it will be required to raise substantial additional capital over a period of several years in order to continue its clinical development programs and to prepare for commercialization. Raising additional funds may result in further dilution to then-existing shareholders. No assurance can be given that such additional funds will be available on reasonable terms, or at all. The unavailability of such financing could delay or prevent the development and marketing of Celtrix's potential products.

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

     Impact of Year 2000.     Many computer systems experience problems handling
dates beyond the year 1999. Therefore, some computer hardware and software has been upgraded or modified before the Year 2000 in order to remain functional. Celtrix has assessed the impact of Year 2000 on its existing software and systems. Celtrix implemented successfully the systems and software changes necessary to address the Year 2000 issues, and does not believe that the costs of such actions will have a material effect on Celtrix's results of operations or financial condition. However, it is unknown the extent, if any, of the impact of the Year 2000 on other systems and equipment of third parties with which Celtrix does business. There can be no assurance that third parties will address the Year 2000 issue in a timely fashion, or at all. Any Year 2000 compliance problem or delay of either Celtrix, its suppliers, its clinical research organizations, or its collaborative partners could have a material adverse effect on Celtrix's business, operating results and financial conditions.

Quantitative and Qualitative Disclosures About Market Risk

     Celtrix invests its excess cash in investment grade, interest-bearing securities. At December 31, 1999, Celtrix had $1,211,652 invested in money market mutual funds. While a hypothetical decrease in market interest rates by 10 percent from the December 31, 1999 levels would cause a decrease in interest income, it would not result in a loss of the principal. Additionally, the decrease in interest income would not be material.

Directors and Officers

     The following sets forth certain information with respect to the current directors and executive officers of Celtrix and their ages as of December 31, 1999:

NAME                       AGE               POSITION
----                       ---               --------

Andreas Sommer, Ph.D.      58                President, Chief Executive Officer
                                             and Member, board of directors

Donald D. Huffman          53                Vice President, Finance and
                                             Administration, Chief Financial
                                             Officer and Assistant Secretary

Malcolm J. McKay, Ph.D.    43                Vice President, Regulatory Affairs
                                             and Quality Assurance

James E. Thomas            39                Chairman, board of directors

Henry E. Blair             56                Member, board of directors

Stuart D. Sedlack          35                Member, board of directors

Barry M. Sherman, M.D.     57                Member, board of directors

     Except as set forth below, each of the directors of Celtrix has been engaged in the principal occupation set forth next to his name above during the past five years. The board of directors elects Celtrix's officers and such officers serve at the discretion of the board. There are no family relationships among the directors or executive officers of Celtrix.

     For biographical information on Andreas Sommer, Ph.D., James E. Thomas, Stuart D. Sedlack Barry M. Sherman, M.D. and Henry E. Blair, see "Election of Directors of Celtrix" on page ____.

     Donald D. Huffman. Mr. Huffman was appointed Vice President of Finance and Administration and Chief Financial Officer of Celtrix in October 1997. Previously, he was Vice

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

President and Chief Financial Officer of Endosonics Corporation from July 1995 to October 1997 and served in the same capacity at Qualimatrix, Inc. from October 1990 to June 1995. Mr. Huffman has an extensive background in finance and strategic planning for Fortune 200, mid-size and emerging growth companies. He received an MBA from State University of New York at Buffalo and a B.S. from Pennsylvania State University.

     Malcolm J. McKay, Ph.D. Dr. McKay was appointed Vice President of Regulatory Affairs and Quality Assurance in August 1996 and has served in that capacity for Celtrix since then. He was formerly a director of quality assurance and quality control at COR Therapeutics from September 1995 until August 1996. Previously, he served as director of quality assurance at Celtrix from April 1991 to September 1995, and he oversaw this function at Triton Biosciences from March 1989 to April 1991. In addition, he served as group leader of technical support at Abbott Laboratories. Dr. McKay received his Ph.D. in biochemistry at the University of London and was a postdoctoral fellow at the Medical College of Virginia.

     The board of directors elects Celtrix's officers and such officers serve at the discretion of the board of directors of Celtrix. There are no family relationships among the directors or officers of Celtrix.

Executive Officer Compensation

     Summary Compensation Table.   The following table shows the compensation
received by (a) Celtrix's Chief Executive Officer, (b) the most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers of Celtrix as of March 31, 1999 and whose total compensation for the year exceeded $100,000, (c) the most highly compensated individual who would have been included under item (b) above but for the fact that he was no longer serving as an executive officer of Celtrix as of March 31, 1999, and the compensation received by each such individual for Celtrix's two prior fiscal years.

                                                                   Annual                       Long Term                All Other
                                                              Compensation (1)             Compensation Awards(1)    Compensation(1)
                                                 Fiscal     ---------------------         ----------------------     --------------
Name and Principal Position                      Year       Salary(2)      Bonuses          Options/SARS Granted
---------------------------                     ------      ---------      ----------       ----------------------

Andreas Sommer                                    1999      $ 269,315                                                $ 81,277(3)
     Chief Executive Officer, President           1998      $ 251,100       $ 56,250(4)          170,000
          & Director                              1997      $ 212,925       $ 40,000(5)

Donald D. Huffman (6)
     Vice President, Finance &                    1999      $ 156,504
     Administration, Chief Financial              1998      $  68,874       $ 19,893(4)          165,000
          Officer & Assistant Secretary

Malcolm J. McKay                                  1999      $ 155,535
     Vice President, Regulatory                   1998      $ 144,242       $ 21,750(4)           80,000
          Affairs & Quality Assurance             1997      $  78,587       $ 25,000(5)           50,000

David M. Rosen                                    1999      $  87,804                                                $ 41,293(7)
     Senior Vice President, Research &            1998      $ 154,074       $ 23,250(4)          100,000
          Development                             1997      $ 136,463       $ 25,000(5)

(1) Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.
(2) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Celtrix's retirement savings plan ("the 401(k) Plan").
(3)  Consists of forgiveness of loan principal and accrued interest.
(4) Includes amounts earned as of March 31, 1998 related to achieving certain corporate milestones during fiscal year 1998. The awards were paid in April 1998.
(5) Includes amounts earned as of March 31, 1997 related to meeting certain corporate milestones. The awards were paid in April 1997.

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

(6) Celtrix hired Mr. Huffman in October 1997 as Vice President of Finance and Administration and Chief Financial Officer.
(7) Consists of severance payment to Dr. Rosen upon termination of his employment in September 1998. Dr. Rosen's salary, on an annualized basis, would have been $175,000.

     Stock Option Grants in Last Fiscal Year. There were no stock option grants for the named executive officers made during the fiscal year ended March 31, 1999.

     Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values. The following table sets forth information for the named executive officers with respect to exercises, during the fiscal year ended March 31, 1999, of options to purchase common stock of Celtrix, and the number and value of unexercised options at fiscal year end.

                                                                                                       Value of Unexercised In-the-
                                                                      Number of Unexercised                      Money
                        Shares Acquired                            Options at Fiscal Year-End          Options at Fiscal Year-End
     Name                On Exercise          Value Realized      (Exercisable/Unexercisable)         (Exercisable/Unexercisable)
----------------     ---------------------  --------------------  ---------------------------------  ------------------------------

Andreas Sommer                0                  $0                     316,850/128,150                             -/- (1)

Donald Huffman                0                  $0                      54,900/110,100                             -/- (1)

Malcolm McKay                 0                  $0                       60,800/69,200                             -/- (1)

David Rosen                   0                  $0                           0/0                                   -/- (1)

________________
(1) The fair market value of Celtrix's common stock as reported on the Nasdaq National Market System at the close of business on March 31, 1999 was $1.094. The exercise price of all stock options held by the named officers was above the market value of Celtrix's common stock on March 31, 1999.

Stock Option Plans

     The 1991 Stock Option Plan. Under the Celtrix Pharmaceuticals, Inc. 1991 Stock Option Plan (the Celtrix 1991 Plan), officers, key employees, non-employee directors and consultants of Celtrix may be selected to receive options to purchase common stock of Celtrix. The Celtrix 1991 Plan is administered by the board of directors of Celtrix and, to the extent its authority is so delegated, to a compensation committee appointed by the board of directors of Celtrix. Administration of the Celtrix 1991 Plan, and the composition of the compensation committee-administrator is intended to satisfy the requirements of section 162(m) of the Internal Revenue Code and Rule 16b-3 under the Exchange Act. The board of directors or the compensation committee selects individuals who will participate in the Celtrix 1991 Plan, and establishes the terms of option grants made under the Celtrix 1991 Plan, subject to the provisions of the Celtrix 1991 Plan. No participant in the Celtrix 1991 Plan may receive options for more than 500,000 shares of Celtrix common stock during any year (subject to equitable adjustment on certain corporate transactions).

     Options granted under the Celtrix 1991 Plan may be either options intended to qualify as ISOs under section 422 of the Code, or options not intended to so qualify. No income is recognized by a Celtrix 1991 Plan participant at the time an option is granted. If the option is an ISO, no income will be recognized upon exercise of the option. Income is recognized by a Celtrix 1991 Plan participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified option generally is a taxable event that requires the Celtrix 1991 Plan participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price. Celtrix is entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. Celtrix will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO, but may claim a federal income tax deduction on account of certain dispositions of shares acquired upon the exercise of an ISO.

     The price per share purchased on exercise of an option granted under the 1991 stock option plan may not be less than the fair market value of a share of Celtrix common stock on the date of grant of the option, in the case of an ISO, or an option granted to a "covered employee" within the meaning of section 162(m) of the Code. The exercise price of nonqualified options granted to persons other than "covered employees" may not be less than 85% of the fair market value of a share of Celtrix common stock on the date of grant of the option. The option price may be paid in the form of consideration determined by the board of directors or the compensation committee, which may vary for each option. No option may be exercised more than ten years after the date the option is granted, nor may any option be transferred other than by will or the laws of descent and distribution. Certain limitations on exercise of options granted under the Celtrix 1991 Plan apply following an employee's, director's or consultant's termination of employment of service.

     The number of shares available for issuance under the Celtrix 1991 Plan and the number, class, and price of shares subject to outstanding options shall be adjusted by the board of directors or the compensation committee as it deems appropriate in the event of a stock dividend, stock split or other transaction that does not involve receipt of consideration by Celtrix. In the event of a proposed merger or sale of Celtrix, options either must be assumed by the acquiring entity, or the exercisability of outstanding options must be accelerated and participants must be permitted to exercise those options. The Celtrix 1991 Plan will terminate in 2001 or on any earlier date determined by the board of directors of Celtrix.

     The 1991 Directors' Stock Option Plan. Under the Celtrix Pharmaceuticals, Inc. 1991 Directors' Stock Option Plan (the Celtrix Directors' Plan), non-employee directors who own less than 2% of the outstanding common stock of Celtrix receive options for 40,000 shares of Celtrix common stock when they join the board of directors of Celtrix. These directors receive another option for 40,000 shares of Celtrix common stock every four years. Options become exercisable for one-fourth of the shares subject to the option on the first anniversary of the date of grant, and for 1/48 of the shares remaining each month thereafter. Certain limitations on exercise apply following a termination of service on the board of directors.

Certain Transactions

     In November 1998, Celtrix sold 4,000,000 shares of common stock in a private placement at $0.50 per share, which resulted in net proceeds to Celtrix of approximately $1.9 million. Additionally, Celtrix issued three-year warrants to purchase 6,000,000 shares of Celtrix common stock at $0.55 per share. Purchasers in the offering included the following holders of more than 5% of Celtrix's outstanding common stock: Biotechnology Development Fund and Veron International, Ltd.

     In January 1997, Celtrix entered into a two-year employment agreement with Andreas Sommer which provides in pertinent part for annual compensation of $215,000 as subsequently adjusted by the Compensation Committee, and up to 18 months severance, in the event of termination of employment under certain circumstances. In January 1999, Celtrix executed a one-year extension of the employment agreement with Dr. Sommer.

     In January 1992, Celtrix loaned Dr. Sommer $60,000 to pay income taxes associated with Dr. Sommer's exercise of his options to purchase BioGrowth common stock. The loan was secured by Dr. Sommer's Celtrix stock and bore interest at the rate of 5.12% per annum. The loan principal and accrued interest totaling $81,277 were forgiven in September 1998. Withholding taxes of $28,813 due from Dr.

Sommer upon forgiveness of the loan were paid by Celtrix in December 1998, and a receivable was established in that amount.

     Celtrix has entered into separate indemnification agreements with each of its directors and executive officers that may require Celtrix, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses as incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     Celtrix believes that the transactions set forth above are on terms no less favorable to Celtrix than could have been obtained from unaffiliated third parties. All future material transactions, including loans, between Celtrix and its officers, directors, principal stockholders and affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors, and will be on terms no less favorable to Celtrix than could be obtained from unaffiliated third parties.

Security Ownership Of Certain Beneficial Owners And Management

     The following table sets forth the beneficial ownership of Celtrix's common stock as of December 31, 1999, as to (i) each person who is known by Celtrix to beneficially own more than five percent of Celtrix's common stock, (ii) each of Celtrix's current directors, (iii) each of the executive officers of Celtrix named in the Summary Compensation Table on page ____, and (iv) all current directors and executive officers of Celtrix as a group.

                                                                                     Shares Beneficially Owned (1)
                                                                                  -----------------------------------
     5% Stockholders, Directors, Named Executive Officers, and
            Directors and Executive Officers as a Group                                Number          Percent  (2)
   -------------------------------------------------------------                  ---------------    ----------------
   Biotechnology Development Fund, L.P. (3)                                          5,670,774             18.4%
   575 High Street, Suite 201
   Palo Alto, CA 94301

   Elan Pharmaceuticals Investments, Ltd. (6)                                        5,632,680             17.6%
   102 St. James Court
   Flatts, Smiths Parish
   Bermuda, FL 04

   Warburg, Pincus Investors, L.P. (4)                                               3,643,175             12.9%
   466 Lexington Avenue, Tenth Floor
   New York, NY 10017

   Veron International, Limited (5)                                                  3,272,887             11.1%
   Chinachem Golden Plaza
   77 Mody Road
   Tsiu Sha Tsui East
   Kowloon, Hong Kong

   Genzyme Corporation                                                               3,023,217             10.9%
   One Kendall Square
   Cambridge, MA 02139

                                                                                     Shares Beneficially Owned (1)
                                                                                  -----------------------------------
     5% Stockholders, Directors, Named Executive Officers, and
            Directors and Executive Officers as a Group                                Number          Percent  (2)
   -------------------------------------------------------------                  ---------------    ----------------
   Henry E. Blair (7)                                                                3,055,950             11.0%
   One Kendall Square
   Cambridge, MA  02139

   Donald D. Huffman (8)                                                               102,450                *

   Malcolm J. McKay, Ph.D. (8)                                                         102,467                *

   Stuart D. Sedlack (9)                                                             5,632,680             17.6%
   Elan Corporation, plc
   345 Park Avenue
   New York, NY 10154

   Barry M. Sherman, M.D. (10)                                                          27,266                *
   250 E. Grand Avenue
   South San Francisco, CA 94080

   Andreas Sommer, Ph.D. (8)                                                           419,061              1.5%

   James E. Thomas (11)                                                              3,643,175             12.9%
   466 Lexington Avenue, 10/th/ Floor
   New York, NY 10017

   All directors and executive officers as a group
   (7 persons) (12)                                                                 12,983,049             39.8%

   _________________
    *Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the stockholders named in the table have sole voting and investment power with respect to all shares of Celtrix common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Percentage of ownership is based on 27,862,372 shares of Celtrix common stock outstanding on December 31, 1999. The number of shares of common stock beneficially owned includes the shares issuable upon conversion of Celtrix Series A Preferred Stock and/or pursuant to stock options that are exercisable within 60 days after December 31, 1999. Shares issuable pursuant to conversion of Celtrix Series A Preferred Stock and/or pursuant to the exercise of warrants and stock options are deemed outstanding for computing the percentage of the person holding such Celtrix Series A Preferred Stock and/or options but are not outstanding for computing the percentage of any other person.

(3) Includes shares held by an affiliated fund. Includes warrants for the purchase of 615,258 shares of Celtrix common stock at an exercise price of $2.68 which expires on April 1, 2000 and warrants for 2,250,000 shares of Celtrix common stock at an exercise price of $0.55 which expire on November 20, 2001. Also includes an option to purchase 75,000 shares of Celtrix common stock at an exercise price of $2.438 per share which expires on April 1, 2000.

(4) Warburg, Pincus Investors, L.P. (WPI) is a Delaware limited partnership whose sole general partner is Warburg, Pincus & Co., a New York general partnership (WP). E. M. Warburg, Pincus & Co., LLC, a New York limited liability company (EMW LLC), manages WP. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of WPI, has a 20% interest in the profits of WPI. Mr. James E. Thomas, Chairman of the board of directors of Celtrix, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminable portion of the shares beneficially owned by WPI and WP. The number of shares beneficially owned includes a warrant for the purchase of 461,443 shares of common stock at an exercise price of $2.68 which expires on April 1, 2000.

(5) Includes a warrant for the purchase of 307,629 shares of Celtrix common stock at an exercise price of $2.68 which expires on April 1, 2000 and a warrant for 1,410,000 shares of Celtrix common stock at an exercise price of $0.55 which expires on November 20, 2001.

(6) Includes 8,010 shares of Celtrix Series A Preferred Stock convertible into 4,123,929 shares of Celtrix common stock within 60 days after December 31, 1999.

(7) 3,023,217 of the shares indicated as owned by Mr. Blair are owned directly by Genzyme Corporation and are included because Mr. Blair is a member of the board of directors of Genzyme. Mr. Blair disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Also, includes 27,733 shares issuable upon exercise of options exercisable within 60 days after December 31, 1999.

(8) As to each of Mr. Huffman, Dr. McKay, and Dr. Sommer, includes 102,450, 102,467, and 419,061 shares, respectively, issuable upon exercise of options exercisable within 60 days after December 31, 1999.

(9) All of the shares indicated as owned by Mr. Sedlack are owned directly by Elan International Services, Ltd., an affiliate of Elan Corporation, plc, of which Mr. Sedlack serves as Director of Corporate Business Development. Mr. Sedlack disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(10) Represents 27,266 shares issuable upon exercise of options exercisable within 60 days after December 31, 1999.

(11) All of the shares indicated as owned by Mr. Thomas are owned directly by Warburg, Pincus Investors (WPI) and are included because Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminable portion of the shares beneficially owned by WPI and WP. Mr. Thomas disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in such funds within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

(12) Includes 4,779,628 shares issuable upon exercise of options held by officers and directors exercisable within 60 days after December 31, 1999, including shares issuable upon exercise of options held by the officers and directors named in the foregoing table.

                     DESCRIPTION OF INSMED PHARMACEUTICALS

Business Overview

     Insmed Pharmaceuticals is a company that develops drugs to treat metabolic and endocrine diseases. Insmed Pharmaceuticals' current programs address treatments for type 2 diabetes and polycystic ovary syndrome (PCOS).

     Insmed Pharmaceuticals' research and development activities are conducted at Insmed Pharmaceuticals' laboratories in Richmond, Virginia, and at the University of Virginia School of Medicine in Charlottesville, Virginia. Insmed Pharmaceuticals currently has 13 U.S.-issued patents covering use and methods of manufacture. Certain of the patents are licensed exclusively to Insmed Pharmaceuticals under a license agreement with the University of Virginia Patent Foundation. See "License Agreement" on page ___ for a more detailed description of the license agreement.

     Insmed Pharmaceuticals' lead product is INS-1. INS-1 is a naturally occurring oral insulin sensitizer. In Phase II clinical studies, it has demonstrated efficacy in patients with type 2 diabetes and in women suffering from PCOS. In both pre-clinical and clinical studies, INS-1 has been tolerated well and shown no evidence of organ toxicity. Unlike insulin, INS-1 achieves significant concentrations in the bloodstream following oral administration.

Medical Background

     Diabetes. Diabetes is a metabolic disorder characterized by an inability to properly store and use glucose and is caused by either a deficiency of insulin or a failure of insulin to produce "insulin mediator" which regulates and coordinates the effects of insulin inside the cell. In the United States, diabetes is the fourth leading cause of death by disease and is estimated to afflict 16 million people with around 800,000 new cases diagnosed annually. Each year, 200,000 Americans die from diabetes-related complications.

     Many tissues of the body normally rely on glucose, a form of sugar, as a source of metabolic energy. Most cells store significant amounts of glucose as glycogen, but certain tissues, especially the brain, depend upon the blood to deliver a continuous supply of glucose. The concentration of glucose in the bloodstream must be controlled within a relatively tight range to maintain normal health. If blood glucose drops too low, causing hypoglycemia, the brain and nervous system stop working properly, thereby causing faintness, weakness, tremulousness, headache, confusion, and personality changes. Severe hypoglycemia can progress to convulsions, coma, and death. If blood glucose rises too high, causing hyperglycemia, there may be excess urine production, thirst, weight loss, fatigue, and in the most severe cases, dehydration, coma, and death. Moreover, hyperglycemia causes damage from chemical reactions between the excess glucose and proteins in cells, tissues, and organs. Over long periods, episodes of hyperglycemia are thought to lead to diabetic complications, including blindness, kidney failure, impotence and increased susceptibility to infection.

     To control the storage and metabolism of blood glucose, the pancreas makes hormones that signal either removal or addition of glucose to the blood, depending on the need. Insulin is a pancreatic hormone that lowers blood glucose levels. Glucagon is a pancreatic hormone that raises blood glucose levels. Although certain other hormones affect blood glucose levels, insulin and glucagon are considered the principal regulators of glucose metabolism associated with eating. When the concentration of glucose in the bloodstream is not controlled within a relatively tight range, severe complications result.

The principal disease associated with abnormal glucose metabolism is diabetes, which is defined by the presence of elevated blood glucose levels.

     Over the last 20 years, it has become generally accepted that there are several distinct subclasses of diabetes, the two most important of which are Type 1 diabetes and Type 2 diabetes. Type 1 diabetes typically begins during childhood or early adulthood. Type 1 diabetes is caused by a lack of insulin, resulting in deficient hormonal control of glucose metabolism and abnormally high blood glucose levels. It is estimated that there are over 1 million Type 1 diabetics in the United States, and about 45,000 new cases are diagnosed each year.

     Type 2 diabetes is much more prevalent and typically begins during or after middle age. In type 2 diabetes, the problem is not a lack of insulin but rather an inability of insulin to produce "insulin mediator" and regulate blood glucose levels, a phenomenon known as insulin resistance. As a consequence, even though insulin continues to be secreted by the pancreas, blood glucose is poorly controlled. Over time, the resulting episodes of hyperglycemia are thought to cause widespread tissue damage, including possible damage to insulin secretion mechanisms in the pancreas. It is currently estimated that 20% of the population have some degree of insulin resistance, 11% have impaired glucose tolerance, a condition characterized by normal blood glucose levels before eating but a tendency toward hyperglycemia afterward, and 6% have type 2 diabetes. Each year, the cost of diabetes management in the United States is in excess of $100 billion.

     Polycystic Ovary Syndrome. Polycystic ovary syndrome, commonly known as PCOS, is a major women's health disorder that affects approximately 6% of women of reproductive age. PCOS is characterized by hyperandrogenism and the absence of ovulation and is the leading cause of female infertility in the United States. Recent studies suggest that insulin resistance accompanied by compensatory hyperinsulinemia is a common feature of PCOS with excessive insulin secretion being responsible in part for the hyperandrogenism of the disorder. Clinical studies have demonstrated that excess testosterone concentrations decrease when insulin resistance is reduced by drugs or by diet. This suggests that correcting the underlying insulin resistance is an important target for clinical intervention for patients suffering from PCOS. Women with this disorder are often overweight, have excess facial hair and menstrual irregularities. The long-term dangers of PCOS arise from the various medical complications that occur as a consequence of the underlying disease. When compared to their normal counterparts, women with PCOS have a four-fold increase in the risk of developing hypertension, a seven-fold increase in the risk of developing type 2 diabetes and a seven-fold increase in the risk of having a heart attack. In addition, women with PCOS have a higher risk of developing endometrial cancer.

Scientific Background

     Insmed Pharmaceuticals' core technology is based on more than 20 years of research at the University of Virginia School of Medicine on the biochemistry of insulin resistance. Insulin resistance is an important metabolic disorder that precedes type 2 diabetes, PCOS and other conditions. It is caused by a defect in the body's ability to respond properly to insulin and is thought to exist in 20% of the United States population.

     Insulin is the primary hormone that circulates in the bloodstream to regulate blood glucose. When released from the pancreas, insulin circulates in the bloodstream and binds to receptors on the outer surface of various organs and tissues, such as the liver, skeletal muscle and fat. After it binds to a surface receptor on a normal cell, an "insulin mediator" is produced that regulates and coordinates the effects of the hormone inside the cell. Work at the University of Virginia has demonstrated that defects in the production of this mediator contribute to the severity of insulin resistance.

     Insmed Pharmaceuticals' lead product candidate, INS-1, is a component of this mediator. Insmed Pharmaceuticals believes that administration of INS-1 will act as a building block to enhance replacement of the missing mediator, and has the potential to enhance the metabolic effects of insulin in the body and improve clinical management of insulin resistance.

     Emerging Product Profile for INS-1. Insmed Pharmaceuticals believes that INS-1 has several features that make it a desirable pharmaceutical product:

     . Efficacy Profile. In phase II clinical studies, INS-1 has demonstrated efficacy in patients with type 2 diabetes and women suffering from PCOS.

     . Toxicity Profile. In both pre-clinical and clinical studies, INS-1 has been well-tolerated with no evidence of toxicity.

     . Oral Product. INS-1, unlike insulin, achieves significant concentrations in the bloodstream following oral administration. This facilitates a patient's compliance with the recommended dosing regimen.

     . Manufacturing and Product Stability. INS-1 is a simple molecule with an excellent stability profile. It can be synthesized using readily available raw materials.

Current Treatment and Market Opportunities

     There are few therapeutic options available for treatment of the diabetic patient. The mainstay therapies consist primarily of injectable insulin replacement, particularly in the type 1 diabetic, and oral hypoglycemic agents for the type 2 diabetic who has failed dietary modification. It is estimated that one-third of all diabetic patients use insulin and an additional one-third are prescribed oral agents. The current marketplace consists of three key classes of oral drugs: biguanides (metformin), thiazolidinediones (troglitazone, rosiglitazone and pioglitazone) and the sulfonylureas (glyburide and glipizide). Oral antidiabetic agents currently generate pharmaceutical revenues in excess of $2 billion dollars in the United States with sales of troglitazone and metformin contributing in excess of $1.5 billion. Industry analysts predict that the introduction of newer thiazolidinediones will increase the U.S. market considerably in the next several years.

     While these therapies service a multi-billion dollar market, they have limitations. The risk of hypoglycemia, which can precipitate coma, convulsion and death, is the primary fear associated with intensive insulin use. Oral sulfonylurea drugs are used to control hyperglycemia in type 2 diabetics; however, these drugs are not universally effective and carry the risk of increased cardiovascular mortality with their use. The use of troglitazone has been associated with liver injury and death, and the FDA recommends intensive liver monitoring while using this therapy. The use of troglitazone has been disallowed in Europe.

     Currently, there are no therapies approved to treat PCOS. Treatment is targeted at symptoms rather than the underlying cause and includes the use of fertility agents such as clomiphene and human gonadotropins, oral contraceptives for menstrual regulation and weak anti-androgens for the treatment of hirsutism and acne. In addition, drugs such as metformin and troglitazone, which are indicated for the treatment of type 2 diabetes, are prescribed off-label for the treatment of PCOS.

Clinical Development and Regulatory Program for INS-1

     Summary of Ongoing and Completed Studies. Insmed Pharmaceuticals has completed several pre-clinical toxicology studies and phase I/II clinical studies in support of the development of INS-1 for both type 2 diabetes and PCOS indications. As of December 31, 1999, twelve clinical studies have been performed or are in progress with 394 subjects exposed to INS-1, the longest exposure being for 8 weeks.

                       Summary of INS-1 Clinical Trials

Study                                                Number of
-----                                                ---------
Number      Design                                   Subjects                       Status        Purpose
------      ------                                   --------                       ------        -------
INS-1/1     Randomized, double-blind,                18 obese male volunteers       Completed.    Safety and pharmacodynamic/
            placebo-controlled, 2-period                                                          pharmacokinetic profile
            crossover

INS-1/2     Randomized, 4-period, open-label,        12 healthy male volunteers     Completed.    Safety and pharmacokinetic profile
            crossover

INS-1/3     Randomized, 2-period, open-label,        14 healthy male volunteers     Completed.    Safety and pharmacokinetic profile
            crossover, food interaction

INS-1/4     Randomized, open-label                   9 healthy male volunteers      Completed.    Safety and pharmacokinetic profile

INS-1/5     Randomized, open-label                   9 subjects with impaired       Completed.    Safety and efficacy.
                                                     glucose tolerance, 10
                                                     subjects with normal
                                                     glucose tolerance

INS-1/6     Randomized, double-blind, parallel,      104 subjects with PCOS         Completed.    Safety and efficacy.
            placebo-controlled

INS-1/9     Randomized, double-blind,                133 subjects with type 2       Completed.    Safety and efficacy.
            placebo-controlled, multi-center         diabetes

INS-1/10    Randomized, double-blind,                220 obese women with PCOS      In progress.  Safety and efficacy.
            placebo-controlled,
            multi-center

INS-1/11    Open-label                               24 pre-pubertal or             In progress.  Safety and pharmacokinetic
                                                     late-adolescent males and                    profile.
                                                     females

INS-1/12    Randomized, double-blind,                60 subjects with impaired      In progress.  Safety and efficacy.
            placebo-controlled, multi-center         glucose tolerance or
                                                     impaired fasting glucose

INS-1/14    Randomized, double-blind,                80 patients with type 2        In progress.  Safety and efficacy.
            placebo-controlled                       diabetes currently on
                                                     sulfonylureas

INS-1/16    Randomized, double-blind,                80 women with PCOS             In progress.  Safety and efficacy.
            placebo-controlled                       (comparison with metformin)

     In all seven of the completed clinical studies, INS-1 was well-tolerated with no evidence of clinically relevant adverse events. The drug was well-absorbed in a dose-dependent manner and the absorption rate and magnitude was not affected by food or repeated administration. In the PCOS population, the drug was well-tolerated and showed statistically significant improvement in ovulation and in the biochemical markers of this condition. The results of the first part of the study (covering 44 patients) were reported in the April 29, 1999, issue of the New England Journal of Medicine. In patients with type 2 diabetes, the drug was well-tolerated and showed a statistically significant improvement in glycemic and lipid profiles without weight gain. This data was presented at the June 1999 annual meeting of the American Diabetes Association.

     Future Studies. Insmed Pharmaceuticals plans to conduct several phase II/III trials to document the safety and efficacy of the product in both type 2 diabetes and PCOS to support world-wide product registration.

Business Strategy

     The key elements of Insmed Pharmaceuticals' business strategy for establishing a leading position in the development and marketing of drugs to treat endocrine and metabolic diseases and disorders are:

     . Obtain regulatory approvals for INS-1 in the treatment of PCOS. After successful completion of its development program, Insmed Pharmaceuticals intends to file for U.S. regulatory approval.

     . Retain commercial rights and market products in selected markets. Insmed Pharmaceuticals intends to retain market and distribution of INS-1 for PCOS in the United States. For type 2 diabetes and for territories outside of the United States, Insmed Pharmaceuticals will seek to establish corporate partnerships.

     . Acquire and in-license additional products and technologies. Insmed Pharmaceuticals intends to expand its product portfolio in metabolic and endocrine disorders by acquiring, in-licensing and commercializing additional products.

Competition

     Any product that Insmed Pharmaceuticals may develop will compete directly with products developed and marketed by other companies. In addition, other institutions, including pharmaceutical companies, universities, government agencies and public and private research organizations are attempting to develop and patent products that could compete with our products. These companies and institutions also compete with Insmed Pharmaceuticals in recruiting and retaining qualified scientific personnel. Many of Insmed Pharmaceuticals' competitors and potential competitors have substantially greater scientific research and product development capabilities, as well as financial, marketing and human resources, than Insmed Pharmaceuticals does.

     Virtually all of Insmed Pharmaceuticals' competitors and potential competitors have greater research and development capabilities, experience, manufacturing, marketing, sales, financial and managerial resources than Insmed Pharmaceuticals now has. Insmed Pharmaceuticals' competitors may develop competing technologies, and obtain regulatory approval for products more rapidly than Insmed Pharmaceuticals does. This may allow them to obtain greater market acceptance of their products. Developments by others may render some or all of Insmed Pharmaceuticals' proposed products or technologies uncompetitive or obsolete.

     Currently, the majority of new drug development in the field of diabetes focuses on managing the established disease state and associated complications, including renal disease, blindness, ulcerations and neuropathic disease. Insmed Pharmaceuticals believes that, by focusing its research and development on the insulin-resistant condition, it is uniquely positioned to identify and treat people before they develop these disorders.

     Drugs in research and development indicated specifically for the chronic treatment of type 2 diabetes fall into two major classes:

     .    newer insulins and peptides improving insulin release or action; and

     .    improved oral hypoglycemic agents.

     New Insulins. Insulin is the primary therapy for diabetic patients. Albeit successful, insulin therapy has limitations. Long-term treatment relies on frequent subcutaneous injection of the hormone. The kinetics of absorption from injection sites are slower than, and do not mimic, the normal physiological release and distribution profile of naturally secreted insulin. Although potency and duration of action can be pre-selected, the risk of hypoglycemia resulting from overdosage or mismatching of peak insulin delivery to food intake always poses a problem. The results of a study conducted in 1994 by the National Institute of Diabetes and Digestive and Kidney Diseases demonstrated that the more vigorous the attempts to achieve normal blood glucose levels, the more frequent the episodes of hypoglycemia.

     Improved Oral Hypoglycemic Agents. There are numerous products which have been approved for use in the treatment of type 2 diabetes in place of or in addition to insulin therapy. These products include the following:

     . Glucophage(R) is a proprietary product of Bristol-Myers Squibb Company that is used to improve diabetic patients' ability to control glucose without increasing serum insulin levels. It is believed to work, at least in part, by reducing glucose output from the liver.

     . Arcabose(R) is a proprietary product sold in the United States by Bayer Corporation. The product is sold in Europe under the tradename Glucobay. Acarbose reduces blood glucose levels primarily after meals by slowing down the digestion of carbohydrates and lengthening the time it takes for carbohydrates to convert to glucose.

     . Avandia(R), Actos(R) and Rezulin(R) are proprietary products sold by Warner Lambert Company, Smith Kline Beecham plc and Eli Lilly and Company, respectively, and belong to a class of compounds referred to as glitazones. The products are believed to work in part by increasing the body's sensitivity to insulin.

     . Prandin(TM) is a proprietary product sold by Novo Nordisk A/S and Schering-Plough Corporation which has been approved by the FDA for certain diabetic patients. The product is believed to act via calcium channels to stimulate insulin secretion.

License Agreement

     The license agreement between the UVA Patent Foundation and Insmed Pharmaceuticals grants to Insmed Pharmaceuticals the worldwide, exclusive right and license, including the right to grant sublicenses, to use and practice certain patent rights and all processes, techniques, modifications, enhancements, variations and alterations, including continuations-in-part to these inventions.

     In consideration for the license agreement, Insmed Pharmaceuticals is obligated to pay minimum annual licensing fees as well as patent costs through the expiration of the patent rights. Insmed Pharmaceuticals must pay the foundation a royalty on the net sales of therapeutic drugs covered by the license agreement. Royalties earned by the foundation will reduce licensing fees and, in case of patent infringement, Insmed Pharmaceuticals may use 50% of royalties payable to the foundation to cover expenses it incurs to defend the patents.

     In addition to payments to be made by Insmed Pharmaceuticals to UVA Patent Foundation pursuant to the license agreement, the foundation has been issued common stock equal to 3% of the total outstanding stock of all classes issued by Insmed Pharmaceuticals. The Foundation's right to receive shares of capital stock of Insmed Pharmaceuticals will terminate on the date immediately preceding the date the SEC declares effective this joint proxy statement/prospectus.

Patents

     Insmed Pharmaceuticals has 13 U.S.-issued patents. Ten of the issued patents are exclusively licensed from the University of Virginia, and three are the sole property of Insmed Pharmaceuticals. Insmed Pharmaceuticals also has four pending patent applications covering defined compounds and their use in the diagnosis and treatment of insulin resistance. Patent applications have been filed in major international markets.

     The issued patents cover use of compounds to treat insulin resistance in type 2 diabetes, use of compounds to screen individuals for insulin resistance associated with type 2 diabetes, compositions and methods for treating metabolic disorders, processes by which compounds are manufactured and the purification, character and function of certain compounds. Pending applications cover broader claims for use of compounds in the treatment of insulin resistance.

     The Waxman-Hatch Act provides that patent terms may be extended during the FDA regulatory review period for the related product. This period is generally one-half the time between the effective date of an investigational new drug application and the submission date of a new drug application, plus the time between the submission date of a new drug application and the approval of that application, subject to a maximum extension of five years. Similar patent term extensions are available under European laws.

Government Regulation

     The research, development, testing, manufacture, promotion, marketing and distribution of drug products are extensively regulated by government authorities in the United States and other countries. Drugs are subject to rigorous regulation by the FDA in the United States and similar regulatory bodies in other countries. The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

     . Preclinical laboratory tests, preclinical studies in animals and formulation studies and the submission to the FDA of an investigational new drug application for a new drug or antibiotic;

     . Adequate and well-controlled clinical trials to establish the safety and efficacy of the drug for each indication;

     .    The submission of a new drug application to the FDA; and

     . FDA review and approval of the new drug application before any commercial sale or shipment of the drug.

     Preclinical tests include laboratory evaluation of product chemistry toxicity and formulation, as well as animal studies. The results of preclinical testing are submitted to the FDA as part of an investigational new drug application. A 30-day waiting period after the filing of each investigational new drug application is required before beginning clinical tests in humans. At any time during this 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials until the FDA authorizes trials under specified terms. The investigational new drug application process may be extremely costly and substantially delay development of Insmed Pharmaceuticals' products. Moreover, positive results of preclinical tests will not necessarily indicate positive results in clinical trials.

     Clinical trials to support new drug applications are typically conducted in three sequential phases, but the phases may overlap. During Phase I, the initial introduction to the drug into healthy human subjects or patients, the drug is tested to assess metabolism, pharmacokinetics and pharmacological actions and safety, including side effects associated with increasing doses.

     Phase II usually involves studies in a limited patient population to:

     .    Assess the efficacy of the drug in specific, targeted indications;

     .    Assess dosage tolerance and optimal dosage; and

     .    Identify possible adverse effects and safety risks.

     If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials, also called pivotal studies, major studies or advanced clinical trails, are undertaken to further demonstrate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical study sites.

     After successful completion of the required clinical testing, generally a new drug application is submitted. The FDA may request additional information before accepting a new drug application for filing, in which case the application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA has 180 days to review the application and respond to the applicant. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation and recommendation as to whether the application should be approved, but the FDA is not bound by the recommendation of an advisory committee.

     If FDA evaluations of the new drug application and related manufacturing facilities are favorable, the FDA may issue either an approval letter or an approvable letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the new drug application and authorization of commercial marketing of the drug for certain indications. The FDA may refuse to approve the new drug application or issue a not approvable letter, outlining the deficiencies in the submission and often requiring additional testing or information.

     If regulatory approval of any of Insmed Pharmaceuticals' products is granted, it will be limited to certain disease states or conditions. The manufacturers of approved products and their manufacturing facilities will be subject to continual review and periodic inspections. Because Insmed Pharmaceuticals intends to contract with third parties for manufacturing of its products, its control of compliance with FDA requirements will be incomplete. In addition, identification of certain side effects or the occurrence of manufacturing problems after any of its drugs are on the market could cause subsequent withdrawal of approval, reformulation of the drug, additional preclinical testing or clinical trials, and changes in labeling of the product.

     Outside the United States, Insmed Pharmaceuticals' ability to market its products will also be contingent upon receiving marketing authorizations from the appropriate regulatory authorities. The foreign regulatory approval process includes all of the risks associated with FDA approval set forth above. The requirements governing the conduct of clinical trials and marketing authorization vary widely from country to country. At present, foreign marketing authorizations are applied for at a national level, although within Europe procedures are available to companies wishing to market a product in more than one EU member state.

     Under a new regulatory system in the EU, marketing authorizations may be submitted at either a centralized, a decentralized or a national level. The centralized procedure is mandatory for the approval of biotechnology products and high technology products and available at the applicant's option for other products. The centralized procedure provides for the grant of a single marketing authorization that is valid in all EU member states. The decentralized procedure is available for all medicinal products that are not subject to the centralized procedure. The decentralized procedure provides for mutual recognition of national approval decisions, changes existing procedures for national approvals and establishes procedures for coordinated EU actions on products, suspensions and withdrawals. Under this procedure, the holder of a national marketing authorization for which mutual recognition is sought may submit an application to one or more EU member states, certify that the dossier is identical to that on which the first approval was based or explain any differences and certify that identical dossiers are being submitted to all member states for which recognition is sought. Within 90 days of receiving the application and assessment report, each EU member state must decide whether to recognize approval. The procedure encourages member states to work with applicants and other regulatory authorities to resolve disputes concerning mutual recognition. Lack of objection of a given country within 90 days automatically results in approval of the EU country.

     Insmed Pharmaceuticals will choose the appropriate route of European regulatory filing to accomplish the most rapid regulatory approvals. However, the chosen regulatory strategy may not secure regulatory approvals or approvals of the chosen product indications. Insmed Pharmaceuticals intends to secure European regulatory approval for the use of INS-1 in parallel with its United States and Canadian regulatory filings.

Legal Proceedings

     Insmed Pharmaceuticals is not involved in any legal proceedings nor, to Insmed Pharmaceuticals' knowledge, is any litigation threatened against Insmed Pharmaceuticals.

Properties And Employees

     As of December 31, 1999, Insmed Pharmaceuticals has 28 full-time employees and leases 8,400 square feet of office and laboratory space at an annual cost of approximately $221,000.

Selected Historical Financial Data

     The following results of operations and balance sheet data for and as of the end of fiscal years 1995, 1996, 1997, 1998 and 1999 have been derived from Insmed Pharmaceuticals' audited consolidated financial statements. The information set forth below should be read in conjunction with Insmed Pharmaceuticals' consolidated financial statements and related notes and other financial information in this joint proxy statement/prospectus.

                                                                       Year Ended December 31,
                                                     -----------------------------------------------------------
                                                       1995         1996         1997        1998         1999
                                                     -------      -------      -------      -------      -------
                                                               (In thousands, except per share data)
Historical Statement of  Operations Data:
Total revenues                                       $   380      $   146      $    --      $   100      $   663
Operating expenses:
  Research and development                               877        1,302        2,604        3,769        6,349
  General and administrative                             666          943          979        1,626        2,445
                                                     -------      -------      -------      -------      -------
Total operating expenses                               1,543        2,245        3,583        5,395        8,794
                                                     -------      -------      -------      -------      -------
Operating loss                                        (1,163)      (2,099)      (3,583)      (5,295)      (8,131)

  Interest income, net                                   (43)          11          103          486          338
                                                     -------      -------      -------      -------      -------
Net loss                                             $(1,206)     $(2,088)     $(3,480)     $(4,809)     $(7,793)
                                                     =======      =======      =======      =======      =======

Basic and diluted net loss per share:
  Net loss                                           $ (0.75)     $ (0.87)     $ (1.22)     $ (1.47)     $ (2.16)
  Weighted average shares                              1,607        2,399        2,854        3,278        3,606

                                                                            December 31,
                                                     -----------------------------------------------------------
                                                       1995         1996         1997        1998         1999
                                                     -------      -------      -------      -------      -------
Historical Balance Sheet Data:
Cash, cash equivalents and investments               $    60      $ 2,106      $ 2,050      $11,677      $ 4,635
Total assets                                             173        2,386        2,365       11,938        5,296
Convertible participating preferred stock                 --        5,294           --           --           --
Stockholders' equity (deficiency)                     (1,512)      (3,093)       2,151       11,661        4,462

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

     The following discussion also should be read in conjunction with the Consolidated Financial Statements and notes thereto.

     Year Ended December 31, 1999 Compared to the Year Ended December 31, 1998

     Results of Operations. For the year ended December 31, 1999, revenues were $663,000, compared with $100,000 for 1998. Revenues for both periods consist primarily of grants under the Small Business Innovation Research Program (SBIR). The revenue recorded in 1999 relates to a SBIR grant to fund a phase II study in PCOS subjects. The revenue recorded in 1998 relates to an SBIR grant to fund a phase I study in PCOS subjects. Research and development expense was $6.3 million for the year ended December 31, 1999 compared to $3.8 million for the year ended December 31, 1998. The $2.5 million (66%) increase was caused by higher clinical trial costs. General and administrative expenses increased $819,000 or 50% to $2.4 million for the year ended December 31, 1999. The increase can be attributed to costs expended to obtain patent protection for technology in various countries, expenses incurred to develop strategic relationships for Insmed Pharmaceuticals, salary and benefits for the chief financial officer hired in May, and increases in travel and office expenses. The increase is also related to the recognition of $280,000 of stock-based compensation. Interest income declined $148,000 to $338,000 for the year ended December 31, 1999. Lower average cash balances caused this decrease in 1999 compared to 1998.

     Year Ended December 31, 1998 compared to Year Ended December 31, 1997

     Results of Operations. Insmed Pharmaceuticals recorded revenues of $100,000 for the year ended December 31, 1998. No revenue was recorded in 1997. The 1998 revenue related to a SBIR grant to fund a phase I study in PCOS subjects. For the year ended December 31, 1998, Insmed Pharmaceuticals expended $3.8 million on research and development. This was an increase of $1.2 million or 46% from the year ended December 31, 1997, in which $2.6 million was expended. In 1998, additional development personnel were hired to manage and conduct an increasing number of clinical trials. The number of pre-clinical toxicology studies increased significantly over the prior year. Additional lab space was necessary to accommodate the increase in activity and Insmed Pharmaceuticals utilized outside scientific consultants. General and administrative expenses increased $647,000 to $1.6 million from $979,000 for the year ended December 31, 1997. The two primary components of the increase were additional salary and wages associated with an increase in personnel and expenditures on investor relations. In June 1998, Insmed Pharmaceuticals received net proceeds of $14.0 million from the sale of its Series B Preferred stock. This influx of cash caused an increase in the average cash balance in 1998 resulting in interest income of $486,000 for the year ending December 31, 1998, an increase of $383,000 over 1997.

     Liquidity and Capital Resources. Since Insmed Pharmaceuticals' inception in 1988, we have financed our operations primarily through the private placement of preferred and common stock aggregating approximately $26.2 million through December 31, 1999. Our last private placement of stock occurred in June 1998 and generated net proceeds of $14 million. At December 31, 1999, our cash and investments were about $4.6 million. These funds are invested in money market instruments and investment grade corporate debt. Investments in both fixed and floating rate instruments carry interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to rises in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Insmed Pharmaceuticals does not expect changes in interest rates to have a material impact on the results of operations.

     In January 2000, Insmed Pharmaceuticals entered into an agreement to sell 5,632,678 shares of its common stock and warrants to purchase 6,901,344 shares of common stock of Insmed, Inc. for aggregate consideration of $34.5 million. The warrants are exercisable for five years at a price of $2.25. Such sale is contingent on the completion of the merger with Celtrix. See "Recent Developments" on page ___ for more information on the agreement.

     If we complete this financing, we believe that we will have adequate cash to meet our needs for at least two years. Our business strategy contemplates selling additional equity and entering into agreements with corporate partners to fund research and development, and provide milestone payments, license fees and equity investments to fund operations. We will need to raise substantial additional funds to continue development and commercialization of our products. There can be no assurance that adequate funds will be available when we need them, or on favorable terms. If at any time we are unable to obtain sufficient additional funds, we will be required to delay, restrict or eliminate some or all of our research or development programs, dispose of assets or technology, or cease operations.

     Impact of Year 2000

     Insmed Pharmaceuticals replaced and upgraded much of its information technology in the normal course of business during 1999. Year 2000 failures have not had, and Insmed Pharmaceuticals does not believe they will have, a material adverse impact. The incremental costs of the project were not significant.

Quantitative and Qualitative Disclosures About Market Risk.

     Insmed Pharmaceuticals invests its excess cash in investment grade, interest-bearing securities. At December 31, 1999, Insmed Pharmaceuticals had $1.0 million invested in money market mutual funds. While a hypothetical decrease in market interest rates by 10 percent from the December 31, 1999 levels would cause a decrease in interest income, it would not result in a loss of the principal. Additionally, the decrease in interest income would not be material.

Directors and Officers

     Directors and Executive Officers. Set forth below are the names, ages and positions and a brief description of the business experience of Insmed Pharmaceuticals' directors and executive officers. All directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

Name                                    Age       Position
----                                    ---       --------

Geoffrey Allan, Ph.D..................  46        President, Chief Executive
                                                  Officer, and Chairman of the
                                                  board of directors
Michael D. Baer.......................  55        Chief Financial Officer
Kenneth G. Condon.....................  52        Member, board of directors
Gustav A. Christensen.................  52        Member, board of directors
Graham K. Crooke, MB.BS...............  40        Member, board of directors
Dennis J. Dougherty...................  51        Member, board of directors
Steinar J. Engelsen, M.D..............  49        Member, board of directors
Edgar G. Engleman, M.D................  54        Member, board of directors

     The officers serve at the pleasure of the board and are elected on an annual basis following the annual meeting of Insmed Pharmaceuticals' shareholders. There are no family relationships among any of the directors or officers of Insmed Pharmaceuticals. For a description of the business experience of Insmed Pharmaceuticals' directors see "Management and Operation of Insmed, Inc. After the Reorganizations - Insmed, Inc. Board of Directors" on page ___, and for a description of the business experience of Michael D. Baer, see "Management and Operation of Insmed, Inc. After the Reorganizations -Management" on page ___.

Executive Officer Compensation

     Summary Compensation Table: The following table shows the compensation received by each person serving as an executive officer of Insmed
Pharmaceuticals as of December 31, 1999 and the compensation received by each such individual for each of the two prior fiscal years.


                                                            Annual                   Long Term             All Other
                                                       Compensation (1)         Compensation Awards     Compensation (7)
                                                       ----------------       ------------------------  ----------------
                                             Fiscal                           Options/SARS Granted (1)
                                                                              ------------------------
Name and Principal Position                   Year   Salary(2)    Bonuses
---------------------------                   ----   ------       -------
Geoffrey Allan                                1999   $210,000          --(3)           100,000                $1,470
Chairman of the board of directors,           1998   $200,000     $50,000(4)           250,000                $1,475
Chief Executive Officer and President         1997   $176,667     $30,000(5)                --                $   --

Michael D. Baer (6)                           1999   $103,125          --(3)            90,000                $9,850
Chief Financial Officer

(1) Except as disclosed in the table, there was no other cash compensation, long-term incentive plan or restricted stock award that required disclosure.
(2) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under Insmed Pharmaceuticals' retirement savings plan ("the 401(k) Plan").
(3) As of February 9, 2000, Dr. Allan's and Mr. Baer's performance bonuses for 1999 had not been approved by the board of directors.
(4) Includes amounts earned as of December 31, 1998 for achieving certain corporate milestones during fiscal year 1998. The award was paid in April 1999.
(5) Includes amounts earned as of December 31, 1997, for achieving certain corporate milestones during fiscal year 1997. The award was paid in December 1998.
(6)  Insmed Pharmaceuticals hired Mr. Baer in May 1999 as Chief Financial
     Officer.
(7) Relates personnel use of a vehicle provided by Insmed Pharmaceuticals to Dr. Allan and life insurance premiums for coverage in excess of $50,000. Mr. Baer's other compensation relates to relocation expenses paid by Insmed Pharmaceuticals on his behalf and life insurance premiums for coverage in excess of $50,000.

          Stock Option/SAR Grants in Last Fiscal Year. Each of the following options relates to Insmed Pharmaceuticals common stock and does not include a related SAR.

                                                     Individual Grants
                            --------------------------------------------------------------------

                                                   % of
                                              Total Options
                                                Granted to          Exercise
                             Options           Employees in          or Base          Expiration       Grant date present
Name                        Granted(#)         Fiscal Year          Price ($)            Date               value(2)
----                        ----------         -----------          ---------            ----               --------
Geoffrey Allan              100,000(1)             18.8%              $0.80           1/01/2005             $87,000
Michael D. Baer              90,000(1)             16.9%              $0.80           5/16/2005             $78,300

(1) Options vest and become exercisable in equal monthly amounts over a four year period.
(2) No market currently exists for Insmed Pharmaceuticals common stock. We have utilized the fair market value of Celtrix's common stock as reported on The Nasdaq SmallCap Market at the close of business on December 31, 1999, of $2.875 as a basis for determining whether the options granted to Dr. Allan and Mr. Baer are in the money. By applying the exchange ratio, of 3.5 to 1, dictated in the reorganization agreement, applicable to the Insmed Pharmaceuticals common stock to the Celtrix market value per share it implies a market value of $10.06 for Insmed Pharmaceuticals common stock. Based on this methodology we have classified all the options granted to Dr. Allan and Mr. Baer as in the money. The fair value of the stock options was estimated at the date of grant using the Black-Scholes pricing method assuming a risk free interest rate of 6.0%, no dividends, a volatility factor of 0.25, and a weighted average exercise life of four years. The application of this method resulted in a fair value per option between $0.87 and $1.38.

          Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth information for the named executive officers with respect to exercises, during the year ended December 31, 1999, of options to purchase common stock of Insmed Pharmaceuticals, and the number and value of unexercised options at fiscal year end.

                                                                     Number of Unexercised     Value of Unexercised In-the-Money
                                                                  Options at Fiscal Year-End       Options at Fiscal Year-End
      Name           Shares Acquired On Exercise  Value Realized  (Exercisable/Unexercisable)     (Exercisable/Unexercisable)
------------------   ---------------------------  --------------  ---------------------------  ---------------------------------
Geoffrey Allan                     0                    $0               295,206/273,960                 359,331/297,918 (1)

Michael D. Baer                    0                    $0                13,125/76,875                   11,419/66,881 (1)

(1) No market currently exists for Insmed Pharmaceuticals common stock. We have utilized the fair market value of Celtrix's common stock as reported on The Nasdaq SmallCap Market at the close of business on December 31, 1999, of $2.875 as a basis for determining whether the options granted to Dr. Allan and Mr. Baer are in the money. By applying the exchange ratio, of 3.5 to 1, dictated in the reorganization agreement, applicable to the Insmed Pharmaceuticals common stock to the Celtrix market value per share it implies a market value of $10.06 for Insmed Pharmaceuticals common stock. Based on this methodology we have classified all the options granted to Dr. Allan and Mr. Baer as in the money. The fair value of the stock options was estimated at the date of grant using the Black-Scholes pricing method assuming a risk free interest rate of 6.0%, no dividends, a volatility factor of 0.25, and a weighted average exercise life of four years. The application of this method resulted in a fair value per option between $0.87 and $1.38.

Stock Option Plans

     The 1994 Stock Option Plan. Under the Insmed Pharmaceuticals, Inc. 1994 Stock Option Plan (the Insmed Pharmaceuticals 1994 Plan), officers, key employees, non-employee directors and consultants of Insmed Pharmaceuticals may be selected to receive options to purchase common stock of Insmed Pharmaceuticals. The Insmed Pharmaceuticals 1994 Plan is administered by the board of directors of Insmed Pharmaceuticals and, to the extent its authority is so delegated, to a compensation committee appointed by the Insmed Pharmaceuticals board of directors of Insmed Pharmaceuticals. The board of directors or the compensation committee selects individuals who will participate in the Insmed Pharmaceuticals 1994 Plan, and establishes the terms of option grants made under the Insmed Pharmaceuticals 1994 Plan, subject to the provisions of the Insmed Pharmaceuticals 1994 Plan.

     Options granted under the Insmed Pharmaceuticals 1994 Plan may be either options intended to qualify as "incentive stock options" under section 422 of the Internal Revenue Code, or options not intended to so qualify. No income is recognized by a Insmed Pharmaceuticals 1994 Plan participant at the time an option is granted. If the option is an ISO, no income will be recognized upon exercise of the option. Income is recognized by a Insmed Pharmaceuticals 1994 Plan participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified option generally is a taxable event that requires the Insmed Pharmaceuticals 1994 Plan participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price. Insmed Pharmaceuticals is entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. Insmed Pharmaceuticals will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO, but may claim a federal income tax deduction on account of certain dispositions of shares acquired upon the exercise of an ISO.

     The price per share purchased on exercise of an option granted under the 1994 stock option plan may not be less than the fair market value of a share of Insmed Pharmaceuticals common stock on the date of grant of the option, and must be paid either by certified or bank check. No option may be exercised more than ten years after the date the option is granted, nor may any option be transferred other than by will or the laws of descent and distribution. Certain limitations on exercise of options granted under the Insmed Pharmaceuticals 1994 Plan apply following an employee's, director's or consultant's termination of employment of service.

     The number of shares available for issuance under the Insmed Pharmaceuticals 1994 Plan and the number, class, and price of shares subject to outstanding options shall be adjusted by the Insmed Pharmaceuticals board of directors or the compensation committee as it deems appropriate in the event of a stock dividend, recapitalization, merger, consolidation, split-up, share exchange, or similar event.

The Insmed Pharmaceuticals 1994 Plan will terminate on December 31, 2003 or on any earlier date determined by the Insmed Pharmaceuticals board of directors.

Certain Transactions

     Since October 1988, W. McIlwaine Thompson, Jr., of counsel to Woods, Rogers & Hazlegrove P.L.C., has provided legal assistance to Insmed Pharmaceuticals and Insmed Diagnostics, Inc., a wholly-owned subsidiary of Insmed Pharmaceuticals on various matters. During 1999, Insmed Pharmaceuticals paid Woods, Rogers & Hazlegrove P.L.C. $38,806 for legal services rendered during the year.

     Dr. Allan has been granted options to purchase a total of 865,000 shares of Insmed Pharmaceuticals common stock: 500,000 at a price of $0.15 per share; 250,000 at a price of $0.50 per share, 100,000 at a price of $0.80 per share and 15,000 at a price of $3.00 per share. On October 15, 1997, Insmed Pharmaceuticals loaned Dr. Allan $44,375.10 which he used to purchase 295,834 shares of Insmed Pharmaceuticals common stock pursuant to vested options. Of his remaining 569,166 options, 295,206 were vested and exercisable as of December 31, 1999. Mr. Baer has been granted options to purchase 90,000 shares at a price of $0.80 per share vesting monthly at a rate of 1,875 shares per month over 48 months commencing May 1999.

Security Ownership of Certain Beneficial Owners and Management

     As of December 31, 1999, there were 241 shareholders of Insmed Pharmaceuticals. The following table sets forth certain information regarding the beneficial ownership of Insmed Pharmaceuticals' capital stock as of December 31, 1999, as adjusted to assume the conversion of all outstanding shares of Insmed Pharmaceuticals Series A Preferred Stock and Insmed Pharmaceuticals Series B Preferred Stock into shares of common stock and with respect to all officers and directors of Insmed Pharmaceuticals, all officers and directors as a group and each shareholder owning more than 5% of Insmed Pharmaceuticals' capital stock, including shares to be issued upon the exercise of outstanding warrants and options.

                                                      Shares of Insmed Pharmaceuticals Common Stock
                                                                  Beneficially Owned
                                              ---------------------------------------------------------------
Name & Address                                 Number of Shares Beneficially Owned/(1)/              Percent
--------------                                 -----------------------------------                   -------
Graham K. Crooke                                           2,867,531/(2)/                             21.0%
Ticonderoga Capital
Suite 4360
555 California St.
San Francisco, CA 94101

Steinar J. Engelsen                                        1,010,000/(3)/                              7.4%
Teknoinvest Management AS
Grev Wedels, Plass 5
P.O. Box 556 Sentrum
Oslo, Norway 0105

Dennis J. Dougherty                                          929,605/(4)/                              6.8%
Intersouth Partners III, L.P.
1000 Park Forty Plaza, Suite 290
Durham, NC 27713

Edgar G. Engleman                                            922,500/(5)/                              6.8%
BioAsia Investments, L.L.C.
575 High Street
Suite 201
Palo Alto, CA 94301

Duncan C. McCallum                                           921,036/(6)/                               6.8%
One Liberty Fund III, L.P.
One Liberty Square
Boston, MA 02109

Kenneth G. Condon                                            862,381/(7)/                               6.3%
Boston University Nominee Partnership
147 Bay State Road
Boston, MA 02215

Geoffrey Allan                                               620,207/(8)/                               4.6%
800 E. Leigh Street
Richmond, VA 23219

W. M. Thompson, Jr.                                          290,019/(9)/                               2.1%
1 Apple Tree Lane
Charlottesville, VA 22903

Gustav A. Christensen                                         60,000/(10)/                                *
3 Idylwilde Road
Lexington, MA 02421

Michael D. Baer                                               16,875/(11)/                                *
800 E. Leigh Street
Richmond, VA 23219

Officers & Directors As A Group (9                         7,579,118/(12)/                             55.7%
persons)

  *     Less than 1%.
/(1)/ Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of December 31, 1999, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. In calculating ownership percentages, the UVA Patent Foundation's guaranteed 3% ownership percentage has not been taken into account. When an individual actually exercises his options and warrants, additional shares must be issued to the UVA Patent Foundation to maintain its holding at 3%. This will have the effect of slightly reducing the individual's percentage holding below what appears in the preceding chart. The Foundation's right to maintain its ownership of 3% will terminate on the date immediately preceding the date the SEC declares effective this joint proxy statement/prospectus.

/(2)/ Dr. Crooke, a director of Insmed Pharmaceuticals, has the right to purchase 15,000 shares upon exercise of options. The number of shares set forth opposite Dr. Crooke's name also includes 2,424,285 shares owned by Ticonderoga Partners III, LP, of which Ticonderoga Associates III, LLC is the General Partner. Dr. Crooke is a member at Ticonderoga Associates, III, LLC. Also included are 14,520 shares beneficially owned by Dr. Crooke, which shares are held by Warburg Dillon Read LLC, as agent for Dr. Crooke, 389,034 shares held by Warburg Dillon Read LLC, as agent, for certain other current and former employees of Warburg Dillon Read LLC and 24,692 shares held by Lexington Partners IV, LP an investment partnership formed for the benefit of certain other current and former employees of Warburg Dillon Read LLC. Dr. Crooke, who is a shareholder and employee of Ticonderoga Capital, Inc., the financial manager of Ticonderoga Partners III, LP, disclaims beneficial ownership of these shares except to the extent of his proportional interest and except as indicated.

/(3)/ Dr. Engelsen, a director of Insmed Pharmaceuticals, has the right to purchase 10,000 shares upon exercise of options. The number of shares set forth opposite Dr. Engelsen's name also includes 1,000,000 owned by Teknoinvest Management AS. Dr. Engelsen disclaims beneficial ownership of these shares except to the extent of his proportional interest.

/(4)/ Mr. Dougherty, a director of Insmed Pharmaceuticals, has the right to purchase 15,000 shares upon exercise of options. The number of shares set forth opposite Mr. Dougherty's name also includes the shares owned by Intersouth Partners III, L.P. of which Mr. Dougherty is a General Partner. Mr. Dougherty disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.

/(5)/ Dr. Engleman was appointed as a director of Insmed Pharmaceuticals as of June 15, 1999 and has the right to purchase 5,000 shares upon exercise of options. The number of shares set forth opposite Dr. Engleman's name includes the shares owned by BioAsia Investments, L.L.C. of which Dr. Engleman is a general partner. Dr. Engleman disclaims beneficial ownership of these shares except to the extent of his proportional partnership interest therein.

/(6)/ Mr. McCallum resigned as a director of Insmed Pharmaceuticals as of June
      14, 1999. The number of shares set forth opposite Mr. McCallum's name includes the shares owned by One Liberty Fund III, L.P. of which Mr. McCallum is a senior associate and Gilde International BV as to which One Liberty Fund III, L.P. has a power of attorney to vote and dispose. Mr. McCallum disclaims beneficial ownership of these shares.

/(7)/ Kenneth G. Condon, a director of Insmed Pharmaceuticals, has the right to purchase 15,000 shares upon exercise of options. The number of shares set forth opposite Mr. Condon's name also includes 847,381 shares owned by Boston University Nominee Partnership of which he is a partner. Mr. Condon disclaims beneficial ownership of these shares.

/(8)/ Includes 324,373 shares issuable upon exercise of options, which options are exercisable within 60 days of December 31, 1999.

/(9)/ Includes 41,830 shares of stock owned by Krusen-Thompson Interests, a general partnership in which Mr. Thompson is a 50% owner, and 15,000 shares issuable upon exercise of options. Also includes 10,000 shares owned by Mr. Thompson's mother, Alice J. Thompson, over which Mr. Thompson has a power of attorney to vote and dispose and 78,220 shares owned by the Alice Jones Thompson 1984 Trust of which Mr. Thompson is a co-trustee and as to which Mr. Thompson disclaims beneficial ownership.

/(10)/ Mr. Christensen, a director of Insmed Pharmaceuticals, owns directly
       60,000 shares of Insmed Pharmaceuticals' common stock.

/(11)/ Includes 16,875 shares issuable upon exercise of options, which options are exercisable within 60 days of December 31, 1999.

/(12)/ Represents the shares referenced in footnotes (2)-(5) and (7)-(11).

                                 LEGAL MATTERS

     Venture Law Group will pass on certain tax consequences of the merger for Celtrix. Hunton & Williams will pass on certain tax consequences of the share exchange for Insmed Pharmaceuticals and the validity of the Insmed, Inc. common stock offered by this joint proxy statement/prospectus.

                                    EXPERTS

Insmed Pharmaceuticals, Inc.

     Ernst & Young LLP, independent auditors, have audited Insmed Pharmaceuticals' consolidated financial statements at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, as set forth in their report. We have included our financial statements in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Celtrix Pharmaceuticals, Inc.

     Ernst & Young LLP, independent auditors, have audited Celtrix's consolidated financial statements at March 31, 1999 and 1998, and for each of the three years in the period ended March 31, 1999, as set forth in their report. We have included our financial statements in the this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

Celtrix

     Celtrix is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Exchange Act files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Celtrix files at the Security and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, New York, New York 10048 and 500 West Madison, 14th Floor, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0300 for further information on the public reference rooms. Celtrix SEC filings also are available to the public from commercial document retrieval services and at the world wide web site maintained by the Securities and Exchange Commission at http://www.sec.gov. You may also inspect such reports, proxy statements and other information concerning Celtrix at the offices of The Nasdaq SmallCap Market, 9801 Washingtonian Boulevard, Gaithersburg, Maryland, 20878.

     Insmed, Inc. has filed the Insmed, Inc. registration statement on Form S-4 with the Securities and Exchange Commission to register the Insmed, Inc. common stock to be issued in the reorganizations. This joint proxy statement/prospectus will be a part of the Insmed, Inc. registration statement and will constitute a prospectus of Insmed, Inc. in addition to being a proxy statement of Celtrix for the annual meeting and a proxy statement of Insmed Pharmaceuticals for the special meeting.

     As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in the Insmed, Inc. registration statement or the exhibits to the Insmed, Inc. registration statement.

     If you are a stockholder of Celtrix, you may have already received some of these documents referred to above, but you can obtain them from Celtrix or the Securities and Exchange Commission. Documents are available from Celtrix without charge, excluding exhibits. Stockholders may obtain documents referred to in this joint proxy statement/prospectus by requesting them in writing or by telephone at the following address:

Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, California  95110
Attn: Donald D. Huffman
(408) 988-2500

     If you would like to request documents from Celtrix, please do so by ________, 2000 to receive them before the annual meeting.

     You should rely only on the information contained in this joint proxy statement/prospectus in connection with deciding your vote upon the approval of the reorganization agreement and the reorganizations. Celtrix has not authorized anyone to provide you with information different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated ________________, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Insmed, Inc. common stock in the reorganizations shall create any implication to the contrary.

Insmed Pharmaceuticals

     Insmed Pharmaceuticals is not a public company and is not subject to the reporting requirements of the Securities Exchange Act. Shareholders of Insmed Pharmaceuticals may, however, request additional information about Insmed Pharmaceuticals by contacting Insmed Pharmaceuticals at the following address and telephone number:

Insmed Pharmaceuticals, Inc.
800 East Leigh Street
Richmond, Virginia 23219
Attn:  Michael D. Baer
Telephone: (804) 828-6893

     If you would like to request documents from Insmed Pharmaceuticals, please do so by ________, 2000 to receive them before the special meeting.

     You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus in connection with deciding your vote upon the approval of the reorganizations. Insmed Pharmaceuticals has not authorized anyone to provide you with information different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated ________________, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Insmed, Inc. common stock in the reorganizations shall create any implication to the contrary.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Insmed Pharmaceuticals, Inc.

Report of Ernst & Young LLP, Independent Auditors.........................   F-2

Consolidated Balance Sheets as of December 31, 1999 and 1998..............   F-3

Consolidated Statements of Operations for the years ended
  December 31, 1999, 1998, 1997 and Period from
  September 21, 1988 (inception) to December 31, 1999.....................   F-4

Consolidated Statement of Stockholders' Equity for the Period from
  September 21, 1988 (inception) to December 31, 1999.....................   F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 1998, 1997 and Period from
  September 21, 1988 (inception) to December 31, 1999.....................   F-8

Notes to Consolidated Financial Statements................................  F-10


Celtrix Pharmaceuticals, Inc

Report of Ernst & Young LLP, Independent Auditors.........................  F-18


Consolidated Balance Sheets as of March 31, 1999 and 1998.................  F-19

Consolidated Statements of Operations for the years ended
  March 31, 1999, 1998 and 1997...........................................  F-20

Consolidated Statements of Stockholders' Equity for the years ended March 31, 1999, 1998 and 1997.....................................  F-21

Consolidated Statements of Cash Flows for the years ended
  March 31, 1999, 1998, and 1997..........................................  F-22

Notes to Consolidated Financial Statements................................  F-23

Condensed Consolidated Balance Sheets as of March 31, 1999
  and December 31, 1999 (unaudited).......................................  F-31

Condensed Consolidated Statements of Operations for the three and nine month periods ended December 31, 1999 and 1998 (unaudited).........  F-32

Condensed Consolidated Statements of Cash Flows for the nine month periods ended December 31, 1999 and 1998 (unaudited)..............  F-33

Notes to Condensed Consolidated Financial Statements (unaudited)..........  F-34

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Insmed Pharmaceuticals, Inc.


We have audited the accompanying consolidated balance sheets of Insmed Pharmaceuticals, Inc. (a development stage company) as of December 31, 1999 and 1998 and the related consolidated statements of operations and cash flows for each of the three years in the period ended December 31, 1999 and the consolidated statements of operations, stockholders' equity, and cash flows for the period from September 21, 1988 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insmed Pharmaceuticals, Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 and for the period from September 21, 1988 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                    /s/ Ernst & Young LLP

Richmond, Virginia
January 13, 2000

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

                          Consolidated Balance Sheets


                                                                                            December 31,
                                                                                        1999           1998
                                                                                    ---------------------------
Assets
Current assets:
   Cash and cash equivalents                                                        $    316,901   $ 11,677,084
   Marketable securities                                                               4,318,273             --
   Prepaids and other current assets                                                      43,207         15,499
                                                                                    ---------------------------
Total current assets                                                                   4,678,381     11,692,583

Property and equipment:
   Research and development equipment                                                    335,758        262,328
   Furniture and equipment                                                               167,876        161,582
                                                                                    ---------------------------
                                                                                         503,634        423,910
   Accumulated depreciation                                                             (262,267)      (178,554)
                                                                                    ---------------------------
                                                                                         241,367        245,356
Other assets                                                                             375,784             --
                                                                                    ---------------------------

Total assets                                                                        $  5,295,532   $ 11,937,939
                                                                                    ===========================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable and other liabilities                                           $    833,941   $    277,404
                                                                                    ---------------------------
Total current liabilities                                                                833,941        277,404

Stockholders' equity:
   Series A Convertible Participating Preferred Stock, $.01 par value:
    authorized shares, 7,000,000; issued and outstanding shares, 6,144,599 in
    1999 and 1998; aggregate liquidation preference, $8,713,212                           61,446         61,446
   Series B Convertible Preferred Stock, $.01 par value: authorized shares,
    5,000,000; issued and outstanding shares, 3,581,761 in 1999 and 1998;
    aggregate liquidation preference, $14,327,044                                         35,818         35,818
   Common Stock, $.01 par value:  authorized shares, 20,000,000; issued and
    outstanding shares, 3,872,453 in 1999 and 3,587,699 in 1998                           38,725         35,877
   Additional capital                                                                 27,181,327     26,562,158
   Notes receivable from stock sales                                                     (64,079)       (47,139)
   Deficit accumulated during the development stage                                  (22,780,309)   (14,987,625)
   Accumulated other comprehensive loss                                                  (11,337)            --
                                                                                    ---------------------------
Total stockholders' equity                                                             4,461,591     11,660,535
                                                                                    ---------------------------

Total liabilities and stockholders' equity                                          $  5,295,532   $ 11,937,939
                                                                                    ===========================

See accompanying Notes to Consolidated Financial Statements.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

                     Consolidated Statements of Operations

                                                                                      Period from Sept. 21,
                                                 Year Ended December 31,               1988 (inception) to
                                           1999           1998           1997             Dec. 31, 1999
                                       --------------------------------------------------------------------
Sponsored research and other
  operating revenues                    $   663,162    $    99,819    $         -              $  1,634,443

Operating expenses:
  Research and development                6,348,541      3,768,752      2,604,818                17,477,732
  General and administrative              2,444,873      1,625,941        978,615                 7,800,470
                                       --------------------------------------------------------------------
Total operating expenses                  8,793,414      5,394,693      3,583,433                25,278,202
                                       --------------------------------------------------------------------
Operating loss                           (8,130,252)    (5,294,874)    (3,583,433)              (23,643,759)

Other (income) expenses:
  Interest expense                                -              -              -                   167,684
  Interest income                          (337,568)      (486,180)      (103,485)                 (980,299)
  Minority interest in losses of
    subsidiary                                    -              -              -                   (50,835)
                                       --------------------------------------------------------------------
                                           (337,568)      (486,180)      (103,485)                 (863,450)
                                       --------------------------------------------------------------------

Net loss                                $(7,792,684)   $(4,808,694)   $(3,479,948)             $(22,780,309)
                                       ====================================================================

Basic and diluted:
  Net loss per share                    $     (2.16)   $     (1.47)   $     (1.22)
  Weighted average shares                 3,606,094      3,277,966      2,854,359

See accompanying Notes to Consolidated Financial Statements.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

                Consolidated Statement of Stockholders' Equity
    For the Period from September 21, 1988 (inception) to December 31, 1999

                                Series A                                                                                Deficit
                              Convertible      Series B                                                     Notes     Accumulated
                              Participating  Convertible      Convertible                                Receivable   During the
                               Preferred      Preferred     Preferred Stock      Common     Additional      from      Development
                                 Stock          Stock     Series B   Series A     Stock       Capital    Stock Sales     Stage
                              ----------------------------------------------------------------------------------------------------
Issuance of 430,000 shares of
common stock for cash               $  -      $   -       $  -        $  -      $ 4,300      $     791      $  -          $   -
Issuance of 55,000 shares of
common stock in exchange for
services                               -          -          -           -          550         10,450         -              -
Issuance of 15,000 shares of
common stock to licensor               -          -          -           -          150          2,850         -              -
Net loss for the period from
September 21, 1988 (inception)
 to December 31, 1988                  -          -          -           -            -              -         -        (36,036)
                              ----------------------------------------------------------------------------------------------------
Balance at December 31, 1988           -          -          -           -        5,000         14,091         -        (36,036)

Issuance of 68,230 shares of
common stock for cash                  -          -          -           -          682         38,464         -              -
Issuance of 40,000 shares of
common stock in exchange for
services                               -          -          -           -          400            400         -              -
Net loss for 1989                      -          -          -           -            -              -         -        (81,124)
                              ----------------------------------------------------------------------------------------------------
Balance at December 31, 1989           -          -          -           -        6,082         52,955         -       (117,160)

Issuance of 120,195 shares of
common stock for cash                  -          -          -           -        1,202        155,180         -              -
Issuance of 22,685 shares of
common stock in exchange for notes
payable                                -          -          -           -          227         28,582         -              -
Issuance of 1,000 shares of common
stock in exchange for services         -          -          -           -           10          1,490         -              -
Net loss for 1990                      -          -          -           -            -              -         -       (323,006)
                              ----------------------------------------------------------------------------------------------------
Balance at December 31, 1990           -          -          -           -        7,521        238,207         -       (440,166)

Issuance of 256,470 shares of
common stock for cash                  -          -          -           -        2,565        214,938         -              -
Issuance of 51,485 shares of
common stock in exchange for notes
payable                                -          -          -           -          515         50,283         -              -
Issuance of 14,740 shares of
common stock in exchange for
services                               -          -          -           -          147          8,213         -              -
Issuance of 17,775 shares of
common stock to licensor               -          -          -           -          178         26,485         -              -
Net loss for 1991                      -          -          -           -            -              -         -       (303,083)
                              ----------------------------------------------------------------------------------------------------
Balance at December 31, 1991           -          -          -           -       10,926        538,126         -       (743,249)

Issuance of 303,794 shares of
common stock for cash                  -          -          -           -        3,038        644,962         -              -
Issuance of 9,398 shares of
common stock to licensor               -          -          -           -           94         22,038         -              -
Net loss for 1992                      -          -          -           -            -              -         -       (689,794)
                              ----------------------------------------------------------------------------------------------------
Balance at December 31, 1992           -          -          -           -       14,058      1,205,126         -     (1,433,043)

Issuance of 327,159 shares of
preferred stock for cash, net of
offering costs of $54,969              -          -          -       3,272            -        923,169         -              -
Issuance of 13,333 shares of
preferred stock in exchange for
notes payable                          -          -          -         133            -         39,867         -              -
Issuance of 10,530 shares of
common stock to licensor               -          -          -           -          105         31,485         -              -
Net loss for 1993                      -          -          -           -            -              -         -       (721,478)
                              ----------------------------------------------------------------------------------------------------
Balance at December 31, 1993           -          -          -       3,405       14,163      2,199,647         -     (2,154,521)

                                   Accumulated
                                      Other
                                   Comprehensive
                                       Loss
                                   -------------
Issuance of 430,000 shares of
common stock for cash                  $  -
Issuance of 55,000 shares of
common stock in exchange for
services                                  -
Issuance of 15,000 shares of
common stock to licensor                  -
Net loss for the period from
September 21, 1988 (inception) to
 December 31, 1988                        -
                                       --------
Balance at December 31, 1988              -

Issuance of 68,230 shares of
common stock for cash                     -
Issuance of 40,000 shares of
common stock in exchange for
services                                  -
Net loss for 1989                         -
                                       --------
Balance at December 31, 1989              -

Issuance of 120,195 shares of
common stock for cash                     -
Issuance of 22,685 shares of
common stock in exchange for notes
payable                                   -
Issuance of 1,000 shares of common
stock in exchange for services            -
Net loss for 1990                         -
                                       --------
Balance at December 31, 1990              -

Issuance of 256,470 shares of
common stock for cash                     -
Issuance of 51,485 shares of
common stock in exchange for notes
payable                                   -
Issuance of 14,740 shares of
common stock in exchange for
services                                  -
Issuance of 17,775 shares of
common stock to licensor                  -
Net loss for 1991                         -
                                       --------
Balance at December 31, 1991              -

Issuance of 303,794 shares of
common stock for cash                     -
Issuance of 9,398 shares of
common stock to licensor                  -
Net loss for 1992                         -
                                       --------
Balance at December 31, 1992              -

Issuance of 327,159 shares of
preferred stock for cash, net of
offering costs of $54,969                 -
Issuance of 13,333 shares of
preferred stock in exchange for
notes payable                             -
Issuance of 10,530 shares of
common stock to licensor                  -
Net loss for 1993                         -
                                       --------
Balance at December 31, 1993              -

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

          Consolidated Statement of Stockholders' Equity (continued)
    For the Period from September 21, 1988 (inception) to December 31, 1999

                               Series A                                                                      Deficit
                              Convertible   Series B                                            Notes     Accumulated    Accumulated
                             Participating Convertible    Convertible                         Receivable   During the      Other
                               Preferred    Preferred      Preferred      Common   Additional   from      Development  Comprehensive
                                                       ------------------
                                 Stock        Stock    Series B  Series A  Stock    Capital   Stock Sales     Stage         Loss
                             -------------------------------------------------------------------------------------------------------
Issuance of 154,885 shares
of common stock for cash
upon exercise of warrants     $         -    $       - $     -   $      - $ 1,549  $  230,777 $         - $         -  $           -
Issuance of 68,331 shares
of common stock for cash, net
of offering costs of $42,119            -            -       -          -     683     162,191           -           -              -
Issuance of 6,093 shares of
common stock to licensor                -            -       -          -      69      20,640           -           -              -
Net loss for 1994                       -            -       -          -       -           -           -   (1,250,081)            -
                             -------------------------------------------------------------------------------------------------------
Balance at December 31, 1994            -            -       -      3,405  16,464   2,613,255           -   (3,404,602)            -

Issuance of 119,353 shares
of preferred stock for cash,
net of offering costs of
$134,861                                -            -   1,194          -       -     222,094           -            -             -
Issuance of 89,331 shares of
preferred stock for cash upon
exercise of warrants                    -            -     893          -       -     222,435           -            -             -
Issuance of 68,331 shares of
preferred stock upon exchange
of common stock                         -            -     683          -    (683)          -           -            -             -
Issuance of 6,456 shares of
common stock to licensor                -            -       -          -      64      19,304           -            -             -
Net loss for 1995                       -            -       -          -       -           -           -   (1,206,131)            -
                             -------------------------------------------------------------------------------------------------------
Balance at December 31, 1995            -            -   2,770      3,405  15,845   3,077,088           -   (4,610,733)            -

Issuance of 408,582 shares of
common stock for 340,492
shares of Series A,
Convertible Preferred Stock             -            -       -      3,405   4,086        (681)          -            -             -
Issuance of 332,446 shares of
common stock for 277,045
shares of Series B,
Convertible preferred Stock             -            -  (2,770)         -   3,324        (554)          -            -             -
Issuance of 285,758 shares
of common stock in exchange
for shares of preferred and
common stock of subsidiary              -            -       -          -   2,858     582.222           -            -             -
Issuance of 4,072,504 shares
of redeemable preferred stock   5,294,255            -       -          -       -    (101,275)          -            -             -
Issuance of 125,953 shares of
common stock to licensor                -            -       -          -   1,259      17,633           -            -             -
Issuance of 24,757 shares of
common stock for services               -            -       -          -     248       3,466           -            -             -
Net loss for 1996                       -            -       -          -       -           -           -   (2,088,250)            -
                             -------------------------------------------------------------------------------------------------------
Balance at December 31, 1996    5,294,255            -       -          -  27,620   3,577,899           -   (6,698,983)            -

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

          Consolidated Statement of Stockholders' Equity (continued)
    For the Period from September 21, 1988 (inception) to December 31, 1999

                               Series A                                                                     Deficit
                              Convertible   Series B                                           Notes     Accumulated     Accumulated
                             Participating Convertible    Convertible                        Receivable   During the       Other
                               Preferred    Preferred      Preferred     Common  Additional    from      Development   Comprehensive
                                                       -----------------
                                 Stock        Stock    Series B Series A  Stock   Capital    Stock Sales     Stage          Loss
                             -------------------------------------------------------------------------------------------------------
Issuance of 295,834 shares
of common stock upon
exercise of stock options    $          -  $        -  $      - $      - $ 2,958 $    41,417 $ (44,375)  $          -  $          -
Issuance of 2,072,095 shares
of redeemable preferred stock   3,418,957           -         -        -       -     (19,552)        -              -             -
Elimination of redemption
rights                         (8,651,766)          -         -        -       -   8,651,766         -              -             -
Issuance of 64,085 shares of
 common stock to licensor               -           -         -        -     641      12,176         -              -             -
Issuance of 13,846 shares of
common stock for services               -           -         -        -     139      17,861         -              -             -
Net loss for 1997                       -           -         -        -       -           -         -     (3,479,948)            -
                             -------------------------------------------------------------------------------------------------------
Balance at December 31, 1997       61,446           -         -        -  31,358  12,281,567   (44,375)   (10,178,931)            -

Issuance of 102,590 shares
of common stock upon
exercise of stock options               -           -         -        -   1,026      16,190         -              -             -
Issuance of 103,000 shares
of common stock upon
exercise of stock warrants              -           -         -        -   1,030     258,470         -              -             -
Issuance of 3,581,761 shares
of Series B, Convertible
Preferred Stock and related
issuance of 116,270 shares
of common stock to underwriter          -      35,818         -        -   1,163  13,942,212         -              -             -
Issuance of 130,032 shares
of common stock to licensor             -           -         -        -   1,300      63,716         -              -             -
Accrued interest on note
receivable                              -           -         -        -       -           -    (2,764)             -             -
Net loss for 1998                       -           -         -        -       -           -         -     (4,808,694)            -
                             -------------------------------------------------------------------------------------------------------
Balance at December 31, 1998       61,446      35,818         -        -  35,877  26,562,158   (47,139)   (14,987,625)            -

Issuance of 188,642 shares
of common stock upon
exercise of stock options               -           -         -        -   1,887     185,754         -              -             -
Issuance of 12,000 shares
of common stock upon
exercise of stock warrants              -           -         -        -     120      15,480   (15,600)             -             -
Issuance of 75,000 shares
of common stock upon
exercise of stock warrants              -           -         -        -     750     122,250         -              -             -
Issuance of 9,112 shares
of common stock to licensor             -           -         -        -      91      10,830         -              -             -
Principal payment on note
receivable                              -           -         -        -       -           -     1,500              -             -
Accrued interest on notes
receivable                              -           -         -        -       -           -    (2,840)             -             -
Recognition of stock
compensation expense                    -           -         -        -       -     284,855         -              -             -
Unrealized loss on
investments                             -           -         -        -       -           -         -              -       (11,377)
Net loss for 1999                       -           -         -        -       -           -         -     (7,792,684)            -
                             -------------------------------------------------------------------------------------------------------
Balance at December 31, 1999 $     61,446  $   35,818  $      - $      - $38,725 $27,181,327 $ (64,079)  $(22,780,309) $    (11,377)
                             -------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)


                     Consolidated Statements of Cash Flows

                                                                                                        Period from
                                                                                                       Sept. 21, 1988
                                                                Year Ended December 31,                (inception) to
                                                          1999           1998           1997            Dec. 31, 1999
                                                      ------------------------------------------       ---------------
Operating activities
Net loss                                               $(7,792,684)   $(4,808,694)   $(3,479,948)       $(22,780,309)
Adjustments to reconcile net loss to net cash
 used in operating activities:
   Depreciation and amortization                            86,574         78,256         54,925             499,342
   Gain on sale of property and equipment                    1,326              -              -              (5,370)
   Issuance of stock for services                           10,921         65,016         30,817             286,515
   Interest accrued on notes receivable from
    stock sales                                             (2,840)        (2,764)             -              (5,604)
   Recognition of stock compensation expense               284,855              -              -             284,855
   Accrued interest on stock for debt conversion                                                              12,696
   Minority interest in losses of subsidiary                     -              -              -             (50,835)
Changes in operating assets and liabilities:
   Prepaids and other assets                              (277,229)       (15,139)             -            (292,368)
   Accounts payable and other liabilities                  455,741         62,636         29,616             782,945
                                                      ------------   ------------   ------------       -------------
Net cash used in operating activities                   (7,233,336)    (4,620,689)    (3,364,590)        (21,268,133)

Investing activities
Purchases of marketable securities                      (4,329,610)             -              -          (4,329,610)
Purchases of property and equipment                       (109,378)      (114,528)      (152,449)           (607,717)
Proceeds from sale of property and equipment                     -              -              -              31,100
Other                                                            -              -              -              (9,379)
                                                      ------------   ------------   ------------       -------------
Net cash used in investing activities                  $(4,438,988)   $  (114,528)   $  (152,449)       $ (4,915,606)

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

               Consolidated Statements of Cash Flows (continued)

                                                                                                           Period from
                                                                                                          Sept. 21, 1988
                                                                       Year Ended December 31,            (inception) to
                                                                 1999            1998          1997        Dec. 31, 1999
                                                              -----------------------------------------   ---------------
Financing activities
Payment of deferred offering costs                            $        -     $        -     $  (106,710)    $   (185,587)
Proceeds from borrowings on notes payable                              -              -             -            921,046
Principal payments on capitalized lease obligations                    -              -             -           (174,809)
Principal payments on notes payable                                    -              -             -            (73,565)
Proceeds from issuance of redeemable preferred stock                   -              -       3,567,738        7,860,176
Proceeds from issuance of preferred stock                              -       14,085,906           -         15,537,840
Proceeds from issuance of common stock                             312,141        276,716           -          2,050,179
Proceeds from sale of preferred stock of subsidiary                    -              -             -            565,360
                                                              ------------   ------------   -----------     ------------
Net cash provided by financing activities                          312,141     14,362,622     3,461,028       26,500,640
                                                              ------------   ------------   -----------     ------------
Decrease (increase) in cash and cash equivalents               (11,360,183)     9,627,405       (56,011)         316,901

Cash and cash equivalents of beginning of period                11,677,084      2,049,679     2,105,690              -
                                                              ------------   ------------   -----------     ------------
Cash and cash equivalents at end of period                    $    316,901   $ 11,677,084   $ 2,049,679     $    316,901
                                                              ============   ============   ===========     ============

Supplemental Cash Flow Disclosures
Interest paid                                                 $        -     $        -     $    13,454     $     93,289
                                                              ============   ============   ===========     ============

Equipment acquired under capital leases                       $        -     $        -     $       -       $    174,809
                                                              ============   ============   ===========     ============

Issuance of redeemable preferred stock in exchange
  for notes payable and accrued interest                      $        -     $        -     $       -       $    742,037
                                                              ============   ============   ===========     ============

Issuance of preferred stock in exchange for notes
  payable                                                     $        -     $        -     $       -       $     40,000
                                                              ============   ============   ===========     ============

Issuance of common stock in exchange for notes
  payable/receivable                                          $     15,600   $        -     $    44,375     $    139,582
                                                              ============   ============   ===========     ============

Issuance of preferred stock of subsidiary in
  exchange for notes payable                                  $        -     $        -     $       -       $     58,522
                                                              ============   ============   ===========     ============

See accompanying Notes to Consolidated Financial Statements.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

                  Notes to Consolidated Financial Statements
                               December 31, 1999

1. Significant Accounting Policies

Insmed Pharmaceuticals, Inc. (the Company) is a development stage biopharmaceutical company incorporated in September 1988 to conduct research and development aimed at treating type 2 diabetes, polycystic ovary syndrome and other diseases associated with insulin resistance. The following is a description of the Company's more significant accounting policies:

     Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary, Insmed Diagnostics, Inc. All significant intercompany balances and transactions have been eliminated.

     Cash and Cash Equivalents

The Company considers liquid investments with maturities of three months or less when purchased to be cash equivalents. Substantially all cash equivalents are held in a short-term money market account with a bank.

     Marketable Securities

Marketable securities consist of corporate debt securities, all of which mature within one year. Management classifies the company's marketable securities as available for sale. Such securities are stated at market value, with the unrealized gains and losses included as a separate component of stockholders' equity. Realized gains and losses and declines in value judged to be other than temporary on securities available for sale are included in investment income. The cost of securities sold is calculated using the specific identification method.

     Property and Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over periods ranging from three to seven years.

     Stock-Based Compensation

The Company recognizes expense for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. Disclosures regarding alternative fair value measurement and recognition methods prescribed by Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation, are presented in Note 2.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

     Revenue Recognition

The Company has received funding from the U.S. government and certain corporations in support of research, in some cases in return for permitting those corporations exclusive review of certain research results for limited time periods. Payments irrevocably received are recognized as revenues when received. Revenue from achievement of milestone events is recognized when the results stipulated in the related agreement have been met. Grant revenues are recognized as the related work is performed. Revenue related to future performance is deferred and recognized as revenue when earned.

     Net Loss Per Share

Basic net loss per share is computed based upon the weighted average number of common shares outstanding during the period. The Company's diluted net loss per share is the same as its basic net loss per share because all stock options, warrants, and other potentially dilutive securities are antidilutive and, therefore, excluded from the calculation of diluted net loss per share.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Pending Acquisition of Celtrix Pharmaceuticals

On November 30, 1999, the Company entered into an agreement to acquire Celtrix Pharmaceuticals, Inc. ("Celtrix"). At closing, each share of Celtrix will be exchanged for one share in a newly formed holding company (Insmed, Inc.), and each preferred and common share of the Company will be exchanged for three and one-half shares of common; all options and warrants outstanding at the time of the transaction will convert into options and warrants of the holding company. The acquisition of Celtrix by the Company is subject to approval by the shareholders of both companies, as well as certain other conditions. The Company's current management and board of directors will govern the holding company.

The Company has incurred $375,784 of legal, due diligence and other costs in 1999 related to the acquisition. These costs are reflected in other assets and will be included in determining the purchase price of Celtrix.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consolidated Financial Statements (continued)

3. Commitment to Issue Equity

The Company entered into an agreement to sell 5,632,678 shares of its common stock and warrants to purchase 6,901,344 shares of common stock of Insmed, Inc. for $34.5 million. The warrants are exercisable for five years at a price of $2.25. Such sale is contingent on completion of the merger with Celtrix.

The proceeds of the issuance of the shares and warrants are expected to fund Insmed, Inc.'s research and development activities for at least two years. Continuation of the present level of research and development efforts is contingent upon continued availability of adequate financing. If the Celtrix acquisition and the equity issuance are not consummated, management of the Company intends to pursue and believes it can obtain other financing arrangements including private placements and strategic partnerships.

4. Stockholders' Equity

     Preferred Stock

Series A Convertible Participating Preferred Stock has a liquidation preference ahead of all other classes of capital stock, and Series B Convertible Preferred Stock has a liquidation preference ahead of common stock equal to its original issue price plus any unpaid dividends. Preferred stockholders are entitled to receive noncumulative dividends if declared by the board of directors and in preference to common stockholders.

Each holder of the preferred stock can convert these shares into an equal number of shares of common stock at any time. These shares will automatically convert at the time of the merger with Celtrix or otherwise upon a public offering with gross proceeds of at least $10 million (at a price per share of at least $4.95) or the vote of at least two-thirds of the outstanding shares.

The preferred stock entitles the holders to vote in all corporate matters and approval of certain matters requires the majority vote of the outstanding shares.

     Common Stock

Periodically, the Company has issued shares of common stock in exchange for services provided by stockholders and others. These issuances have been recorded at their estimated fair value at the time of the respective transactions and corresponding amounts have been reflected as expense in the accompanying consolidated statements of operations.

In 1992, the Company's board of directors declared a five-for-one common stock split that was effected in the form of a stock dividend. All share activity before the split and all stock option and stock warrant data have been restated to reflect the stock split.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consolidated Financial Statements (continued)

4. Stockholders' Equity (continued)

     Stock Options and Warrants

In 1994, the Company's stockholders approved the adoption of a stock option plan for its key employees, directors, and consultants. The plan provides for issuance of options to purchase up to 2,000,000 shares of common stock. At December 31, 1999, 33,582 options remain available for new grants under the plan. Options may be granted at the discretion of the board of directors at exercise prices not less than the estimated fair value of such shares at the date of grant. Before adopting this plan, the Company granted other stock options to certain employees, directors, and consultants pursuant to agreements approved by the board of directors.

A summary of stock option activity since inception is as follows (as adjusted for the stock split):

                                                                                         Weighted
                                                                                         Average
                                                                            Shares    Exercise Price
                                                                       ---------------------------------
Balance at Inception, September 21, 1988

       Granted                                                             1,288,463      $1.39
       Expired                                                              (107,500)      2.09
       Relinquished                                                         (220,000)      3.50
                                                                       ---------------------------------
       Outstanding at December 31, 1996                                      960,963       0.81
                                                                       =================================

       Exercisable at December 31, 1996                                      528,152      $1.23
                                                                       =================================

       Weighted Average Fair Value                                                        $0.01
       of Options Granted


Balance, December 31, 1996                                                   960,963       0.81
       Granted                                                               412,234       0.43
       Expired                                                               (30,000)      5.00
       Relinquished                                                          (25,417)      1.83
       Exercised                                                            (295,834)      0.15
                                                                       ---------------------------------
       Outstanding at December 31, 1997                                    1,021,946       0.70
                                                                       =================================

       Exercisable at December 31, 1997                                      528,413      $1.18
                                                                       =================================

       Weighted Average Fair Value                                                        $0.01
       of Options Granted

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consolidated Financial Statements (continued)




4. Stockholders' Equity (continued)

     Balance, December 31, 1997                          1,021,946         0.70
        Granted                                            590,501         1.18
        Relinquished                                       (76,993)        0.19
        Exercised                                         (102,590)        0.16
                                                  -------------------------------------
        Outstanding at December 31, 1998                 1,432,864         0.95
                                                  =====================================

        Exercisable at December 31, 1998                   850,320        $1.37
                                                  =====================================

        Weighted Average Fair Value
        of Options Granted                                                $0.08

     Balance, December 31, 1998                          1,432,864         0.95
        Granted                                            532,484         0.80
        Relinquished                                       (73,172)        0.38
        Exercised                                         (188,642)        0.99
                                                  -------------------------------------
        Outstanding at December 31, 1999                 1,703,534         0.93
                                                  =====================================

        Exercisable at December 31, 1999                   955,667        $1.16
                                                  =====================================

        Weighted Average Fair Value                                       $0.38
        of Options Granted

At December 31, 1999 and 1998, 1,521,333 and 1,108,666 of the above options represented grants under the Company's stock option plan, respectively. The following table summarizes information about stock options outstanding at December 31, 1999:

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consolidated Financial Statements (continued)

4. Stockholders' Equity (continued)

                                             Outstanding             Contractual             Exercisable
          Exercise Price                       Options                  Life                   Options
          -------------------------     -------------------     -------------------     --------------------
                   $0.15                       386,687                  2.56                   311,310
                   $0.20                       159,145                  2.62                    99,078
                   $0.50                       290,754                  2.39                   134,274
                   $0.80                       580,207                  4.85                   124,264
                   $1.21                         1,005                  7.00                     1,005
                   $1.30                         2,227                  7.00                     2,227
                   $1.65                        64,085                  4.35                    64,085
                   $2.50                         3,061                  5.59                     3,061
                   $3.00                       105,587                  0.73                   105,587
                   $4.00                       110,776                  5.46                   110,776
                                        -------------------     -------------------     --------------------

                                             1,703,534                  3.47                   955,667
                                        ===================     ===================     ====================

If the Company had accounted for its employee stock awards under the fair value based method, the net loss would have increased by approximately $48,000 for 1999, $16,000 for 1998, and $10,000 for 1997. The basic and diluted net loss per share would have increased $.01 in 1999, $.00 in 1998, $.00 in 1997. These pro forma amounts are not indicative of future effects of applying the fair value based method since stock based awards granted may vary from year to year and vesting periods of one to four years were used to measure pro forma compensation expense. The fair value for these awards was estimated at the date of grant using the Black- Scholes pricing method assuming a risk-free interest rate of 6.0%, no dividends, and a weighted-average expected life of the option of 4 years (2 years in 1998 and 1997).

The Company has an agreement with its founding scientist to grant options to enable him to maintain a three percent interest in the equity of the Company as new equity securities are issued. The exercise price for these options is equal to the issue price of the new securities. The right to continuing options will expire one day before the merger with Celtrix or before a public offering.

Warrants were issued periodically to certain stockholders, directors, and consultants for the purchase of common stock. At December 31, 1999, warrants were outstanding to purchase 10,000 shares of common stock at $3.00 per share. All of the warrants are exercisable and will expire on January 31, 2002 or upon the effective date of a registration statement for a public offering.

A total of 11,439,894 shares of common stock were reserved at December 31, 1999 in connection with stock options, stock warrants, and potential conversions of the preferred stock.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consoliadted Financial Statements (continued)


5. Income Taxes

Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The deferred tax assets of approximately $8.3 million and $5.5 million at December 31, 1999 and 1998, respectively, arise primarily due to net operating loss carryforwards for income tax purposes. Due to the Company's cumulative losses, these amounts have been entirely offset by a valuation allowance.

At December 31, 1999 and 1998, the Company had net operating loss carryforwards for income tax purposes of approximately $ 20.6 million and $14.0 million, respectively, expiring in various years beginning in 2003. Utilization of these carryforwards will be limited due to changes in the ownership of the Company's common stock.

6. Leases

The Company leases office and laboratory space under operating lease agreements expiring in February 2002. The leases provide for monthly rent of approximately $14,300 with a 2.5% escalation per year. The Company also leases a vehicle, office equipment and additional laboratory space.

Future minimum payments on these leases at December 31, 1999 were as follows:

          Year                           Amount
    --------------                     ----------
          2000                           $227,858
          2001                            216,278
          2002                             35,362
                                       ----------
                                         $479,498
                                       ==========

Rent expense for all operating leases amounted to $243,010 in 1999, $222,747 in 1998, $127,434 in 1997 and $842,081 on a cumulative basis since inception.

7. Employee Benefit Plan

In 1996, the Company adopted a defined contribution plan covering substantially all employees meeting certain eligibility requirements. Participants may elect to contribute a specified portion of their compensation to the plan on a tax-deferred basis. The Company has never contributed to this plan.

                         Insmed Pharmaceuticals, Inc.
                         (a development stage company)

            Notes to Consoliadted Financial Statements (continued)


8. License Agreement

In 1988, the Company entered into a license agreement with The University of Virginia Alumni Patents Foundation (the Foundation). The agreement, as amended in 1991, provides the Company an exclusive, worldwide license to develop and sell products related to certain patent rights for insulin resistance and associated disorders.

Under the license agreement, the Company is required to issue shares of its common stock each time shares of any class of stock are issued so that the Foundation at all times has a 3% undiluted interest in the Company. As of December 31, 1999, the Foundation had received 395,244 shares of common stock under the license agreement. These issuances have been recorded at their estimated fair value at the time of the respective transaction. Related expenses of $110,921 in 1999, $165,016 in 1998, $112,817 in 1997 and $1,053,218 on a
cumulative basis since inception have been included in research and development expense in the accompanying consolidated statements of operations. The right to receive such stock expires one day before the merger with Celtrix or before a public offering.

The Company also provides support for research at the University of Virginia
(UVA) that contributes toward commercial development of its planned products. Certain of the Company's research activities have taken place at UVA. The Company has also supported the research through consulting payments to individuals conducting additional research work beyond their commitments as employees of UVA. Total expense for research support to UVA amounted to $347,324 in 1999, $180,000 in 1998, $191,600 in 1997 and $1,501,975 on a cumulative basis since inception.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Celtrix Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of Celtrix Pharmaceuticals, Inc. as of March 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Celtrix Pharmaceuticals, Inc. at March 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                   /s/ ERNST & YOUNG LLP


Palo Alto, California
May 28, 1999

                         CELTRIX PHARMACEUTICALS, INC.


                          CONSOLIDATED BALANCE SHEETS
                (In thousands, except share and per share data)

                                                                            March 31,              March 31,
                                                                               1999                   1998
                                                                           ----------             ----------
Assets
   Current assets:
      Cash and cash equivalents                                            $    1,258             $    1,608
      Short-term investments                                                       --                  6,305
      Receivables and other current assets                                        172                    219
                                                                           ----------             ----------
         Total current assets                                                   1,430                  8,132

   Property and equipment, at cost:
      Leasehold improvements                                                       --                 11,133
      Machinery and equipment                                                     164                  8,974
                                                                           ----------             ----------
                                                                                  164                 20,107
   Less accumulated depreciation and amortization                                 (63)               (13,045)
                                                                           ----------             ----------
                                                                                  101                  7,062

   Assets held for sale                                                           416                     --

   Intangible and other assets, net of accumulated amortization
      of $1,235 and $938 at March 31, 1999 and 1998, respectively               2,554                  2,682
                                                                           ----------             ----------
   Total Assets                                                            $    4,501             $   17,876
                                                                           ==========             ==========

Liabilities and Stockholders' Equity
   Current liabilities:
      Accounts payable                                                     $      547             $      751
      Accrued clinical expenses                                                   439                    482
      Accrued compensation                                                         47                    421
      Other accrued liabilities                                                   188                    580
      Short-term debt and lease obligations                                        --                      8
                                                                           ----------             ----------
         Total current liabilities                                              1,221                  2,242

   Deferred rent                                                                   --                    890

   Stockholders' equity:
      Preferred stock, $.01 par value, authorized 10,000,000
         shares and 2,000,000 shares at March 31, 1999 and
         1998, respectively; none issued and                                       --                     --
         outstanding
      Common stock, $.01 par value, authorized 60,000,000
         shares and 30,000,000 shares at March 31, 1999 and
         1998, respectively; 25,061,053 shares and 21,061,053
         shares issued and outstanding at March 31, 1999 and
         1998, respectively                                                       251                    211
      Additional paid-in capital                                              133,437                131,542
      Accumulated deficit                                                    (130,408)              (117,009)
                                                                           ----------             ----------
         Total stockholders' equity                                             3,280                 14,744
                                                                           ----------             ----------
         Total liabilities and stockholder equity                          $    4,501             $   17,876
                                                                           ==========             ==========

See accompanying notes to consolidated financial statements.

                         CELTRIX PHARMACEUTICALS, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                             Year Ended March 31,
                                                 ------------------------------------------
                                                   1999              1998            1997
                                                 --------         ---------        --------
Revenues:
   Product sales                                 $     10          $     51        $     31
   Licensing revenues and other                       121               610             627

                                                      131               661             658
Costs and expenses:
   Cost of sales                                       --                 1               5
   Research and development                         6,830            13,006          11,999
   General and administrative                       2,272             1,985           1,814
   Restructuring costs                              5,160                --              --
                                                 --------          --------        --------
                                                   14,262            14,992          13,818

                                                 --------          --------        --------
Operating loss                                    (14,131)          (14,331)        (13,160)

Interest income, net                                  132               681             464

Gain on sale of investments                            --               737              --

Proceeds from settlement agreement                    600                --              --
                                                 --------          --------        --------

Net loss                                         $(13,399)         $(12,913)       $(12,696)
                                                 ========          ========        ========

Basic and diluted net loss per share             $  (0.58)         $  (0.61)       $  (0.83)
                                                 ========          ========        ========

Shares used in basic and diluted per share
   computation                                     22,941            21,004          15,238
                                                 ========          ========        ========

See accompanying notes to consolidated financial statements.

                         CELTRIX PHARMACEUTICALS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (In thousands, except share data)

                                                                                      Additional                         Total
                                                                      Common            Paid-in       Accumulated     Stockholders'
                                                                       Stock            Capital         Deficit          Equity
                                                                   ------------      -------------  --------------   --------------
Balance at March 31, 1996                                                  $152           $118,052       $ (91,418)       $  26,786

Issuance of 20,249 shares of common
  stock upon exercise of stock options                                       --                 51              --               51
Issuance of 29,188 shares of common
  stock under the Employee Stock
  Purchase Plam                                                               1                 49              --               50
Unrealized gain on available-for-sale
  securities                                                                 --                 --              19               19
Net loss                                                                     --                 --         (12,696)         (12,696)
                                                                   ------------      -------------  --------------   --------------
Balance at March 31, 1997                                                   153            118,152        (104,095)          14,210

Issuance of 5,721,876 shares of common
  stock and warrants to purchase
  2,860,934 shares of common stock in
  a private placement, net                                                   57             13,274              --           13,331
Issuance of 75,748 shares of common
  stock under the Employee Stock
  Purchase Plan                                                               1                116              --              117
Unrealized loss on available-for-sale
  securities                                                                 --                 --              (1)              (1)
Net loss                                                                     --                 --         (12,913)         (12,913)
                                                                   ------------      -------------  --------------   --------------
Balance at March 31, 1998                                                   211            131,542        (117,009)          14,744

Issuance of 4,000,000 shares of common
  stock and warrants to purchase
  6,000,000 shares of common stock
  in a private placement, net                                                40              1,872              --            1,912
Issuance of warrants to purchase 75,000
  shares of common stock and options to
  purchase 50,000 shares of common stock
  to non-employees                                                           --                 23              --               23
Net loss                                                                     --                 --         (13,399)         (13,399)
                                                                   ------------      -------------  --------------   --------------
Balance at March 31, 1999                                                  $251           $133,437       $(130,408)       $   3,280
                                                                   ============      =============  ==============   ==============

See accompanying notes to consolidated financial statements.

                        CELTRIX PHARMACEUTICALS, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               Increase (decrease) in cash and cash equivalents
                                (In thousands)

                                                                                        Year Ended March 31,
                                                                   ----------------------------------------------------------
                                                                         1999                      1998               1997
                                                                   -------------            -------------      -------------
Cash flows from operating activities:
   Net loss                                                             $(13,399)                $(12,913)          $(12,696)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
    Write off of leasehold improvements                                    5,311                       --                 --
    Write off of deferred rent liability                                    (816)                      --                 --
    Reduction in deferred rent liability                                     (74)                      --                 --
    Depreciation and amortization                                          1,036                    1,660              1,840
    Gain on sale of investments                                               --                     (737)                --
    Changes in operating accounts:
      Receivables and other current assets                                     4                      (22)                (2)
      Accounts payable, accrued compensation
       and other accrued liabilities                                        (992)                     854                 79
                                                                   -------------            -------------      -------------
       Net cash used in operating activities                              (8,930)                 (11,158)           (10,779)

Cash flows from investing activities:
   Sales and maturities of available-for-sale
     securities                                                            7,575                   40,497             35,210
   Purchase of available-for-sale securities                              (1,270)                 (43,482)           (30,315)
   Decrease (increase) in restricted cash                                     --                      520               (470)
   Proceeds from sale of fixed assets                                        600                       --                 --
   Capital expenditures                                                      (84)                    (187)              (198)
   Increase in intangible and other assets                                  (168)                    (394)              (455)
                                                                   -------------            -------------      -------------
       Net cash provided by (used in) investing
       activities                                                          6,653                   (3,046)             3,772

Cash flows from financing activities:
   Proceeds from issuance of common stock, net                             1,935                   13,448                101
   Principal payments under lease obligations                                 (8)                    (320)              (543)
                                                                   -------------            -------------      -------------
       Net cash provided by (used in) financing
       activities                                                          1,927                   13,128               (442)
                                                                   -------------            -------------      -------------

Net decrease in cash and cash equivalents                                   (350)                  (1,076)            (7,449)
Cash and cash equivalents at beginning of year                             1,608                    2,684             10,133
                                                                   -------------            -------------      -------------
Cash and cash equivalents at end of year                                $  1,258                 $  1,608           $  2,684
                                                                   =============            =============      =============
Supplemental disclosure:
   Interest paid                                                        $      1                 $     24           $     89
                                                                   =============            =============      =============

See accompanying notes to consolidated financial statements.

                         CELTRIX PHARMACEUTICALS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    Summary of Significant Accounting Policies

Celtrix Pharmaceuticals, Inc. (the "Company") is a biopharmaceutical company focused on developing novel therapeutics for the treatment of seriously debilitating, degenerative conditions primarily associated with severe trauma, chronic diseases or aging.

The consolidated financial statements include the accounts of Celtrix and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

At March 31, 1999, the Company had net working capital of $0.2 million and an accumulated deficit of $130.4 million, and incurred a net loss of $13.4 million for the year ended March 31, 1999. Working capital was increased in April 1999 from the issuance of common stock to Elan International Services, Ltd., which resulted in net proceeds of $2.3 million. The Company expects current cash and cash equivalents, including proceeds from the April 1999 financing, will be sufficient to fund operations into the third calendar quarter of 2000. The Company will be required to seek additional funds to finance operations beyond that period. The transaction with Elan Corporation, plc provides for the purchase by Elan of additional Celtrix equity securities, the proceeds from which will be used to fund the Company's share of anticipated clinical expenses associated with the joint venture's large-scale trial in osteoporosis (recovery from hip fracture surgery).

   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

   Cash Equivalents and Short-term Investments

Celtrix considers all highly liquid investment securities with maturity from date of purchase of three months or less to be cash equivalents and investment securities with maturity from date of purchase of more than three months to be short-term investments.

To date, all marketable securities have been classified as available-for-sale and are carried at fair value, with unrealized gains and losses reported in accumulated deficit. Fair values of investment securities are based on quoted market prices, and the costs of securities sold are based on the specific identification method. Premiums and discounts are amortized over the period from acquisition to maturity and are included in investment income, along with interest and dividends.

   Property and Equipment

Depreciation and amortization of property and equipment is provided on the straight-line method over the estimated useful lives (three to seven years) of the assets. Leasehold improvements are amortized over the shorter of the life of the lease or their estimated useful lives using the straight-line method.

   Intangible Assets

Intangible and other assets consist primarily of patents. Patents, carried at cost, are amortized using the straight-line method over the estimated useful lives of the related intellectual property, generally 12 years. Celtrix regularly performs reviews regarding the carrying value of the assets. The reviews look for the existence of facts or circumstances, either internal or external, which may indicate that the carrying value of the assets cannot be recovered. To date no adjustments have been made to the carrying value of the assets.

   Revenue Recognition

Licensing revenues are recorded when contractually earned. Revenue from product sales is recognized at time of shipment.

   Stock-Based Compensation

The Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock-Based Compensation" in October 1995, which encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has elected to follow the disclosure requirements of SFAS 123 for the fiscal years ended 1999, 1998 and 1997 (see
Note 5) and will continue to measure stock-based compensation to employees in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees".

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, and, accordingly, recognizes no compensation expense for the stock option grants.

   Recently Issued Accounting Standard

In April 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income". Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net loss or shareholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. Total comprehensive income (loss) approximates net loss for the fiscal years ended March 31, 1999, 1998 and 1997.

2.   Investment Securities

There were no available-for-sale securities held at March 31, 1999. The following is a summary of available-for-sale securities at March 31, 1998 (in thousands). Gross unrealized losses were immaterial.

                                                1998
                                   --------------------------------
                                                Net       Estimated
                                              Unrealized     Fair
                                      Cost      Losses       Value
                                   ----------  ---------     ------
U.S. treasury securities and
 obligations of U.S. government
 agencies                              $5,808    $     1     $5,807
U.S. corporate debt securities            499          1        498
                                       ------    -------     ------
                                       $6,307    $     2     $6,305
                                       ======    =======     ======
Classified as:
 Cash equivalents                      $   --    $    --     $   --
 Short-term investments                 6,307          2      6,305
                                       ------    -------     ------
                                       $6,307    $     2     $6,305
                                       ======    =======     ======

During fiscal years 1999 and 1998, no securities were sold prior to maturity.

3.   Assets Held for Sale

As a result of the September 1998 restructuring and the discontinuation of manufacturing, the Company is in the process of selling certain equipment and other fixed assets. The assets held for sale are recorded at their net realizable value.

4.   Debt and Commitments

As of March 31, 1999, the Company had fully amortized its obligation under capital leases and debt arrangements. Amortization expense for leased assets is included in depreciation and amortization expense.

As a result of restructuring the Company and discontinuing manufacturing operations in September 1998, the Company terminated its office, laboratory and manufacturing facility lease effective November 1998. The Company also terminated certain equipment operating leases as a result of the restructuring. The Company currently leases offices in San Jose under an operating lease which expires in December 1999. Deferred rent at March 31, 1998 reflects the landlord's funding of certain leasehold improvements prior to lease commencement and was amortized over the lease term to offset rent expense. Rent expense was $600,000, $1.1 million and $1.2 million for the years ended March 31, 1999, 1998, and 1997 respectively.

Future minimum lease payments under operating leases at March 31, 1999 are as follows (in thousands):

                                    Operating
                                     Leases
                                     ------
       1999                           $ 117
       2000                              --
       2001                              --
       2002                              --
       2003                              --
       Thereafter                        --
                                      -----
       Total minimum lease payments   $ 117
                                      =====

5.   Incentive and Benefit Plans

In September 1997, the stockholders approved an increase in the number of shares reserved for issuance under the Company's 1991 Stock Option Plan from 1,500,000 to 3,000,000 shares of common stock. Under the 1991 Directors' Stock Option Plan, 200,000 shares of Celtrix's common stock have been reserved for issuance. The exercise prices under these plans are determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of Celtrix's common stock at the time of grant. The options expire ten years from the date of grant, unless otherwise provided in the option agreement. The options generally become vested and exercisable over four years.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

Pro forma information regarding net loss and net loss per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to March 31, 1995 under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: risk-free interest rates of 4.88%, 6.03%, and 6.55%; dividend yields of zero; volatility factors of the expected market price of the Company's common stock of .801, .792 and .733; and an expected option life of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and expected option life. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

In September 1998, the stockholders approved an increase in the number of shares reserved for issuance under the Company's 1991 Employee Stock Purchase Plan from 250,000 to 500,000 shares of common stock. Under the plan, employees have an opportunity to purchase common stock of Celtrix at 85% of the fair market value at the beginning or end of each 12-month offering period, whichever is lower. The first offering period commenced January 1, 1994. As of March 31, 1999, 176,880 shares of common stock have been issued to company employees. There were no shares issued, and subsequently no fair value of employees' purchase rights estimated, for 1999. The fair value of the employees' purchase rights for 1998 and 1997, respectively, was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rates of 5.59% and 5.66%; dividend yields of zero; volatility factors of the expected market price of the Company's common stock of .792 and .733; and an expected life of 1 year.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for net loss per share information):


                                     1999       1998       1997
                                   ---------  ---------  ---------
   Pro forma net loss              $(13,391)  $(13,275)  $(12,929)
   Pro forma net loss per share    $  (0.58)  $  (0.63)  $  (0.85)

The weighted-average fair value of options granted during 1999, 1998 and 1997 was $1.14, $1.59, and $1.47, respectively.

A summary of the Company's stock option activity, which includes the 1991 Stock Option Plan and the 1991 Directors' Stock Option Plan, for the years ended March 31 follows:


                                                                                    Outstanding Options
                                                         ---------------------------------------------------------------------
                                          Shares                                                                     Weighted-
                                        Available             Number of                  Price                    Average
                                        for Grant               Shares                  Per Share              Exercise Price
                                    --------------       ------------------       -------------------      -------------------
     Balance at March 31, 1996             653,335                1,034,740             $ 1.25-$11.50                $2.94
     Options granted                      (137,116)                 137,116             $  1.94-$3.94                $2.45
     Options exercised                          --                  (20,249)            $  1.31-$2.63                $2.52
     Options canceled                      191,249                 (191,249)            $  1.31-$9.50                $4.30
                                        ----------                ---------             -------------                -----
     Balance at March 31, 1997             707,468                  960,358             $ 1.25-$11.50                $2.61
     Shares authorized                   1,500,000                       --                        --                   --
     Options granted                    (1,073,783)               1,073,783             $  2.00-$2.94                $2.34
     Options canceled                      272,450                 (272,450)            $  2.44-$3.94                $2.60
                                        ----------                ---------             -------------                -----
     Balance at March 31, 1998           1,406,135                1,761,691             $ 1.25-$11.50                $2.39
     Options granted                      (211,084)                 211,084             $ 1.06-$ 2.88                $1.62
     Options canceled                      731,275                 (731,275)            $ 1.25-$11.50                $2.38
                                        ----------                ---------             -------------                -----
     Balance at March 31, 1999           1,926,326                1,241,500             $  1.06-$8.00                $2.26
                                        ==========                =========             =============                =====


The following table summarizes information concerning outstanding options at March 31, 1999:


                                                Options Outstanding                                Options Exercisable
                                --------------------------------------------------       ------------------------------------------
                                                       Weighted-      Weighted                                  Weighted-
                                 Options               Average        Average                  Options           Average
                              Outstanding at          Remaining       Exercise               Exercisable at      Exercise
 Range of Exercise Price       Mar. 31, 99            Contractual       Price                 Mar. 31, '98        Price
                                                         Life
                             --------------------    ------------------------------      ------------------------------------------

$1.06 - $2.50                            853,083         7.4             $2.06                      444,003         $2.22
$2.51 - $4.00                            386,917         7.3             $2.68                      251,550         $2.72
$4.01 - $8.00                              1,500         3.2             $8.00                        1,500         $8.00
                            --------------------                                         ------------------
                                       1,241,500                                                    697,053
                            ====================                                         ==================


Under Celtrix's 1991 retirement savings plan ("401(k) Plan"), employees may elect to defer up to 20% of their total compensation, not to exceed the amount allowed by applicable Internal Revenue Service guidelines. There were no employer contributions to the plan as of March 31, 1999.

6.   Stockholders' Equity

In November 1998, Celtrix sold 4,000,000 shares of common stock in a private placement at $0.50 per share, which resulted in net proceeds to the Company of approximately $1.9 million. Additionally, the Company issued a three-year warrant to purchase 6,000,000 shares of Celtrix common stock at $0.55 per share. As of March 31, 1999, 6,000,000 shares of warrants are outstanding.

In April 1997, the Company completed a private placement of 5,721,876 newly issued shares of common stock at $2.438 per share. For every two shares of stock issued, the Company also issued a warrant to purchase an additional share of Celtrix common stock at $2.682 per share. The warrants are exercisable only after the shares of stock are held for at least one year and as of March 31, 1999, there were 2,758,391 warrants outstanding related to this financing (102,543 were cancelled due to the sale of stock). The warrant expires in April 2000. The net proceeds to the Company, after fees and expenses of approximately $619,000, were $13.3 million.

7.   License and Collaborative Arrangements

In July 1994, Celtrix entered into a license agreement with The Green Cross Corporation ("Green Cross"), covering the development and commercialization of SomatoKine for the treatment of osteoporosis in Japan. Under the terms of the agreement, Green Cross was to be responsible for all related research, development and marketing, as well as manufacturing the product to support its preclinical, clinical and commercial needs in Japan. The agreement provided for Celtrix to receive licensing fees, milestone payments upon Green Cross accomplishing specific product development activities and royalties on future product sales. Celtrix retained full rights outside of Japan to SomatoKine and also to related know-how and technology developed by Green Cross. In April 1998, Green Cross was merged with Yoshitomi Pharmaceuticals Industries, Ltd. In May 1998, Celtrix received notice from Yoshitomi of its intent to terminate this license agreement. This license was terminated in March 1999 upon the payment by Yoshitomi of $600,000 to Celtrix. Celtrix regained the rights to the treatment of osteoporosis in Japan.

In June 1994, the Company entered into a product development, license and marketing agreement with Genzyme Corporation ("Genzyme") on TGF-beta-2 which includes equity investments, milestone payments and potential royalties to Celtrix. As part of the agreement, Celtrix sold to Genzyme 1,550,388 shares of Celtrix common stock in June 1994, and subsequently, in December 1995 Celtrix exercised the option to receive an additional investment by Genzyme for 1,472,829 shares of Celtrix common stock resulting in $4.4 million of net proceeds to the Company. Under recently amended terms, Genzyme has been granted expanded worldwide commercialization rights for all systemic applications and select local applications of TGF-beta-2 to include Japan, China, Korea and Taiwan; in exchange, Genzyme released Celtrix from certain service and royalty obligations under the original agreement. Celtrix has retained rights to select applications of TGF-beta-2 and the Company has the option to reacquire rights to other product applications not pursued by Genzyme. In December 1997, the Company also entered into a new license agreement with Genzyme granting Genzyme a worldwide exclusive royalty-bearing license to TGF-beta antibodies, and license and sublicense rights to TGF-beta receptor. Under the terms of the agreement, Genzyme will assume the licensing and royalty obligations of Celtrix related to TGF-beta receptor.

Since inception, Celtrix has entered into various other research and development and licensing arrangements. Some of these agreements contain royalty and other obligations.

8.   Restructuring Costs

During fiscal year 1999, the Company restructured to focus on the clinical development of SomatoKine, cease manufacturing operations and reduce the cash burn rate. As a result, the Company recognized a $5.2 million restructuring charge in the quarter ended September 30, 1998 consisting of a $5.3 million non-cash write-off of leasehold improvements partly offset by $816,000 non-cash reduction of deferred rent liability, $358,000 in severance expenses, $250,000 related to non-cancelable operating lease obligations, and $75,000 in other restructuring-related charges. As part of the restructuring, the Company reduced its workforce by 69 employees, or approximately 90%, by the end of the calendar year. The reduction in workforce affected all levels of staff in manufacturing and other functions. As of March 31, 1999, the Company has no restructuring liabilities remaining to be paid.

9.   Gain on Sale of Investments

In June 1997, the Company sold 43,750 shares of Prograft Medical, Inc. preferred stock, resulting in the recording of $737,000 in gain on investment. These shares were held by Celtrix since 1993.

10.  Income Taxes

At March 31, 1999, the Company had net operating loss and tax credit carryforwards for federal income tax purposes of approximately $127.7 million and $4.3 million, respectively, expiring in the years 2006 through 2019. The federal net operating loss carryforward differs from the accumulated deficit principally due to (i) the nondeductibility for tax purposes of the charges for in-process research and development resulting from the BioGrowth, Inc. merger and the Baltimore Biotech, Inc. acquisition, and (ii) timing differences in the recognition of certain revenue and expense items for financial and federal tax reporting purposes (primarily certain expenses not currently deductible). Approximately $8.8 million of the total federal net operating losses are available only to offset future consolidated taxable income to the extent contributed by the Company's wholly owned subsidiary, BioGrowth, Inc.

Utilization of the net operating losses and credits is subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986.

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of March 31 are as follows (in thousands):

   Deferred tax assets:                                  1999               1998
                                                     ------------      --------------
       Net operating loss carryforwards                 $ 44,300            $ 39,100
       Research credits                                    5,900               5,500
       Acquired intangibles                                   --                  --
       Research expenses capitalized for tax
       purposes                                            2,400               2,200
       Other                                              (1,400)             (1,000)
                                                        --------            --------
       Total deferred tax assets                          51,200              45,800
       Valuation allowance for deferred tax              (51,200)            (45,800)
       assets                                           --------            --------

       Net deferred tax assets                          $     --            $     --
                                                        ========            ========

The valuation allowance increased by $5.4 million, $4.8 million, and $5.2 million during the years ended March 31, 1999, 1998, and 1997, respectively.

11.  Subsequent Event

The Company entered into an agreement on April 21, 1999 with Elan Corporation, plc to establish a joint venture for the development of SomatoKine to treat osteoporosis using Elan's MEDIPAD Delivery System.

The joint venture company is initially owned 80.1% by Celtrix and 19.9% by Elan. The new company has licensed SomatoKine technology from Celtrix and MEDIPAD technology from Elan. Celtrix has invested $8.01 million in the joint venture and Elan has invested $1.99 million. At the time of closing, Elan International Services, Ltd. (EIS) purchased $8.01 million of Celtrix Series A Convertible/Exchangeable Preferred Stock, which is convertible into Celtrix common stock at a price of $2.006 per share or exchangeable for an incremental 30.1% ownership in the joint venture to a total of 50.0%. If the exchange right is excercised, the Series A Convertible/Exchangeable Preferred Stock will be cancelled. The Series A Convertible/Exchangeable Preferred Stock pays a 5% annual in-kind dividend.

The agreement with Elan also provides for EIS to purchase from time to time Series B Convertible Preferred Stock up to an amount of $4.8 million, the proceeds from which sale will be used by Celtrix to fund its share of the joint venture's operating expenses. The Series B Convertible Preferred Stock is convertible into Celtrix common stock at a price of $2.006 per share and pays a 9% annual in-kind dividend.

Elan received a $10 million license payment from the joint venture for the use of MEDIPAD technology while Celtrix will have an 80% share in any future proceeds related to the further development and commercialization of the osteoporosis product (e.g. upfront payments, milestones or royalties) received by the joint venture, regardless of ownership, until it is paid $10 million. Thereafter, Celtrix and Elan will share the joint venture's proceeds in accordance with their ownership interests.

In April 1999, in a separate transaction, the Company issued 1,508,751 shares of common stock to Elan International Services, Ltd. at a price of $1.657 per share, amounting to $2.3 million (net of expenses).

                         CELTRIX PHARMACEUTICALS, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                                                   December 31,          March 31,
                                                                                      1999                1999
                                                                               -----------------    --------------
                                                                                  (Unaudited)              (1)
Assets
  Current assets:
     Cash and cash equivalents                                                         $   1,243         $   1,258
     Receivables and other current assets                                                    159               172
                                                                               -----------------    --------------
             Total current assets                                                          1,402             1,430

   Property and equipment, net                                                                75               101
   Assets held for sale                                                                      349               416
   Intangible and other assets, net                                                        2,581             2,554
                                                                               -----------------    --------------
   Total assets                                                                        $   4,407         $   4,501
                                                                               =================    ==============


Liabilities, Preferred Stock and Stockholders' Equity (Deficit)
  Current liabilities:
        Accounts payable                                                               $     333         $     547
        Other accrued liabilities                                                            360               674
                                                                               -----------------    --------------
             Total current liabilities                                                       693             1,221

  Series A convertible/exchangeable preferred stock                                        7,948                --

  Stockholders' equity (deficit):
        Common stock                                                                         272               251
        Additional paid-in capital                                                       136,141           133,437
        Cumulative preferred stock dividend                                                  281                --
        Accumulated deficit                                                             (140,928)         (130,408)
                                                                               -----------------    --------------
             Total stockholders' equity (deficit)                                         (4,234)            3,280
                                                                               -----------------    --------------
  Total liabilities, preferred stock and stockholders' equity (deficit)                $   4,407         $   4,501
                                                                               =================    ==============

 (1) Derived from audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See accompanying notes.

                         CELTRIX PHARMACEUTICALS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (Unaudited)

                                                   Three Months Ended                      Nine Months Ended
                                                      December 31,                           December 31,
                                          ---------------------------------      ----------------------------------
                                                1999               1998                1999                1998
                                          --------------         ----------      --------------          ----------
Revenues:
   Product sales                               $      --          $      --          $       --           $      10
   Revenues from related parties                     597                 --                 629                  --
   Other revenues                                     25                 21                  83                  69
                                              ----------         ----------         -----------          ----------
                                                     622                 21                 712                  79

Costs and expenses:
   Research and development                          290                615                 629               6,432
   General and administrative                        489                496               1,424               1,725
   Restructuring costs                                --                 --                  --               5,178
                                              ----------         ----------         -----------          ----------
                                                     779              1,111               2,053              13,335

                                              ----------         ----------         -----------          ----------
Operating loss                                      (157)            (1,090)             (1,341)            (13,256)

Equity in loss from joint venture                   (963)                --              (8,973)                 --

Interest income, net                                  21                 14                  74                 121
                                              ----------         ----------         -----------          ----------
Net loss                                       $  (1,099)         $  (1,076)         $  (10,240)          $ (13,135)
                                              ==========         ==========         ===========          ==========


Basic and diluted net loss per share           $   (0.04)         $   (0.04)         $    (0.39)          $   (0.59)
                                              ==========         ==========         ===========          ==========

Shares used in basic and diluted per
       share computation                          26,837             24,583              26,548              22,235
                                              ==========         ==========         ===========          ==========

See accompanying notes.

                         CELTRIX PHARMACEUTICALS, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               Increase (decrease) in cash and cash equivalents
                                (In thousands)
                                  (Unaudited)

                                                                                        Nine Months Ended
                                                                                           December 31,
                                                                                    --------------------------
                                                                                      1999              1998
                                                                                    --------         ---------
Cash flows from operating activities:
  Net loss                                                                          $(10,240)         $(13,135)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization                                                        267               939
    Write off of leasehold improvements                                                   --             5,311
    Reduction in deferred rent liability                                                  --              (890)
    Equity in loss from Celtrix/Elan joint venture                                     8,973

    Other adjustments related to changes in operating accounts                          (514)             (506)
                                                                                    --------          --------
        Net cash used in operating activities                                         (1,514)           (8,281)

Cash flows from investing activities:
  Investment in Celtrix/Elan joint venture                                            (8,973)               --
  Decrease in available-for-sale securities                                               --             6,307
  Proceeds from sale of fixed assets                                                      67               359
  Capital expenditures                                                                    (3)              (77)
  Increase in intangible and other assets                                               (265)              (85)
                                                                                    --------          --------
        Net cash (used in) provided by investing activities                           (9,174)            6,504

Cash flows from financing activities:
  Proceeds from issuance of common stock, net                                          2,725             1,957
  Proceeds from issuance of Series A convertible/ exchangeable
    preferred stock, net                                                               7,948                --
  Principal payments under lease obligations                                              --                (8)
                                                                                    --------          --------
        Net cash provided by financing activities                                     10,673             1,949
                                                                                    --------          --------
Net (decrease) increase in cash and cash equivalents                                     (15)              172
Cash and cash equivalents at beginning of period                                       1,258             1,608
                                                                                    --------          --------
Cash and cash equivalents at end of period                                          $  1,243          $  1,780
                                                                                    ========          ========

See accompanying notes.

                         CELTRIX PHARMACEUTICALS, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)

1.   Condensed Consolidated Interim Financial Statements
     ---------------------------------------------------

The condensed consolidated balance sheet as of December 31, 1999 and the condensed consolidated statements of operations and cash flows for the three-and nine-month periods ended December 31, 1999 and 1998, have been prepared by the Company, without audit. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements include all adjustments, which include normal recurring adjustments, necessary to present fairly the Company's financial position, results of its operations and its cash flows. Interim results are not necessarily indicative of results to be expected for a full fiscal year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended March 31, 1999 in the Company's Annual Report on Form 10-K.

2.   Acquisition of Celtrix by Insmed Pharmaceuticals, Inc.
     ------------------------------------------------------

On December 1, 1999, the Company announced that it had entered into a definitive agreement for Insmed Pharmaceuticals, Inc. ("Insmed") to acquire Celtrix. The acquisition of Celtrix by Insmed, a bioscience company focused on the diagnosis and treatment of medical conditions associated with insulin resistance, including type 2 diabetes and polycystic ovary syndrome (PCOS), is subject to approval by the shareholders of both companies, as well as certain other contingencies and is expected to close at the beginning of the second quarter, 2000. At closing, each share of Celtrix will be exchanged for one share in a newly formed holding company and each share of Insmed will be exchanged for three and one-half shares. Prior to the closing of the financing described below, Celtrix's current shareholders will hold approximately 43 percent and Insmed's current shareholders will hold approximately 57% of the new company. The exchange will be tax-free for both companies' shareholders. The newly formed holding company expects to be a publicly traded company.

In connection with the merger, Insmed entered into an agreement to sell 5,632,678 shares of its common stock and warrants, exercisable for five years, to purchase the equivalent of 1,971,813 shares of common stock of the newly formed holding company. The proceeds from the financing will be approximately $34.5 million. Subsequent to the financing, the new investors, Celtrix's current shareholders and Insmed's current shareholders will hold approximately 22%, 34% and 44%, respectively, of the outstanding common stock of the newly formed holding company, on a fully diluted basis. Such sale is contingent upon completion of the merger with Celtrix.

3.   Joint Venture with Elan Corporation, plc
     ----------------------------------------

On April 21, 1999, the Company entered into an agreement with Elan Corporation, plc to establish a joint venture company for the development of SomatoKine to treat osteoporosis using Elan's MEDIPAD Delivery System.

The joint venture company is initially owned 80.1% by Celtrix and 19.9% by Elan. The joint venture company has licensed SomatoKine technology from Celtrix and MEDIPAD technology from Elan. Celtrix initially invested $8.01 million in the joint venture and Elan invested $1.99 million. At the time of closing, Elan International Services, Ltd. (EIS) purchased $8.01 million of Celtrix Series A Convertible/Exchangeable Preferred Stock, which, with all accrued and unpaid dividends, is convertible into Celtrix common stock at a price of $2.006 per share or exchangeable for an incremental 30.1% ownership in the joint venture to a total of 50.0%. If the exchange right is exercised, the Series A Convertible/Exchangeable Preferred Stock will be cancelled. The Company anticipates the Series A Convertible/Exchangeable Preferred Stock will be converted to Celtrix common stock, in accordance with the terms of the agreement with Elan, at the time of the proposed merger with Insmed Pharmaceuticals, Inc. (see Note 2). The Series A Convertible/Exchangeable Preferred Stock pays a 5% annual in-kind dividend. Although the Company owns 80.1% of the joint venture, the joint venture is accounted for under the equity method of accounting, because Elan has substantive participating rights that give them the ability to block significant decisions proposed by the Company. In addition, Elan actively participates in directing and carrying out the operating and capital activities of the joint venture's business.

The agreement with Elan also provides, at Celtrix's option, for EIS to purchase from time to time Series B Convertible Preferred Stock up to an amount of $4.8 million, the proceeds from which sale will be used by Celtrix to fund its share of the joint venture's operating expenses. Celtrix and Elan will be reimbursed by the joint venture for research and development and administrative work performed on behalf of the joint venture. The Series B Convertible Preferred Stock is convertible into Celtrix common stock at a price of $2.006 per share and pays a 9% annual in-kind dividend.

Elan received a $10 million license payment from the joint venture for the use of MEDIPAD technology while Celtrix will have an 80% share in any future proceeds related to the further development and commercialization of the osteoporosis product (e.g. upfront payments, milestones or royalties) received by the joint venture, regardless of ownership, until Celtrix is paid $10 million. Thereafter, Celtrix and Elan will share the joint venture's proceeds in accordance with their ownership interests.

In April 1999, in a separate transaction, the Company issued 1,508,751 shares of Celtrix common stock to Elan International Services, Ltd. at a price of $1.657 per share, amounting to $2.4 million (net of expenses).

4.   Restructuring Charges
     ---------------------

In September 1998, Celtrix announced a restructuring of the Company to focus on the clinical development of SomatoKine, cease manufacturing operations and significantly reduce the cash burn rate. As a result, the Company recognized a $5.2 million restructuring charge in the quarter ended September 30, 1998. As of December 31, 1999, the Company held $349,000 in certain equipment and fixed assets to be sold. There are no restructuring liabilities remaining to be paid as of December 31, 1999.

5.   Nasdaq Listing
     --------------

In April 1999, the Company participated in an oral hearing before a Nasdaq Listing Qualifications Panel regarding its compliance with Nasdaq National Market Standards. The hearing was in response to notification received by the Company from Nasdaq in January 1999 that the Company failed to comply with the minimum net tangible assets requirement. On July 6, 1999, the Nasdaq panel informed the Company that its listing would be moved from the Nasdaq National Market to The Nasdaq SmallCap Market effective July 8, 1999, subject to its continued compliance with SmallCap listing requirements.

6.   Subsequent Events
     -----------------

In January 2000, certain investors holding warrants issued in connection with the $2.0 million November 1998 private placement financing completed a cashless exercise of 4,230,000 shares underlying such warrants which resulted in the issuance of 3,384,000 shares of common stock to such investors on the basis of a $2.75 share price.

In February 2000, an investor in the $14.0 million April 1997 private placement financing exercised 820,344 warrants at an exercise price of $2.6818 per share, which generated $2.2 million in additional cash for the Company.

                                    ANNEX A

                             AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION
                                     AMONG
                         INSMED PHARMACEUTICALS, INC.,
                         CELTRIX PHARMACEUTICALS, INC.
                                      AND
                                 INSMED, INC.

                         DATED AS OF February 9, 2000

     The following reflects the reorganization agreement, dated February 9, 2000, by and between Insmed Pharmaceuticals, Inc., Insmed, Inc., Celtrix Merger Subsidiary, Inc. and Celtrix Pharmaceuticals, Inc.

                                                                         Annex A


           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION


                                 BY AND AMONG


                                 INSMED, INC.,

                        CELTRIX PHARMACEUTICALS, INC.,

                           CELTRIX MERGERSUB, INC.,

                                      AND

                         INSMED PHARMACEUTICALS, INC.







                         Dated as of February 9, 2000

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I  DEFINITIONS.........................................................................................  10
         Section 1.1. Agreement................................................................................  10
         Section 1.2. Antitrust Laws...........................................................................  10
         Section 1.3. Articles of Exchange.....................................................................  10
         Section 1.4. BancBoston...............................................................................  11
         Section 1.5. Celtrix..................................................................................  11
         Section 1.6. Celtrix Affiliate........................................................................  11
         Section 1.7. Celtrix Benefit Plans....................................................................  11
         Section 1.8. Celtrix Capital Stock....................................................................  11
         Section 1.9. Celtrix Common Stock.....................................................................  11
         Section 1.10. Celtrix Companies.......................................................................  11
         Section 1.11. Celtrix Contracts.......................................................................  11
         Section 1.12. Celtrix Disclosure Letter...............................................................  11
         Section 1.13. Celtrix Dissenting Holders..............................................................  11
         Section 1.14. Celtrix ERISA Affiliate.................................................................  12
         Section 1.15. Celtrix ERISA Plan......................................................................  12
         Section 1.16. Celtrix Form 10-K.......................................................................  12
         Section 1.17. Celtrix Intellectual Property...........................................................  12
         Section 1.18. Celtrix License Agreements..............................................................  12
         Section 1.19. Celtrix Permits.........................................................................  12
         Section 1.20. Celtrix Plans...........................................................................  12
         Section 1.21. Celtrix Preferred Stock.................................................................  12
         Section 1.22. Celtrix Qualified Plan..................................................................  12
         Section 1.23. Celtrix Series A Preferred Stock........................................................  12
         Section 1.24. Celtrix Series B Preferred Stock........................................................  13
         Section 1.25. Celtrix SEC Reports.....................................................................  13
         Section 1.26. Celtrix Stock Options...................................................................  13
         Section 1.27. Celtrix Superior Proposal...............................................................  13
         Section 1.28. Celtrix Third Party Acquisition Offer...................................................  13
         Section 1.29. Celtrix Warrant.........................................................................  13
         Section 1.30. Certificate of Merger...................................................................  13
         Section 1.31. Certificates............................................................................  13
         Section 1.32. Closing.................................................................................  13
         Section 1.33. Closing Date............................................................................  13
         Section 1.34. COBRA...................................................................................  14
         Section 1.35. Code....................................................................................  14
         Section 1.36. Confidential Material...................................................................  14
         Section 1.37. Confidentiality Agreement...............................................................  14

         Section 1.38. Contracts...............................................................................  14
         Section 1.39. Copyrights..............................................................................  14
         Section 1.40. Delivering Company......................................................................  14
         Section 1.41. DGCL....................................................................................  14
         Section 1.42. Dissenting Shares.......................................................................  14
         Section 1.43. Effective Time..........................................................................  14
         Section 1.44. Elan Joint Venture......................................................................  15
         Section 1.45. Elan Joint Venture Agreement............................................................  15
         Section 1.46. Environmental Claim.....................................................................  15
         Section 1.47. Environmental Laws......................................................................  15
         Section 1.48. ERISA...................................................................................  15
         Section 1.49. Exchange................................................................................  15
         Section 1.50. Exchange Act............................................................................  15
         Section 1.51. Exchange Agent..........................................................................  15
         Section 1.52. Exchange Consideration..................................................................  15
         Section 1.53. FCPA....................................................................................  15
         Section 1.54. GAAP....................................................................................  16
         Section 1.55. Governmental Authority..................................................................  16
         Section 1.56. HSR Act.................................................................................  16
         Section 1.57. Indemnified Party.......................................................................  16
         Section 1.58. Insmed..................................................................................  16
         Section 1.59. Insmed Affiliate........................................................................  16
         Section 1.60. Insmed Benefit Plans....................................................................  16
         Section 1.61. Insmed Capital Stock....................................................................  16
         Section 1.62. Insmed Common Stock.....................................................................  16
         Section 1.63. Insmed Companies........................................................................  16
         Section 1.64. Insmed Contracts........................................................................  17
         Section 1.65. Insmed Disclosure Letter................................................................  17
         Section 1.66. Insmed Dissenting Holder................................................................  17
         Section 1.67. Insmed ERISA Affiliate..................................................................  17
         Section 1.68. Insmed ERISA Plan.......................................................................  17
         Section 1.69. Insmed Financial Statements.............................................................  17
         Section 1.70. Insmed Intellectual Property............................................................  17
         Section 1.71. Insmed License Agreements...............................................................  17
         Section 1.72. Insmed Permits..........................................................................  17
         Section 1.73. Insmed Plans............................................................................  17
         Section 1.74. Insmed Preferred Stock..................................................................  17
         Section 1.75. Insmed Qualified Plan...................................................................  18
         Section 1.76. Insmed Series A Preferred Stock.........................................................  18
         Section 1.77. Insmed Series B Preferred Stock.........................................................  18
         Section 1.78. [Intentionally Omitted].................................................................  18
         Section 1.79. Insmed Stock Options....................................................................  18
         Section 1.80. Insmed Superior Proposal................................................................  18
         Section 1.81. Insmed Third Party Acquisition Offer....................................................  18
         Section 1.82. Insmed Warrant..........................................................................  18

         Section 1.83. IRS.....................................................................................  18
         Section 1.84. Joint Proxy Statement/Prospectus........................................................  18
         Section 1.85. Knowledge of Celtrix....................................................................  18
         Section 1.86. Knowledge of Insmed.....................................................................  19
         Section 1.87. Law.....................................................................................  19
         Section 1.89. Material Adverse Effect.................................................................  19
         Section 1.90. Merger..................................................................................  19
         Section 1.91. Merger Consideration....................................................................  19
         Section 1.92. Merger Subsidiary.......................................................................  19
         Section 1.93.A. Nasdaq SmallCap.......................................................................  19
         Section 1.93.B. Nasdaq National.......................................................................  19
         Section 1.94. New Stock Plan..........................................................................  19
         Section 1.94A.  Original Agreement....................................................................  20
         Section 1.95. Parent..................................................................................  20
         Section 1.96. Parent Common Stock.....................................................................  20
         Section 1.97. Partnership; Partnerships...............................................................  20
         Section 1.98. Patents.................................................................................  20
         Section 1.99. Permits.................................................................................  20
         Section 1.100. PGE....................................................................................  20
         Section 1.101. Plan of Exchange.......................................................................  20
         Section 1.102. Receiving Company......................................................................  20
         Section 1.103. Registration Statement.................................................................  20
         Section 1.104. Representatives........................................................................  21
         Section 1.105. SCC....................................................................................  21
         Section 1.106. SEC....................................................................................  21
         Section 1.107. Secretary of State.....................................................................  21
         Section 1.108. Securities Act.........................................................................  21
         Section 1.109. Special Meetings.......................................................................  21
         Section 1.110. Subsidiary; Subsidiaries...............................................................  21
         Section 1.111. Tax; Taxes.............................................................................  21
         Section 1.112. Tax Return.............................................................................  22
         Section 1.113. Trademarks.............................................................................  22
         Section 1.114. Trade Secrets..........................................................................  22
         Section 1.115. VSCA...................................................................................  22
         Section 1.116. Year 2000 Compliant or Year 2000 Compliance............................................  22
         Section 1.117. Year 2000 Problem......................................................................  22

ARTICLE II  THE MERGER AND EXCHANGE............................................................................  23
         Section 2.1. The Merger...............................................................................  23
         Section 2.2. The Exchange.............................................................................  24
         Section 2.3. Exchange of Certificates.................................................................  26
         Section 2.4. Stock Options and Warrants...............................................................  27

ARTICLE III  SHAREHOLDER APPROVAL; CLOSING.....................................................................  30
         Section 3.1. Shareholder Approval.....................................................................  30

         Section 3.2. Time and Place of Closing................................................................  30

ARTICLE IV  PARENT AND MERGER SUBSIDIARY.......................................................................  31
         Section 4.1. No Conduct of Business by Each of Parent and Merger Subsidiary; Restated Articles
               and Bylaws......................................................................................  31
         Section 4.2. Board of Directors......................................................................   31
         Section 4.3. Management..............................................................................   31
         Section 4.4. Headquarters of Parent..................................................................   31

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF CELTRIX..........................................................   31
         Section 5.1. Organization and Authority of the Celtrix Companies.....................................   32
         Section 5.2. Capitalization..........................................................................   32
         Section 5.3. Authority Relative to this Agreement; Recommendation....................................   33
         Section 5.4. Consents and Approvals; No Violations...................................................   33
         Section 5.5. Reports.................................................................................   33
         Section 5.6. Absence of Certain Events...............................................................   34
         Section 5.7. Joint Proxy Statement/Prospectus........................................................   35
         Section 5.8. Litigation..............................................................................   35
         Section 5.9. Employee Benefit Plans; Labor Matters...................................................   35
         Section 5.10. Tax Matters............................................................................   38
         Section 5.11. Compliance with Law....................................................................   39
         Section 5.12. Transactions With Affiliates...........................................................   40
         Section 5.13. Fees and Expenses of Brokers and Others................................................   40
         Section 5.14. Accuracy of Information................................................................   40
         Section 5.15. Absence of Undisclosed Liabilities.....................................................   40
         Section 5.16. Opinion of Financial Advisor...........................................................   41
         Section 5.17. [Intentionally Omitted]................................................................   41
         Section 5.18. Environmental Laws and Regulations.....................................................   41
         Section 5.19. Intellectual Property..................................................................   41
         Section 5.20. Insurance..............................................................................   43
         Section 5.21. Vote Required; Board Approval..........................................................   44
         Section 5.22. State Takeover Statutes................................................................   44
         Section 5.23. Tax Treatment..........................................................................   44
         Section 5.24. Certain Business Practices.............................................................   44
         Section 5.25. No Existing Discussions................................................................   45
         Section 5.26. Material Contracts.....................................................................   45
         Section 5.27. Properties.............................................................................   46
         Section 5.28. Year 2000 Compliance...................................................................   46

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF INSMED..........................................................   46
         Section 6.1. Organization and Authority of the Insmed Companies......................................   46
         Section 6.2. Capitalization..........................................................................   47
         Section 6.3. Authority Relative to this Agreement; Recommendation....................................   47
         Section 6.4. Consents and Approvals; No Violations...................................................   48
         Section 6.5. Financial Statements....................................................................   48

         Section 6.6. Absence of Certain Events...............................................................   48
         Section 6.7. Joint Proxy Statement/Prospectus........................................................   49
         Section 6.8. Litigation..............................................................................   49
         Section 6.9. Employee Benefit Plans; Labor Matters...................................................   49
         Section 6.10. Tax Matters............................................................................   51
         Section 6.11. Compliance with Law....................................................................   52
         Section 6.12. Transactions With Affiliates...........................................................   53
         Section 6.13. Fees and Expenses of Brokers and Others................................................   53
         Section 6.14. Accuracy of Information................................................................   53
         Section 6.15. Absence of Undisclosed Liabilities.....................................................   53
         Section 6.16. [Intentionally Omitted]................................................................   54
         Section 6.17. [Intentionally Omitted]................................................................   54
         Section 6.18. Environmental Laws and Regulations.....................................................   54
         Section 6.19. Intellectual Property..................................................................   54
         Section 6.20. Insurance..............................................................................   56
         Section 6.21. Vote Required; Board Approval..........................................................   57
         Section 6.22. State Takeover Statutes................................................................   57
         Section 6.23. Tax Treatment..........................................................................   57
         Section 6.24. Certain Business Practices.............................................................   57
         Section 6.25. No Existing Discussions................................................................   57
         Section 6.26. Material Contracts.....................................................................   58
         Section 6.27. Properties.............................................................................   59
         Section 6.28. Year 2000 Compliance...................................................................   59

ARTICLE VII  COVENANTS........................................................................................   60
         Section 7.1. Conduct of Business of Celtrix..........................................................   60
         Section 7.2. Conduct of Business of Insmed...........................................................   62
         Section 7.3. Conduct of Elan Joint Venture...........................................................   63
         Section 7.4. No Solicitation.........................................................................   64
         Section 7.5. Meetings of Shareholders................................................................   65
         Section 7.6. Nasdaq Listing..........................................................................   66
         Section 7.7. Employee Benefits; Stock Option and Employee Purchase Plans.............................   66
         Section 7.8. The Registration Statement..............................................................   66
         Section 7.9. Access to Information...................................................................   67
         Section 7.10. Best Efforts...........................................................................   67
         Section 7.11. Consents...............................................................................   67
         Section 7.12. Public Announcements...................................................................   68
         Section 7.13. Certain Agreements.....................................................................   68
         Section 7.14. Letter of Celtrix's Accountants........................................................   68
         Section 7.15. Letter of Insmed's Accountants.........................................................   68
         Section 7.16. Indemnification........................................................................   68
         Section 7.17. Affiliate Letters......................................................................   69
         Section 7.18. Confidentiality........................................................................   70
         Section 7.19. Antitrust Matters......................................................................   72
         Section 7.20. Voting Agreements......................................................................   73

ARTICLE VIII  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER AND EXCHANGE.................................   73
         Section 8.1. Conditions Precedent to Each Party's Obligation to Consummate Merger and Exchange.......   73
         Section 8.2. Conditions Precedent to Obligations of Celtrix..........................................   74
         Section 8.3. Conditions Precedent to Obligations of Insmed...........................................   75

ARTICLE IX  TERMINATION; AMENDMENT; WAIVER....................................................................   76
         Section 9.1. Termination.............................................................................   76
         Section 9.2. Effect of Termination...................................................................   78
         Section 9.3. Termination Fee.........................................................................   78
         Section 9.4. Amendment...............................................................................   78
         Section 9.5. Extension; Waiver.......................................................................   79

ARTICLE X  MISCELLANEOUS......................................................................................   79
         Section 10.1. Survival of Representations, Warranties and Covenants..................................   79
         Section 10.2. Brokerage Fees and Commissions.........................................................   79
         Section 10.3. Entire Agreement; Assignment...........................................................   79
         Section 10.4. Notices................................................................................   79
         Section 10.5. Governing Law..........................................................................   80
         Section 10.6. Descriptive Headings...................................................................   80
         Section 10.7. Parties in Interest....................................................................   81
         Section 10.8. Counterparts...........................................................................   81
         Section 10.9. Specific Performance...................................................................   81
         Section 10.10. Fees and Expenses.....................................................................   81
         Section 10.11. Severability..........................................................................   81
         Section 10.12. Personal Liability....................................................................   81

                             EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit 1.30          Certificate of Merger
Exhibit 1.101         Plan of Exchange
Exhibit 4.1A          Articles of Incorporation of Parent
Exhibit 4.1B          Bylaws of Parent
Exhibit 4.2           Board of Directors of Parent
Exhibit 4.3           Officers of Parent
Exhibit 7.17(a)(i)    Celtrix Affiliates
Exhibit 7.17(a)(ii)   Celtrix Affiliate Letters
Exhibit 7.17(b)(i)    Insmed Affiliates
Exhibit 7.17(b)(ii)   Insmed Affiliate Letters
Exhibit 7.20A         Form of Celtrix Voting Agreement
Exhibit 7.20B         Form of Insmed Voting Agreement


SCHEDULES TO CELTRIX DISCLOSURE LETTER
--------------------------------------

Schedule 1.85         Knowledge of Celtrix
Schedule 1.97A        Partnerships of Celtrix
Schedule 1.110A       Celtrix Subsidiaries
Schedule 5.2          Celtrix Options, Warrants,
                      Subscriptions or Other Rights
Schedule 5.4          Celtrix Required Consents
Schedule 5.6(a)       Adverse Changes Affecting Celtrix
Schedule 5.6(b)       Adverse Changes Affecting Elan Joint Venture
Schedule 5.8          Celtrix Litigation
Schedule 5.9(i)       Celtrix Optionholders
Schedule 5.9(j)       Celtrix Change of Control Provisions
Schedule 5.10         Tax Matters Concerning Celtrix
Schedule 5.12         Transactions With Affiliates by Celtrix
Schedule 5.18         Celtrix Environmental Matters
Schedule 5.19         Celtrix Intellectual Property
Schedule 5.20         Celtrix Insurance
Schedule 5.26         Celtrix Material Contracts
Schedule 7.1          Celtrix Exceptions to Operation in the Ordinary Course
Schedule 7.3          Elan Joint Venture Exceptions in the Ordinary Course
Schedule 7.13         Certain Agreements With Employees

SCHEDULES TO INSMED DISCLOSURE LETTER
-------------------------------------

Schedule 1.86         Knowledge of Insmed
Schedule 1.97B        Partnerships of Insmed
Schedule 1.110B       Insmed Subsidiaries
Schedule 6.2          Insmed Outstanding Options, Warrants,
                      Subscriptions or Other Rights
Schedule 6.4          Insmed Required Consents
Schedule 6.6          Adverse Changes Affecting Insmed
Schedule 6.9(i)       Insmed Optionholders
Schedule 6.10         Tax Matters Concerning Insmed
Schedule 6.11         Compliance with Law by Insmed
Schedule 6.12         Transactions With Affiliates
Schedule 6.18         Insmed Environmental Matters
Schedule 6.19         Insmed Intellectual Property
Schedule 6.20         Insmed Insurance
Schedule 6.26         Insmed Material Contracts
Schedule 7.2          Insmed Exceptions in the Ordinary Course

           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

         AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 9, 2000, by and among INSMED, INC., a Virginia corporation ("Parent"), CELTRIX PHARMACEUTICALS, INC., a Delaware corporation ("Celtrix"), CELTRIX MERGERSUB, INC., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Subsidiary") and INSMED PHARMACEUTICALS, INC., a Virginia corporation ("Insmed").

                                   RECITALS
                                   --------

         WHEREAS, the respective Boards of Directors of Celtrix and Insmed have, subject to the terms and conditions set forth herein, determined that it is advisable, fair and in the best interests of their respective shareholders that the businesses and operations of Celtrix and Insmed be combined; and

         WHEREAS, the parties have determined that the most practical manner to give effect to such combination is through (a) the merger of Merger Subsidiary, with and into Celtrix, with Celtrix to be the surviving corporation of such Merger in accordance with this Agreement and the Certificate of Merger and (b) a share exchange pursuant to which all outstanding shares of Insmed Capital Stock will be exchanged for shares of Parent Capital Stock in accordance with the Plan of Exchange; and

         WHEREAS, each of the directors and certain shareholders of Celtrix and Insmed have entered into Shareholder Letters pursuant to which each such director and shareholder has agreed, among other things, to vote all voting securities of Celtrix or Insmed, as the case may be, beneficially owned by him in favor of approval and adoption of the Merger or the Exchange, as the case may be; and

         WHEREAS, Celtrix and Insmed desire to make certain representations, warranties, covenants and agreements in connection with the Merger and Exchange and also to prescribe various conditions to the Merger and Exchange; and

         WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement shall constitute transactions described in Section 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; and

         WHEREAS, this Agreement and the Purchase Agreement dated January 13, 2000 among Parent, Insmed and the investors named therein constitute a single plan for the capitalization of Parent; and

         WHEREAS, the parties hereto previously entered into the Agreement and Plan of Reorganization dated as of November 30, 1999 (the "Original Agreement"); and

         WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety;

         NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


         Section 1.1.  Agreement.
                       ---------

         "Agreement" shall mean this Amended and Restated Agreement and Plan of Reorganization, together with the Certificate of Merger, Plan of Exchange and other Schedules and Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.2.  Antitrust Laws.
                       --------------

         "Antitrust Laws" shall have the meaning given in Section 7.19(b)
                                                          ---------------
hereof.

         Section 1.3.  Articles of Exchange.
                       --------------------

         "Articles of Exchange" shall mean the articles of exchange to be filed by Parent with the SCC with respect to the Exchange.

         Section 1.4.  BancBoston.
                       ----------

         "BancBoston" shall mean BancBoston Robertson Stephens, Inc., financial advisors to Insmed.

         Section 1.5.  Celtrix.
                       -------

         "Celtrix" shall mean Celtrix Pharmaceuticals, Inc., a Delaware corporation.

         Section 1.6.  Celtrix Affiliate.
                       -----------------

         "Celtrix Affiliate" shall have the meaning given in Section 5.12
                                                             ------------
hereof.

         Section 1.7.  Celtrix Benefit Plans.
                       ---------------------

         "Celtrix Benefit Plans" shall have the meaning given in Section 5.9(a)
                                                                 --------------
hereof.

         Section 1.8.  Celtrix Capital Stock.
                       ---------------------

         "Celtrix Capital Stock" shall mean, collectively, the Celtrix Common Stock and the Celtrix Preferred Stock.

         Section 1.9.  Celtrix Common Stock.
                       --------------------

         "Celtrix Common Stock" shall mean the common stock, $.01 par value, of Celtrix.

         Section 1.10. Celtrix Companies.
                       -----------------

         "Celtrix Companies" shall mean Celtrix, its Subsidiaries and the Partnerships in which it has any interest.

         Section 1.11. Celtrix Contracts.
                       -----------------

         "Celtrix Contracts" shall have the meaning given in Section 5.26(a)
                                                             ---------------
hereof.

         Section 1.12. Celtrix Disclosure Letter.
                       -------------------------

         "Celtrix Disclosure Letter" shall have the meaning given in the preamble of Article V hereof.

         Section 1.13. Celtrix Dissenting Holders.
                       --------------------------

         "Celtrix Dissenting Holders" shall have the meaning given in Section
                                                                      -------
2.1(e) hereof.
------

         Section 1.14. Celtrix ERISA Affiliate.
                       -----------------------

         "Celtrix ERISA Affiliate" shall mean Celtrix and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Celtrix under
Section 414(b), (c), (m) or (o) of the Code.

         Section 1.15. Celtrix ERISA Plan.
                       ------------------

         "Celtrix ERISA Plan" shall have the meaning given in Section 5.9(a)
                                                              --------------
hereof.

         Section 1.16. Celtrix Form 10-K.
                       -----------------

         "Celtrix Form 10-K" shall mean Celtrix's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

         Section 1.17. Celtrix Intellectual Property.
                       -----------------------------

         "Celtrix Intellectual Property" shall have the meaning given in Section
                                                                         -------
5.19(a) hereof.
-------
         Section 1.18. Celtrix License Agreements.
                       --------------------------

         "Celtrix License Agreements" shall have the meaning given in Section

5.19(b) hereof.
-------

         Section 1.19. Celtrix Permits.
                       ---------------

         "Celtrix Permits" shall have the meaning given in Section 5.11 hereof.
                                                           ------------

         Section 1.20. Celtrix Plans.
                       -------------

         "Celtrix Plans" shall have the meaning given in Section 2.4(a) hereof.
                                                         --------------

         Section 1.21. Celtrix Preferred Stock.
                       -----------------------

         "Celtrix Preferred Stock" shall mean the Celtrix Series A Preferred Stock and the Celtrix Series B Preferred Stock.

         Section 1.22. Celtrix Qualified Plan.
                       ----------------------

         "Celtrix Qualified Plan" shall have the meaning given in Section5.9(d)
                                                                  -------------
hereof.

         Section 1.23. Celtrix Series A Preferred Stock.
                       --------------------------------

         "Celtrix Series A Preferred Stock" shall mean the Series A Preferred Stock, $.01 par value, of Celtrix.

         Section 1.24. Celtrix Series B Preferred Stock.
                       --------------------------------

         "Celtrix Series B Preferred Stock" shall mean the Series B Preferred Stock, $.01 par value, of Celtrix.

         Section 1.25. Celtrix SEC Reports.
                       -------------------

         "Celtrix SEC Reports" shall mean (a) Celtrix's Annual Reports on Form 10-K for the fiscal years ended March 31, 1999, 1998, 1997, and 1996, and (b) all documents filed by Celtrix with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements so filed pursuant to
Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act and all other reports and registration statements under the Securities Act filed by Celtrix with the SEC, in each such case since April 1, 1996.

         Section 1.26. Celtrix Stock Options.
                       ---------------------

         "Celtrix Stock Options" shall have the meaning given in Section 2.4(a)
                                                                 --------------
hereof.

         Section 1.27. Celtrix Superior Proposal.
                       -------------------------

         "Celtrix Superior Proposal" shall have the meaning given in Section
                                                                     -------
7.4(b) hereof.
------

         Section 1.28. Celtrix Third Party Acquisition Offer.
                       -------------------------------------

         "Celtrix Third Party Acquisition Offer" shall have the meaning given in
Section 7.4(b) hereof.
--------------

         Section 1.29. Celtrix Warrant.
                       ---------------

         "Celtrix Warrant" shall have the meaning given in Section 2.4(e)
                                                           --------------
hereof.

         Section 1.30. Certificate of Merger.
                       ---------------------

         "Certificate of Merger" shall mean the Certificate of Merger of Merger Subsidiary with and into Celtrix, in substantially the form attached hereto as
Exhibit 1.30.
------------

         Section 1.31. Certificates.
                       ------------

         "Certificates" shall have the meaning given in Section 2.3 hereof.
                                                        -----------

         Section 1.32. Closing.
                       -------

         "Closing" shall have the meaning given in Section 3.2 hereof.
                                                   -----------

         Section 1.33. Closing Date.
                       ------------

         "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.34. COBRA.
                       -----

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         Section 1.35. Code.
                       ----

         "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

         Section 1.36. Confidential Material.
                       ---------------------

         "Confidential Material" shall have the meaning given in Section 7.18(a)
                                                                 ---------------
hereof.

         Section 1.37. Confidentiality Agreement.
                       -------------------------

         "Confidentiality Agreement" shall mean the Mutual Non-Disclosure Agreement, dated as of December 8, 1998, between Celtrix and Insmed.

         Section 1.38. Contracts.
                       ---------

         "Contracts" shall mean all contracts, agreements, leases, licenses, arrangements, relationships and commitments, whether written or oral (and all amendments, side letters, modifications and supplements thereto).

         Section 1.39. Copyrights.
                       ----------

         "Copyrights" shall have the meaning given in Section 5.19(a) hereof.
                                                      ---------------

         Section 1.40. Delivering Company.
                       ------------------

         "Delivering Company" shall have the meaning given in Section 7.18(a)
                                                              ---------------
hereof.

         Section 1.41. DGCL.
                       ----

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         Section 1.42. Dissenting Shares.
                       -----------------

         "Dissenting Shares" shall mean shares of Celtrix Capital Stock or Insmed Capital Stock held by a Celtrix Dissenting Holder or Insmed Dissenting Holder, as the case may be.

         Section 1.43. Effective Time.
                       --------------

         "Effective Time" shall have the meaning given in Section 3.1 hereof.
                                                          -----------

         Section 1.44. Elan Joint Venture.
                       ------------------

         "Elan Joint Venture" shall mean, as may be applicable, either Celtrix Newco Ltd. or that certain Subscription, Joint Development and Operating Agreement (the "Elan Joint Venture Agreement") between Celtrix, Elan Corporation, plc, Elan International Services, Ltd. and Celtrix Newco Ltd., dated April 21, 1999, with respect to the development of SomatoKine to treat osteoporosis using Elan Corporation, plc's MEDIPAD Delivery System.

         Section 1.45. Elan Joint Venture Agreement.
                       ----------------------------

         "Elan Joint Venture Agreement" shall have the meaning given in Section
                                                                        -------
1.44 hereof.
----

         Section 1.46. Environmental Claim.
                       -------------------

         "Environmental Claim" shall have the meaning given in Section 5.18
                                                               ------------
hereof.

         Section 1.47. Environmental Laws.
                       ------------------

         "Environmental Laws" shall have the meaning given in Section 5.18
                                                              ------------
hereof.

         Section 1.48. ERISA.
                       -----

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amende

         Section 1.49. Exchange.
                       --------

         "Exchange" shall have the meaning given in Section 2.2(a) hereof.
                                                    --------------

         Section 1.50. Exchange Act.
                       ------------

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Section 1.51. Exchange Agent.
                       --------------

         "Exchange Agent" shall mean First Union National Bank.

         Section 1.52. Exchange Consideration.
                       ----------------------

         "Exchange Consideration" shall have the meaning given in Section 2.2
                                                                  -----------
hereof.

         Section 1.53. FCPA.
                       ----

         "FCPA" shall mean the Foreign Corrupt Practices Act of 1977, as amended.

         Section 1.54. GAAP.
                       ----

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

         Section 1.55. Governmental Authority.
                       ----------------------

         "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.56. HSR Act.
                       -------

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Section 1.57. Indemnified Party.
                       -----------------

         "Indemnified Party" shall have the meaning given in Section 7.16.
                                                             ------------

         Section 1.58. Insmed.
                       ------

         "Insmed" shall mean Insmed Pharmaceuticals, Inc., a Virginia corporation.

         Section 1.59. Insmed Affiliate.
                       ----------------

         "Insmed Affiliate" shall have the meaning given in Section 6.12 hereof.
                                                            ------------

         Section 1.60. Insmed Benefit Plans.
                       --------------------

         "Insmed Benefit Plans" shall have the meaning given in Section 6.9(a)
                                                                --------------
hereof.

         Section 1.61. Insmed Capital Stock.
                       --------------------

         "Insmed Capital Stock" shall mean, collectively, the Insmed Common Stock and Insmed Preferred Stock.

         Section 1.62. Insmed Common Stock.
                       -------------------

         "Insmed Common Stock" shall mean the Common Stock, $.01 par value, of Insmed.

         Section 1.63. Insmed Companies.
                       ----------------

         "Insmed Companies" shall mean Insmed, its Subsidiaries and the Partnerships in which it has any interest.

         Section 1.64. Insmed Contracts.
                       ----------------

         "Insmed Contracts" shall have the meaning given in Section 6.26(a)
                                                            ---------------
hereof.

         Section 1.65. Insmed Disclosure Letter.
                       ------------------------

         "Insmed Disclosure Letter" shall have the meaning given in the preamble to Article VI hereof.
   ----------

         Section 1.66. Insmed Dissenting Holder.
                       ------------------------

         "Insmed Dissenting Holder" shall have the meaning given in Section
                                                                    -------
2.2(c).
------

         Section 1.67. Insmed ERISA Affiliate.
                       ----------------------

         "Insmed ERISA Affiliate" shall mean Insmed and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with Insmed under
Section 414(b), (c), (m) or (o) of the Code.

         Section 1.68. Insmed ERISA Plan.
                       -----------------

         "Insmed ERISA Plan" shall have the meaning given in Section 6.9(a)
                                                             --------------
hereof.

         Section 1.69. Insmed Financial Statements.
                       ---------------------------

         "Insmed Financial Statements" shall have the meaning given in Section
                                                                       -------
6.5 hereof.
---

         Section 1.70. Insmed Intellectual Property.
                       ----------------------------

         "Insmed Intellectual Property" shall have the meaning given in Section
                                                                        -------
6.19(b) hereof.
-------

         Section 1.71. Insmed License Agreements.
                       -------------------------

         "Insmed License Agreements" shall have the meaning given in Section
                                                                     -------
6.19(a) hereof.
-------

         Section 1.72. Insmed Permits.
                       --------------

         "Insmed Permits" shall have the meaning given in Section 6.11 hereof.
                                                          ------------

         Section 1.73. Insmed Plans.
                       ------------

         "Insmed Plans" shall have the meaning given in Section 2.4(b) hereof.
                                                        --------------

         Section 1.74. Insmed Preferred Stock.
                       ----------------------

         "Insmed Preferred Stock" shall mean, collectively, the Insmed Series A Preferred Stock and Insmed Series B Preferred Stock.

         Section 1.75. Insmed Qualified Plan.
                       ---------------------

         "Insmed Qualified Plan" shall have the meaning given in Section 6.9(d)
                                                                 --------------
hereof.

         Section 1.76. Insmed Series A Preferred Stock.
                       -------------------------------

         "Insmed Series A Preferred Stock" shall mean the Series A Convertible Participating Preferred Stock, $.01 par value, of Insmed.

         Section 1.77. Insmed Series B Preferred Stock.
                       -------------------------------

         "Insmed Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.01 par value, of Insmed.

         Section 1.78. [Intentionally Omitted].
                       ---------------------

         Section 1.79. Insmed Stock Options.
                       --------------------

         "Insmed Stock Options" shall have the meaning given in Section 2.4(b)
                                                                --------------
hereto.

         Section 1.80. Insmed Superior Proposal.
                       ------------------------

         "Insmed Superior Proposal" shall have the meaning given in Section
                                                                    -------
7.4(a) hereto.
------

         Section 1.81. Insmed Third Party Acquisition Offer.
                       ------------------------------------

         "Insmed Third Party Acquisition Offer" shall have the meaning given in
Section 7.4(a) hereto.
--------------

         Section 1.82. Insmed Warrant.
                       --------------

         "Insmed Warrant" shall have the meaning given in Section 2.4(e) hereto.
                                                          --------------

         Section 1.83. IRS.
                       ---

         "IRS" shall mean the Internal Revenue Service.

         Section 1.84. Joint Proxy Statement/Prospectus.
                       --------------------------------

         "Joint Proxy Statement/Prospectus" shall mean the Joint Proxy Statement/Prospectus of Parent, Celtrix and Insmed included in the Registration Statement and distributed to each of the shareholders of Celtrix and Insmed in connection with the Special Meetings.

         Section 1.85. Knowledge of Celtrix.
                       --------------------

         "Knowledge of Celtrix" shall mean the actual knowledge, after due inquiry, of those officers of Celtrix identified on Schedule 1.85 attached
                                                    -------------
hereto.

         Section 1.86. Knowledge of Insmed.
                       -------------------

         "Knowledge of Insmed" shall mean the actual knowledge, after due inquiry, of those officers of Insmed identified on Schedule 1.86 attached
                                                   -------------
hereto.

         Section 1.87. Law.
                       ---

         "Law" shall mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         Section 1.88 Lien.
                      ----

         "Lien" shall mean any mortgages, liens, pledges, charges, security interests or encumbrances of any kind.

         Section 1.89. Material Adverse Effect.
                       -----------------------

         "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect in the future), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole.

         Section 1.90. Merger.
                       ------

         "Merger" shall have the meaning given in Section 2.1(a) hereof.
                                                  --------------

         Section 1.91. Merger Consideration.
                       --------------------

         "Merger Consideration" shall have the meaning given in Section 2.1(b)
                                                                --------------
hereof.

         Section 1.92. Merger Subsidiary.
                       -----------------

         "Merger Subsidiary" shall mean Celtrix Mergersub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent.

         Section 1.93.A. Nasdaq SmallCap.
                         ---------------

         "Nasdaq" shall mean The Nasdaq SmallCap Market.

         Section 1.93.B.  Nasdaq National
                          ---------------

         "Nasdaq National" shall mean the Nasdaq National Market.

         Section 1.94. New Stock Plan.
                       --------------

         "New Stock Plan" shall have the meaning given in Section 2.4(d) hereof.
                                                          --------------

         Section 1.94A. Original Agreement.
                        ------------------

         "Original Agreement" shall have the meaning given in the Recitals hereof.

         Section 1.95. Parent.
                       ------

         "Parent" shall mean Insmed, Inc., a Virginia corporation formed to effect the transactions described herein.

         Section 1.96. Parent Common Stock.
                       -------------------

         "Parent Common Stock" shall mean the Common Stock, $.01 par value, of Parent.

         Section 1.97. Partnership; Partnerships.
                       -------------------------

         "Partnership" shall mean any limited or general partnership, joint venture or other business association, other than a Subsidiary, in which any party has a direct or indirect interest (collectively, "Partnerships"), all of such Partnerships of Celtrix being listed on Schedule 1.97A to the Celtrix
                                             --------------
Disclosure Letter and all of such Partnerships of Insmed being listed on
Schedule 1.97B to the Insmed Disclosure Letter.
--------------

         Section 1.98. Patents.
                       -------

         "Patents" shall have the meaning given in Section 5.19(a) hereto.
                                                   ---------------

         Section 1.99. Permits.
                       -------

         "Permits" shall mean all permits, licenses, variances, exemptions, orders, registrations and approvals and governmental authorizations of all Governmental Authorities.

         Section 1.100. PGE.
                        ---

         "PGE" shall mean Pacific Growth Equities, Inc., financial advisors to Celtrix.

         Section 1.101. Plan of Exchange.
                        ----------------

         "Plan of Exchange" shall mean the Plan of Exchange with respect to the Exchange, in substantially the form attached hereto as Exhibit 1.101.
                                                       -------------

         Section 1.102. Receiving Company.
                        -----------------

         "Receiving Company" shall have the meaning given in Section 7.18(a)
                                                             ---------------
hereof.

         Section 1.103. Registration Statement.
                        ----------------------

         "Registration Statement" shall mean the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, to be filed by Parent with the SEC with respect to the Parent Common Stock to be offered to the holders of Celtrix Capital Stock and Insmed Capital Stock in the Merger.

         Section 1.104. Representatives.
                        ---------------

         "Representatives" shall have the meaning given in Section 7.18(a)
                                                           ---------------
hereof.

         Section 1.105. SCC.
                        ---

         "SCC" shall mean the State Corporation Commission of Virginia.

         Section 1.106. SEC.
                        ---

         "SEC" shall mean the Securities and Exchange Commission.

         Section 1.107. Secretary of State.
                        ------------------

         "Secretary of State" shall mean the Secretary of State of the State of Delaware.

         Section 1.108. Securities Act.
                        --------------

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.109. Special Meetings.
                        ----------------

         "Special Meetings" shall mean, collectively, the special or annual meeting of shareholders of Celtrix and the special meeting of shareholders of Insmed called pursuant to Section 3.1 hereof to consider and approve the
                          -----------
transactions contemplated herein, and any adjournments thereof.

         Section 1.110. Subsidiary; Subsidiaries.
                        ------------------------

         "Subsidiary" shall mean (i) each corporate entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, and (ii) each other corporate entity which constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act (collectively, "Subsidiaries"), all of the Subsidiaries of Celtrix being listed on Schedule
                                                                    --------
1.110A of the Celtrix Disclosure Letter attached hereto and all of the
------
Subsidiaries of Insmed being listed on Schedule 1.110B of the Insmed Disclosure
                                       ---------------
Letter attached hereto.

         Section 1.111. Tax; Taxes.
                        ----------

         "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

         Section 1.112. Tax Return.
                        ----------

         "Tax Return" means any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

         Section 1.113. Trademarks.
                        ----------

         "Trademarks" shall have the meaning given in Section 5.19(a).
                                                      ---------------

         Section 1.114. Trade Secrets.
                        -------------

         "Trade Secrets" shall have the meaning given in Section 5.19(a).
                                                         ---------------

         Section 1.115. VSCA.
                        ----

         "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

         Section 1.116. Year 2000 Compliant or Year 2000 Compliance.
                        -------------------------------------------

         "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that the computer systems and other automated equipment used by an entity in connection with the conduct of its business, including, without limitation, all hardware, software and operating systems, (i) are able to accurately recognize, represent, process, manage and manipulate date and date-sensitive data (including, but not limited to, calculating, comparing, sorting, tagging and sequencing), in both input and output, whether the date field uses 2 or 4 digits or any other date coding scheme, including "leap year" calculations and will not cause an abnormal ending scenario within the application domain or generate incorrect values involving such dates, (ii) with respect to system time for all hardware, software and operating systems, automatically function into and beyond the year 2000 without interruption and that all applications and components will correctly interpret system time into and beyond the year 2000, and (iii) are able to accurately recognize, represent, process and manage any date fields currently assigned special values (i.e., 99/99/99 or 00/00/00), if any.

         Section 1.117. Year 2000 Problem.
                        -----------------

         "Year 2000 Problem" shall mean the risk that computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

                                  ARTICLE II

                            THE MERGER AND EXCHANGE


         Section 2.1. The Merger.
                      ----------

         (a) Immediately prior to the Effective Time Celtrix will execute and deliver the Certificate of Merger and file it with the Secretary of State in accordance with the DGCL. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into Celtrix in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL (the "Merger"). Celtrix shall be the surviving corporation resulting from the Merger and as a result shall become a wholly-owned subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of Merger Subsidiary shall cease. The Merger is intended to qualify as a reorganization under Section 368(a) of the Code and as part of an exchange described in Section 351 of the Code.

         (b) Pursuant to the Merger, each share of Celtrix Common Stock and each share of Celtrix Preferred Stock outstanding immediately prior to the Effective Time (other than (i) shares of Celtrix Common Stock and Celtrix Preferred Stock held in Celtrix's treasury, which shall be cancelled pursuant to
Section 2.1(d) hereof, (ii) shares of Celtrix Common Stock and Preferred Stock
--------------
held by Merger Subsidiary, which shall be cancelled pursuant to Section 2.1(d)
                                                                --------------
hereof and (iii) Dissenting Shares) shall by virtue of the Merger and without any action on the part of the Merger Subsidiary, Celtrix or the holder thereof, be converted into and become (X) in the case of each share of Celtrix Common Stock one (1) share of Parent Common Stock and (Y) in the case of each share of Celtrix Preferred Stock, that number of shares of Parent Common Stock equal to $1,000, plus all accrued and unpaid dividends on such share of Celtrix Preferred Stock through the Effective Time, divided by $2.0006 (in each case, subject to adjustment for any stock split, reverse split, stock dividend or other similar distribution with respect to Celtrix Common Stock or any series of Celtrix Preferred Stock, as the case may be) (the "Merger Consideration"). All such shares of Celtrix Common Stock and Celtrix Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Celtrix Common Stock or Celtrix Preferred Stock shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock, in each case upon the surrender of such certificate in accordance with Section 2.3 and without any interest thereon.
                               -----------
Pursuant to the Merger, at the Effective Time, each share of Common Stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of Celtrix Common Stock. The separate existence and corporate organization of Merger Subsidiary shall cease upon the Effective Time.

         (c) No fraction of a share of Parent Common Stock shall be issued in connection with the conversion of Celtrix Common Stock or Celtrix Preferred Stock in the Merger and the distribution of Parent Common Stock in respect thereof, but in lieu of such fraction, the

Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Parent Common Stock, computed on the basis of the mean of the high and low sales prices of Parent Common Stock as reported on Nasdaq National or Nasdaq SmallCap, as the case may be, on the first full day on which the Parent Common Stock is traded on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Effective Time. Parent and Celtrix agree to use their best efforts to cause the Merger to be consummated in accordance with the terms of this Agreement. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

          (d) At the Effective Time, each share held in the treasury of Celtrix and each share of Celtrix Common Stock and Celtrix Preferred Stock held by Merger Subsidiary shall, by virtue of the Merger and without any action on the part of Celtrix or Merger Subsidiary be canceled, retired and cease to exist and no payment shall be made with respect thereto.

          (e) Notwithstanding anything in this Agreement to the contrary, shares of Celtrix Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares of Celtrix Capital Stock in accordance with the DGCL (a "Celtrix Dissenting Holder") shall not be converted into a right to receive the Merger Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 262 of the DGCL, unless such Celtrix Dissenting Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Celtrix Dissenting Holder fails to perfect or withdraws or loses his right to appraisal, such shares of Celtrix Capital Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration payable in respect of such shares of Celtrix Capital Stock pursuant to this Section 2.1.
                                                                 -----------
Celtrix shall give Insmed (i) prompt notice of any demands received by Celtrix for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Celtrix and (ii) all negotiations and proceedings with respect to such demands. Celtrix shall not, except with the prior written consent of Insmed, make any payment with respect to any demands for appraisal, or offer to settle, or settle any such demands.

         Section 2.2. The Exchange.
                      ------------

         (a) Immediately prior to the Effective Time Parent shall execute and deliver Articles of Exchange, which shall include the Plan of Exchange, and file it with the SCC in accordance with the VSCA. Subject to the terms and conditions of this Agreement, the Plan of Exchange and the VSCA, and without any action on the part of Parent, Insmed or the holders of Insmed Capital Stock, at the Effective Time each share of Insmed Common Stock, Insmed Series A Preferred Stock and Insmed Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be exchanged for 3.50 shares of Parent Common Stock (subject to adjustment for any stock split, reverse split, stock dividend or other similar distribution with respect to the Insmed Common Stock, Insmed Series A Preferred Stock or Insmed Series B Preferred Stock, as the case may be) (the "Exchange") (the shares of Parent Common Stock received pursuant to the Exchange, the "Exchange Consideration"). Parent shall acquire and become the owner and holder of each issued and outstanding share of Insmed Capital Stock so exchanged. The former holders of shares of Insmed Capital Stock so exchanged shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock upon the surrender of such certificate in accordance with Section 2.3 and without any interest
                                    -----------
thereon. Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized unissued share of Parent Common Stock. The Exchange is intended to qualify as a reorganization under Section 368 of the Code or a tax-free exchange under Section 351 of the Code.

         (b) No fraction of a share of Parent Common Stock shall be issued in connection with the exchange of Insmed Common Stock or Insmed Preferred Stock in the Exchange and the distribution of Parent Common Stock in respect thereof, but in lieu of such fraction, the Exchange Agent shall make a cash payment (without interest and subject to the payment of any applicable withholding Taxes) equal to the same fraction of the market value of a full share of Parent Common Stock, computed on the basis of the mean of the high and low sales prices of Parent Common Stock as reported on Nasdaq National or Nasdaq SmallCap, as the case may be, on the first full day on which the Parent Common Stock is traded on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Effective Time. Parent and Insmed agree to use their best efforts to cause the Exchange to be consummated in accordance with the terms of this Agreement and the Plan of Exchange. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

         (c) Notwithstanding anything in this Agreement to the contrary, shares of Insmed Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Exchange or consented thereto in writing and who has demanded appraisal for such shares of Insmed Capital Stock in accordance with the VSCA (an "Insmed Dissenting Holder") shall not be exchanged into the Exchange Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 13.1-730 of the VSCA, unless such Insmed Dissenting Holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Insmed Dissenting Holder fails to perfect or withdraws or loses his right to appraisal, such shares of Insmed Capital Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Exchange Consideration payable in respect of such shares of Insmed Capital Stock pursuant to this Section 2.2. Insmed shall
                                                     -----------
give Celtrix (i) prompt notice of any demands received by Insmed for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the VSCA and received by Insmed and (ii) all negotiations and proceedings with respect to such demands.

         Section 2.3. Exchange of Certificates.
                      ------------------------

         (a) Prior to the Effective Time, Parent, Celtrix and Insmed shall appoint the Exchange Agent to act as the exchange agent in connection with the Merger and Exchange. Except as otherwise provided in Sections 2.1 and 2.2, from
                                                     ------------     ---
and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Celtrix Capital Stock and Insmed Capital Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, a certificate or certificates representing the number of whole shares of Parent Common Stock into which such holder's shares were converted in the Merger or Exchange, as the case may be, plus cash payable in lieu of a fractional share. Immediately prior to the Effective Time, Parent will deliver to the Exchange Agent, in trust for the benefit of the holders of Celtrix Capital Stock and Insmed Capital Stock, shares of Parent Common Stock (together with sufficient cash in immediately available funds in lieu of fractional shares, as provided in Sections 2.1 and 2.2 hereof) necessary to make the exchanges contemplated by
------------     ---
Sections 2.1 and 2.2 hereof on a timely basis.
------------     ---

         (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Celtrix Capital Stock and Insmed Capital Stock whose shares were converted or exchanged into the right to receive shares of Parent Common Stock pursuant to Sections 2.1 and 2.2
                                                           ------------     ---
herein, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder has the right to receive for a fractional share, as set forth in the Certificate of Merger and the Plan of Exchange, and such Certificate so surrendered shall forthwith be cancelled. No holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from Parent until the surrender of such holder's Certificate for a certificate or certificates representing shares of Parent Common Stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest and subject to any applicable withholding
Tax) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificates issued upon surrender, which amount shall be delivered to the Exchange Agent by Parent from time to time as such dividends or other distributions are declared. If delivery of certificates representing shares of Parent Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered or if any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered therefor is registered, it shall be a condition of such delivery or issuance that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or issuance shall pay any transfer or other Taxes required by reason of such delivery or issuance to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, each
                                                      -----------
Certificate shall represent for all purposes only the right to receive shares of Parent Common Stock (and cash in lieu of a fractional share), as provided in Sections 2.1 and 2.2 hereto, without any interest thereon.
------------     ---

         (c) After the Effective Time, there shall be no transfers on the stock transfer books of Parent, as the surviving corporation in the Merger and Exchange, of the shares of Celtrix Capital Stock or Insmed Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for transfer, they shall be cancelled and exchanged for shares of Parent Common Stock as provided in Sections 2.1 and 2.2 hereof, in accordance with the procedures set forth in this
------------     ---
Section 2.3.
-----------

         (d) Any shares of Parent Common Stock (and any accrued dividends and distributions thereon), and any cash held by the Exchange Agent for payment in lieu of fractional shares, that remain unclaimed by the former shareholders of Celtrix and Insmed six months after the Effective Time shall be delivered by the Exchange Agent to Parent. Any former shareholders of Celtrix and Insmed who have not theretofore complied with this Section 2.3 shall thereafter look only to
                                   -----------
Parent for satisfaction of their claim for the consideration set forth in the Certificate of Merger and Plan of Exchange, as the case may be, without any interest thereon. Notwithstanding the foregoing, neither Parent, Celtrix nor Insmed shall be liable to any holder of shares of Celtrix Capital Stock or Insmed Capital Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          Section 2.4. Stock Options and Warrants.
                       --------------------------

         (a) At the Effective Time, each outstanding option to purchase shares of Celtrix Common Stock (a "Celtrix Stock Option" or collectively, "Celtrix Stock Options") as fully identified on Schedule 5.9(i) of the Celtrix Disclosure
                                       ---------------
Letter, whether vested or unvested, shall be assumed by Parent (all of such plans or agreements pursuant to which any Celtrix Stock Option has been issued or may be issued are referred to collectively as the "Celtrix Plans"). To effect that assumption, each Celtrix Stock Option shall be replaced with an option to acquire, on the same terms and conditions as were applicable under such Celtrix Stock Option, the same number of shares of Parent Common Stock as the holder of such Celtrix Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Celtrix Common Stock otherwise purchasable pursuant to such Celtrix Stock Option divided by (z) the number of full shares of Parent Common Stock purchasable pursuant to such replacement option pursuant to this Section
                                                                       -------
2.4 rounded up to the nearest whole cent; provided, however, that in the case of
---
any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options" or "ISOs"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code rounded up to the nearest whole cent. Parent shall make such assumption in such manner that (i) Parent is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of
Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Celtrix Stock Option, Parent would be such a corporation were
Section 424 of the Code applicable to such Celtrix Stock Option.

         (b) At the Effective Time, each outstanding option to purchase shares of Insmed Common Stock (an "Insmed Stock Option" or collectively, "Insmed Stock Options") whether vested or unvested, shall be assumed by Parent (all of such plans or agreements pursuant to which any Insmed Stock Option has been issued or may be issued are referred to collectively as the "Insmed Plans"). To effect that assumption, each Insmed Stock Option shall be replaced with an option to acquire, on the same terms and conditions as were applicable under such Insmed Stock Option, the same number of shares of Parent Common Stock as the holder of such Insmed Stock Option would have been entitled to receive pursuant to the Exchange had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Insmed Common Stock otherwise purchasable pursuant to such Insmed Stock Option divided by (z) the number of shares of Parent Common Stock purchasable pursuant to such replacement option pursuant to this Section 2.4
                                                                 -----------
rounded up to the nearest one tenth of a cent; provided, however, that in the case of any ISOs, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code rounded up to the nearest one tenth of a cent. Parent shall make such assumption in such manner that (i) Parent is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or
(ii) to the extent that Section 424 of the Code does not apply to such Insmed Stock Option, Parent would be such a corporation were Section 424 of the Code applicable to such Insmed Stock Option.

         (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Celtrix Stock Options and Insmed Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Celtrix Plans and Insmed Plans and this Section 2.4, and shall amend
                                                   -----------
or replace the agreements evidencing the grants of such Insmed Options and Celtrix Options as required by Section 2.4(a) and Section 2.4(b) after giving
                               --------------     --------------
effect to the Merger and Exchange. Parent shall comply with the terms of the Celtrix Plans and Insmed Plans as in effect prior to the Effective Time and ensure, to the extent required by, and subject to the provisions of, such Plans, that Celtrix Stock Options and Insmed Stock Options which qualified as incentive stock options immediately prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

         (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Celtrix Stock Options and Insmed Stock Options assumed in accordance with this Section 2.4. Such action shall include, without limitation (i)
          -----------
adoption of the Insmed, Inc. Stock Incentive Plan (the "New Stock Plan") on or before the Effective Time; and (ii) registration of shares of Parent Common Stock that will be issuable under the New Stock Plan (including those that will be delivered on exercise of Celtrix Stock Options and Insmed Stock Options assumed in accordance with this Section 2.4)
                                -----------
pursuant to a registration statement on Form S-8 filed within 10 business days of the Effective Time. In addition, prior to the Effective Time, the sole shareholder of the Parent shall approve the New Stock Plan. Following the Effective Time, Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as options or other awards granted thereunder remain outstanding. With respect to those individuals who, subsequent to the Merger and Exchange, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the New Stock Plan in a manner that complies with Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time.

     (e) At the Effective Time, each of the (i) warrants to purchase shares of Celtrix Common Stock (each a "Celtrix Warrant"), and (ii) warrants to purchase shares of Insmed Common Stock (each a "Insmed Warrant") which then remains outstanding shall be replaced with a warrant to purchase, on the same terms and conditions as were applicable under such Celtrix Warrant or Insmed Warrant, as the case may be, the same number of shares of Parent Common Stock as the holder of such Celtrix Warrant or Insmed Warrant would have been entitled to receive pursuant to the Merger and Exchange had such holder exercised such warrant in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Celtrix Common Stock or shares of Insmed Common Stock otherwise purchasable pursuant to such Celtrix Warrant or Insmed Warrant, as the case may be, divided by (z) the number of full shares of Parent Common Stock purchasable pursuant to such replacement warrant rounded up to the nearest whole cent.

          As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Celtrix Warrant or Insmed Warrant appropriate notices setting forth such holder's rights pursuant to the warrants to purchase shares of Parent Common Stock, and shall amend or replace the agreements evidencing such Celtrix Warrants or Insmed Warrants as required by this Section 2.4(e)
                                                             --------------
after giving effect to the Merger and Exchange.

          Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Celtrix Warrants or Insmed Warrants replaced with warrants to purchase Parent Common Stock in accordance with this Section 2.4(e).
                                                     --------------

     (f) In lieu of issuing any options or warrants to purchase a fractional share of Parent Common Stock, Parent will deliver to holders of Insmed Stock Options or Insmed Warrants cash, within 30 days of Closing, payable by check, equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Parent Common Stock on the first full day of trading on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Closing, and (ii) the exercise price per fractional share of each Insmed Stock Option or Insmed Warrant divided by 3.5.

     (g) In lieu of issuing any options or warrants to purchase a fractional share of Parent Common Stock, Parent will deliver to holders of Celtrix Stock Options or Celtrix Warrants, cash within 30 days of Closing, payable by check, equal to the difference between (i) the fractional share multiplied by the mean of the high and low sales price of Parent Common Stock on the first full day of trading on Nasdaq National or Nasdaq SmallCap, as the case may be, after the Closing, and (ii) the exercise price per fractional share of each Celtrix Stock Option or Celtrix Warrant.

     (h) Each warrant or option to purchase shares of Parent Common Stock issued and outstanding prior to the Effective Time shall continue to be issued and outstanding after the Effective Time and shall continue to have such rights and preferences as existed prior to the Effective Time. All shares of Parent Common Stock reserved for issuance upon exercise of such warrants and options shall continue to be reserved for issuance after the Effective Time.

                                  ARTICLE III

                         SHAREHOLDER APPROVAL; CLOSING


     Section 3.1    Shareholder Approval. This Agreement together with the
                    --------------------
Certificate of Merger shall be submitted for consideration and approval to the holders of shares of Celtrix Capital Stock at an annual or special meeting of shareholders duly held for such purpose by Celtrix, and this Agreement together with the Plan of Exchange shall be submitted for consideration and approval to the holders of shares of Insmed Capital Stock at an annual or special meeting of shareholders duly held for such purpose by Insmed. Celtrix and Insmed shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof. The Board of Directors of Celtrix shall recommend that its shareholders approve this Agreement and the transactions contemplated hereby and the Board of Directors of Insmed shall recommend that its shareholders approve the Plan of Exchange and the transactions contemplated hereby and thereby, and such recommendation shall be contained in the Joint Proxy Statement/Prospectus. On the first business day on or by which (a) this Agreement and the Plan of Exchange have been duly approved by the requisite vote of the holders of shares of Celtrix Capital Stock and Insmed Capital Stock, and
(b) the Closing of the transactions contemplated by this Agreement and those contemplated by the Plan of Exchange shall have occurred, or such later date as shall be agreed upon by Celtrix and Insmed, Articles of Exchange shall be filed in accordance with the VSCA and a Certificate of Merger shall be filed in accordance with the DGCL, and the Merger and the Exchange shall become effective in accordance with the terms of this Agreement and the Certificate of Merger and the Plan of Exchange at the time and date set forth therein (such time and date being referred to herein as the "Effective Time").

     Section 3.2.   Time and Place of Closing. The closing of the transactions
                    -------------------------
contemplated by this Agreement and the Plan of Exchange will take place at a time and on a date mutually agreed upon by the parties hereto (the "Closing"), which shall be no later than the third business day following the date on which all of the conditions to the obligations of the parties hereunder set forth in
Article VIII have been satisfied or waived. The place of Closing shall be at
------------
Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, or at such other place as may be mutually agreed upon by the parties hereto.

                                  ARTICLE IV

                         PARENT AND MERGER SUBSIDIARY


     Section 4.1.   No Conduct of Business by Each of Parent and Merger
                    ---------------------------------------------------
Subsidiary; Restated Articles and Bylaws.
----------------------------------------

     (a) Prior to the Effective Time, each of Parent and Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind or acquire any assets or incur any liability, except for the Stock Purchase Agreement, dated January 13, 2000, by and among Parent, Insmed and certain investors, or as may be specifically contemplated by this Agreement or as the parties may otherwise agree.

     (b) Insmed, Celtrix and Parent agree that immediately prior to the filing of the Certificate of Merger and Articles of Exchange pursuant to Sections 2.1
                                                                  ------------
and 2.2 hereof, the Articles of Incorporation of Parent, shall be substantially
    ---
in the form attached hereto as Exhibit 4.1A, and the Bylaws of Parent shall be
                               ------------
substantially in the form attached hereto as Exhibit 4.1B.
                                             ------------

     Section 4.2.   Board of Directors.
                    ------------------

     (a) At the Effective Time, the Board of Directors of Parent shall be as listed on Exhibit 4.2 attached hereto. The Board of Directors of Parent shall be
          -----------
divided into three classes, with the initial terms of office of the first, second and third classes expiring at the first, second and third annual meetings of the shareholders of Parent, respectively.

     (b)  The persons named as members of the Board of Directors of Parent on
Exhibit 4.2 shall be named in the Joint Proxy Statement/Prospectus and the
-----------
Registration Statement, subject to receipt of the consent of such individuals to be so named.

     Section 4.3.   Management.
                    ----------

     The principal officers of Parent at the Effective Time shall be as listed on Exhibit 4.3. All other management positions of Parent shall be determined by
   ------------
Parent's Chief Executive Officer and President.

     Section 4.4.   Headquarters of Parent.
                    ----------------------

     The headquarters of Parent shall be located in Richmond, Virginia.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF CELTRIX

     Celtrix represents and warrants to Insmed that as of November 30, 1999 (unless such representation or warranty speaks as of a different date), and subject to such qualifications and exceptions as are set forth in a disclosure letter delivered and dated as of the date hereof, signed by an executive officer of Celtrix (the "Celtrix Disclosure Letter"), as follows:

     Section 5.1.   Organization and Authority of the Celtrix Companies. Each of
                    ---------------------------------------------------
the Celtrix Companies is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of the Celtrix Companies has full corporate or partnership power to carry on their respective businesses as they are now being conducted and to own, operate and hold under lease their assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Celtrix Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Celtrix Companies. The copies of the Certificate of Incorporation and Bylaws or partnership or joint venture certificates and agreements of each of the Celtrix Companies which have been delivered to Insmed are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

     Section 5.2.   Capitalization. Celtrix's authorized equity capitalization
                    --------------
consists of 60,000,000 shares of Celtrix Common Stock, $.01 par value, and 10,000,000 shares of Celtrix Preferred Stock, $.01 par value, 10,000 shares of which have been designated Celtrix Series A Preferred Stock and 9,000 shares of which have been designated Celtrix Series B Preferred Stock. As of the close of business on December 31, 1999, 27,862,372 shares of Celtrix Common Stock, 8,010 shares of Celtrix Series A Preferred Stock and 0 shares of Celtrix Series B Preferred Stock were issued and outstanding. Such shares of Celtrix Capital Stock constituted all of the issued and outstanding shares of capital stock of Celtrix as of such date. All issued and outstanding shares of Celtrix Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of Celtrix's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed in Schedule 5.2 of the Celtrix Disclosure Letter, owned by Celtrix,
             ------------
directly or indirectly, free and clear of all Liens. Since January 1, 1995, except as set forth in Schedule 5.2 Celtrix has not declared or paid any
                       ------------
dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Celtrix Capital Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Schedule 5.2 of the Celtrix Disclosure Letter
                                  ------------
sets forth, as of December 31, 1999, all outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the Celtrix Companies, the exercise or purchase price for such securities and the expiration date thereof, and lists all contracts, commitments, understandings, arrangements or restrictions by which any of the Celtrix Companies is bound to sell or issue any shares of its capital stock. The shares of Celtrix Common Stock constitute the only class of equity securities of Celtrix registered or required to be registered under the Exchange Act. All outstanding shares of Celtrix Common Stock are duly included for trading on Nasdaq SmallCap.

     Section 5.3.   Authority Relative to this Agreement; Recommendation. The
                    ----------------------------------------------------
execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Celtrix are within the corporate power and authority of Celtrix. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Celtrix and no other corporate proceedings on the part of Celtrix are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the approval of the transactions contemplated in this Agreement by the holders of at least a majority of the outstanding shares of Celtrix Capital Stock at the Celtrix Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Celtrix and (assuming the due authorization, execution and delivery hereof and thereof by Insmed) constitute or will constitute valid, legal and binding agreements of Celtrix, enforceable against Celtrix in accordance with their respective terms. The Celtrix Board has resolved that the shareholders of Celtrix approve and adopt this Agreement.

     Section 5.4.   Consents and Approvals; No Violations. Except for (i) any
                    -------------------------------------
applicable requirements of the Exchange Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of a Certificate of Merger as required by the DGCL and (iii) those required filings, registrations and approvals listed on Schedule 5.4 of the Celtrix
                                               ------------
Disclosure Letter, no filing or registration with, or notice to, and no permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Celtrix or for the consummation by Celtrix of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Celtrix will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, Bylaws, partnership or joint venture agreements or other organizational documents of any of the Celtrix Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Celtrix Contract or other instrument or obligation to which any of the Celtrix Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Celtrix Companies or any of their properties or assets except, in the case of subsections (ii) or
(iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Celtrix Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 5.5.   Reports. The Celtrix SEC Reports complied, as of their dates
                    -------
of filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes) included in the Celtrix SEC Reports fairly presented the consolidated financial position of the Celtrix Companies as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the results of operations and cash flows of the Celtrix Companies for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes) included in the Celtrix SEC Reports (i) complied as to form with the applicable accounting requirements and rules and regulations of the SEC, and (ii) was prepared in accordance with GAAP consistently applied during the periods presented. Except for Celtrix, none of the Celtrix Companies is required to file any forms, reports or other documents with the SEC, Nasdaq SmallCap or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. All material agreements, contracts and other documents required to be filed as exhibits to any of the Celtrix SEC Reports have been so filed by Celtrix.

     Section 5.6.   Absence of Certain Events.
                    -------------------------

     (a) Except as set forth in the Celtrix SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in Schedule 5.6(a) of
                                                            ---------------
the Celtrix Disclosure Letter, since March 31, 1999, none of the Celtrix Companies has suffered any adverse change in its business, financial condition or results of operations that will have a Material Adverse Effect upon the Celtrix Companies. Except as disclosed in the Celtrix SEC Reports or in Schedule
                                                                        --------
5.6(a) of the Celtrix Disclosure Letter, or as otherwise specifically
------
contemplated by this Agreement, and except with respect to the Elan Joint Venture in which case Section 5.6(b) shall apply, there has not been since March
                      --------------
31, 1999: (i) any entry into any agreement or understanding or an amendment of any agreement or understanding between any of the Celtrix Companies on the one hand, and any of their respective executive officers or key employees or consultants on the other hand, providing for employment of any such officer or key employee or consultants or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any of the Celtrix Companies to any of their respective officers or key employees or consultants (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such officer or key employee or consultant; (ii) any entry by any of the Celtrix Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien made on any of the properties or assets of any of the Celtrix Companies) other than in the ordinary and usual course of business; (iii) any change in the accounting methods, principles or practices of Celtrix; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon the Celtrix Companies; or (v) any agreement to do any of the foregoing.

     (b)  with respect to the Elan Joint Venture, except as set forth in
Schedule 5.6(b) of the Celtrix Disclosure Letter, none of the Celtrix Companies
---------------
has committed to, or has itself entered into any agreement, commitment or understanding or an amendment of any agreement, commitment or understanding with respect to the Elan Joint Venture, including without limitation, (i) any agreement relating to funding the Elan Joint Venture, (ii) any agreement establishing a budget for the Elan Joint Venture, (iii) any agreement, commitment or understanding as to clinical trials or (iv) any other agreement commitment or understanding that could reasonably be expected to impose a liability on any Celtrix Company of $50,000 or more.

     Section 5.7.   Joint Proxy Statement/Prospectus. None of the information
                    --------------------------------
with respect to the Celtrix Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Celtrix Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Celtrix with respect to information supplied in writing by Parent or Insmed or any affiliate of Parent or Insmed for inclusion in the Joint Proxy Statement/Prospectus.

     Section 5.8.   Litigation. Except as set forth in Schedule 5.8 of the
                    ----------                         ------------
Celtrix Disclosure Letter, there is no action, suit, proceeding or investigation pending or, to the Knowledge of Celtrix, threatened against or relating to any of the Celtrix Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or arbitration panel, whether in the United States or otherwise, including without limitation with respect to infringement of any Intellectual Property. None of the Celtrix Companies is subject to any order, judgment, decree or obligation that would materially limit the ability of the Celtrix Companies to operate their respective businesses in the ordinary course.

     Section 5.9.   Employee Benefit Plans; Labor Matters.
                    -------------------------------------

     (a) Celtrix has delivered to Insmed prior to the execution of this Agreement copies of all pension, 401(k), retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other employee program, arrangement or agreement, whether arrived at through collective bargaining or otherwise, any medical, vision, dental or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Celtrix Companies or affiliates thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Celtrix Benefit Plans") and (i) any related trust agreement; (ii) any amendments to such plans or trust; (iii) the most recent Form 5500 and all schedules thereto; (iv) the most recent IRS determination letter; (iv) the most recent summary plan descriptions; and (v) the most recent actuarial report for any Celtrix Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan. Any of the Celtrix Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "Celtrix ERISA Plan."

     (b) Each Celtrix Benefit Plan has been administered in material compliance with its terms and with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws. Each Celtrix Benefit Plan is enforceable in accordance with its terms.

     (c) No Celtrix ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

     (d) Each Celtrix ERISA Plan intended to be qualified under Section 401(a) of the Code ("Celtrix Qualified Plan") has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. To the Knowledge of Celtrix, there are no facts or circumstances that would be reasonably likely to jeopardize or adversely affect the qualification under Code Section 401(a) of any Celtrix Qualified Plan or otherwise have a material adverse effect on the qualified status of any Celtrix Qualified Plan. Each Celtrix Qualified Plan incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required as of the Closing Date.

     (e) As of the Effective Time, full payment of all contributions will be made or accrued with respect to each Celtrix Benefit Plan (including all employer contributions and employee salary reduction contributions) that are either required under the terms thereof or under ERISA or the Code. Neither Celtrix nor any organization to which Celtrix is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA. No Celtrix ERISA Plan has incurred a "reportable event" as such term is defined in Section 4043 of ERISA, other than a "reportable event" which was not required to be reported.

     (f) Celtrix has filed all reports, returns and other documentation and paid all premiums and taxes associated therewith that are required to have been filed with respect to each Celtrix Benefit Plan with the IRS, the Department of Labor, or any other governmental agency (federal, state or local) and such have been filed on a timely basis. No lawsuits, complaints, investigations or proceedings to or by any Person or governmental authority have been filed or, to the Knowledge of Celtrix, are proposed or threatened, with respect to any Celtrix Benefit Plan, except where such lawsuits, complaints, investigations or proceedings would not have, alone or in the aggregate, a Material Adverse Effect.

     (g) Neither Celtrix nor any Celtrix ERISA Affiliate is or has ever been a party to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither Celtrix nor any Celtrix ERISA Affiliate has received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" that has not been satisfied.

     (h) Celtrix has not incurred any material liability for "welfare benefits" (as defined in Code Section 419) that was not fully reflected in the Celtrix Form 10-K. Except as required under COBRA (or any similar provisions of state law) or the terms of any Celtrix ERISA Plan, Celtrix is not obligated to provide or to pay any benefits to former employees, or to their dependents or beneficiaries, solely as a result of the consummation of the transactions contemplated in this Agreement.

     (i)  Schedule 5.9(i) sets forth a true and complete list, as of December
          --------------
31, 1999, of each person who holds any Celtrix Stock Options, together with the number of shares of Celtrix Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Schedule 5.9(i) of the Celtrix Disclosure Letter also sets forth
             --------------
the total number of such incentive stock options and such nonqualified options and any non-statutory options issued to consultants or others. Celtrix has furnished Insmed with complete copies of the plans pursuant to which the Celtrix Stock Options were issued. Other than the automatic vesting of Celtrix Stock Options that may occur without any action on the part of Celtrix or its officers or directors, Celtrix has not taken any action that would result in any Celtrix Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (j) Celtrix has made available to Insmed (i) a description of the terms of employment and compensation arrangements of all officers and other employees of Celtrix and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating Celtrix to make annual cash payments in an amount exceeding $25,000; (iii) copies (or descriptions) of all severance agreements, programs and policies of Celtrix with or relating to its employees, except programs and policies required to be maintained by Law; and (iv) copies of all plans, programs, agreements and other arrangements of Celtrix with or relating to its employees which contain change in control provisions all of which are set forth on Schedule 5.9(j) of the
                                                    --------------
Celtrix Disclosure Letter.

     Section 5.10   Tax Matters.
                    -----------

     (a)  Except as set forth on Schedule 5.10 of the Celtrix Disclosure Letter:
                                 -------------

          (i) Celtrix and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Celtrix is the common parent, such affiliated group files a consolidated federal income tax return and neither Celtrix nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

          (ii) each of the Celtrix Companies has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

          (iii) each of the Celtrix Companies has paid or made adequate provision on its books and records in accordance with GAAP for all material Taxes covered by such Tax Returns;

          (iv) each of the Celtrix Companies is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting requirements under federal, state, local and foreign Laws, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign Laws;

          (v) each of the Celtrix Companies has collected or withheld all material Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

          (vi) there are no unpaid Taxes due and payable by any of the Celtrix Companies or by any other person that are or may become a lien on any asset of, or otherwise may reasonably be expected to have a Material Adverse Effect on, Celtrix;

          (vii) none of the Celtrix Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Celtrix Companies by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the Celtrix Companies; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Celtrix Companies, the adverse outcome of which may reasonably be expected to have a Material Adverse Effect on Celtrix; and any such assertion, assessment, proceeding or litigation disclosed in Schedule 5.10 of the Celtrix Disclosure Letter is being contested
             -------------
in good faith through appropriate measures, and its status is described in the
Schedule 5.10 of the Celtrix Disclosure Letter;
-------------

          (viii) none of the Celtrix Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code or a "safe harbor lease" subject to former Section 168(f)(8) of the Code;

          (ix) none of the Celtrix Companies is required to include in income any material amount from an adjustment pursuant to Section 481 of the Code or any similar provision of state or local Law, and to the Knowledge of Celtrix no Governmental Authority has proposed any such adjustment;

          (x) none of the Celtrix Companies is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or 280G of the Code;

          (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which Celtrix is the common parent which may reasonably be expected to have a Material Adverse Effect on Celtrix if taken into account;

          (xii) the most recent audited consolidated balance sheet included in the Celtrix SEC Reports fully and properly reflects, as of the date thereof, the liabilities of Celtrix and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes; and

          (xiii) since April 16, 1997, none of the Celtrix Companies has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies.

     (b) Celtrix has provided Insmed with copies of all Tax Returns (for the last five years), consents and agreements made by or affecting any of the Celtrix Companies, or filed by or on behalf of any of the Celtrix Companies, including any Tax Returns, consents or agreements with respect to which any of the Celtrix Companies is or has been included in a consolidated, unitary or combined return.

     Section 5.11.  Compliance with Law. Except as publicly disclosed by Celtrix
                    -------------------
in the Celtrix Form 10-K, Celtrix holds all Permits necessary for the lawful conduct of its businesses (the "Celtrix Permits"), except for failures to hold such Celtrix Permits which would not have a Material Adverse Effect on Celtrix. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, Celtrix is in compliance with the terms of the Celtrix Permits, except where the failure so to comply would not have a Material Adverse Effect on Celtrix. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, the business of Celtrix is not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 5.11 with respect to Environmental Laws (as defined in Section 5.18
------------                                                   ------------
below) and except for violations or possible violations which do not have, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Celtrix. Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, no investigation or review by any Governmental Entity with respect to Celtrix is pending or, to the Knowledge of Celtrix, threatened, nor, to the Knowledge of Celtrix, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Celtrix reasonably believes will not have a Material Adverse Effect on Celtrix.

     Section 5.12.  Transactions With Affiliates. Except as set forth in
                    ----------------------------
Schedule 5.12 of the Celtrix Disclosure Letter attached hereto, since March 31,
-------------
1999, the Celtrix Companies have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of one or more of the Celtrix Companies) (a) any holder of 5% or more of the voting securities of Celtrix, (b) any director, officer or employee of the Celtrix Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Celtrix Companies or (d) any member of the immediate family of any of such persons (collectively, for purposes of this Section, a "Celtrix Affiliate"). Except as set forth in Schedule 5.12 of the Celtrix Disclosure
                                    -------------
Letter, (a) the Contracts of the Celtrix Companies do not include any obligation or commitment between any of the Celtrix Companies and any Celtrix Affiliate, and (b) the assets of Celtrix do not include any receivable or other obligation or commitment from a Celtrix Affiliate to any of the Celtrix Companies, and no Celtrix Affiliate has any interest in any material property, real or personal, tangible or intangible, including without limitation, any Software or Celtrix Intellectual Property, used in or pertaining to the business of Celtrix, except for the ordinary rights of a shareholder or employee stock optionholder.

     Section 5.13.  Fees and Expenses of Brokers and Others. None of the Celtrix
                    ---------------------------------------
Companies (a) has had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Celtrix has retained PGE to represent it in connection with such transactions.

     Section 5.14.  Accuracy of Information. Neither this Agreement nor any
                    -----------------------
other document provided by the Celtrix Companies or their employees or agents to Insmed in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     Section 5.15.  Absence of Undisclosed Liabilities. None of the Celtrix
                    ----------------------------------
Companies has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Celtrix as of March 31, 1999, that is included in the Celtrix SEC Reports or reflected in the notes thereto, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices, and except for any such liabilities or obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Celtrix Companies.

     Section 5.16.  Opinion of Financial Advisor. Celtrix has received the
                    ----------------------------
opinion of PGE to the effect that, as of November 29, 1999, the consideration contemplated in the Merger is fair to the holders of shares of Celtrix Capital Stock from a financial point of view.

     Section 5.17.  [Intentionally Omitted].
                    -----------------------

     Section 5.18.  Environmental Laws and Regulations.
                    ----------------------------------

     (a) Except as publicly disclosed by Celtrix in the Celtrix Form 10-K or as set forth in Schedule 5.18 of the Celtrix Disclosure Letter, (i) Celtrix is and
             -------------
always has been in material compliance with all applicable federal, state, local and foreign laws (including common law) and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on Celtrix, which compliance includes, but is not limited to, the possession by Celtrix of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Celtrix has not received written notice of, or, to the Knowledge of Celtrix, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on Celtrix; (iii) there has been no releases or offsite shipments from any property ever owned by Celtrix or any of its Subsidiaries of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim; and (iv) to the Knowledge of Celtrix, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as publicly disclosed by Celtrix in the Celtrix Form 10-K, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Celtrix that are pending or, to the Knowledge of Celtrix, threatened against Celtrix or, to the Knowledge of Celtrix, against any person or entity whose liability for any Environmental Claim Celtrix has or may have retained or assumed either contractually or by operation of Law.

     Section 5.19.  Intellectual Property.
                    ---------------------

     (a) Celtrix owns, or has a valid license to use or otherwise has the right to use, free and clear of all Liens, all (i) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing) (collectively, "Patents"), (ii) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"), (iii) copyrights (including any registrations and applications therefor) (collectively "Copyrights"), (iv) software, (v) "mask works" (as defined under 17 U.S.C. (S)
901) and any
registrations and applications for "mask works" and (vi) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"), in the case of each of the foregoing clauses, used in or necessary of the conduct of Celtrix's business as currently conducted or contemplated to be conducted (collectively, the "Celtrix Intellectual Property").

     (b)  Schedule 5.19 of the Celtrix Disclosure Letter sets forth, for the
          -------------
Celtrix Intellectual Property, a complete and accurate list as of the date hereof of (i) all U.S. and foreign (A) patents and patent applications, each as owned by Celtrix, (B) trademark registrations (including Internet domain name registrations), trademark applications, and material unregistered trademarks, each as owned by Celtrix and (C) copyright and mask work registrations and applications, and material unregistered copyrights, each as owned by Celtrix; and (ii) all material agreements (whether oral or written) (A) granting or obtaining any right to use or practice any rights under any Celtrix Intellectual Property, or (B) restricting Celtrix's rights to use any Celtrix Intellectual Property, including license agreements, consulting and professional services agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Celtrix License Agreements"). The Celtrix License Agreements are valid and binding obligations of Celtrix and, to Celtrix's Knowledge, each of the other parties thereto, enforceable in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by Celtrix or, to Celtrix's Knowledge, any party under any such Celtrix License Agreement. Celtrix has not licensed or sublicensed, nor has any third party acquired, rights in any Celtrix Intellectual Property other than pursuant to the Celtrix License Agreements.

     (c) No royalties, honoraria or other fees are payable by Celtrix to any third parties for the use of or right to use any Celtrix Intellectual Property except pursuant to the Celtrix License Agreements identified on Schedule 5.19 of
                                                                -------------
the Celtrix Disclosure Letter.

     (d)  Except as set forth on Schedule 5.19 of the Celtrix Disclosure Letter:
                                 -------------

          (i) Celtrix is listed in the records of the appropriate U.S., state or foreign registry as the sole and current owner of record for each application and registration listed on Schedule 5.19 of the Celtrix Disclosure Letter;
                           -------------

          (ii) Each Patent, Copyright and Trademark owned by Celtrix and, to Celtrix's Knowledge, each Patent, Copyright and Trademark not owned but used by Celtrix, is in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable;

          (iii) There has never been any claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, nor, to Celtrix's Knowledge, is there threatened or any valid basis for any such claim, suit, arbitration or other adversarial proceeding, (A) involving the Celtrix Intellectual Property owned by Celtrix or the Celtrix Intellectual Property licensed to Celtrix or (B) alleging that the activities or the conduct of Celtrix's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party, or challenging the ownership, use, validity, enforceability or registrability of any Celtrix Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, orders or similar obligations other than the Celtrix License Agreements to which Celtrix or any of its executive officers is subject or a party or the existence of which Celtrix or any of its directors or executive officers is otherwise aware which (A) restrict Celtrix's rights to use any Celtrix Intellectual Property, (B) restrict Celtrix's business in order to accommodate a third party's intellectual property rights or (C) permit any third party to use any Celtrix Intellectual Property;

          (iv) The conduct of Celtrix's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To Celtrix's Knowledge, no third party is misappropriating, infringing, diluting or violating any Celtrix Intellectual Property; no claim, suit, arbitration or other adversarial proceeding alleging any such misappropriation, infringement, dilution or violation has ever been brought against any third party by Celtrix nor has Celtrix ever threatened any such claim against any third party;

          (v) Celtrix takes reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To Celtrix's Knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that fully protects the proprietary interests of Celtrix in and to such Trade Secrets. To Celtrix's Knowledge, no party to any non-disclosure agreement relating to Celtrix's Trade Secrets is in breach or default thereof;

          (vi)   Except as set forth in Schedule 5.19 of the Celtrix Disclosure
                                        -------------
Letter, no current or former partner, director, officer, or employee of Celtrix will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Celtrix Intellectual Property; and

          (vii)  Except as set forth on Schedule 5.19 of the Celtrix Disclosure
                                        -------------
Letter, the consummation of the transactions contemplated hereby will not result in any breach or default under any Celtrix License Agreement, or require the consent of any party thereto and will not result in the loss or impairment of Celtrix's rights to own or use any of the Celtrix Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Celtrix Intellectual Property.

     Section 5.20.  Insurance.
                    ---------

     All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Celtrix and its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Celtrix and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect and are listed on Schedule 5.20 of the Celtrix
                                          -------------
Disclosure Letter. Celtrix has maintained such policies on a continuous basis since April 1, 1995.

     Section 5.21.  Vote Required; Board Approval.
                    -----------------------------

     (a) The affirmative vote of the holders of at least a majority of the outstanding shares of Celtrix voting Capital Stock, voting as a single class, is the only vote of the holders of any class or series of Celtrix's Capital Stock necessary to approve and adopt this Agreement and the Merger.

     (b) Celtrix's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Celtrix and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend to its shareholders that they vote in favor of adopting and approving this Agreement in accordance with the terms hereof.

     Section 5.22.  State Takeover Statutes.
                    -----------------------

     Celtrix has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Section 203 of the DGCL, and accordingly, such section does not apply to the Merger or any of such transactions. No other "control share acquisition," "fair price," "investor protection" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

     Section 5.23.  Tax Treatment.
                    -------------

     Neither Celtrix nor, to the Knowledge of Celtrix, any of its affiliates has taken, agreed to take or will take any action or is aware of any fact or circumstance that would prevent the Merger or the Exchange from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or part of an exchange described in Section 351 of the Code.

     Section 5.24.  Certain Business Practices.
                    --------------------------

     None of Celtrix or any directors, officers, agents or employees of Celtrix has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 5.25.  No Existing Discussions.
                    -----------------------

     As of the date hereof, Celtrix is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Celtrix Third Party Acquisition.

     Section 5.26.  Material Contracts.
                    ------------------

     (a)  Schedule 5.26 of the Celtrix Disclosure Letter attached hereto
          -------------
contains a true, correct and complete list of all Contracts and agreements (and all amendments, modifications and supplements thereto and all side letters affecting the obligations of any party thereunder) to which the Celtrix Companies are a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of Celtrix taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Celtrix taken as a whole (for such purposes material shall mean an amount of at least $25,000), all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, or indemnification contracts (including, without limitation, any Contract to which Celtrix is a party involving employees of Celtrix); (ii) licensing, publishing, merchandising or distribution agreements; (iii) Contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since April 1, 1999;
(vi) Contracts or agreements with any Governmental Entity; (vii) Contracts relating to the purchase of goods, equipment or services used in support of Celtrix's business or operations of amounts in excess of $25,000 per year or having a duration in excess of one year; (viii) Contracts which contain covenants pursuant to which Celtrix has agreed not to compete with any person or any person has agreed not to compete with Celtrix; (ix) Contracts upon which any substantial part of Celtrix's business is dependent or which, if breached, could reasonably be expected to have a Material Adverse Effect on Celtrix; and (x) all commitments and agreements to enter into any of the foregoing (collectively, the "Celtrix Contracts"). Except as set forth in Schedule 5.26 of the Celtrix
                                             -------------
Disclosure Letter, Celtrix is not a party to or bound by any consulting, severance, golden parachute, indemnification or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby and Celtrix is not obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future).

     (b) Each of the Celtrix Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms, and true and correct copies thereof have been delivered to Insmed, and there is no default under any Celtrix Contract so listed either by Celtrix or, to the Knowledge of Celtrix, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Celtrix or, to the Knowledge of Celtrix, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Celtrix.

     (c) No party to any such Celtrix Contract has given notice to Celtrix of or made a claim against Celtrix with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Celtrix.

     (d) The execution and delivery of this Agreement by Celtrix does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the Celtrix Contracts identified on Schedule 5.26 of
                                                                -------------
the Celtrix Disclosure Letter.

     Section 5.27.  Properties.
                    ----------

     (a) None of the Celtrix Companies leases for a term of more than six months any real property nor owns any real property.

     Section 5.28.  Year 2000 Compliance.
                    --------------------

     (a) Celtrix has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem and has initiated a program to achieve Year 2000 Compliance by December 31, 1999. As of the date hereof, except as is not reasonably likely to have a Material Adverse Effect on
Celtrix: (i) Celtrix has implemented such Year 2000 Compliance program in accordance with the timetable set forth therein; (ii) Celtrix has made appropriate inquiries as to the Year 2000 Compliance of their material suppliers, service providers, franchisers and vendors, and Celtrix has not received notice of any inability on the part of such entities to achieve Year 2000 Compliance in a timely manner; and (iii) based on such review and program, Celtrix believes that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect on Celtrix.

                                  ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF INSMED

     Insmed represents and warrants to Celtrix that as of November 30, 1999 (unless such representation or warranty speaks as of a different date), and subject to such qualifications and exceptions as are set forth in a disclosure letter delivered and dated as of the date hereof, signed by an executive officer of Insmed (the "Insmed Disclosure Letter"), as follows:

     Section 6.1.  Organization and Authority of the Insmed Companies. Each of
                   --------------------------------------------------
the Insmed Companies is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. Each of the Insmed Companies has full corporate or partnership power to carry on their respective businesses as they are now being conducted and to own, operate and hold under lease their assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the Insmed Companies is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Insmed Companies. The copies of the Articles of Incorporation and Bylaws or partnership or joint venture certificates and agreements of each of the Insmed Companies which have been delivered to Celtrix are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

     Section 6.2.  Capitalization. Insmed's authorized equity capitalization
                   ---------------
consists of 20,000,000 shares of Insmed Common Stock, $.01 par value, and 17,000,000 shares of Insmed Preferred Stock, $.01 par value, 7,000,000 shares of which have been designated as Insmed Series A Preferred Stock, and 5,000,000 shares of which have been designated as Insmed Series B Preferred Stock. As of the close of business on November 30, 1999, 3,637,052 shares of Insmed Common Stock, 6,144,599 shares of Insmed Series A Preferred Stock, and 3,581,761 shares of Insmed Series B Preferred Stock were issued and outstanding. Such shares of Insmed Capital Stock constituted all of the issued and outstanding shares of capital stock of Insmed as of such date. All issued and outstanding shares of Insmed Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of Insmed's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed on Schedule 6.2 of the Insmed Disclosure Letter, owned by
                       ------------
Insmed, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Since January 1, 1995, Insmed has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Insmed Capital Stock, or except as set forth in Schedule 6.2 of the Insmed Disclosure
                                         ------------
Letter directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Schedule 6.2 of the Insmed Disclosure Letter sets forth, as
                    ------------
of November 30, 1999, all outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any of the Insmed Companies, the exercise or purchase price for such securities and the expiration date thereof, and lists all contracts, commitments, understandings, arrangements or restrictions by which any of the Insmed Companies is bound to sell or issue any shares of its capital stock.

     Section 6.3.  Authority Relative to this Agreement; Recommendation. The
                   ----------------------------------------------------
execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Insmed are within the corporate power and authority of Insmed. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Insmed and no other corporate proceedings on the part of Insmed are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Exchange, the approval of the Plan of Exchange by the holders of more than two-thirds of the outstanding shares of each series of Insmed Preferred Stock voting as a separate class and the holders of more than two-thirds of the outstanding shares of Insmed Capital Stock voting as a single class at the Insmed Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Insmed and (assuming the due authorization, execution and delivery hereof and thereof by Celtrix) constitute or will constitute valid, legal and binding agreements of Insmed, enforceable against Insmed in accordance with their respective terms. The Insmed Board has resolved that the shareholders of Insmed approve and adopt the Plan of Exchange.

     Section 6.4.  Consents and Approvals; No Violations. Except for (i) any
                   -------------------------------------
applicable requirements of the Exchange Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (ii) the filing and recordation of Articles of Exchange as required by the VSCA and (iii) those required filings, registrations and approvals listed on Schedule 6.4 of the Insmed
                                               ------------
Disclosure Letter attached hereto, no filing or registration with, or notice to, and no permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Insmed or for the consummation by Insmed of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Insmed will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws, partnership or joint venture agreements or other organizational documents of any of the Insmed Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Insmed Contract or other instrument or obligation to which any of the Insmed Companies is a party or by which it or any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Insmed Companies or any of their properties or assets except, in the case of subsections (ii) or
(iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Insmed Companies and that will not prevent or delay the consummation of the transactions contemplated hereby.

     Section 6.5.  Financial Statements. The audited consolidated financial
                   --------------------
statements of Insmed for the years ended December 31, 1996, 1997 and 1998 (collectively, the "Insmed Financial Statements") fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Insmed and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. As of their respective dates, none of the Insmed Financial Statements contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

     Section 6.6.  Absence of Certain Events. Except as otherwise specifically
                   -------------------------
disclosed in Schedule 6.6 attached hereto, since December 31, 1998, none of the
             ------------
Insmed Companies has suffered any adverse change in its business, financial condition or results of operations that will have a Material Adverse Effect upon the Insmed Companies. Except as disclosed in
Schedule 6.6 of the Insmed Disclosure Letter, or as otherwise specifically
------------
contemplated by this Agreement, there has not been since December 31, 1998: (i) any labor dispute which is or is expected to be material to any of the Insmed Companies; (ii) any entry by any of the Insmed Companies into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the Insmed Companies) other than in the ordinary and usual course of business; (iii) any change in the accounting methods, principles or practices of Insmed; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon the Insmed Companies; or (v) any agreement to do any of the foregoing.

     Section 6.7. Joint Proxy Statement/Prospectus. None of the information with
                  --------------------------------
respect to Insmed Companies to be included in the Joint Proxy Statement/Prospectus or the Registration Statement will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, and at the time of the Insmed Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Insmed with respect to information supplied in writing by Celtrix or any Celtrix Affiliate for inclusion in the Joint Proxy Statement/Prospectus.

     Section 6.8. Litigation. There is no action, suit, proceeding or
                  ----------
investigation pending or to the Knowledge of Insmed, threatened against or relating to any of the Insmed Companies at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or arbitration panel, whether in the United States or otherwise. None of the Insmed Companies is subject to any order, judgment, decree or obligation that would materially limit the ability of the Insmed Companies to operate their respective businesses in the ordinary course.

     Section 6.9. Employee Benefit Plans; Labor Matters. (a) Insmed has
                  -------------------------------------
delivered to Celtrix prior to the execution of this Agreement copies of all pension, retirement, 401(K), profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other employee program, arrangement or agreement, any medical, vision, dental or other health plan, any life insurance plan, or any other employee health plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Insmed Companies or affiliates thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the

"Insmed Benefit Plans") and (i) any related trust agreement; (ii) any amendments to such plans or trust; (iii) the most recent Form 5500 and all schedules thereto; (iv) the most recent IRS determination letter; (iv) the most recent summary plan descriptions; and (v) the most recent actuarial report for any Insmed Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan. Any of the Insmed Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "Insmed ERISA Plan."

     (b) Each Insmed Benefit Plan has been administered in material compliance with its terms and with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws. Each Insmed Benefit Plan is enforceable in accordance with its terms.

     (c) No Insmed ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

     (d) Each Insmed ERISA Plan intended to be qualified under Section 401(a) of the Code ("Insmed Qualified Plan") has either obtained a favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. To the Knowledge of Insmed, there are no facts or circumstances that would be reasonably likely to jeopardize or adversely affect the qualification under Code
Section 401(a) of any Insmed Qualified Plan or otherwise have a material adverse effect on the qualified status of any Insmed Qualified Plan. Each Insmed Qualified Plan incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such Amendment or incorporation is required.

     (e) As of the Effective Time, full payment of all contributions will be made or accrued with respect to each Insmed Benefit Plan (including all employer contributions and employee salary reduction contributions) that are either required under the terms thereof or under ERISA or the Code. Neither Insmed nor any organization to which Insmed is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA. No Insmed ERISA Plan has incurred a "reportable event" as such term is defined in Section 4043 of ERISA, other than a "reportable event" which was not required to be reported.

     (f) Insmed has filed all reports, returns and other documentation and paid all premiums and taxes associated therewith that are required to have been filed with respect to each Insmed Benefit Plan with the IRS, the Department of Labor, or any other governmental agency (federal, state or local) and such have been filed on a timely basis. No lawsuits, complaints, investigations or proceedings to or by any Person or governmental authority have been filed or, to the Knowledge of Insmed, are proposed or threatened, with respect to any Insmed Benefit Plan, except where such lawsuits, complaints, investigations or proceedings would not have, alone or in the aggregate, a Material Adverse Effect.

     (g) Neither Insmed nor any Insmed ERISA Affiliate is or has ever been a party to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither Insmed nor any Insmed ERISA Affiliate has received a notice of, or incurred, any withdrawal liability with respect to a "multiemployer plan" that has not been satisfied.

     (h) Insmed has not incurred any material liability for "welfare benefits" (as defined in Code Section 419) that was not fully reflected in the Insmed Financial Statements. Except as required under COBRA (or any similar provision of state law) or the terms of any Insmed ERISA Plan, Insmed is not obligated to provide or to pay any benefits to former employees, or to their dependents or beneficiaries, solely as a result of the consummation of the transactions contemplated in this Agreement.

     (i)  Schedule 6.9(i) of the Insmed Disclosure Letter sets forth a true and
          ---------------
complete list, as of November 30, 1999, of each person who holds any Insmed Stock Options, together with the number of shares of Insmed Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Schedule 6.9(i) of the Insmed Disclosure Letter also sets forth the total number of such incentive stock options and such nonqualified options and any non-statutory options issued to consultants or others. Insmed has furnished Celtrix with complete copies of the plans pursuant to which the Insmed Stock Options were issued. Other than the automatic vesting of Insmed Stock Options that may occur without any action on the part of Insmed or its officers or directors, Insmed has not taken any action that would result in any Insmed Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (j) Insmed has made available to Celtrix (i) a description of the terms of employment and compensation arrangements of all officers and other employees of Insmed and a copy of each such agreement, if any, currently in effect; (ii) copies of all agreements, if any, with consultants who are individuals obligating Insmed to make annual cash payments in an amount exceeding $25,000;
(iii) copies (or descriptions) of all severance agreements, programs and policies of Insmed with or relating to its employees, except programs and policies required to be maintained by Law; and (iv) copies of all plans, programs, agreements and other arrangements of Insmed with or relating to its employees which contain change in control provisions.

     Section 6.10.  Tax Matters.
                    -----------

     (a)  Except as set forth on Schedule 6.10 of the Insmed Disclosure Letter:
                                 -------------

     (i) Insmed and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Insmed is the common parent, such affiliated group does not file a consolidated federal income tax return and neither Insmed nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

     (ii) each of the Insmed Companies has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

     (iii) each of the Insmed Companies has paid or made adequate provision on its books and records in accordance with GAAP for all material Taxes covered by such Tax Returns;

     (iv) each of the Insmed Companies has collected or withheld all material Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

     (v) there are no unpaid Taxes due and payable by any of the Insmed Companies or by any other person that are or may become a lien on any asset of, or otherwise may reasonably be expected to have a Material Adverse Effect on, Insmed;

     (vi) none of the Insmed Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Insmed Companies by any Governmental Authority; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any of the Insmed Companies, the adverse outcome of which may reasonably be expected to have a Material Adverse Effect on Insmed; and any such assertion, assessment, proceeding or litigation disclosed in Schedule 6.10 of the Insmed
                                                  -------------
Disclosure Letter is being contested in good faith through appropriate measures, and its status is described in Schedule 6.10 of the Insmed Disclosure Letter;
                               -------------
and


     (vii) the most recent audited consolidated balance sheet included in the Insmed Financial Statements fully and properly reflects, as of the date thereof, the liabilities of Insmed and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes.

     Section 6.11.  Compliance with Law. Except as set forth in Schedule 6.11 of
                    -------------------                         -------------
the Insmed Disclosure Letter, Insmed holds all Permits necessary for the lawful conduct of its businesses (the "Insmed Permits"), except for failures to hold such Insmed Permits which would not have a Material Adverse Effect on Insmed. Except as set forth on Schedule 6.11 of the Insmed Disclosure Letter, Insmed is
                       -------------
in compliance with the terms of the Insmed Permits, except where the failure so to comply would not have a Material Adverse Effect on Insmed. Except as set forth on Schedule 6.11 of the Insmed Disclosure Letter, the business of
         -------------
Insmed is not being
conducted in violation of any Law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 6.11
                                                                 ------------
with respect to Environmental Laws (as defined in Section 5.18 above) and
                                                  ------------
except for violations or possible violations which do not have, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on Insmed. Except as set forth on Schedule 6.11 of the Insmed Disclosure
                                         -------------
Letter, no investigation or review by any Governmental Entity with respect to Insmed is pending or, to the Knowledge of Insmed, threatened, nor, to the Knowledge of Insmed, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Insmed reasonably believes will not have a Material Adverse Effect on Insmed.

     Section 6.12. Transactions With Affiliates. Since December 31, 1998, the
                   ----------------------------
Insmed Companies have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of one or more of the Insmed Companies) (a) any holder of 5% or more of the voting securities of Insmed, (b) any director, officer or employee of the Insmed Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Insmed Companies or (d) any member of the immediate family of any of such persons (collectively, for purposes of this Section, an "Insmed Affiliate"). Except as set forth in Schedule 6.12 of the Insmed Disclosure Letter, (a) the
                       -------------
Contracts of the Insmed Companies do not include any obligation or commitment between any of the Insmed Companies and any Insmed Affiliate, and (b) the assets of Insmed do not include any receivable or other obligation or commitment from an Insmed Affiliate to any of the Insmed Companies and no Insmed Affiliate has any interest in any material property, real or personal, tangible or intangible, including without limitation, any Software or Insmed Intellectual Property, used in or pertaining to the business of Insmed, except for the ordinary rights of a shareholder or employee stock optionholder.

     Section 6.13. Fees and Expenses of Brokers and Others. None of the Insmed
                   ---------------------------------------
Companies (a) has had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Insmed has retained BancBoston to represent it in connection with such transactions.

     Section 6.14. Accuracy of Information. Neither this Agreement nor any other
                   -----------------------
document provided by the Insmed Companies or their employees or agents to Celtrix in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     Section 6.15. Absence of Undisclosed Liabilities. None of the Insmed
                   ----------------------------------
Companies has any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated balance sheet of Insmed as of December 31, 1998 or reflected in the notes thereto, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices, and except for any such liabilities or obligations which, individually or in the aggregate, would not have a Material Adverse Effect on the Insmed Companies.

     Section 6.16.  [Intentionally Omitted].
                    ----------------------

     Section 6.17.  [Intentionally Omitted].
                    ----------------------

     Section 6.18.  Environmental Laws and Regulations.
                    ----------------------------------

     (a)  Except as set forth in Schedule 6.18 of the Insmed Disclosure Letter,
                                 -------------
(i) Insmed is and always has been in material compliance with all applicable Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on Insmed, which compliance includes, but is not limited to, the possession by Insmed of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Insmed has not received written notice of, or, to the Knowledge of Insmed, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Insmed;
(iii) there has been no releases or offsite shipments from any property ever owned by Insmed or any of its Subsidiaries of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim; and (iv) to the Knowledge of Insmed, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b)  Except as set forth on Schedule 6.18 of the Insmed Disclosure Letter,
                                 -------------
there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Insmed that are pending or, to the Knowledge of Insmed, threatened against Insmed or, to the Knowledge of Insmed, against any person or entity whose liability for any Environmental Claim Insmed has or may have retained or assumed either contractually or by operation of Law.

     Section 6.19.  Intellectual Property.
                    ---------------------

     (a)  Schedule 6.19 of the Insmed Disclosure Letter sets forth, for the
          -------------
Insmed Intellectual Property (as defined below), a complete and accurate list as of the date hereof of (i) all U.S. and foreign (A) patents and patent applications, each as owned by Insmed, (B) trademark registrations (including Internet domain name registrations), trademark applications, and material unregistered trademarks, each as owned by Insmed and (C) copyright and mask work registrations and applications, and material unregistered copyrights, each as owned by Insmed; and (ii) all material agreements (whether oral or written) (A) granting or obtaining any right to use or practice any rights under any Insmed Intellectual Property, or (B) restricting Insmed's rights to use any Insmed Intellectual Property, including license agreements, consulting and professional service agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "Insmed

License Agreements"). The Insmed License Agreements are valid and binding obligations of Insmed and, to Insmed's Knowledge, each of the other parties thereto, enforceable in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Insmed or, to Insmed's Knowledge, any party under any such Insmed License Agreement. Insmed has not licensed or sublicensed, nor has any third party acquired, rights in any Insmed Intellectual Property other than pursuant to the Insmed License Agreements.

     (b) Insmed owns, or has a valid license to use or otherwise has the right to use, free and clear of all Liens, all (i) Trademarks, (ii) Patents, (iii) Copyrights, (iv) software, (v) "mask works" (as defined under 17 U.S.C. (S) 901) and any registrations and applications for "mask works" and (vi) Trade Secrets, in the case of each of the foregoing clauses, used in or necessary of the conduct of Insmed's business as currently conducted or contemplated to be conducted (collectively, the "Insmed Intellectual Property").

     (c) No royalties, honoraria or other fees are payable by Insmed to any third parties for the use of or right to use any Insmed Intellectual Property except pursuant to the Insmed License Agreements identified on Schedule 6.19 of
                                                               -------------
the Insmed Disclosure Letter.

     (d)  Except as set forth on Schedule 6.19 of the Insmed Disclosure Letter:
                                 -------------

          (i) Insmed is listed in the records of the appropriate U.S., state or foreign registry as the sole and current owner of record for each application and registration listed on Schedule 6.19 of the Insmed Disclosure Letter;
                           -------------

          (ii) Each Patent, Copyright and Trademark owned by Insmed and, to Insmed's Knowledge, each Patent, Copyright and Trademark not owned but used by Insmed, is in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable;

          (iii) There has never been any claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction, nor, to Insmed's Knowledge, is there threatened or any valid basis for any such claim, suit, arbitration or other adversarial proceeding, (A) involving the Insmed Intellectual Property owned by Insmed or the Insmed Intellectual Property licensed to Insmed or (B) alleging that the activities or the conduct of Insmed's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party, or challenging the ownership, use, validity, enforceability or registrability of any Insmed Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, orders or similar obligations other than the Insmed License Agreements to which Insmed or any of its executive officers is subject or a party or the existence of which Insmed or any of its directors or executive officers is otherwise aware which (A) restrict Insmed's rights to use any Insmed

Intellectual Property, (B) restrict Insmed's business in order to accommodate a third party's intellectual property rights or (C) permit any third party to use any Insmed Intellectual Property;

          (iv) The conduct of Insmed's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly, such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. Except as set forth on Schedule 6.19 of the Insmed Disclosure Letter, to Insmed's
             -------------
Knowledge, no third party is misappropriating, infringing, diluting or violating any Insmed Intellectual Property; no claim, suit, arbitration or other adversarial proceeding alleging any such misappropriation, infringement, dilution or violation has ever been brought against any third party by Insmed nor has Insmed ever threatened any such claim against any third party, except in such instance where it will not have a Material Adverse Effect on Insmed;

          (v) Insmed takes reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To Insmed's Knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that fully protects the proprietary interests of Insmed in and to such Trade Secrets. To Insmed's Knowledge, no party to any non-disclosure agreement relating to Insmed's Trade Secrets is in breach or default thereof;

          (vi) No current or former partner, director, officer, or employee of Insmed will, after giving effect to each of the transactions contemplated herein, own or retain any rights in or to any of the Insmed Intellectual Property; and

          (vii) Except as set forth on Schedule 6.19 of the Insmed Disclosure
                                       -------------
Letter, the consummation of the transactions contemplated hereby will not result in any breach or default under any Insmed License Agreement, or require the consent of any party thereto and will not result in the loss or impairment of Insmed's rights to own or use any of the Insmed Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Insmed Intellectual Property.

     Section 6.20.  Insurance.
                    ---------

     All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Insmed and its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Insmed and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect and are listed on Schedule 6.20 of the Insmed Disclosure Letter. Insmed has
                  -------------
maintained such policies on a continuous basis since January 1, 1995.

     Section 6.21.  Vote Required; Board Approval.
                    -----------------------------

     (a) The affirmative vote of (i) the holders of at least a majority of the outstanding shares of the Insmed Series A Preferred Stock and Insmed Series B Preferred Stock, voting together as separate voting group, and (ii) more than two-thirds of the outstanding shares of Insmed Capital Stock voting as a single class are the only votes of the holders of any class or series of Insmed's Capital Stock necessary to approve and adopt this Agreement and the Plan of Exchange.

     (b) Insmed's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Exchange, are advisable and in the best interests of Insmed and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend to its shareholders that they vote in favor of adopting and approving the Plan of Exchange in accordance with the terms hereof.

     Section 6.22.  State Takeover Statutes.
                    -----------------------

     Insmed has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of
Article 14.1 of the VSCA, and accordingly, such Article does not apply to the Exchange or any of such transactions. No other "control share acquisition," "fair price," "investor protection" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

     Section 6.23.  Tax Treatment.
                    -------------

     Neither Insmed nor, to the Knowledge of Insmed, any of its affiliates has taken, agreed to take or will take any action or is aware of any fact or circumstance that would prevent the Merger or the Exchange from constituting a reorganization qualifying under the provisions of Section 368 of the Code or part of an exchange described in Section 351 of the Code.

     Section 6.24.  Certain Business Practices.
                    --------------------------

     None of Insmed or any directors, officers, agents or employees of Insmed has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 6.25.  No Existing Discussions.
                    -----------------------

     As of the date hereof, Insmed is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Insmed Third Party Acquisition Offer.

     Section 6.26.  Material Contracts.
                    ------------------

     (a)  Schedule 6.26 of the Insmed Disclosure Letter contains a true, correct
          -------------
and complete list of all Contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Insmed is a party affecting the obligations of any party thereunder) to which the Insmed Companies are a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Insmed taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of Insmed taken as a whole (for such purposes material shall mean an amount of at least $25,000), all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any Contract to which Insmed is a party involving employees of Insmed); (ii) licensing, publishing, merchandising or distribution agreements; (iii) Contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since January 1, 1997;
(vi) Contracts or agreements with any Governmental Entity; (vii) Contracts relating to the purchase of goods, equipment or services used in support of Insmed's business or operations of amounts in excess of $25,000 per year or having a duration in excess of one year; (viii) Contracts which contain covenants pursuant to which Insmed has agreed not to compete with any person or any person has agreed not to compete with Insmed; (ix) Contracts upon which any substantial part of Insmed's business is dependent or which, if breached, could reasonably be expected to have a Material Adverse Effect on Insmed; and (x) all commitments and agreements to enter into any of the foregoing (collectively, the "Insmed Contracts"). Insmed is not a party to or bound by any consulting, severance, golden parachute, indemnification or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby and Insmed is not obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future).

     (b) Each of the Insmed Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms, and true and correct copies thereof have been delivered to Celtrix, and there is no default under any Insmed Contract so listed either by Insmed or, to the Knowledge of Insmed, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Insmed or, to the Knowledge of Insmed, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Insmed.

     (c) No party to any such Insmed Contract has given notice to Insmed of or made a claim against Insmed with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Insmed.

     (d) The execution and delivery of this Agreement by Insmed does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the Insmed Contracts identified on Schedule 6.26 of
                                                               -------------
the Insmed Disclosure Letter.

     Section 6.27. Properties. Neither Insmed nor any of its Subsidiaries is in
                   ----------
default under any leases for real property leased by Insmed or any of its Subsidiaries, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Insmed. None of the Insmed Companies owns any real property.

     Section 6.28. Year 2000 Compliance.
                   --------------------

     (a) Insmed has reviewed the areas within its business and operations which could be adversely affected by the Year 2000 Problem and has initiated a program to achieve Year 2000 Compliance by December 31, 1999. As of November 30, 1999, except as is not reasonably likely to have a Material Adverse Effect on Insmed:
(i) Insmed has implemented such Year 2000 Compliance program in accordance with the timetable set forth therein; (ii) Insmed has made appropriate inquiries as to the Year 2000 Compliance of their material suppliers, service providers, franchisers and vendors, and Insmed has not received notice of any inability on the part of such entities to achieve Year 2000 Compliance in a timely manner; and (iii) based on such review and program, Insmed believes that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect on Insmed.

                                  ARTICLE VII

                                   COVENANTS


     Section 7.1.  Conduct of Business of Celtrix. Except as contemplated by
                   ------------------------------
this Agreement, as described in Schedule 7.1 of the Celtrix Disclosure Letter,
                                ------------
or with respect to the Elan Joint Venture in which case Section 7.3 shall apply,
                                                        -----------
during the period from November 30, 1999 to the Effective Time, Celtrix will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Schedule 7.1 of the Celtrix Disclosure Letter,
                             ------------
during the period from November 30, 1999 to the Effective Time, none of the Celtrix Companies will (other than with respect to the Elan Joint Venture in which case Section 7.3 shall apply), without the prior written consent of
           -----------
Insmed:

     (a) amend its Certificate of Incorporation or Bylaws, partnership or joint venture agreements or other similar governing instruments;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance and sale of Celtrix Shares pursuant to options previously granted under the Celtrix Plans; (ii) the issuance and sale of Celtrix Shares pursuant to Celtrix Stock Options outstanding on the date hereof; (iii) the issuance and sale of Celtrix Series B Preferred Stock to Elan Corporation, plc pursuant to the Elan Joint Venture, to the extent permitted pursuant to Section 7.3 hereof;
                                                            -----------
and (iv) the issuance and sale of Celtrix Shares pursuant to warrants granted by Celtrix prior to the date hereof;

     (c) redeem, capitalize, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of its respective Subsidiaries and Partnerships;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Celtrix (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of Celtrix; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by Law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (g) acquire, sell, lease, sell/leaseback, license or dispose of any of its material properties or assets or enter into any agreement to do so;

     (h) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it or make any material change to its financial statements, or prepay any indebtedness, change depreciation or amortization methods, delay incurring budgeted expenses or deviate from usual and customary terms with suppliers, lessors, customers or buyers;

     (i) revalue in any material respect any of its assets;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material ($25,000) contract or agreement; or (iii) authorize any new capital expenditure or expenditures;

     (k) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Celtrix;

     (l) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts;

     (m) fail to (i) conduct its business only in the ordinary course or (ii) maintain and preserve its organization, goodwill and properties;

     (n) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending March 31, 1998, except as may be required by applicable Law; or

     (o) take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 7.1(a) through
                                                         --------------
7.1(n) or any action which would make any of the representations or warranties
------
of Celtrix contained in this Agreement untrue or incorrect.

     Section 7.2. Conduct of Business of Insmed. Except as contemplated by this
                  -----------------------------
Agreement or as described in Schedule 7.2 of the Insmed Disclosure Letter,
                             ------------
during the period from November 30, 1999 to the Effective Time, Insmed will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Schedule 7.2 of the Insmed Disclosure Letter,
                             ------------
during the period from November 30, 1999 to the Effective Time, none of the Insmed Companies will, without the prior written consent of Celtrix:

     (a) amend its Articles of Incorporation or Bylaws, partnerships or joint venture agreements or other similar governing instrument, other than to amend the Articles of Incorporation and Bylaws of Parent to read as set forth in
Exhibit 4.1A and Exhibit 4.1B hereto, respectively;
------------     ------------

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance and sale of Insmed Shares pursuant to options previously granted under the Insmed Plans; (ii) the issuance and sale of Insmed Shares pursuant to Insmed Options and Insmed Warrants outstanding on the date hereof; (iii) the granting of stock options to employees in the ordinary course of business and consistent with past practices of Insmed, provided that the aggregate number of Insmed Shares issuable pursuant to such options granted subsequent to the date of this Agreement shall not exceed 200,000; (iv) the issuance and sale of not more than 6,500,000 shares of Insmed Common Stock; and (v) the issuance of warrants to purchase not more than 6,901,344 shares of Parent Common Stock.

     (c) redeem, recapitalize, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of its respective Subsidiaries and partnerships;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Insmed (other than the Exchange);

     (e) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Insmed;

     (f) take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 7.2(a) through
                                                         ---------------
7.2(e) or any action which would make any of the representations or warranties
------
of the Insmed contained in this Agreement untrue or incorrect.

     Section 7.3. Conduct of Elan Joint Venture. Except as otherwise expressly
                  -----------------------------
provided in this Agreement or as described in Schedule 7.3 of the Celtrix
                                              ------------
Disclosure Letter, during the period from November 30, 1999 to the Effective Time, Celtrix on behalf of the Elan Joint Venture will not, without the prior written consent of Insmed:

     (a) amend the Elan Joint Venture Agreement or other similar governing instruments;

     (b) adopt or agree to a budget for the Elan Joint Venture;

     (c) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of Celtrix Series B Preferred Stock to provide capital to the Elan Joint Venture;

     (d) engage in any material undertakings with respect to the Elan Joint Venture;

     (e) consent to, or enter into on behalf of the Elan Joint Venture any agreement or commitment as to clinical trials with respect to drugs under development by the Elan Joint Venture;

     (f) consent to, or enter into on behalf of the Elan Joint Venture, any agreement, commitment or understanding that could reasonably be expected to impose a liability on any of the Celtrix Companies of $25,000 or more;

     (g) take, or agree in writing or otherwise to take, or have any affiliate, director, officer, employee, agent, consultant or other third party take or otherwise agree to take, any of the actions described in Sections 7.3(a) through
                                                         ---------------
7.3(f) or any action which would make any of the representations or warranties
------
of Celtrix contained in this Agreement untrue or incorrect.

     Section 7.4.  No Solicitation.
                   ---------------

     (a) In consideration of Celtrix's due diligence review of Insmed and negotiation of this Agreement, which the parties acknowledge has cost Celtrix material time and expense, from November 30, 1999 through the earlier to occur of (i) consummation of the Merger and Exchange or (ii) the date this Agreement is terminated in accordance with Section 9.1 below, no shareholder controlled by
                                 -----------
a director, officer or employee of Insmed, and no director, officer or employee of Insmed, or any representative of such person or entity, shall institute, pursue, encourage or continue any discussions, negotiations or agreements (whether preliminary or definitive), including providing any information, with any person or entity other than Celtrix contemplating or providing for any public or private offering of equity, merger, share exchange, acquisition, purchase or sale of a significant amount of shares (including without limitation by way of a tender or exchange offer) or assets or other business combination or change in control of Insmed or similar transaction involving Insmed or any of its Subsidiaries, other than the transactions contemplated by this Agreement (each a "Insmed Third Party Acquisition Offer"); provided, however, that nothing contained in this Agreement shall prevent Insmed, or its Board of Directors, from (A) the issuance and sale of securities to the extent permitted pursuant to
Section 7.2 hereof or (B) furnishing non-public information to, or entering into
-----------
discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Insmed Third Party Acquisition Offer by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Insmed Third Party Acquisition Offer to the shareholders of Insmed, if and only to the extent that (1) the Insmed Board of Directors believes in good faith (after consultation with its financial advisor) that such Insmed Third Party Acquisition Offer is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and Exchange and the prospects of Celtrix and Insmed as a combined company, would, if consummated, result in a transaction more favorable to the shareholders of Insmed over the long term than the transaction contemplated by this Agreement (an "Insmed Superior Proposal") and the Insmed Board of Directors determines in good faith after consultation with outside legal counsel that such action is required for the Insmed Board of Directors to comply with its fiduciary duties to shareholders under applicable Law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Insmed Board of Directors receives from such person or entity an executed confidentiality and standstill agreement. Insmed shall notify Celtrix within 24 hours after receipt by Insmed (or any of its advisors) of any Insmed Third Party Acquisition Offer or any request for nonpublic information in connection with an Insmed Third Party Acquisition Offer or for access to the properties, books or records of Insmed by any person or entity that informs Insmed that it is considering making, or has made, an Insmed Third Party Acquisition Offer. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Insmed shall continue to keep Celtrix informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     (b) In consideration of Insmed's due diligence review of Celtrix and negotiation of the Agreement, which the parties acknowledge will cost Insmed material time and expense, from

November 30, 1999 through the earlier to occur of (i) consummation of the Merger and Exchange, or (ii) the date this Agreement is terminated in accordance with
Section 9.1 below no shareholder controlled by a director, officer or employee
-----------
of Celtrix, and no director, officer or employee of Celtrix, or any representative of such person or entity, shall institute, pursue, encourage or continue any discussions, negotiations or agreements (whether preliminary or definitive), including providing any information, with any person or entity other than Insmed contemplating or providing for any public or private offering of equity, merger, share exchange, acquisition, purchase or sale of a significant amount of shares (including without limitation by way of a tender or exchange offer) or assets or other business combination or change in control of Celtrix or similar transaction involving Celtrix or any of its Subsidiaries, other than the transactions contemplated by this Agreement (each a "Celtrix Third Party Acquisition Offer"); provided, however, that nothing contained in this Agreement shall prevent Celtrix, or its Board of Directors, from (A) the issuance and sale of securities to the extent permitted pursuant to Sections 7.1
                                                                    ------------
and 7.3 and (B) furnishing non-public information to, or entering into
-------
discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Celtrix Third Party Acquisition Offer by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Celtrix Third Party Acquisition Offer to the shareholders of Celtrix, if and only to the extent that (1) the Celtrix Board of Directors believes in good faith (after consultation with its financial advisor) that such Celtrix Third Party Acquisition Offer is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and Exchange and the prospects of Insmed and Celtrix as a combined company, would, if consummated, result in a transaction more favorable to the shareholders of Celtrix over the long term than the transaction contemplated by this Agreement (an "Celtrix Superior Proposal") and the Celtrix Board of Directors determines in good faith after consultation with outside legal counsel that such action is required for the Celtrix Board of Directors to comply with its fiduciary duties to shareholders under applicable Law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Celtrix Board of Directors receives from such person or entity an executed confidentiality and standstill agreement. Celtrix shall notify Insmed within 24 hours after receipt by Celtrix (or any of its advisors) of any Celtrix Third Party Acquisition Offer or any request for nonpublic information in connection with a Celtrix Third Party Acquisition Offer or for access to the properties, books or records of Celtrix by any person or entity that informs Celtrix that it is considering making, or has made, a Celtrix Third Party Acquisition Offer. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Celtrix shall continue to keep Insmed informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     Section 7.5. Meetings of Shareholders. Each of Insmed and Celtrix shall
                  ------------------------
take all action necessary, in accordance with the DGCL and VSCA, and each of their respective charters and bylaws, to duly call, give notice of, convene and hold the Special Meeting of their respective shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The shareholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and VSCA and each of Celtrix's and Insmed's respective charter and bylaws. Celtrix and Insmed will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters. Celtrix and Insmed shall coordinate and cooperate with respect to the timing of the Special Meetings and shall use their best efforts to hold the Special Meetings on the same day and as soon as practicable after the date hereof.

     Section 7.6. Nasdaq Listing. The parties shall use all reasonable efforts
                  --------------
to cause the shares of Parent Common Stock to be issued in the Merger and Exchange and the shares of Parent Common Stock to be reserved for issuance upon exercise of Celtrix Stock Options, Celtrix Warrants or Insmed Stock Options, and Insmed Warrants to be approved for listing on Nasdaq National Market, or if such shares do not satisfy the necessary listing requirements, then on Nasdaq SmallCap, subject to, in either case, official notice of issuance, prior to the Effective Time.

     Section 7.7. Employee Benefits; Stock Option and Employee Purchase Plans.
                  -----------------------------------------------------------

     The parties agree to work together prior to the Effective Time to cause Parent to develop and adopt an incentive plan authorizing the issuance of up to [13 million shares] of Parent Common Stock pursuant to stock options or other incentive awards to employees, consultants and nonemployee directors of Parent and its subsidiaries.

     Section 7.8. The Registration Statement.
                  --------------------------

     (a) [Intentionally Deleted]

     (b) Parent, Celtrix and Insmed shall, as soon as practicable following the execution of this Agreement, prepare and file with the SEC a draft of the Registration Statement.

Parent shall:

         (i) after consultation with Celtrix and Insmed respond promptly to any comments made by the SEC with respect thereto; provided, however, that Parent will not file any amendment or supplement to the Registration Statement without first furnishing to Celtrix and Insmed a copy thereof for its review and will not file any such proposed amendment or supplement to which Celtrix or Insmed reasonably and promptly objects;

         (ii) use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable, and Celtrix and Insmed shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders at the earliest practicable time after effectiveness of the Registration Statement;

         (iii) cause the registration or qualification of the Parent Common Stock to be issued upon conversion of shares of (i) Celtrix Capital Stock in accordance with this Agreement and the Certificate of Merger and (ii) Insmed Capital Stock in accordance with the Plan of Exchange under the state securities or "Blue Sky" laws of each state of residence of a record holder of Celtrix Capital Stock and Insmed Capital Stock as reflected in its respective stock transfer ledger;

         (iv) promptly advise Celtrix and Insmed (A) when the Registration Statement becomes effective, (B) when, prior to the Effective Time, any amendment to the Registration Statement shall be filed or become effective, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by Parent of any notification with respect to the suspension of the registration or qualification of Parent Common Stock for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose; and

         (v) use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     If, at any time when the Joint Proxy Statement/Prospectus is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Joint Proxy Statement/Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Joint Proxy Statement/Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, Celtrix and Insmed will cooperate to permit Parent promptly to prepare and file with the SEC an amendment or supplement (in a form mutually agreeable to Parent, Celtrix and Insmed) that will correct such statement or omission or effect such compliance.

     Section 7.9. Access to Information. Between the date of this Agreement and
                  ---------------------
the Effective Time, the parties hereto will give one another and their authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of one another, will permit one another to make such inspections as each may reasonably require and will cause their officers and those of their Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested. Subject to Section 7.12 hereof, all such
                                         ------------
information shall be kept confidential in accordance with Section 7.18.
                                                          ------------

     Section 7.10. Best Efforts. Subject to the terms and conditions herein
                   ------------
provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Celtrix and Insmed will execute any additional instruments necessary to consummate the transactions contemplated hereby.

     Section 7.11. Consents.  Celtrix and Insmed each will use its best efforts
                   --------
to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     Section 7.12. Public Announcements. Celtrix and Insmed will consult with
                   --------------------
each other before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger or the Exchange and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

     Section 7.13. Certain Agreements. Parent hereby agrees that from and after
                   ------------------
the Effective Time, Parent shall honor those contracts, agreements and commitments of Celtrix and certain of its Subsidiaries, that are applicable to certain current or former employees of Celtrix or its Subsidiaries, that are specifically listed on Schedule 7.13 of the Celtrix Disclosure Letter.
                       -------------

     Section 7.14. Letter of Celtrix's Accountants. Celtrix shall use its best
                   -------------------------------
efforts to cause to be delivered to Insmed a letter of Ernst & Young LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Celtrix, in form and substance reasonably satisfactory to Celtrix and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 7.15. Letter of Insmed's Accountants. Insmed shall use its best
                   ------------------------------
efforts to cause to be delivered to Celtrix a letter of Ernst & Young LLP, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Celtrix, in form and substance reasonably satisfactory to Celtrix and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 7.16. Indemnification.
                   ---------------

     (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part
(i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the VSCA or Parent's articles of incorporation or bylaws, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the VSCA and Parent's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) For a period of five years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Celtrix and Insmed for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of substantially equivalent coverage with respect to matters occurring prior to the Effective Time).

     (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this
Section 7.16.
------------

     (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Celtrix and Insmed and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in Celtrix's and Insmed's respective charters or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and Exchange and shall continue in full force and effect for a period of not less than three years from the Effective Time.

     (e)  The provisions of this Section 7.16 are intended to be for the benefit
                                 ------------
of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 7.17.  Affiliate Letters.
                    -----------------

     (a)  Attached hereto as Exhibit 7.17(a)(i) is a list of all Persons who, to
                             ------------------
the best of Celtrix's Knowledge, may be deemed to be "affiliates" of Celtrix for purposes of Rule 145(c) under the Securities Act. Celtrix shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to Parent on or prior to the Effective Time a letter agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger or the Exchange, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, not until after the results covering 30 days of post-Merger and Exchange combined operations of Celtrix and Insmed have been filed with the SEC, sent to shareholders of Parent or otherwise publicly issued, substantially in the form of Exhibit 7.17(a)(ii) to this Agreement.
                             -------------------

     (b)  Attached hereto as Exhibit 7.17(b)(i) is a list of all Persons who, to
                             ------------------
the best of Insmed's Knowledge, may be deemed to be "affiliates" of Insmed for purposes of Rule 145(c) under the Securities Act. Insmed shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to Parent on or prior to the Effective Time to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger or the Exchange, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, not until after the results covering 30 days of post-Merger and Exchange combined operations of Celtrix and Insmed have been filed with the SEC, sent to shareholders of Parent or otherwise publicly issued, substantially in the form of Exhibit 7.17(b)(ii) to this Agreement.
                             -------------------

     Section 7.18.  Confidentiality.
                    ---------------

     (a) Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and representatives (collectively, the "Representatives"), to hold, in confidence all confidential documents and information concerning the other parties hereto and the Subsidiaries furnished to such party in connection with the transactions contemplated by this Agreement, including, without limitation, all analyses, compilations, studies or records prepared by the party receiving the information or by such party's Representatives, that contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The party furnishing any Confidential Material is herein referred to as the "Delivering Company" and the party receiving any Confidential Material is herein referred to as the "Receiving Company."

     (b) The Receiving Company agrees that the Confidential Material will not be used other than for the purpose of the transaction contemplated by this Agreement, and that such information will be kept confidential by the Receiving Company and its Representatives; provided, however, that (i) any of such information may be disclosed to the Representatives who need to know such information for the purpose described above (it being understood that (a) each such Representative shall be informed by the Receiving Company of the confidential nature of such information, shall be directed by the Receiving Company to treat such information confidentially and not to use it other than for the purpose described above and shall agree to be bound by the terms of this
Section 7.18 and (b) in any event, the Receiving Company shall be responsible
------------
for any breach of this Agreement by any of its Representatives), and (ii) any other disclosure of such information may be made if the Delivering Company has, in advance, consented to such disclosure in writing. The Receiving Company will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby.

     (c) Notwithstanding the foregoing, if the Receiving Company or any of its Representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Company will promptly notify the Delivering Company of such request or requirement so that the Delivering Company may seek an appropriate protective order and/or waive the Receiving Company's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Company or any of its Representatives is nonetheless, in the reasonable written opinion of the Receiving Company's counsel, compelled to disclose Confidential Material to any tribunal, the Receiving Company or such Representative, after notice to the Delivering Company, may disclose such information to such tribunal. The Receiving Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Material so disclosed. The Receiving Company or such Representative shall not be liable for the disclosure of Confidential Material hereunder to a tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by the Receiving Company or any of its Representatives not permitted by this Agreement.

     (d)  This Section 7.18 shall be inoperative as to particular portions of
               ------------
the Confidential Material if such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or the Delivering Company's Representatives as demonstrated by documents of the Receiving Company, or (iii) becomes available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or the Delivering Company's Representatives, provided that such source is not known by the Receiving Company, after reasonable inquiry, to be bound by a confidentiality agreement with the Delivering Company or the Delivering Company's Representatives and is not otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (i) through (iii) above shall not relieve the Receiving Company or its Representatives of the prohibitions of the confidentiality provisions of this Section 7.18 with respect to the balance of
                                   ------------
the Confidential Material.

     (e) If this Agreement is terminated, each party hereto will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to destroy or deliver to the party from whom such Confidential Material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

     Section 7.19.  Antitrust Matters.
                    -----------------

     (a) To the extent required by the HSR Act, the parties hereto promptly will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, together with the Persons who are required to join in such filings, will file the same with the appropriate Governmental Authorities. The parties hereto promptly will furnish all materials thereafter required by any of the Governmental Authorities having jurisdiction over such filings and will take all reasonable actions and file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Authorities, as may be required under the HSR Act for the consummation of the Merger and Exchange.

     (b) The parties hereto will use their best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations of any domestic or foreign Governmental Entity ("Antitrust Laws"). If any suit is threatened or instituted challenging the Merger and Exchange as violating any Antitrust Law, the parties hereto will take such action as may be required (i) by the applicable Governmental Entity in order to resolve such objections as such Governmental Entity may have to such transactions under such Antitrust Law or (ii) by any domestic or foreign court or similar tribunal, in any suit brought by a private party or governmental authority challenging the Merger and Exchange as violating any Antitrust Law, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that has the effect of preventing the consummation of the Merger and Exchange. The entry by a court, in any suit brought by a private party or Governmental Entity challenging the Merger and Exchange as violating any Antitrust Law, of an order or decree permitting the Merger and Exchange but requiring that any of the businesses or assets of any party hereto be divested or held separate by Parent, or that would otherwise limit Parent's freedom of action with respect to, or its ability to retain, both Insmed and Celtrix or any portion thereof, will not be deemed a failure to satisfy the conditions specified in Section 8.1(d) herein below.
                                    --------------

     (c) Each party promptly will inform the others of any material communication from the Federal Trade Commission, the Department of Justice, the FCC or any other domestic or foreign Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, such party will endeavor in good faith to make, as soon as reasonably practicable and after consultation with the other parties, an appropriate response to such request. Each party hereto promptly will advise the other parties hereto in respect of any understandings, undertakings or agreements which the advising party proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Entity in connection with the transactions contemplated by this Agreement.

     Section 7.20.  Voting Agreements.
                    -----------------

     (a) On or before the filing of the Registration Statement, certain shareholders of Celtrix shall have executed and delivered to Insmed a voting agreement in the form of Exhibit 7.20A hereto with respect to, among other
                         -------------
things, such shareholder's agreement to vote all shares of Celtrix Capital Stock over which such shareholder exercises voting control for approval of the transactions contemplated in this Agreement at the Celtrix Special Meeting.

     (b) On or before the filing of the Registration Statement, certain shareholders of Insmed shall have executed and delivered to Celtrix a voting agreement in the form of Exhibit 7.20B hereto with respect to, among other
                         -------------
things, such shareholder's agreement to vote all shares of Insmed Capital Stock over which such shareholder exercises voting control for approval of the Plan of Exchange at the Insmed Special Meeting.


                                 ARTICLE VIII

            CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER AND
                                   EXCHANGE


     Section 8.1.   Conditions Precedent to Each Party's Obligation to
                    --------------------------------------------------
Consummate Merger and Exchange. The respective obligation of each party to
------------------------------
consummate the Merger and Exchange is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

     (a) this Agreement shall have been adopted by the affirmative vote of the shareholders of Celtrix and Merger Subsidiary by the requisite votes in accordance with applicable Law and the Plan of Exchange shall have been approved by the affirmative vote of the shareholders of Parent and Insmed by the requite votes in accordance with applicable Law;

     (b) no statue, rule, regulation, order, ruling, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger and Exchange; provided, however, that the parties hereto shall use their best efforts to have any such statue, rule, regulation, order, ruling, decree or injunction vacated or reversed;

     (c) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order or proceedings seeking a stop order suspending such effectiveness shall have been issued and remain in effect;

     (d) all applicable requirements of the Exchange Act shall have been satisfied and any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

     (e) the receipt by the parties hereto of the respective tax opinions described in Sections 8.2(d) and 8.3(d);
             ---------------     ------

     (f) the shares of Parent Common Stock required to be issued hereunder shall have been approved for inclusion on Nasdaq National or Nasdaq SmallCap, subject to official notice of issuance;

     (g) the receipt of all necessary and material governmental, regulatory, shareholder and third party lender, customer or other clearances, consents, licenses or approvals; and

     (h) Celtrix and Insmed shall each have received from each person specified in Section 7.17 hereof the written agreement referred to in such Section 7.17.
   ------------                                                  ------------

     Section 8.2.   Conditions Precedent to Obligations of Celtrix.  The
                    ----------------------------------------------
obligations of Celtrix to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) the representations and warranties of Insmed contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement and except that the capitalization of Insmed set forth in Section 6.2 of this Agreement may
                                          -----------
change between the date hereof and the Effective Time to the extent permitted by
Section 7.2(b) hereof, and Celtrix shall have received a certificate to that
--------------
effect dated the Closing Date and executed on behalf of Insmed by the chief executive officer and chief financial officer.

     (b) each of the covenants, agreements and obligations of Insmed and Parent to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Insmed and Parent shall have delivered to Celtrix a certificate to that effect;

     (c) the shares of Parent Common Stock issuable to the Celtrix shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger and Exchange shall have been authorized for listing on Nasdaq National or Nasdaq SmallCap upon official notice of issuance;

     (d) Celtrix shall have received the opinion of Venture Law Group, a Professional Corporation, counsel to Celtrix, dated the Closing Date and addressed to Celtrix, to the effect that (i) the merger of Merger Subsidiary into Celtrix will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or part of an exchange described in Section 351 of the Code; and (ii) no gain or loss for Federal income tax purposes will be recognized by Celtrix or Parent or a shareholder of Celtrix as a result of the Merger (other than with respect to cash received by a shareholder of Celtrix in lieu of a fractional share of Parent Common Stock), and such opinion shall not have been withdrawn or modified in any material respect. No opinion will be expressed as to Parent Common Stock received with respect to any accrued but unpaid dividends on shares of Celtrix Preferred Stock. Such opinion may be conditioned upon the receipt of representations of Insmed, Celtrix and Parent, all in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein, and clause (ii) above shall not apply to the extent a shareholder of Celtrix receives property or rights (other than Parent Common Stock) in exchange for Celtrix Capital Stock;

     (e) there shall have been no events, changes or effects with respect to Insmed or its Subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Insmed; and

     (f) all proceedings, corporate or other, to be taken by Insmed in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Celtrix and Celtrix's counsel, and Insmed shall have made available to Celtrix for examination the originals or true and correct copies of all documents that Celtrix may reasonably request in connection with the transactions contemplated by this Agreement.

     Section 8.3.   Conditions Precedent to Obligations of Insmed.  The
                    ---------------------------------------------
obligations of Insmed to consummate the Exchange are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) the representations and warranties of Celtrix and Parent contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except as contemplated or permitted by this Agreement and except that the capitalization of Celtrix set forth in Section 5.2 of the Agreement may
                                           -----------
change between the date hereof and the Effective Time to the extent permitted by
Section 7.1(b) hereof, and Insmed shall have received a certificate to that
--------------
effect dated the Closing Date and executed on behalf of Celtrix and Parent by the chief executive officer and chief financial officer;

     (b) each of the covenants, agreements and obligations of Celtrix and Parent to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Celtrix and Parent shall have delivered to Insmed a certificate to that effect;

     (c) the shares of Parent Common Stock issuable to the Insmed shareholders pursuant to this Agreement and such other shares to be reserved for issuance in connection with the Exchange shall have been authorized for listing on Nasdaq National or Nasdaq SmallCap upon official notice of issuance;

     (d) Insmed shall have received the opinion of Hunton & Williams, counsel to Insmed, dated the Closing Date and addressed to Insmed, to the effect that
(i) the Exchange will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code or part of an exchange described in Section 351 of the Code; and
(ii) no gain or loss for Federal income tax purposes will be recognized by Insmed or Parent or a shareholder of Insmed as a result of the Exchange (other than with respect to cash received by a shareholder of Insmed in lieu of a fractional share of Parent Common Stock), and such opinion shall not have been withdrawn or modified in any material respect. Such opinion may be conditioned upon the receipt of representations of Insmed, Celtrix and Parent, all in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein;

     (e) there shall have been no events, changes or effects with respect to Celtrix having or which could reasonably be expected to have a Material Adverse Effect on Celtrix; and

     (f) all proceedings, corporate or other, to be taken by Celtrix in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Insmed and Insmed's counsel, and Celtrix shall have made available to Insmed for examination the originals or true and correct copies of all documents that Insmed may reasonably request in connection with the transactions contemplated by this Agreement.


                                  ARTICLE IX

                        TERMINATION; AMENDMENT; WAIVER

     Section 9.1    Termination. This Agreement may be terminated and the Merger
                    -----------
and Exchange contemplated hereby may be abandoned at any time notwithstanding approval thereof by the respective shareholders of Celtrix and Insmed, but prior to the Effective Time:

     (a)  by mutual written consent of Celtrix and Insmed;

     (b) by Celtrix or Insmed, if the Effective Time shall not have occurred on or before May 31, 2000 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to
           --------------
fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

     (c) by Celtrix if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Insmed Capital Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1((a)) hereof, (ii) there has been a material
                       ----------------
breach by Insmed or Parent of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of Insmed should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn;

     (d) by Insmed if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Celtrix Capital Stock at a meeting duly convened therefor and the votes shall not have been sufficient to satisfy the condition set forth in Section
                                                                     -------
8.1((a)), (ii) there has been a material breach by Celtrix of any
--------
representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of Celtrix should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement or such recommendation shall have been made and subsequently withdrawn;

     (e) by Celtrix if, prior to the Effective Time, (i) Celtrix, based on the advice of outside legal counsel to Celtrix that such action is consistent with the Board of Director's fiduciary duties under applicable Law and the determination by the Board of Directors of Celtrix in good faith that such action is in the best interests of Celtrix and its shareholders, subject to complying with the terms of this Agreement, is fully prepared to enter into a binding written agreement concerning a transaction that constitutes a Celtrix Superior Proposal and Celtrix notifies Insmed in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Insmed does not make, within five business days of receipt of Celtrix's written notification of its intention to enter into a binding agreement for a Celtrix Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of Celtrix determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of Celtrix as a Celtrix Superior Proposal, (iii) Celtrix prior to such termination pays to Insmed in immediately available funds any fees required to be paid pursuant to Section 9.3(a) and (iv) substantially
                                         --------------
simultaneously with such termination, Celtrix enters into the binding written agreement referred to in clause (i) above. Celtrix agrees (A) that it will not enter into a binding agreement referred to in clause (i) above until at least the sixth business day after it has provided the notice to Insmed required thereby and (B) to notify Insmed promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

     (f) by Insmed if, prior to the Effective Time, (i) Insmed, based on the advice of outside legal counsel to Insmed that such action is consistent with the Board of Director's fiduciary duties under applicable Law and the determination by the Board of Directors of Insmed in good faith that such action is in the best interests of Insmed and its shareholders, subject to complying with the terms of this Agreement, is fully prepared to enter into a binding written agreement concerning a transaction that constitutes an Insmed Superior Proposal and Insmed notifies Celtrix in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Celtrix does not make, within five business days of receipt of Insmed's written notification of its intention to enter into a binding agreement for an Insmed Superior Proposal, an offer to enter into an amendment to this Agreement such that the Board of Directors of Insmed determines, in good faith after consultation with its financial advisors, that this Agreement as so amended is at least as favorable, from a financial point of view, to the shareholders of Insmed as an Insmed Superior Proposal, (iii) Insmed prior to such termination pays to Celtrix in immediately available funds any fees required to be paid pursuant to Section 9.3(b), and (iv) substantially
                                --------------
simultaneously with such termination, Insmed enters into the binding written agreement referred to in clause (i) above. Insmed agrees (A) that it will not enter into a binding agreement referred to in clause (a) above until at least the sixth business day after it has provided the notice to Celtrix required thereby and
(B) to notify Celtrix promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

     (g) by Celtrix or Insmed, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Exchange and such order, decree, ruling or other action shall have become final and nonappealable.

          Section 9.2.   Effect of Termination.  If this Agreement is so
                         ---------------------
terminated and the Merger and Exchange are not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 9.2, Section 7.18, Section 9.3 and Section 10.10. Nothing
        -----------  ------------  -----------     -------------
contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

     Section 9.3.   Termination Fee.
                    ---------------

     (a)  If this Agreement is terminated pursuant to any subsection of Section
                                                                        -------
9.1((d)) or Section 9.1((e)) hereof or if the condition contained in Section
--------    ----------------                                         -------
8.1((h)) hereof is not satisfied prior to the Effective Time because of the
--------
failure of any affiliate (as defined in Section 7.17 hereof) of Celtrix to
                                        ------------
deliver the written agreement specified in such Section and if Celtrix is not entitled to terminate this Agreement by reason of Section 9.1((c)) hereof, then,
                                                  ----------------
in addition to any other rights or remedies that may be available, Celtrix shall promptly (and in any event within two days of receipt by Celtrix of written notice from Insmed) pay to Insmed (by wire transfer of immediately available funds to an account designated by Insmed) a termination fee of $2,500,000 and shall reimburse Insmed for all out-of-pocket expenses not to exceed $250,000 (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Insmed or on its behalf in connection with the transactions contemplated by this Agreement.

     (b)  If this Agreement is terminated pursuant to any subsection of Section
                                                                        -------
9.1((c)) or Section 9.1((f)) hereof or if the condition contained in Section
--------    ----------------                                         -------
8.1((h)) hereof is not satisfied prior to the Effective Time because of the
--------
failure of any affiliate (as defined in Section 7.17 hereof) of Insmed to
                                        ------------
deliver the written agreement specified in such Section and if Insmed is not entitled to terminate this Agreement by reason of Section 9.1((d)) hereof, then,
                                                  ----------------
in addition to any other rights or remedies that may be available, Insmed shall promptly (and in any event within two days of receipt by Insmed of written notice from Celtrix) pay to Celtrix (by wire transfer of immediately available funds to an account designated by Celtrix) a termination fee of $2,500,000 and shall reimburse Celtrix for all out-of-pocket expenses not to exceed $250,000 (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Celtrix or on its behalf in connection with the transactions contemplated by this Agreement.

     Section 9.4.   Amendment.  This Agreement, the Certificate of Merger, the
                    ---------
Articles of Exchange and the Plan of Exchange may be amended by action taken by Parent, Merger Subsidiary, Celtrix and Insmed at any time before or after adoption of this Agreement or Plan of Exchange by the respective shareholders of Parent, Merger Subsidiary, Celtrix and Insmed but, after any such approval, no amendment shall be made which under applicable Law requires the approval of such shareholders without the approval of the shareholders affected thereby. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

     Section 9.5.   Extension; Waiver. At any time prior to the Effective Time,
                    -----------------
either party hereto may to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                   ARTICLE X

                                 MISCELLANEOUS


     Section 10.1   Survival of Representations, Warranties and Covenants. The
                    -----------------------------------------------------
representations and warranties made herein shall not survive beyond the Effective Time. This Section 10.1 shall not limit any covenant or agreement of
                     ------------
the parties hereto which by its terms requires performance after the Effective Time.

     Section 10.2.  Brokerage Fees and Commissions. No broker, finder or
                    ------------------------------
investment banker (other than PGE whose fees shall be paid by Celtrix) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Celtrix; and no broker, finder or investment banker (other than BancBoston, whose fees shall be paid by Insmed) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Insmed.

     Section 10.3.  Entire Agreement; Assignment. This Agreement (a) constitutes
                    ----------------------------
the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of Law or otherwise.

     Section 10.4.  Notices. All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Celtrix:

                    Celtrix Pharmaceuticals, Inc.
                    2033 Gateway Place
                    Suite 600
                    San Jose, California 95110
                    Attention:   Andreas Sommer, Ph.D.
                                 President & Chief
                                 Executive Officer

          with a copy to:

                    Venture Law Group
                    2880 Sand Hill Road
                    Menlo Park, California
                    Attention:   Edmund S. Ruffin, Jr., Esq.

          if to Insmed:

                    Insmed Pharmaceuticals, Inc.
                    800 East Leigh Street
                    Suite 206
                    Richmond, Virginia  23219
                    Attention:   Geoffrey Allan
                                 President & Chief
                                 Executive Officer

          with a copy to:

                    Hunton & Williams
                    Riverfront Plaza, East Tower
                    951 East Byrd Street
                    Richmond, Virginia 23219-4074
                    Attention:   T. Justin Moore, III, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 10.5.  Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 10.6.  Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 10.7.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.9.  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 10.10. Fees and Expenses.  All costs and expenses incurred in
                    -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger and Exchange is consummated, except that the expenses incurred in connection with printing and mailing the Joint Proxy Statement/Prospectus and printing the Registration Statement, and the filing fees related to the Registration Statement, shall be shared equally by the parties hereto.

     Section 10.11. Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 10.12. Personal Liability.  This Agreement shall not create or be
                    ------------------
deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of Celtrix, Insmed, Parent or Merger Subsidiary or any officer, director, employee, agent, representative or investor of any party hereto.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                              CELTRIX PHARMACEUTICALS, INC.


                              By:   /s/ Andreas Sommer
                                    ---------------------------------------
                                    Andreas Sommer
                                    President and Chief Executive Officer


                              INSMED PHARMACEUTICALS, INC.


                              By:   /s/ Geoffrey Allan
                                    ---------------------------------------
                                    Geoffrey Allan
                                    President and Chief Executive Officer


                              INSMED, INC.


                              By:   /s/ Geoffrey Allan
                                    ---------------------------------------
                                    Geoffrey Allan
                                    President and Chief Executive Officer


                              CELTRIX MERGERSUB, INC.


                              By:   /s/ Geoffrey Allan
                                    ---------------------------------------
                                    Geoffrey Allan
                                    President and Chief Executive Officer

                                                                         ANNEX B



                FAIRNESS OPINION OF CELTRIX'S INVESTMENT BANKER



February 9, 2000

Special Committee of the Board of Directors
Celtrix Pharmaceuticals, Inc.
3055 Patrick Henry Drive
Santa Clara, California 95054-1815

Members of the Special Committee of the Board of Directors:

     You asked for our opinion as to the fairness, from a financial, point of view, to the holders of common stock, par value $0.001 per share ("Celtrix Common Stock") of Celtrix Pharmaceuticals, Inc. a Delaware corporation ("Celtrix" or the "Company") of certain transactions in which Celtrix is considering participating, as set forth in the Agreement and Plan of Reorganization dated as of November 30, 1999 (the "Original Agreement"). That opinion was delivered to the Board on November 29, 1999. You have informed us that the Original Agreement is to be amended and restated on the date hereof, and you have provided us with a copy of the Amended and Restated Agreement and Plan of Reorganization dated as of February 9, 2000 (the "Restated Agreement"), which we have read. You have now requested our opinion as to the fairness as of November 29, 1999, from a financial point of view, to the holders of the Celtrix Common Stock of the transactions provided for in the Restated Agreement.

Background of Transactions

Celtrix Corporation entered into the Original Agreement with Insmed, Inc., a Virginia corporation, Insmed Pharmaceuticals, Inc., a Virginia corporation ("Insmed"), and Celtrix Merger Sub, Inc., a Delaware corporation pursuant to which the businesses and operations of Celtrix and Insmed would be combined into a newly formed holding company, Insmed, Inc. (the "Reorganization"). That combination (the "Combination") is to be accomplished through the exchange of all of the outstanding shares of Insmed Capital Stock and all of the outstanding shares of Celtrix Capital Stock for Insmed, Inc. Common Stock at conversion ratios specified in the Agreement. The Restated Agreement provides that each holder of Celtrix Common Stock will receive one (1) share of Insmed, Inc. common stock for each outstanding share of Celtrix Common Stock and each shareholder of Insmed Pharmaceuticals will receive 3.5 shares of Insmed, Inc. Common Stock for each outstanding share of Insmed Pharmaceuticals Common Stock. Pursuant to the Restated Agreement, the Reorganization is to be accounted for under purchase accounting as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

Special Committee of the Board of Directors
February 9, 2000
Page 2


Investigation and Analysis

In conducting our investigation and analysis and in arriving at the opinion set forth below, we reviewed such information and took into account such financial and economic factors, as we deemed relevant under the circumstances. In that connection, we, among other things: (i) reviewed available information about Insmed provided by Insmed, including but not limited to their Private Placement Memorandum dated July 1, 1999; (ii) conducted interviews with various members of Insmed's senior management, (iii) reviewed publicly available information about Celtrix, including but not limited to Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, proxy and other information filed with the Securities and Exchange Commission; (iv) analyzed information regarding the market price of Celtrix over various periods; (v) analyzed information on publicly-traded comparable companies; and (vi) analyzed information about the pricing of recent Initial Public Offerings for Biotechnology companies in similar states of development to Insmed.

We reviewed with senior management of Celtrix the state of Celtrix's business and operations prepared and furnished to us by the Company. We held discussions with certain members of Celtrix's and Insmed's senior management concerning Celtrix's and Insmed's respective historical and current business condition and operating results. We considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant for the preparation of this opinion. We did not consider any benefits that may inure to any stockholder of the Company as a result of the Merger or any related transactions other than in such party's capacity as a stockholder of the Company.

In arriving at our opinion, we assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by or on behalf of Celtrix, and all of the publicly available financial and other information referred to above, and did not attempt independently to verify any such information. We also assumed, with your consent, that the Reorganization would be consummated in accordance with the terms of the Restated Agreement dated as of February 9, 2000, without any additional amendment thereto and without waiver by Celtrix or Insmed of any of the conditions to their respective obligations thereunder. We relied upon assurances of senior management of Celtrix and Insmed that such management was unaware of any fact that would make their respective information provided to us incomplete or misleading.

Our opinion necessarily was based upon economic, monetary and market conditions as they existed and could be evaluated on the date hereof, and did not predict or take into account any changes that could have occurred, or information that could have become available, after the date of our opinion, including without limitation changes in the terms of the Agreement. It should be understood that subsequent developments may have affected this

Special Committee of the Board of Directors
February 9, 2000
Page 3


opinion and we do not have any obligation to update, revise or reaffirm this opinion. Except as noted above, this opinion did not address the relative merits of the Reorganization and any other potential transactions or business strategies considered by the Special Committee of the Board of Directors of Celtrix (the "Special Committee").

Pacific Growth Equities, Inc. ("PGE") received a fee for rendering this written opinion pursuant to the terms of an engagement letter. PGE and/or its employees may from time to time trade the securities of the Company for its or their own account/s or the accounts of PGE's customers and, accordingly, may at any time hold long or short positions in such securities.

Opinion

Based upon and subject to the foregoing, we are of the opinion that, as of November 29, 1999, the Reorganization as set forth in the Restated Agreement, is fair, from a financial point of view, to the holders of Celtrix Common Stock.

Special Committee of the Board of Directors
February 9, 2000
Page 4

Our opinion was prepared solely for the information of the Special Committee, and may not be used for any other purpose or disclosed to or relied upon by any other party without the prior written consent of PGE. Notwithstanding the foregoing, we hereby consent to (i) the inclusion of this opinion letter as Appendix B to the Joint Proxy Statement / Prospectus, forming part of a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, which Joint Proxy Statement / Prospectus is also to be delivered to the respective stockholders of Celtrix and Insmed; and (ii) references made to our firm and such opinion in such Joint Proxy Statement / Prospectus, including but not limited to, the reference under the captions entitled "SUMMARY - Opinion of Celtrix's Financial Advisors", "THE REORGANIZATIONS - Background and Negotiations of the Reorganizations", "THE REORGANIZATIONS - Celtrix Reasons for the Reorganizations", "THE REORGANIZATIONS - Recommendations of the Board of Directors", "THE REORGANIZATIONS - Opinion of Celtrix's Financial Advisors."

In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement on Form S-4 within the meaning of the term "expert" as used in the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ George J. Milstein

                                                   Pacific Growth Equities, Inc.

                                                                         Annex C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


262  APPRAISAL RIGHTS.

(a.) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b.) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

     (1.) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2.) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3.) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c.) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d.) Appraisal rights shall be perfected as follows:

     (1.) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2.) If the merger or consolidation was approved pursuant to (S)228 or
          (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e.) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
          (d) hereof, whichever is later.

     (f.) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g.) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h.) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i.) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j.) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k.) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l.) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX D

               ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT
                             (S)(S) 13.1-729 - 740
                               Dissenters' Rights

(S) 13.1-729. Definitions.

In this article:
"Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

"Dissenter" means a shareholder who is entitled to dissent from corporate action under (S) 13.1-730 and who exercises that right when and in the manner required by (S)(S) 13.1-732 through 13.1-739.

"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

"Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

"Shareholder" means the record shareholder or the beneficial shareholder.

(S) 13.1-730. Right to dissent.

A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     1.  Consummation of a plan of merger to which the corporation is a party
     (i) if shareholder approval is required for the merger by (S) 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under (S) 13.1-719;

     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

     1. The articles of incorporation of the corporation issuing such shares provide otherwise;

     2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

          a. Cash;

          b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

          c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

     3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in (S) 13.1-725.

D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

     1. The proposed corporate action is abandoned or rescinded;

     2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     3. His demand for payment is withdrawn with the written consent of the corporation.

E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under (S) 501 (c) or (S) 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private shareholder or individual shall be entitled to dissent and obtain payment for his shares under this article.

(S) 13.1-731. Dissent by nominees and beneficial owners.

A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(S) 13.1-732. Notice of dissenters' rights.

A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

B. If corporate action creating dissenters' rights under (S) 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in (S) 13.1-734.

(S) 13.1-733. Notice of intent to demand payment.

A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

B.  A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

(S) 13.1-734. Dissenters' notice.

A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of (S) 13.1-733.

B.  The dissenters' notice shall:

     1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

     4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

     5. Be accompanied by a copy of this article.

(S) 13.1-735. Duty to demand payment.

A. A shareholder sent a dissenters' notice described in (S) 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of (S) 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(S) 13.1-736. Share restrictions.

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

(S) 13.1-737. Payment.

A. Except as provided in (S) 13.1-738, within thirty days after receipt of a payment demand made pursuant to (S) 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

B.  The payment shall be accompanied by:

     1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

     3. A statement of the dissenters' right to demand payment under (S) 13.1-739; and

     4. A copy of this article.

(S) 13.1-738. After-acquired shares.

A. A corporation may elect to withhold payment required by (S) 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under (S) 13.1-739.

(S) 13.1-739. Procedure if shareholder dissatisfied with payment or offer.

A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under (S) 13.1-737), or reject the corporation's offer under (S) 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under (S) 13.1-737 or offered under (S) 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

(S) 13.1-740. Court action.

A. If a demand for payment under (S) 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under (S) 13.1-738.

(S) 13.1-741. Court costs and counsel fees.

A. The court in an appraisal proceeding commenced under (S) 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under
(S) 13.1-739.

B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

     1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of (S)(S) 13.1-732 through 13.1-739; or

     2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

D. In a proceeding commenced under subsection A of (S) 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                                                         ANNEX E

================================================================================



                          STOCKHOLDER VOTING AGREEMENT

                                     AMONG

                                  INSMED, INC.

                         CELTRIX PHARMACEUTICALS, INC.

                                      AND

                           CERTAIN HOLDERS OF SHARES

                                       OF

                          INSMED PHARMACEUTICALS, INC.




                        ------------------------------

                         Dated as of December 15, 1999

                        ------------------------------



================================================================================

                          STOCKHOLDER VOTING AGREEMENT
                          ----------------------------

     THIS STOCKHOLDER VOTING AGREEMENT, dated as of December 15, 1999 (this "Agreement"), by and among the persons or entities designated as Stockholders on the signature page hereto (the "Stockholders" and each a "Stockholder"), Insmed, Inc., a Virginia corporation ("Parent"), and Celtrix Pharmaceuticals, Inc., a Delaware corporation ("Celtrix"), recites and provides as follows.

     WHEREAS, the Stockholders collectively own or will own of record and beneficially certain shares of common stock, $.01 par value per share (the "Company Common Stock") of Insmed Pharmaceuticals, Inc., a Delaware corporation (the "Company"), certain shares of the Company's Series A Convertible Participating Preferred Stock, $.01 par value per share (the "Insmed Series A Preferred Stock"), and/or certain shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Insmed Series B Preferred", and together with the Insmed Series A Preferred Stock, the "Company Preferred Stock"), each Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock and Company Preferred Stock, if any, set forth next to its name on Annex A attached hereto and incorporated by
                                   -------
reference herein (such Stockholder's shares of Company Common Stock and Company Preferred Stock, together with any other voting or equity securities of the Company hereafter acquired by such Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares"); and

     WHEREAS, Parent, Celtrix Mergersub, Inc., a Delaware Corporation ("Merger Subsidiary"), Celtrix, and the Company, have entered into an Agreement and Plan of Reorganization, dated as of November 30, 1999 (as amended from time to time, the "Reorganization Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, all outstanding shares of Insmed capital stock will be exchanged for shares of Parent capital stock (the "Exchange"); and

     WHEREAS, pursuant to Section 7.20(b) of the Reorganization Agreement, the Stockholders have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

1.   Representations and Warranties of the Stockholders.

     Each Stockholder represents and warrants to Parent and Celtrix severally as to itself and with respect to its Shares, as follows:

     (a) Such Stockholder's Shares constitute all of the shares of Company Common Stock and Company Preferred Stock, if any, beneficially owned, directly or indirectly, by such Stockholder as of the date hereof, except as otherwise noted on Annex A hereto. Such Stockholder's Shares are owned of record and
         -------
beneficially by such Stockholder with good and valid title thereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions (collectively, "Liens").

     (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Stockholder's Shares under
(i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Stockholder, or (iii) the organizational documents of such Stockholder, if applicable.

     (c) Such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of such Stockholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Celtrix, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

     (d) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Stockholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

2.   Representations and Warranties of Parent.

     Parent represents and warrants to the Stockholders as follows:

     (a) Parent is (i) duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent is bound or any judgment, writ, decree, order or ruling applicable to Parent.

     (c) Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

3.   Representations and Warranties of Celtrix.

     Celtrix represents and warrants to the Stockholders as follows:

     (a) Celtrix is (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by and constitutes the legal, valid and binding obligation of Celtrix, enforceable against Celtrix in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (b) The execution and delivery of this Agreement by Celtrix does not, and the performance by Celtrix of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Celtrix is a party or by which Celtrix is bound or any judgment, writ, decree, order or ruling applicable to Celtrix.

     (c) Neither the execution and delivery of this Agreement nor the performance by Celtrix of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Celtrix or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

4.   Transfer of the Shares.

     During the term of this Agreement, except as otherwise provided herein, no Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Stockholder's Shares, except for transfer or sale to any affiliate of such Stockholder who agrees to be bound by this Agreement, (b) deposit such Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or Company Preferred Stock or any other securities of the Company.

5.   No Solicitation.

     Each Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussion or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal (as defined below). In addition, each Stockholder will not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer of proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited written Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent and Celtrix and any of their affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than pursuant to the Exchange.

6.   Waiver of Appraisal Rights.

     Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Exchange that such Stockholder may have.

7.   Voting of Shares; Irrevocable Proxy.

     (a) During the term of this Agreement, each Stockholder in its capacity as such hereby agrees to vote each of its Shares at any annual, special or adjourned meeting of the stockholders of the Company (1) in favor of the Exchange, the execution and delivery by the Company of the Reorganization Agreement and the approval and adoption of the terms thereof and hereof; and (2) except as otherwise agreed to in writing in advance by Parent and Celtrix, against the following actions (other than the Exchange and the other transactions contemplated by the Reorganization Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; or (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any Takeover Proposal or any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Exchange and the other transactions contemplated by this Agreement and the Reorganization Agreement.

     (b) Each Stockholder hereby irrevocably constitutes and appoints Andreas Sommer, Ph.D. and Donald D. Huffman, and each of them as its sole and exclusive and true and lawful agent and attorney-in-fact, with full power of substitution, to vote all Company Common Stock and Company Preferred Stock that the holder is entitled to vote as indicated in
Section 7(a) above, to the same extent and with the same effect as the Stockholder might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Virginia corporation. This proxy shall become effective as of the date hereof and shall expire upon termination of this Agreement. This proxy is coupled with an interest and shall be irrevocable and binding upon any and all transferees of the Company Common Stock and Company Preferred Stock so long as it remains in effect pursuant to the terms hereof. This proxy/power of attorney shall not terminate on disability of the principal. Each Stockholder will take such further action as may be necessary to effect the foregoing and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Company Common Stock and Company Preferred Stock.

8.   Enforcement of the Agreement.

     Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Celtrix will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

9.   Adjustments.

     The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Stockholder's ownership of the Company's capital stock or other securities.

10.  Termination.

     This Agreement will terminate on the earlier of (a) the effective time of the Exchange or (b) the date on which the Reorganization Agreement is terminated in accordance with its terms. Upon termination of this Agreement, all obligations of the parties hereto shall terminate except to the extent that any such party has committed a material breach of this Agreement prior to such termination.

11.  Expenses.

     All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

12.  Brokerage.

     Except as disclosed in the Reorganization Agreement (including the exhibits and schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

13.  Miscellaneous.

     (a) All representations and warranties contained herein expire upon the termination of this Agreement pursuant to Section 10 hereof.

     (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (c) This Agreement contains the entire agreement among Parent, Celtrix and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Celtrix and the Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

     (d) The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reliable overnight courier, telecopied or mailed by first class mail, return receipt requested, to the recipient at the address below indicated, or if to a Stockholder, the address listed below such Stockholder's name on Annex A hereto.
                      -------

Notices to the Parent:
----------------------

Insmed, Inc.
800 East Leigh Street
Richmond, Virginia 23219
Attention:  Geoffrey Allan, Ph.D.
Telephone Number:  (804) 828-6893
Telecopy Number:   (804) 828-6894

With a copy (which will not constitute Notice to the Parent) to:

Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention:  T. Justin Moore, III, Esq.
Telephone Number:  (804) 788-8464
Telecopy Number:   (804) 788-8218

Notices to Celtrix:
------------------

Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, California  95110
Attention:  Andreas Sommer, Ph.D.
Telephone Number:  (408) 988-2500
Telecopy Number:   (408) 573-6228

With a copy (which will not constitute
Notice to Celtrix) to:

Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Attention:  Edmund S. Ruffin, Jr., Esq.
Telephone Number:  (650) 854-4488
Telecopy Number:   (650) 233-8386

or to such other address or to the attention of such other party as any party may have furnished to the other parties in writing in accordance herewith.

     (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties.

     (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy, by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (j) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (k) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.


                                       INSMED, INC.

                                       By: /s/ Geoffrey Allan, Ph.D.
                                          -------------------------------------
                                           Geoffrey Allan, Ph.D.
                                           President and Chief Executive Officer

                                       CELTRIX PHARMACEUTICALS, INC.

                                       By: /s/ Andreas Sommer
                                          -------------------------------------
                                           Name:
                                           Title:

                                       STOCKHOLDERS:

                                       Boston University Nominee Partnership

                                       By: /s/ Kenneth G. Condon
                                          -------------------------------------
                                           Kenneth G. Condon

                                       Ticonderoga Associates, III, L.L.C.,
                                       general partner of Ticonderoga Partners,
                                       III, LP

                                       By: /s/ Graham K. Crooke
                                          -------------------------------------
                                           Graham K. Crooke
                                           Partner

                                       Intersouth Associates III, LP, general
                                       partner of Intersouth Partners, III, LP

                                       By: /s/ Dennis J. Dougherty
                                          -------------------------------------
                                           Dennis J. Dougherty

                                           General Partner

                                       KS Teknoinvest V

                                       By: /s/ Bjorn Bjor
                                          --------------------------------------
                                           Bjorn Bjor
                                           General Manager

                                       BioAsia Investments, LLC, general
                                       partner for Biotechnology Development
                                       Fund, L.P. and Biotechnology Development
                                       Fund III, L.P.

                                       By: /s/ Edgar G. Engleman
                                          -------------------------------------
                                           Edgar G. Engleman
                                           General Partner

                                       Warburg Dillon Read, LLC, as Agent

                                       By: /s/ Stephen Chappra
                                          -------------------------------------
                                           Stephen Chrappa
                                           Associate Director

                                           /s/ Dr. Geoffrey Allan
                                          -------------------------------------
                                           Dr. Geoffrey Allan

                                    ANNEX A
                                    -------


                                   Common Stock Owned              Series A Preferred Stock          Series B Preferred Stock
                                   ------------------              ------------------------          ------------------------
Name and Address              Beneficially and of Record         Owned Beneficially and of         Owned Beneficially and of
----------------              --------------------------         -------------------------         -------------------------
                                                                          Record                            Record
                                                                          ------                            -------
Boston University Nominee              356,038                           466,343                            25,000
Partnership
c/o Office of the Treasurer
881 Commonwealth Ave
Boston, MA 02215

Ticonderonga Associates, III,                                          2,296,035                           128,250
L.L.C. Suite 4360
555 California Street
San Francisco, CA 94101

Intersouth Associates III, LP                                            866,355                            48,250
1000 Park Forty Plaza
Suite 290
Durham, NC 27713

KS Teknoinvest V                                                                                         1,000,000
Grev Wedels, Plass, 5
P.O. Box 556 Sentrum
Oslo, Norway 0105

BioAsia Investments, LLC                                                                                   917,500
575 High Street
Suite 201
Palo Alto, CA 94301

Warburg Dillon Read, LLC,                                                386,143                            17,411
As Agent
299 Park Avenue, 37th Floor
New York, NY 10171

Dr. Geoffrey Allan                     285,384
800 E. Leigh Street
Richmond, Virginia 23219

                                                                         ANNEX G
================================================================================

                         STOCKHOLDER VOTING AGREEMENT

                                     AMONG

                                 INSMED, INC.

                            CELTRIX MERGERSUB, INC.

                                      AND

                           CERTAIN HOLDERS OF SHARES

                                      OF

                         CELTRIX PHARMACEUTICALS, INC.



                       _________________________________

                         Dated as of December 15, 1999
                       _________________________________

================================================================================

                         STOCKHOLDER VOTING AGREEMENT
                         ----------------------------

     THIS STOCKHOLDER VOTING AGREEMENT, dated as of December 15, 1999 (this "Agreement"), by and among the persons or entities designated as Stockholders on the signature page hereto (the "Stockholders" and each a "Stockholder"), Insmed, Inc., a Virginia corporation ("Parent"), and Celtrix Mergersub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), recites and provides as follows.

     WHEREAS, the Stockholders collectively own or will own of record and beneficially certain shares of common stock, $.01 par value per share (the "Company Common Stock") of Celtrix Pharmaceuticals, Inc., a Delaware corporation (the "Company"), certain shares of the Company's Series A Preferred Stock, $.01 par value per share (the "Celtrix Series A Preferred Stock") and/or certain shares of the Company's Series B Preferred Stock, $.01 par value per share (the "Celtrix Series B Preferred Stock," and together with the Celtrix Series A Preferred Stock, the "Company Preferred Stock"), each Stockholder, respectively, owning of record and/or beneficially the number of shares of Company Common Stock and Company Preferred Stock, if any, set forth next to its name on Annex A attached hereto and incorporated by reference herein (such
        -------
Stockholder's shares of Company Common Stock and Company Preferred Stock, together with any other voting or equity securities of the Company hereafter acquired by such Stockholder prior to the termination of this Agreement, being referred to collectively as the "Shares");

     WHEREAS, Parent, Merger Subsidiary, Insmed Pharmaceuticals, Inc., a Virginia corporation ("Insmed") and the Company, have entered into an Agreement and Plan of Reorganization, dated as of November 30, 1999 (as amended from time to time, the "Reorganization Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Subsidiary shall merge with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation and shall become a wholly-owned subsidiary of Parent (the "Merger"); and

     WHEREAS, as a condition to the willingness of Parent, Insmed and Merger Subsidiary to enter into the Reorganization Agreement, Parent, Insmed and Merger Subsidiary have requested that the Stockholders agree, and in order to induce Parent, Insmed and Merger Subsidiary to enter into the Reorganization Agreement, the Stockholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

1.   Representations and Warranties of the Stockholders.

     Each Stockholder represents and warrants to Parent, Insmed and Merger Subsidiary, severally as to itself and with respect to its Shares, as follows:

     (a) Such Stockholder's Shares constitute all of the shares of Company Common Stock and Company Preferred Stock, if any, beneficially owned, directly or indirectly, by such Stockholder as of the date hereof, except as otherwise noted on Annex A hereto. Such Stockholder's Shares are owned of record and
         -------
beneficially by such Stockholder with good and valid title thereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, or impositions (collectively, "Liens").

     (b) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any of such Stockholder's Shares under
(i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound, (ii) any judgment, writ, decree, order or ruling applicable to such Stockholder, or (iii) the organizational documents of such Stockholder, if applicable.

     (c) Such Stockholder has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other actions on the part of such Stockholder are required in order to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by applicable law.

     (d) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will (i) violate any order, writ, injunction or judgment applicable to such Stockholder or (ii) violate any law, decree, statute, rule or regulation applicable to such Stockholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

2.   Representations and Warranties of Parent.

     Parent represents and warrants to the Stockholders as follows:

     (a) Parent is (i) duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent is bound or any judgment, writ, decree, order or ruling applicable to Parent.

     (c) Neither the execution and delivery of this Agreement nor the performance by Parent of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Parent or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

3.   Representations and Warranties of Merger Subsidiary.

     Merger Subsidiary represents and warrants to the Stockholders as follows:

     (a) Merger Subsidiary is (i) duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (iii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Merger Subsidiary and constitutes the legal, valid and binding obligation of Merger Subsidiary, enforceable against Merger Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, organization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (b) The execution and delivery of this Agreement by Merger Subsidiary does not, and the performance by Merger Subsidiary of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its charter or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Merger Subsidiary is a party or by which Merger Subsidiary is bound or any judgment, writ, decree, order or ruling applicable to Merger Subsidiary.

     (c) Neither the execution and delivery of this Agreement nor the performance by Merger Subsidiary of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Merger Subsidiary or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the federal securities laws.

4.   Transfer of the Shares.

     During the term of this Agreement, except as otherwise provided herein, no Stockholder shall (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of such Stockholder's Shares, except for transfer or sale to any affiliate of such Stockholder who agrees to be bound by this Agreement, (b) deposit such Stockholder's Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect to such Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Company Common Stock or Company Preferred Stock or any other securities of the Company.

5.   No Solicitation.

     Each Stockholder agrees that it will immediately cease and cause to be terminated any existing activities, discussion or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal (as defined below). In addition, each Stockholder will not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer of proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited written Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any person (other than Parent, Insmed and Merger Subsidiary and any of their affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company, other than pursuant to the Merger.

6.   Waiver of Appraisal Rights.

     Each Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

7.   Voting of Shares; Irrevocable Proxy.

     (a) During the term of this Agreement, each Stockholder in its capacity as such hereby agrees to vote each of its Shares at any annual, special or adjourned meeting of the stockholders of the Company (1) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the approval and adoption of the terms thereof and hereof; and (2) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the other transactions contemplated by the Reorganization Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; or (iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any Takeover Proposal or any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Reorganization Agreement.

     (b) Each Stockholder hereby irrevocably constitutes and appoints Geoffrey Allan, Ph.D. and Michael D. Baer, and each of them as its sole and exclusive and true and lawful agent and attorney-in-fact, with full power of substitution, to vote all Company Common Stock and Company Preferred Stock that the holder is entitled to vote as indicated in Section 7(a) above, to the same extent and with the same effect as the Stockholder might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation. This proxy shall become effective as of the date hereof and shall expire upon termination of this Agreement. This proxy is coupled with an interest and shall be irrevocable and binding upon any and all transferees of the Company Common Stock and Company Preferred Stock so long as it remains in effect pursuant to the terms hereof. This proxy/power of attorney shall not terminate on disability of the principal. Each Stockholder will take such further action as may be necessary to effect the foregoing and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder's Company Common Stock and Company Preferred Stock.

8.   Enforcement of the Agreement.

     Each Stockholder acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Subsidiary will be entitled (i) to an injunction or injunctions to prevent breaches of this Agreement and (ii) to specifically enforce the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

9.   Adjustments.

     The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing any Stockholder's ownership of the Company's capital stock or other securities.

10.  Termination.

     This Agreement will terminate on the earlier of (a) the effective time of the Merger or (b) the date on which the Reorganization Agreement is terminated in accordance with its terms. Upon termination of this Agreement, all obligations of the parties hereto shall terminate except to the extent that any such party has committed a material breach of this Agreement prior to such termination.

11.  Expenses.

     All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

12.  Brokerage.

     Except as disclosed in the Reorganization Agreement (including the exhibits and schedules thereto), each party represents and warrants to the others that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby, and each party agrees to indemnify and hold harmless the other parties from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred in connection with the transactions contemplated hereby.

13.  Miscellaneous.

     (a) All representations and warranties contained herein expire upon the termination of this Agreement pursuant to Section 10 hereof.

     (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement shall be effective unless in writing signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (c) This Agreement contains the entire agreement among Parent, Merger Subsidiary and the Stockholders with respect to the subject matter hereof, and supersedes all prior agreements among Parent, Merger Subsidiary and the Stockholders with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

     (d) The descriptive headings contained herein are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (e) Any notice provided for in this Agreement will be in writing and will be either personally delivered, sent by reliable overnight courier, telecopied or mailed by first class mail, return receipt requested, to the recipient at the address below indicated, or if to a Stockholder, the address listed below such Stockholder's name on Annex A
                                                                      -------
hereto.


Notices to the Parent or Merger Subsidiary:
-------------------------------------------

Insmed, Inc.
800 East Leigh Street
Richmond, Virginia 23219
Attention: Geoffrey Allan, Ph.D.
Telephone Number: (804) 828-6893
Telecopy Number:  (804) 828-6894

With a copy (which will not constitute Notice to the Parent or Merger Subsidiary) to:

Hunton & Williams
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention: T. Justin Moore, III, Esq.
Telephone Number: (804) 788-8464
Telecopy Number:  (804) 788-8218

or to such other address or to the attention of such other party as any party may have furnished to the other parties in writing in accordance herewith.

     (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the other parties, except that Merger Subsidiary shall have the right to assign to Parent or any other direct or indirect wholly-owned Subsidiary of Parent any and all rights and obligations of Merger Subsidiary under this Agreement, provided that any such assignment shall not relieve Merger Subsidiary from any of its obligations hereunder.

     (h) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy, by either party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (j) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (k) All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     IN WITNESS WHEREOF, each of the parties hereto as caused this Agreement to be duly executed as of the date first written above.


                              INSMED, INC.


                              By: /s/ Geoffrey Allan, Ph.D.
                                  -------------------------------------------
                                  Geoffrey Allan, Ph.D.
                                  President and Chief Executive Officer


                              CELTRIX MERGERSUB, INC.


                              By: /s/ Geoffrey Allan, Ph.D.
                                  -------------------------------------------
                                  Geoffrey Allan, Ph.D.
                                  President and Chief Executive Officer


                              STOCKHOLDERS:


                              Warburg Pincus Investors, LP
                              By: Its General Partner, Warburg Pincus and Co.

                              By: /s/ James E. Thomas
                                  -------------------------------------------
                                  Name: James E. Thomas


                              Vernon International Limited


                              By: /s/ Joseph W.K. Leung
                                  -------------------------------------------
                                  Name: Joseph W. K. Leung, Director


                              Biotechnology Development Fund, L.P.


                              By: /s/ Frank Kung, Ph.D.
                                  -------------------------------------------
                                  Name: Frank Kung, Ph.D.

                              Biotechnology Development Fund, III


                              By: /s/ Frank Kung, Ph.D.
                                  -------------------------------------------
                                  Name: Frank Kung, Ph.D.


                              Genzyme Corporation


                              By: /s/ Peter Wirth
                                  -------------------------------------------
                                  Name:  Peter Wirth
                                  Title: Executive Vice President


                              Elan Pharmaceuticals Investments, Ltd.


                              By: /s/ Kevin Insley
                                  -------------------------------------------
                                  Name: Kevin Insley


                              By: /s/ Andreas Sommer, Ph.D.
                                  -------------------------------------------
                                  Name: Andreas Sommer


                              By: /s/ Henry E. Blair
                                  -------------------------------------------
                                  Name: Henry E. Blair


                              By: /s/ Malcolm J. McKay, Ph.D.
                                  -------------------------------------------
                                  Name: Malcolm J. McKay, Ph.D.

                                    ANNEX A

                                            Number of Shares of Company Common           Number of Shares of Company Preferred
     Stockholder Name and Address         Stock Owned Beneficially and of Record        Stock Owned Beneficially and of Record
     ---------------------------          --------------------------------------        --------------------------------------
Warburg Pincus Investors, L.P.                            3,181,732
Attention:  James E. Thomas
466 Lexington Avenue
10th Floor
New York, NY 10017

Veron International Limited                               1,555,258
Chinachem Golden Plaza
77 Mody Road
Tsiu Sha Tsui East
Kowloon Hong Kong

Biotechnology Development Fund, L.P.                      1,730,516
575 High Street, Suite 201
Palo Alto, CA 94301
                                                          1,000,000
Biotechnology Development Fund, III
575 High Street, Suite 201
Palo Alto, CA 94301

Genzyme Corporation                                       3,023,217
One Kendall Square
Cambridge, MA 02139

Elan Pharmaceuticals Investments, Ltd.                    1,508,751                                      8,010
102 St. James Court
Flatts, Smith Parish
Bermuda, FL 04

Andreas Sommer, Ph.D.                                        21,461
Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, CA 95110

Henry E. Blair                                                5,000
2580 Main Street
Box 648
Barnstoble, MA 02630

Malcolm J. McKay, Ph.D.                                       1,817
Celtrix Pharmaceuticals, Inc.
2033 Gateway Place, Suite 600
San Jose, CA 95110

                                                                     ANNEX H


                           ARTICLES OF INCORPORATION

                                      of

                                 INSMED, INC.


                                   ARTICLE I

     The name of the Corporation shall be Insmed, Inc.

                                  ARTICLE II

     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time, and any legislation succeeding thereto (the "VSCA").

                                  ARTICLE III

     The aggregate number of shares that the Corporation shall have authority to issue shall be 200,000,000 shares of Preferred Stock, par value $.01 per share (hereinafter called "Preferred Stock"), and 500,000,000 shares of Common Stock, par value $.01 per share (hereinafter called "Common Stock"). The following is a description of each of such classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:

     1.   Authority to Fix Rights of Preferred Stock.  The Board of Directors
          ------------------------------------------
shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares that shall constitute such series and the following relative rights and preferences of the shares of each series so established:

          (a) The annual or other periodic dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

          (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

          (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

          (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

          (e) the extent of the voting powers, if any, of the shares of such series;

          (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

          (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

          (h) any other preferences and relative, optional or other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article III.

     2.   Distinctive Designations of Series.  Each series of Preferred Stock
          ----------------------------------
shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different voting groups of shares for the purpose of voting by voting groups except as required by the VSCA or as otherwise specified by the Board of Directors with respect to any series at the time of the creation thereof.

     3.   Restrictions on Certain Distributions.  So long as any shares of
          -------------------------------------
Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock if, at the time of making such declaration, payment or distribution, the Corporation shall be in default with respect to any dividend payable on, or any obligation to redeem, any shares of Preferred Stock.

     4.   Redeemed or Reacquired Shares.  Shares of any series of Preferred
          -----------------------------
Stock that have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series (unless prohibited by the articles of amendment creating such series) or of any other series of Preferred Stock. Shares of Common Stock that have been reacquired by the Corporation shall have the status of authorized and unissued shares of Common Stock and may be reissued.

     5.   Voting Rights.  Subject to the provisions of the VSCA or of the Bylaws
          -------------
of the Corporation as from time to time in effect with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, and except as otherwise provided by the VSCA or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph 1 of this Article III, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

     6.   No Preemptive Rights.  No holder of shares of stock of any class of
          --------------------
the Corporation shall, as such holder, have any right to subscribe for or purchase (a) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (b) any other security of the Corporation that shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

     7.   Control Share Acquisition Statute.  The provisions of Article 14.1 of
          ---------------------------------
the VSCA shall not apply to acquisitions of shares of any class of capital stock of the Corporation.

                                  ARTICLE IV

     1. The number of directors shall be as specified in the By-laws of the Corporation but such number may be increased or decreased from time to time in such manner as may be prescribed in the By-laws, provided that in no event shall the number of directors exceed twelve. In the absence of a By-law specifying the number of directors, the number shall be seven. Commencing with the 2000 annual meeting of shareholders (or by unanimous written consent in lieu thereof), the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The initial term of each class of directors shall expire at the annual meeting of shareholders to be held in the following years: Class I - 2001; Class II -2002; and Class III - 2003. At each annual meeting of shareholders after the 2000 annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten or terminate the term of any incumbent director.

     2. Subject to the rights of the holders of any Preferred Stock then outstanding, directors may be removed only with cause and only by the affirmative vote of at least 75 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single voting group.

     3. Subject to the rights of the holders of any Preferred Stock then outstanding and to any limitations set forth in the VSCA, newly-created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely (i) by the Board of Directors or (ii) at an annual meeting of shareholders by the shareholders entitled to vote on the election of directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

     4. Notwithstanding any other provision of the Articles of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular voting group required by the VSCA, the Articles of Incorporation or the terms of any Preferred Stock outstanding, the affirmative vote of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group shall be required to alter, amend, repeal or adopt any provision inconsistent with any provision of this Article IV.

                                   ARTICLE V

     Except as expressly otherwise required in the Articles of Incorporation, an amendment or restatement of the Articles of Incorporation requiring shareholder approval shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting any such amendment or restatement to the shareholders the Board of Directors shall require a greater vote.

                                  ARTICLE VI

     1. Every person who is or was a director, officer or employee of the Corporation, or who, at the request of the Corporation, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of the Corporation or any such other corporation, entity, plan or otherwise), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, or such other corporation, entity or plan while serving at the request of the Corporation, whether or not he continues to be such at the time such liability or expense is incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

     As used in this Article VI: (a) the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee; (b) the terms "director," "officer" and employee," unless the context otherwise requires, include the estate or personal representative of any such person; (c) a person is considered to be serving an employee benefit plan as a director, officer or employee of the plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or, in connection with the plan, to participants in or beneficiaries of the plan; (d) the term "occurrence" means any act or failure to act, actual or alleged, giving rise to a claim, action or proceeding; and (e) service as a trustee or as a member of a management or similar committee of a partnership, joint venture or limited liability company shall be considered service as a director, officer or employee of the trust, partnership, joint venture or limited liability company.

     The termination of any claim, action or proceeding, civil or criminal, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph 1. The burden of proof shall be on the Corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in this paragraph 1 have not been met.

     2. Any indemnification under paragraph 1 of this Article VI shall be made unless (a) the Board, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not at the time parties to such claim, action or proceeding (provided there are at least five such directors), finds that the director, officer or employee has not met the relevant standards of conduct set forth in such paragraph 1, or (b) if there are not at least five such directors, the Corporation's principal Virginia legal counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such Virginia counsel is unwilling to so serve, then Virginia legal counsel mutually acceptable to the Corporation and the person seeking indemnification, deliver to the Corporation their written advice that, in their opinion, such standards have not been met.

     3. Expenses incurred with respect to any claim, action or proceeding of the character described in paragraph 1 shall, except as otherwise set forth in this paragraph 3, be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article VI. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's final ability to make repayment. Notwithstanding the foregoing, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before delivery of the final finding described in paragraph 2, the Board or Virginia legal counsel, as the case may be, acting in accordance with the procedures set forth in paragraph 2, find by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph 1.

     4. No amendment or repeal of this Article VI shall adversely affect or deny to any director, officer or employee the rights of indemnification provided in this Article VI with respect to any liability or expense arising out of a claim, action or proceeding based in whole or substantial part on an occurrence the inception of which takes place before or while this Article VI, as set forth in these Articles of Incorporation, is in effect. The provisions of this paragraph 4 shall apply to any such claim, action or proceeding whenever commenced, including any such claim, action or proceeding commenced after any amendment or repeal to this Article VI.

     5. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law.

     6. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article VI, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

                                  ARTICLE VII

     In furtherance of, and not in limitation of, the powers conferred by the VSCA, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto, provided further that, in the case of any such action by shareholders, the affirmative vote of the holders of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required in order for the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw. Notwithstanding any other provision of the Articles of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular voting group required by the VSCA, the Articles of Incorporation or the terms of any Preferred Stock outstanding, the affirmative vote of at least 75 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required to alter, amend, repeal or adopt any provision inconsistent with any of the provisions of this Article VII.

                                 ARTICLE VIII

     The initial registered office shall be located at 951 E. Byrd Street, Riverfront Plaza, East Tower, in the City of Richmond, Virginia, and the initial registered agent shall be T. Justin Moore, III, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.


                                        /s/ T. Justin Moore, III
                                        ----------------------------------
                                        T. Justin Moore, III
                                        Incorporator

                                                                       ANNEX I


                          AMENDED AND RESTATED BYLAWS
                                      of
                                 INSMED, INC.
                      (Effective as of February 4, 2000)

                      __________________________________

                                  ARTICLE I.
                           MEETINGS OF SHAREHOLDERS.

     SECTION 1.  Place of Meetings. All meetings of the shareholders of Insmed,
                 ------------------
Inc. (hereinafter called the "Corporation") shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the "Board").

     SECTION 2.  Annual Meetings. The annual meeting of the shareholders of the
                 ----------------
Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Monday in May in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other day and/or in such other month as may be fixed by the Board, at such hour as may be specified in the notice thereof.

     SECTION 3.  Special Meetings. A special meeting of the shareholders for any
                 -----------------
purpose or purposes, unless otherwise provided by law or in the Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the "Articles"), may be held at any time upon the call of the Board, the Chairman of the Board or the President. No other person shall be authorized or entitled to call a special meeting of the shareholders.

     SECTION 4.  Notice of Meetings. Except as otherwise provided by law or the
                 -------------------
Articles, not less than ten nor more than sixty days' notice in writing of the place, day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such shareholder personally or by the mailing thereof to such shareholder in a postage prepaid envelope addressed to such shareholder at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not !awfully called or convened, or who shall waive notice thereof in writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law. Any previously scheduled annual meeting of the shareholders may be postponed, and any special meeting of the shareholders may be canceled, by resolution of the Board of Directors upon public announcement given prior to the time previously scheduled for such annual or special meeting of the shareholders.

     SECTION 5.  Quorum. Shares representing a majority of the votes entitled to
                 -------
be cast on a matter by all classes or series which are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6.  Voting. Unless otherwise provided by law or the Articles, at
                 -------
each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy in writing. Unless demanded by a shareholder present in person or represented by proxy at any meeting of the shareholders and entitled to vote thereon or so directed by the Chairman of the Board, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or his proxy, and it shall show the number of shares voted.

     SECTION 7.  Judges. One or more judges or inspectors of election for any
                 -------
meeting of shareholders may be appointed by the Chairman of the Board, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

     SECTION 8.  Conduct of Meeting. At each meeting of shareholders, the
                 -------------------
Chairman of the Board shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.

     SECTION 9.  Business Proposed by a Shareholder.  At each meeting of the
                 -----------------------------------
shareholders, the Chairman of the Board shall act as chairman and preside. In his absence, the Chairman of the Board may designate another officer of the Corporation who need not be a director to preside. The Secretary of the Corporation or an Assistant Secretary, or in their absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting. At any annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual or special meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
(iii) in the case of an annual meeting of shareholders, properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days nor more than 120 days before the anniversary of the date of the first mailing of the Corporation's proxy statement for the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder's notice as described above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting with respect to such business, and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the shareholder proposing such business and any other person on whose behalf the proposal is being made,
(iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder and any other person on whose behalf the proposal is made, (iv) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business and (v) any material interest of the shareholder and any other person on whose behalf the proposal is made, in such business. In the event that a shareholder attempts to bring business before a meeting without complying with the procedures set forth in this Article I, Section 9, such business shall not be transacted at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 9 and, if any business is not proposed in compliance with this Article 1, Section 9, to declare that such defective proposal shall be disregarded and that such proposed business shall not be transacted at such meeting. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     SECTION 10. Nominations by Shareholders. Subject to the rights of holders
                 ----------------------------
of any Preferred Stock outstanding, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any such shareholder may nominate one or more persons for election as directors at a meeting only if it is an annual meeting and such shareholder has given timely written notice of such shareholder's intent to make such nomination or nominations. To be timely, a shareholder's notice must be delivered either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 90 days nor more than 120 days before the anniversary of the date of the first mailing of the Corporation's proxy statement for the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting or the fact that an annual meeting is held before or after the anniversary of the preceding annual meeting commence a new time period for the giving of a shareholder's notice as described above. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated; (b) the class and number of shares of the Corporation that are owned by the shareholder and any other person on whose behalf the nomination is being made, (c) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (e) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to being named in the Proxy Statement as a nominee and to serve as a director of the Corporation if so elected. In the event that a shareholder attempts to nominate any person without complying with the procedures set forth in this Article I, Section 10, such person shall not be nominated and shall not stand for election at such meeting. The Chairman of the Board of Directors shall have the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 10 and, if any proposed nomination is not in compliance with this Article I. Section 10, to declare that such defective proposal shall be disregarded.

                                  ARTICLE II.
                              BOARD OF DIRECTORS.

     SECTION 1.  Number, Classification, Term, Election. The property, business
                 --------------------------------------
and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall be divided into three classes having staggered terms of office as specified in the Articles of Incorporation. The Board shall consist of seven directors. No director need be a shareholder. Directors shall be elected at the 2000 annual meeting of shareholders (or by unanimous written consent in lieu thereof) to fill each of the three classes of directors for the terms of office specified in the Articles of Incorporation.

     Commencing with the 2001 annual meeting of shareholders, directors shall be elected at each annual meeting to succeed those directors whose terms have expired and to fill any vacancies then existing. Each director who is re-elected or elected to succeed a director whose term has expired shall hold office for the term of three years as specified in the Articles of Incorporation and until his successor is elected.

     SECTION 2.  Compensation. Each director, in consideration of his serving as
                 ------------
such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

     SECTION 3.  Place of Meetings.  The Board may hold its meetings at such
                 -----------------
place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 4.  Organization Meeting. After each annual election of directors,
                 --------------------
as soon as conveniently may be, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.

     SECTION 5.  Regular Meetings. Regular meetings of the Board may be held at
                 ----------------
such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

     SECTION 6.  Special Meetings. Special meetings of the Board shall be held
                 ----------------
whenever called by the Chief Executive Officer, or by the Secretary at the request of any three directors. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than twenty-four hours before such meeting is to be held, or shall be sent addressed to him at such place by e-mail or facsimile, or be delivered personally or by telephone, not later than twenty-four hours before such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles.

     SECTION 7.  Quorum. At each meeting of the Board the presence of a majority
                 ------
of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of any adjourned meeting need not be given.

     SECTION 8.  Waivers of Notice of Meetings.  Notwithstanding anything in
                 -----------------------------
these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

     SECTION 9.  Telephone Meetings. Members of the Board or any committee may
                 ------------------
participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

     SECTION 10. Actions Without Meetings.  Any action that may be taken at a
                 ------------------------
meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

                                 ARTICLE III.
                                  COMMITTEES.

     SECTION 1.  Standing Committees.
                 -------------------

     (a)  Number.  There shall be four standing Committees of the Board which
          ------
shall be comprised only of directors.  The standing committees are as follows:
Executive, Audit, Compensation and Governance.

     Upon recommendation by the Chairman of the Board as to the membership of each Committee, the Board, by resolution adopted by a majority of the number of directors fixed by these By-laws, shall elect the membership of each committee, who shall serve at the pleasure of the Board.

     (b)  Quorum and Manner of Acting.  A majority of the members of any
          ---------------------------
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     (c)  Conduct of Meetings.  Any action required or permitted to be taken by
          -------------------
any Committee may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents of the members shall be filed with the minutes of the proceedings of the Committee.

     (d)  Meetings and Minutes.  Subject to the foregoing, and unless the Board
          --------------------
shall otherwise decide, each Committee shall fix its rules of procedure, determine its action and fix the time and place of its meetings. Special meetings of a Committee may be held at anytime and any place upon the call of the Chairman of the Board, the Chairman of the Committee, or any two members of the Committee. Each Committee shall keep minutes of all meetings which shall be at all times available to Directors. Action taken by a Committee shall be reported promptly to the Board but not less frequently than quarterly.

     (e)  Term of Office.  Members of any Committee shall be elected as above
          --------------
provided and shall hold office until their successors are elected by the Board or until such Committee is dissolved by the Board.

     (f)  Resignation and Removal.  Any member of a Committee may resign at any
          -----------------------
time by giving written notice of his intention to do so to the Chairman of the Board or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board as would suffice for his election.

     (g)  Vacancies.  Any vacancy occurring in a Committee resulting from any
          ---------
cause whatever may be filled by a majority of the number of directors fixed by these By-laws.

     SECTION 2.  Executive Committee.
                 -------------------

     (a)  How Constituted.  The Executive Committee shall consist of not less
          ---------------
than three directors, including the Chairman of the Board. Except for the Chairman of the Board, all members of the Executive Committee shall be outside directors. An outside director shall be a non-management director free of any material business or professional relationship with the Corporation or its management. The Chairman of the Board shall be Chairman of the Committee. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b)  Primary Responsibilities.  When the Board is not in session, the
          ------------------------
Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to Section 13.1-706 of the Virginia Stock Corporation Act; (iv) adopt, amend, or repeal the By-laws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board. The Executive Committee shall report at the next regular or special meeting of the Board all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board.

     SECTION 3.  Audit Committee.
                 ---------------

     (a)  How Constituted.  The Audit Committee shall consist of not less than
          ---------------
three outside Directors, as defined in Article III, Section 2 above, all of whom shall have requisite working familiarity with basic finance and accounting practices. The Chairman of the Committee shall be appointed by the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Committee, may attend Committee meetings upon the invitation of the Chairman of the Committee.

     (b)  Primary Responsibilities.  The primary responsibilities of the Audit
          ------------------------
Committee shall consist of: recommending the selection of independent accountants and auditors; reviewing the scope of the accountant's audit and approval of any non-audit services to be performed by the independent accountants; and reviewing annual audits and accounting practices. The Board shall approve a Charter of the Audit Committee setting forth in detail the purposes, objectives and duties of the Audit Committee

     SECTION 4.  Compensation Committee.
                 ----------------------

     (a)  How Constituted.  The Compensation Committee shall consist of not less
          ---------------
than two outside Directors, as defined in Article III, Section 2 above. The Chairman shall be appointed by the Board. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting. The Chairman of the Board, who shall not be a member of the Committee, may attend Committee meetings upon the invitation of the Chairman of the Committee.

     (b)  Primary Responsibilities.  The primary responsibilities of the
          ------------------------
Compensation Committee shall consist of: reviewing Board compensation policies and evaluating the compensation of the CEO and senior management based on criteria as set forth below; evaluating annually the performance of the CEO and reviewing senior management performance evaluations, using such criteria as performance of the business, accomplishments of long-term strategic objectives and management development and any other criteria the Committee deems appropriate; reviewing and reporting to the Board the recommended compensation of all officers of the Corporation; reviewing total compensation and benefit designs and practices for all Corporation employees; and reviewing stock option programs.

     SECTION 5.  Governance Committee.
                 --------------------

     (a)  How Constituted.  The Governance Committee shall consist of not less
          ---------------
than three outside Directors, as defined in Article III, Section 2 above, and the Chairman of the Board. The Chairman of the Committee shall be appointed by the Board of Directors. If the Chairman of the Committee will not be present at a meeting, he or she may designate any member of the Committee to preside at the meeting.

     (b)  Primary Responsibilities.  The primary responsibilities of the
          ------------------------
Governance Committee shall include: reviewing the composition of the Board of Directors to insure that there is a balance of appropriate skills and characteristics reflected on the Board including age, diversity and experience; developing criteria for Director searches and making recommendations to the Board for the addition of any new Board members after proper search and investigation; reviewing, in consultation with the Chairman of the Board, each Director's continuation on the

Board every three years prior to their standing for re-election; monitoring procedures for corporate decision-making; evaluating shareholder proposals; reviewing public policy issues which affect the image of the Corporation within the Corporation's customer service areas; recommending actions to increase the Board's effectiveness; and reviewing annually the format used by the Corporation's management to report to the Board.

     SECTION 6.  Other Committees.
                 ----------------

     The Board, by resolution adopted by a majority of the number of directors fixed by these By-laws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     The Chairman of the Board may establish such other special committees of the Board as he deems advisable, and may appoint the members of such committees. Any such committees shall have the authority to consider, review, advise and recommend to the Chairman of the Board with respect to such matters as may be referred to it by the Chairman of the Board, but shall have no authority to act for the Corporation except with the prior approval of the Board.

                                  ARTICLE IV.
                                   OFFICERS.

     SECTION 1.  Number, Term, Election. The officers of the Corporation shall
                 ----------------------
be a Chief Executive Officer, a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be chosen, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

     SECTION 2.  Chief Executive Officer.  The Chief Executive Officer shall,
                 -----------------------
subject to the control of the Board and the Executive and Finance Committee, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board and the Executive Committee are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office.

     SECTION 3.  Chairman of the Board. The Chairman of the Board shall preside
                 ---------------------
at all meetings of the Board and of the shareholders and, in the absence of the Chairman of the Executive Committee, at all meetings of the Executive Committee. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.

     SECTION 4.  President. The President shall have such powers and perform
                 ---------
such duties as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.

     SECTION 5.  Vice-Presidents. Each Vice President shall have such powers and
                 ---------------
perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.

     SECTION 6.  Treasurer. The Treasurer shall have the general care and
                 ---------
custody of the funds and securities of the Corporation. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.

     SECTION 7.  Controller. The Controller shall be the accounting officer of
                 ----------
the Corporation. He or she shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Controller may be performed by one or more assistants, to be appointed by the Board.

     SECTION 8.  Secretary. The Secretary shall keep the minutes of meetings of
                 ---------
shareholders, of the Board, and, when requested, of Committees of the Board; and he or she shall attend to the giving and sending of notices of all meetings thereof. He or she shall keep or cause to be kept such stock and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

     SECTION 9.  Powers and Duties of Other Officers. The powers and duties of
                 -----------------------------------
all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these Bylaws, or as prescribed by the Chairman of the Board.

                                  ARTICLE V.
                          REMOVALS AND RESIGNATIONS.

     SECTION 1.  Removal of Officers. Any officer, assistant officer or agent of
                 -------------------
the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

     SECTION 2.  Resignation. Any director, officer or assistant officer of the
                 -----------
Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.  Vacancies. Any vacancy in the office of any officer or
                 ---------
assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

                                  ARTICLE VI.
               CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

     SECTION 1.  Execution of Contracts.  Except as otherwise provided by law
                 ----------------------
or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

     SECTION 2.  Loans. No loans shall be contracted on behalf of the
                 -----
Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

     SECTION 3.  Checks, Drafts, etc. All checks, drafts and other orders for
                 -------------------
the payment of money out of the funds of the Corporation and all notes of other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

     SECTION 4.  Deposits. All funds of the Corporation not otherwise employed
                 --------
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

     SECTION 5.  Voting of Securities. Unless otherwise provided by the Board,
                 --------------------
the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                 ARTICLE VII.
                                CAPITAL STOCK.

     SECTION 1.  Shares. Shares of the Corporation may but need not be
                 ------
represented by certificates. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Virginia Stock Corporation Act (the "VSCA") and as determined by the Board of Directors, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified.

     The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

     When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

     SECTION 2.  Stock Transfer Books and Transfer of Shares. The Corporation,
                 -------------------------------------------
or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     SECTION 3.  Holder of Record.  Except as otherwise required by the VSCA,
                 ----------------
the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board of Directors as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

     SECTION 4.  Record Date.  For the purpose of determining shareholders
                 -----------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 5.  Lost, Destroyed or Mutilated Certificates.  In case of loss,
                 -----------------------------------------
destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

     SECTION 6.  Transfer Agent and Registrar; Regulations.  The Corporation
                 -----------------------------------------
may, if and whenever the Board of Directors so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

                                 ARTICLE VIII.
                            INSPECTION OF RECORDS.

     The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.

                                  ARTICLE IX.
                                   AUDITOR.

     The Board shall annually appoint an independent accountant who shall carefully examine the books of the Corporation. One such examination shall be made immediately after the close of the fiscal year and be ready for presentation at the annual meeting of shareholders of the Corporation, and such other examinations shall be made as the Board may direct.

                                  ARTICLE X.
                                     SEAL.

     The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year "1999."

                                  ARTICLE XI.
                                 FISCAL YEAR.

     The fiscal year of the Corporation shall end on the 31st day of December in each year.

                               EMERGENCY BYLAWS.

     SECTION 1.  Definitions.  As used in these Emergency Bylaws,
                 -----------

     (a) the term "period of emergency" shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.

     (b) the term "incapacitated" shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his office; and

     (c) the term "senior officer'' shall mean the Chairman of the Board, the Chief Executive Officer, the President, any corporate Vice President, the Treasurer, the Controller and the Secretary, and any other person who may have been so designated by the Board before the emergency.

     SECTION 2.  Applicability.  These Emergency Bylaws, as from time to time
                 -------------
amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency. No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.

     SECTION 3.  Board of Directors.  (a)  A meeting of the Board may be
                 ------------------
called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice.

     (b) At any meeting of the Board, three directors (or such lesser number as may be fixed by these Bylaws as the number of members of the Board of Directors) in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors (or such lesser number as specified above) should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.

     (c) In addition to the Board's powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.

     (d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.

     SECTION 4.  Appointment of Officers. In addition to the Board's powers
                 -----------------------
under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.

     SECTION 5.  Amendments.  These Emergency Bylaws shall be subject to
                 ----------
repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the last sentence of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Virginia Stock Corporation Act permits, and the registrant's Articles of Incorporation require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1 697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Insmed Inc.'s Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

     In addition, Insmed Inc. carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Insmed Inc.'s Articles of Incorporation also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of Insmed, Inc. shall be liable to Insmed, Inc. or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a company or brought by or on behalf of shareholders of a company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.

  EXHIBIT
  NUMBER       DESCRIPTION
------------  ------------------------------------------------------------------
  2.1          Amended and Restated Agreement and Plan of Reorganization, by and
               among Insmed, Inc., Insmed Pharmaceuticals, Inc., Celtrix
               Pharmaceuticals, Inc. and Celtrix MergerSub, Inc., dated as of
               February 9, 2000 (Included as Annex A to the accompanying Joint
               Proxy Statement/Prospectus).

  3.1 Articles of Incorporation of Insmed, Inc. (Included as Annex H to the accompanying Joint Proxy Statement/Prospectus).

  3.2 Amended and Restated Bylaws of Insmed, Inc. (Included as Annex I to the accompanying Joint Proxy Statement/Prospectus).

  4.1          Article VI of the Articles of Incorporation of Insmed, Inc.
               (Included as part of Exhibit 3.1 to this Registration Statement).

  4.2* Specimen stock certificate representing common stock, $.01 par value per share, of the Registrant.

  5.1* Opinion of Hunton & Williams as to the validity of the shares of Insmed, Inc. Common Stock.

  8.1*         Opinion of Hunton & Williams as to certain tax matters.

  8.2* Opinion of Venture Law Group, a Professional Corporation, as to certain tax matters.

  10.1*        Insmed, Inc. 2000 Stock Purchase Plan.

  10.2*        Insmed, Inc. 2000 Stock Incentive Plan.

  10.3*        Amended and Restated License Agreement between Insmed
               Pharmaceuticals, Inc. and the University of Virginia Patent
               Foundation.

  10.4         Form of Indemnification Agreement between Celtrix
               Pharmaceuticals, Inc. and each of its executive officers and directors.

  10.5         License and Development Agreement dated June 22, 1994, between
               Celtrix Pharmaceuticals, Inc. and Genzyme Corporation as amended by Amendment No. 1 dated December 31, 1997.

  10.6         Employment Agreement dated January 7, 1997 between Celtrix
               Pharmaceuticals, Inc. and Dr. Andreas Sommer as amended by an Extension dated December 16, 1998 and an Extension dated November
               2, 1999.

  10.7         License Agreement dated December 18, 1997, between Celtrix
               Pharmaceuticals, Inc. and Genzyme Corporation.

  10.8+ Subscription, Joint Development and Operating Agreement by and among Celtrix Pharmaceuticals, Inc., Elan Corporation, plc, Elan
               International Services, Ltd., and Celtrix Newco Ltd. dated as of
               April 21, 1999.

  10.9+        License Agreement by and between Celtrix Newco Ltd. and Celtrix
               Pharmaceuticals, Inc. dated as of April 21, 1999.

  10.10+       License Agreement by and between Celtrix Newco Ltd. and Elan
               Pharmaceutical Technologies, a division of Elan Corporation, plc, dated as of April 21, 1999.

  10.11        License Agreement, dated as of April 1, 1993, between Genentech,
               Inc. and Celtrix Pharmaceuticals, Inc.

  10.12        Purchase Agreement among Insmed, Inc., Insmed Pharmaceuticals,
               Inc. and certain investors named therein dated January 13, 2000.

  10.13        Form of Warrant of Insmed to be issued pursuant to Purchase
               Agreement among Insmed, Inc., Insmed Pharmaceuticals, Inc. and certain investors dated January 13, 2000 and included as Exhibit
               10.12 to this Registration Statement.

  10.14        Form of Registration Rights Agreement among Insmed, Inc., Insmed
               Pharmaceuticals, Inc. and certain investors party to the Purchase
               Agreement among Insmed, Inc., Insmed Pharmaceuticals, Inc. and certain investors dated January 13, 2000 and included as Exhibit
               10.12 to this Registration Statement.

  21.1*        Subsidiaries of the Registrant.

  23.1*        Consent of Hunton & Williams (Included as part of Exhibit 5.1 and
               Exhibit 8.1 to this Registration Statement).

  23.2*        Consent of Venture Law Group, a Professional Corporation
               (Included as part of Exhibit 8.2 to this Registration Statement).

  23.3         Consent of Ernst & Young LLP.

  23.4         Consent of Ernst & Young LLP.

  23.5         Consent of Pacific Growth Equities (Included as part of Exhibit
               99.4 to this Registration Statement).

  24.1 Power of Attorney (Included on the signature page of this Registration Statement).

  27.1         Financial Data Schedule of Insmed Pharmaceuticals, Inc.

  27.2         Financial Data Schedule of Celtrix  Pharmaceuticals, Inc.

  99.1         Shareholders Agreement, dated as of December 15, 1999, between
               Insmed, Inc., Celtrix Pharmaceuticals, Inc. and certain shareholders of Insmed Pharmaceuticals, Inc. (Included as Annex E to the accompanying Joint Proxy Statement/Prospectus).

  99.2         Stockholders Agreement, dated as of December 15, 1999, between
               Insmed Inc., Celtrix MergerSub, Inc. and certain stockholders of
               Celtrix Pharmaceuticals, Inc. (Included as Annex G to the accompanying Joint Proxy Statement/Prospectus).

  99.3         Letter Agreement dated November 30, 1999 between Celtrix
               Pharmaceuticals, Inc. and Elan Pharmaceutical Investments Ltd.

  99.4 Opinion of Pacific Growth Equities, Inc. (Included as Annex B to the accompanying Joint Proxy Statement/Prospectus).

  99.5*        Form of Proxy for Special Meeting of Shareholders of Insmed
               Pharmaceuticals, Inc.

  99.6*        Form of Proxy for Annual Meeting of Stockholders of Celtrix
               Pharmaceuticals, Inc.

  99.7         Consent of Director Designees of Insmed, Inc.

______________________________
* To be filed by amendment.

+ Confidential treatment has been granted by the Securities and Exchange
  Commission with respect to certain information in these exhibits.

     (b) Financial Statement Schedules.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes attached thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

     (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the ninth day of February, 2000.

                                     INSMED, INC.

                                     a Virginia corporation
                                     (Registrant)


                                     By:  /s/ Geoffrey Allan
                                          -----------------------------------
                                          Geoffrey Allan, Ph.D.
                                          Chairman of the Board, President
                                          and Chief Executive Officer
                                          (Principal Executive Officer)

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Geoffrey Allan and Michael D. Baer, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent, or any of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or any of them, or his or their substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the ninth day of February, 2000 in the capacities indicated.

                  Signature                                 Title                          Date
                  ---------                                 -----                          ----
/s/ Geoffrey Allan                             Chairman of the Board,                February 9, 2000
---------------------------------------------  President and Chief Executive
Geoffrey Allan, Ph.D.                          Officer
                                               (Principal Executive Officer)


/s/ Michael D. Baer                            Chief Financial Officer               February 9, 2000
---------------------------------------------  (Principal Financial and
Michael D. Baer                                Accounting Officer)


/s/ Kenneth G. Condon                          Director                              February 9, 2000
---------------------------------------------
Kenneth G. Condon

/s/ Gustav A. Christensen                      Director                              February 9, 2000
---------------------------------------------
Gustav A. Christensen

/s/ Graham K. Crooke                           Director                              February 9, 2000
---------------------------------------------
Graham K. Crooke, MB.BS

/s/ Dennis J. Dougherty                        Director                              February 9, 2000
---------------------------------------------
Dennis J. Dougherty

/s/ Steinar J. Engelsen                        Director                              February 9, 2000
---------------------------------------------
Steinar J. Engelsen, M.D.

/s/ Edgar G. Engleman                          Director                              February 9, 2000
---------------------------------------------
Edgar G. Engleman, M.D.

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  2.1          Amended and Restated Agreement and Plan of Reorganization, by and
               among Insmed, Inc., Insmed Pharmaceuticals, Inc., Celtrix
               Pharmaceuticals, Inc. and Celtrix MergerSub, Inc., dated as of
               February 9, 2000 (Included as Annex A to the accompanying Joint
               Proxy Statement/Prospectus).

  3.1 Articles of Incorporation of Insmed, Inc. (Included as Annex H to the accompanying Joint Proxy Statement/Prospectus).

  3.2 Amended and Restated Bylaws of Insmed, Inc. (Included as Annex I to the accompanying Joint Proxy Statement/Prospectus).

  4.1          Article VI of the Articles of Incorporation of Insmed, Inc.
               (Included as part of Exhibit 3.1 to this Registration Statement).

  4.2* Specimen stock certificate representing common stock, $.01 par value per share, of the Registrant.

  5.1* Opinion of Hunton & Williams as to the validity of the shares of Insmed, Inc. Common Stock.

  8.1*         Opinion of Hunton & Williams as to certain tax matters.

  8.2* Opinion of Venture Law Group, a Professional Corporation, as to certain tax matters.

  10.1*        Insmed, Inc. 2000 Stock Purchase Plan.

  10.2*        Insmed, Inc. 2000 Stock Incentive Plan.

  10.3*        Amended and Restated License Agreement between Insmed
               Pharmaceuticals, Inc. and the University of Virginia Patent
               Foundation.

  10.4         Form of Indemnification Agreement between Celtrix
               Pharmaceuticals, Inc. and each of its executive officers and directors.

  10.5         License and Development Agreement dated June 22, 1994, between
               Celtrix Pharmaceuticals, Inc. and Genzyme Corporation as amended by Amendment No. 1 dated December 31, 1997.

  10.6         Employment Agreement dated January 7, 1997 between Celtrix
               Pharmaceuticals, Inc. and Dr. Andreas Sommer as amended by an Extension dated December 16, 1998 and an Extension dated November
               2, 1999.

  10.7         License Agreement dated December 18, 1997, between Celtrix
               Pharmaceuticals, Inc. and Genzyme Corporation.

  10.8+ Subscription, Joint Development and Operating Agreement by and among Celtrix Pharmaceuticals, Inc., Elan Corporation, plc, Elan
               International Services, Ltd., and Celtrix Newco Ltd. dated as of
               April 21, 1999.

  10.9+        License Agreement by and between Celtrix Newco Ltd. and Celtrix
               Pharmaceuticals, Inc. dated as of April 21, 1999.

  10.10+       License Agreement by and between Celtrix Newco Ltd. and Elan
               Pharmaceutical Technologies, a division of Elan Corporation, plc, dated as of April 21, 1999.

  10.11        License Agreement, dated as of April 1, 1993, between Genentech,
               Inc. and Celtrix Pharmaceuticals, Inc.

  10.12        Purchase Agreement among Insmed, Inc., Insmed Pharmaceuticals,
               Inc. and certain investors named therein dated January 13, 2000.

  10.13        Form of Warrant of Insmed to be issued pursuant to Purchase
               Agreement among Insmed, Inc., Insmed Pharmaceuticals, Inc. and certain investors dated January 13, 2000 and included as Exhibit
               10.12 to this Registration Statement.

10.14          Form of Registration Rights Agreement among Insmed, Inc., Insmed
               Pharmaceuticals, Inc. and certain investors party to the Purchase
               Agreement among Insmed, Inc., Insmed Pharmaceuticals, Inc. and certain investors dated January 13, 2000 and included as Exhibit
               10.12 to this Registration Statement.

  21.1*        Subsidiaries of the Registrant.

  23.1*        Consent of Hunton & Williams (Included as part of Exhibit 5.1 and
               Exhibit 8.1 to this Registration Statement).

  23.2*        Consent of Venture Law Group, a Professional Corporation
               (Included as part of Exhibit 8.2 to this Registration Statement).

  23.3         Consent of Ernst & Young LLP.

  23.4         Consent of Ernst & Young LLP.

  23.5         Consent of Pacific Growth Equities (Included as part of Exhibit
               99.4 to this Registration Statement).

  24.1 Power of Attorney (Included on the signature page of this Registration Statement).

  27.1         Financial Data Schedule of Insmed Pharmaceuticals, Inc.

  27.2         Financial Data Schedule of Celtrix  Pharmaceuticals, Inc.

  99.1         Shareholders Agreement, dated as of December 15, 1999, between
               Insmed, Inc., Celtrix Pharmaceuticals, Inc. and certain shareholders of Insmed Pharmaceuticals, Inc. (Included as Annex E to the accompanying Joint Proxy Statement/Prospectus).

  99.2         Stockholders Agreement, dated as of December 15, 1999, between
               Insmed, Inc., Celtrix MergerSub, Inc. and certain stockholders of
               Celtrix Pharmaceuticals, Inc. (Included as Annex G to the accompanying Joint Proxy Statement/Prospectus).

  99.3         Letter Agreement dated November 30, 1999 between Celtrix
               Pharmaceuticals, Inc. and Elan Pharmaceutical Investments Ltd.

  99.4 Opinion of Pacific Growth Equities, Inc. (Included as Annex B to the accompanying Joint Proxy Statement/Prospectus).

  99.5*        Form of Proxy for Special Meeting of Shareholders of Insmed
               Pharmaceuticals, Inc.

  99.6*        Form of Proxy for Annual Meeting of Stockholders of Celtrix
               Pharmaceuticals, Inc.

  99.7         Consent of Director Designees of Insmed, Inc.

_________________________________
* To be filed by amendment.
+ Confidential treatment has been granted by the Securities and Exchange
  Commission with respect to certain information in these exhibits.